   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1996

                                               REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        HOUSTON LIGHTING & POWER COMPANY
                        HOUSTON INDUSTRIES INCORPORATED
             (Exact name of Registrant as specified in its charter)
                             ---------------------

               TEXAS                                4911                             74-0694415
               TEXAS                                4911                             74-1885573
  (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
   incorporation or organization)       Classification Code Number)             Identification No.)
                                                                         HUGH RICE KELLY
                                                              SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                                     AND CORPORATE SECRETARY
                1111 LOUISIANA                                            1111 LOUISIANA
             HOUSTON, TEXAS 77002                                      HOUSTON, TEXAS 77002
                (713) 207-1111                                            (713) 207-1111
  (Address, including zip code, and telephone       (Name, address, including zip code, and telephone number,
  number, including area code, of Registrant's                              including
         principal executive offices)                            area code, of agent for service)

                             ---------------------
                                   COPIES TO:

               STEPHEN A. MASSAD                                         GERRY OSTERLAND
             BAKER & BOTTS, L.L.P.                                  JONES, DAY, REAVIS & POGUE
                ONE SHELL PLAZA                                        555 WEST 5TH STREET
                 910 LOUISIANA                                              SUITE 4600
             HOUSTON, TEXAS 77002                                 LOS ANGELES, CALIFORNIA 90013

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: as soon as practicable after the effective date of this Registration Statement and the effective time of the merger of NorAm Energy Corp. with and into HI Merger, Inc. or Houston Lighting & Power Company, as the case may be (the "NorAm Merger"), as described in the Agreement and Plan of Merger, dated as of August 11, 1996 (the "Merger Agreement"), attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------
                                                                                      PROPOSED
                                                                      PROPOSED        MAXIMUM
                                                     AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
           TITLE OF EACH CLASS OF                     TO BE        OFFERING PRICE     OFFERING      REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED(3)     PER UNIT(4)       PRICE(4)          FEE
- ------------------------------------------------------------------------------------------------------------------
Common Stock, without par value(1)(2).......   315,402,570 shares      $21.13      $6,664,453,948    $2,298,088
- ------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------

(1) Includes preferred (or preference) stock purchase rights of one Right associated with each share of Common Stock.
(2) If the Second Alternative Merger (as defined in the Joint Proxy Statement/Prospectus) is effected in lieu of the Basic Mergers (as defined in the Joint Proxy Statement/Prospectus) pursuant to the Merger Agreement, then (a) Common Stock, without par value, of Houston Industries Incorporated ("HI Common Stock") (including associated preference stock purchase rights) will be issued to stockholders of NorAm Energy Corp. ("NorAm") rather than Common Stock, without par value, of Houston Lighting & Power Company
    ("HL&P") and (b) no new shares will be issued to the stockholders of Houston Industries Incorporated ("HI").
(3) Includes 258,235,447 shares to be issued in the merger of HI into HL&P
    (based upon the estimated number of shares of HI Common Stock which will be outstanding at the effective time of the merger of HI into HL&P (the "Estimated HI Common Stock Outstanding Number")) and up to 57,167,123 shares to be issued in the NorAm Merger (based upon the product of (a) one-half of the estimated number of shares of Common Stock, par value $0.625 per share ("NorAm Common Stock"), of NorAm which will be outstanding at the effective time of the NorAm Merger, assuming conversion of all outstanding NorAm
    6 1/4% Convertible Junior Subordinated Debentures (the "Estimated NorAm
    Common Stock Outstanding Number"), and (b) 0.7529).
(4) The registration fee was computed pursuant to Rule 457(f) under the
    Securities Act of 1933, as amended, by adding (a) the product of the
    Estimated HI Common Stock Outstanding Number and $21.875 (the average of the high and low sales prices reported in the consolidated reporting system for
    HI Common Stock on August 30, 1996) and (b) the product of the Estimated
    NorAm Common Stock Outstanding Number and $14.6875 (the average of the high and low sales prices reported in the consolidated reporting system for NorAm Common Stock on August 30, 1996), and subtracting therefrom the product of one-half of the Estimated NorAm Common Stock Outstanding Number and $16.00.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                [HI LETTERHEAD]

            , 1996

To Our Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders of Houston Industries Incorporated ("HI"), which will be held in the [Auditorium of
Houston Industries Plaza, 1111 Louisiana Street,] Houston, Texas on        ,
         , 1996, at        a.m., Houston time.

     At the Special Meeting, shareholders will be asked to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 11, 1996, by and among HI, its subsidiaries Houston Lighting & Power Company ("HL&P") and HI Merger, Inc. ("Merger Sub"), and NorAm Energy Corp. ("NorAm"). Pursuant to the Merger Agreement,

          - HI will merge into HL&P, as a result of which each outstanding share of HI common stock will be converted into one share of common stock of the surviving corporation, which will be renamed "Houston Industries Incorporated" ("Houston") and will continue to conduct HL&P's electric utility business under HL&P's name, and

          - NorAm will merge into Merger Sub, as a result of which NorAm will become a wholly owned subsidiary of Houston.

The Merger Agreement also provides that one of two alternative merger structures could be used rather than the above two mergers in certain circumstances. The term "Transaction" refers to the business combination between HI and NorAm, regardless of the structure used to implement the combination.

     In the Transaction, each outstanding share of NorAm common stock will be converted into either cash or Houston common stock. The cash amount per share of NorAm common stock will be $16.00 (subject to increase if the Transaction closes after May 11, 1997). The number of shares of Houston common stock issued per share of NorAm common stock will be not less than 0.6154 shares nor more than
0.7529 shares. (The actual number will depend upon the average closing price of HI common stock on the New York Stock Exchange during a specified period prior to the closing date of the Transaction.) Accordingly, the market value of the Houston common stock issued per share of NorAm common stock will be $16.00 per share if the average price of HI common stock is greater than or equal to $21.25 and less than or equal to $26.00; the market value will be more or less than $16.00 if the average price is outside that range. Each NorAm stockholder will be entitled to elect to receive either cash or Houston common stock. However, elections may be prorated in order that the total number of cash election shares and the total number of stock election shares will be approximately equal.

     In connection with the Transaction, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will become directors of Houston at the effective time of the Transaction.

     The Transaction and related matters are described more fully in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT, WHICH WAS APPROVED UNANIMOUSLY BY THE BOARD, IS IN THE BEST INTERESTS OF HI AND RECOMMENDS THAT YOU VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. In addition, the Board of Directors has received the opinion of CS First Boston Corporation that the consideration to be paid to holders of NorAm common stock was fair from a financial point of view to HI at the date of such opinion. Approval and adoption of the Merger Agreement require the affirmative vote of the holders of two-thirds of the outstanding shares of HI common stock. Approval of the Merger Agreement will constitute approval of the Transaction and the other transactions contemplated by the Merger Agreement.

     You are urged to read carefully the Joint Proxy Statement/Prospectus and the Appendices in their entirety for a complete description of the Transaction and the Merger Agreement. Whether or not you plan to be at the Special Meeting of Shareholders, please be sure to date, sign and return the proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                                          Sincerely,

                                          Don D. Jordan
                                          Chairman, Chief Executive Officer and
                                          President

                        HOUSTON INDUSTRIES INCORPORATED
                            HOUSTON INDUSTRIES PLAZA
                             1111 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD             , 1996

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Houston Industries Incorporated, a Texas corporation ("HI"), will be held in the [Auditorium of Houston Industries Plaza, 1111 Louisiana Street,] Houston, Texas
on           ,             , 1996, at      a.m., Houston time, to vote upon
adoption and approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 11, 1996, by and among HI, its subsidiaries Houston Lighting & Power Company ("HL&P") and HI Merger, Inc. ("Merger Sub"), and NorAm Energy Corp. ("NorAm"), which is described in the attached Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement,

          - HI will merge into HL&P, as a result of which each outstanding share of HI common stock will be converted into one share of common stock of the surviving corporation, which will be renamed "Houston Industries Incorporated" ("Houston") and will continue to conduct HL&P's electric utility business under HL&P's name, and

          - NorAm will merge into Merger Sub, as a result of which NorAm will become a wholly owned subsidiary of Houston.

The Merger Agreement also provides that one of two alternative merger structures could be used rather than the above two mergers in certain circumstances. The term "Transaction" refers to the business combination between HI and NorAm, regardless of the structure used to implement the combination.

     In connection with the Transaction, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will be elected as directors of Houston effective as of the effective time of the Transaction.

     The Transaction and related matters are described more fully in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

     Only HI shareholders of record at the close of business on             ,
1996 are entitled to notice of and to vote at the Special Meeting.

     Your vote is important -- as is the vote of every shareholder -- and the Board of Directors of HI appreciates the cooperation of shareholders in directing proxies to vote at the meeting. It is important that your shares be represented at the meeting by your signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person.

     You may revoke your proxy at any time by following the procedures set forth in the accompanying Joint Proxy Statement/Prospectus.

                                          By order of the Board of Directors

                                          Hugh Rice Kelly
                                          Corporate Secretary

Houston, Texas
            , 1996.

                               [NORAM LETTERHEAD]

            , 1996

To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of NorAm Energy Corp. ("NorAm"), which will be held in
Houston, Texas on           ,             , 1996, at      a.m., Houston time.

     At the Special Meeting, stockholders will be asked to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 11, 1996, by and among NorAm, Houston Industries Incorporated ("HI") and HI's subsidiaries Houston Lighting & Power Company ("HL&P") and HI Merger, Inc. ("Merger Sub"), which provides that NorAm will merge into Merger Sub and as a result will become a wholly owned subsidiary of Houston (as defined below).

     The Merger Agreement also provides that HI will merge into HL&P, as a result of which each outstanding share of HI common stock will be converted into one share of common stock of the surviving corporation, which will be renamed "Houston Industries Incorporated" ("Houston") and will continue to conduct HL&P's electric utility business under HL&P's name. The Merger Agreement further provides that one of two alternative merger structures could be used in certain circumstances. The term "Transaction" refers to the business combination between HI and NorAm, regardless of the structure used to implement the combination.

     In the Transaction, each outstanding share of NorAm common stock will be converted into either cash or Houston common stock. The cash amount per share of NorAm common stock will be $16.00 (subject to increase if the Transaction closes after May 11, 1997). The number of shares of Houston common stock issued per share of NorAm common stock will be not less than 0.6154 shares nor more than
0.7529 shares. (The actual number will depend upon the average closing price of HI common stock on the New York Stock Exchange during a specified period prior to the closing date of the Transaction.) Accordingly, the market value of the Houston common stock issued per share of NorAm common stock will be $16.00 per share if the average price of HI common stock is greater than or equal to $21.25 and less than or equal to $26.00; the market value will be more or less than $16.00 if the average price is outside that range. Each NorAm stockholder will be entitled to elect to receive either cash or Houston common stock. However, elections may be prorated in order that the total number of cash election shares and the total number of stock election shares will be approximately equal.

     In connection with the Transaction, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will become directors of Houston at the effective time of the Transaction.

     The Transaction and related matters, including the merger consideration, are described more fully in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION, WHICH WAS APPROVED UNANIMOUSLY BY THE BOARD, IS IN THE BEST INTERESTS OF NORAM AND RECOMMENDS THAT YOU VOTE FOR ADOPTION AND APPROVAL OF THE MERGER

AGREEMENT. In addition, the Board of Directors has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated that the consideration to be received by holders of NorAm common stock pursuant to the Transaction, taken as a whole, was fair to such stockholders from a financial point of view as of the date of such opinion. Approval and adoption of the Merger Agreement require the affirmative vote of the holders of a majority of the outstanding shares of NorAm common stock. Approval of the Merger Agreement will constitute approval of the Transaction and the other transactions contemplated by the Merger Agreement.

     You are urged to read carefully the Joint Proxy Statement/Prospectus and the Appendices in their entirety for a complete description of the Transaction and the Merger Agreement. Whether or not you plan to be at the Special Meeting of Stockholders, please be sure to date, sign and return the proxy in the enclosed envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own. PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS.

                                          Sincerely,

                                          T. Milton Honea
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                               NORAM ENERGY CORP.
                               1600 SMITH STREET
                              HOUSTON, TEXAS 77002

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of NorAm Energy Corp., a Delaware corporation ("NorAm"), will be held in
                         Houston, Texas on           ,             , 1996, at
     a.m., Houston time, to vote upon adoption and approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 11, 1996, by and among NorAm, Houston Industries Incorporated ("HI") and HI's subsidiaries Houston Lighting & Power Company ("HL&P") and HI Merger, Inc. ("Merger Sub"), whereby NorAm will merge into Merger Sub and as a result of which NorAm will become a wholly owned subsidiary of Houston (as defined below).

     The Merger Agreement is described in the attached Joint Proxy Statement/Prospectus. The Merger Agreement also provides that HI will merge into HL&P, as a result of which each outstanding share of HI common stock will be converted into one share of common stock of the surviving corporation, which will be renamed "Houston Industries Incorporated" ("Houston") and will continue to conduct HL&P's electric utility business under HL&P's name. The Merger Agreement further provides that one of two alternative merger structures could be used in certain circumstances. The term "Transaction" refers to the business combination between HI and NorAm, regardless of the structure used to implement the combination.

     In connection with the Transaction, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will be elected as directors of Houston effective as of the effective time of the Transaction.

     The Transaction and related matters, including the merger consideration, are described more fully in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

     Only NorAm stockholders of record at the close of business on             ,
1996 are entitled to notice of and to vote at the Special Meeting.

     We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every stockholder -- and the Board of Directors of NorAm appreciates the cooperation of stockholders in directing proxies to vote at the meeting. PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS.

     Your proxy may be revoked at any time by following the procedures set forth in the accompanying Joint Proxy Statement/Prospectus.

                                          By order of the Board of Directors

                                          Hubert Gentry, Jr.
                                          Secretary

Houston, Texas
            , 1996.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION    *
*  IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO   *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  JURISDICTION.                                                          *
*                                                                         *
***************************************************************************


                 SUBJECT TO COMPLETION DATED SEPTEMBER 3, 1996
                        HOUSTON INDUSTRIES INCORPORATED
                        HOUSTON LIGHTING & POWER COMPANY
                               NORAM ENERGY CORP.

                        JOINT PROXY STATEMENT/PROSPECTUS

     This Joint Proxy Statement/Prospectus relates to an Agreement and Plan of Merger, dated as of August 11, 1996 (the "Merger Agreement"), among Houston Industries Incorporated ("HI"), its subsidiaries, Houston Lighting & Power Company ("HL&P") and HI Merger, Inc. ("Merger Sub"), and NorAm Energy Corp. ("NorAm"). The Merger Agreement provides for

          - the merger of HI into HL&P (the "HI/HL&P Merger"), as a result of which each outstanding share of HI common stock will be converted into one share of common stock of HL&P, which will be renamed "Houston Industries Incorporated" ("Houston") and will continue to conduct HL&P's electric utility business under HL&P's name, and

          - the merger of NorAm into Merger Sub (the "NorAm Merger," and together with the HI/HL&P Merger, the "Basic Mergers"), as a result of which NorAm will become a wholly owned subsidiary of Houston and the outstanding shares of common stock of NorAm will be converted into the right to receive cash or Houston common stock as more fully described herein. See "The Transaction -- Merger Consideration."

     The Merger Agreement also provides that one of two alternative merger structures (the "Alternative Mergers") could be used rather than the Basic Mergers in certain circumstances. See "The Transaction -- The Alternative Mergers." The term "Transaction" refers to the business combination between HI and NorAm, whether implemented using the Basic Mergers or one of the Alternative Mergers.

     HL&P has filed a registration statement pursuant to the Securities Act of 1933 (the "Securities Act") covering up to 315,402,570 shares of its common stock, without par value ("Houston Common Stock"), issuable in connection with the Transaction. Each share includes an associated preferred share purchase right ("Houston Right"). This Joint Proxy Statement/Prospectus constitutes the Prospectus filed as a part of the registration statement and is being furnished to stockholders of HI and NorAm in connection with the solicitation of proxies by the respective Boards of Directors of HI and NorAm for use at their respective special meetings of stockholders (or any adjournment or postponement
thereof), both to be held on             , 1996 (the "HI Special Meeting" and
the "NorAm Special Meeting" and, collectively, the "Special Meetings").

     HI common stock is listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "HOU," and HL&P will make application to have Houston Common Stock listed for trading on the NYSE under the same symbol. On
  , 1996, the average of the high and low sales prices of HI common stock and
NorAm common stock, as reported on the NYSE composite tape, were $          and
$          per share, respectively.

 THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE TRANSACTION HAVE NOT BEEN
   APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
     OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
   This Joint Proxy Statement/Prospectus and the accompanying forms of proxy
are first being mailed to stockholders of HI and NorAm on or about             ,
                                     1996.
                             ---------------------
    The date of this Joint Proxy Statement/Prospectus is             , 1996.

                             AVAILABLE INFORMATION

     HI, HL&P and NorAm are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information filed electronically by HI, HL&P and NorAm with the SEC which can be accessed over the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information filed by HI can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of The Chicago Stock Exchange, 440 S. LaSalle Street, Chicago, Illinois 60605. Such material filed by NorAm can be inspected at the offices of the NYSE.

     HL&P and HI have filed with the SEC a registration statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Houston Common Stock or, if the Second Alternative Merger is effected in lieu of the Basic Mergers, HI Common Stock (as defined below), including associated preference stock purchase rights, to be issued pursuant to the Merger Agreement. The information contained herein with respect to HI and its subsidiaries (other than HL&P) has been provided by HI, the information with respect to HL&P has been provided by HL&P and the information with respect to NorAm and its subsidiaries has been provided by NorAm. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and any amendments hereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO HI OR HL&P, ROBERT E. SMITH, INVESTOR SERVICES, 1111 LOUISIANA, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 207-3060, AND IN THE CASE OF DOCUMENTS RELATING TO NORAM, RANDY BURKHALTER, DIRECTOR OF INVESTOR RELATIONS, 1600 SMITH STREET, 32ND FLOOR, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 654-7502. IN ORDER TO ENSURE TIMELY
DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             , 1996.

     HI, HL&P and NorAm hereby undertake to provide, without charge, to each person, including any beneficial owner of common stock, without par value, of HI ("HI Common Stock") or common stock, par value $0.625 per share, of NorAm ("NorAm Common Stock"), to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to below which have been or may be incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference. Requests for such documents should be directed to one of the persons indicated in the immediately preceding paragraph.

     The following documents, which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated herein by reference:

          (1) HI and HL&P's Joint Annual Report on Form 10-K for their respective fiscal years ended December 31, 1995;

          (2) HI and HL&P's Joint Quarterly Report on Form 10-Q for the period ended March 31, 1996;

          (3) HI and HL&P's Joint Quarterly Report on Form 10-Q for the period ended June 30, 1996;

          (4) HI and HL&P's Joint Current Report on Form 8-K dated August 11, 1996;

          (5) HI Proxy Statement for the 1996 Annual Meeting of Shareholders held on May 22, 1996;

          (6) The descriptions of each of (a) the HI Common Stock, which is contained in HI's Registration Statement on Form 8-A dated January 14, 1977, as amended by Form 8 dated July 14, 1986, and (b) the rights ("HI Rights") to purchase one two-hundredth of a share of Series A Preference Stock, no par value, of HI associated with the HI Common Stock, which is contained in HI's Registration Statement on Form 8-A dated July 16, 1990;

          (7) NorAm's Annual Report on Form 10-K for its fiscal year ended December 31, 1995;

          (8) NorAm's Quarterly Report on Form 10-Q for the period ended March 31, 1996;

          (9) NorAm's Quarterly Report on Form 10-Q for the period ended June 30, 1996;

          (10) NorAm's Current Reports on Form 8-K dated February 7, 1996, June 10, 1996 and August 11, 1996; and

          (11) NorAm Proxy Statement for the 1996 Annual Meeting of Stockholders held on May 14, 1996.

     All documents and reports filed by HI, HL&P or NorAm pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date that the Transaction is consummated shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. All information appearing in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus except as so modified or superseded.

     No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities offered hereby shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of HI, HL&P or NorAm since the date hereof.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     2
SUMMARY...............................................................................     6
  The Special Meetings................................................................     6
  The Transaction.....................................................................     7
  The Companies.......................................................................    12
  Comparative Per Share Prices of HI and NorAm Common Stock...........................    13
  Selected Historical Financial Information for HI....................................    14
  Selected Historical Financial Information for NorAm.................................    15
  Summary Pro Forma Combined Financial Information....................................    16
  Comparative Per Share Data of HI and NorAm..........................................    16
THE COMPANIES.........................................................................    17
  Houston Industries Incorporated.....................................................    17
  NorAm Energy Corp. .................................................................    17
THE MEETINGS..........................................................................    19
  HI Special Meeting..................................................................    19
  NorAm Special Meeting...............................................................    19
  Quorum..............................................................................    20
  Vote Required.......................................................................    20
  Record Date; Stock Entitled to Vote.................................................    20
  Voting of Proxies...................................................................    20
  Revocation of Proxies...............................................................    20
  Solicitation of Proxies.............................................................    21
  Security Ownership of Certain Persons...............................................    21
THE TRANSACTION.......................................................................    22
  General.............................................................................    22
  The HI/HL&P Merger..................................................................    22
  The NorAm Merger....................................................................    22
  Merger Consideration................................................................    23
  Funding of Cash Consideration.......................................................    25
  Election Procedure..................................................................    25
  Proration...........................................................................    26
  Procedures for Exchange of Certificates; the Payment Fund...........................    26
  Fractional Shares...................................................................    27
  The Alternative Mergers.............................................................    27
  Background of the Transaction.......................................................    28
  HI's Reasons for the Transaction....................................................    29
  NorAm's Reasons for the Transaction.................................................    31
  Recommendations of the Boards of Directors..........................................    32
  Opinion of HI's Financial Advisor...................................................    33
  Opinion of NorAm's Financial Advisor................................................    37
  Certain Federal Income Tax Consequences.............................................    43
  Accounting Treatment................................................................    44
  NorAm Employee Matters..............................................................    45
  Interests of Certain Persons in the Transaction.....................................    47
  Amendment of Articles of Incorporation..............................................    49
  Dissenters' Appraisal Rights........................................................    49
  NYSE Listing of Common Stock........................................................    50
  Resales of Houston Common Stock.....................................................    50

                                                                                        PAGE
                                                                                        ----
  Litigation..........................................................................    51
CERTAIN REGULATORY MATTERS............................................................    51
  Antitrust Considerations............................................................    51
  Public Utility Holding Company Act of 1935..........................................    52
  Atomic Energy Act of 1954...........................................................    52
  State Regulatory Matters............................................................    52
  Other Regulatory Matters............................................................    52
CERTAIN PROVISIONS OF THE MERGER AGREEMENT............................................    53
  Conditions to the Transaction.......................................................    53
  Representations and Warranties......................................................    55
  Certain Covenants -- Conduct of Business of NorAm...................................    56
  Certain Covenants -- Conduct of Business of HI and HL&P.............................    59
  Additional Agreements...............................................................    60
  Amendment and Waiver................................................................    61
  Termination.........................................................................    61
  Expenses and Termination Fee........................................................    63
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...........................    64
RELATIONSHIPS OF THE PARTIES..........................................................    71
  Prior to the Transaction............................................................    71
  Following the Transaction...........................................................    71
DESCRIPTION OF HOUSTON CAPITAL STOCK..................................................    72
  Common Stock........................................................................    72
  Preferred Stock.....................................................................    73
  Certain Provisions of the Houston Articles of Incorporation and Bylaws..............    74
  Rights Plan.........................................................................    74
COMPARATIVE RIGHTS OF STOCKHOLDERS....................................................    76
  General.............................................................................    76
  Mergers and Other Fundamental Transactions..........................................    77
  Mergers Without Stockholder Approval................................................    77
  Appraisal Rights....................................................................    77
  Amendments to Charter...............................................................    78
  Preferred Stock Purchase Rights.....................................................    78
  Special Meetings of Stockholders....................................................    78
  Cumulative Voting...................................................................    78
  No Preemptive Rights................................................................    79
  Stockholder Action by Written Consent...............................................    79
  Newly Created Directorships.........................................................    79
  Classification of the Houston Board of Directors....................................    79
  Removal of Directors................................................................    79
EXPERTS...............................................................................    80
LEGAL MATTERS.........................................................................    80
STOCKHOLDER PROPOSALS.................................................................    80
APPENDIX A -- Agreement and Plan of Merger
APPENDIX B -- Opinion of CS First Boston Corporation
APPENDIX C -- Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
APPENDIX D -- Section 262 of the Delaware General Corporation Law
APPENDIX E -- Glossary of Certain Terms Relating to the Transaction

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and does not purport to be complete. Stockholders are urged to carefully read this Joint Proxy Statement/ Prospectus and the Appendices hereto in their entirety.

     Unless otherwise indicated, capitalized terms used in this Joint Proxy Statement/Prospectus are defined in the Glossary of Certain Terms Relating to the Transaction attached hereto as Appendix E.

                              THE SPECIAL MEETINGS

MEETINGS OF STOCKHOLDERS...  The HI Special Meeting will be held on
                               , 1996 at      a.m., Houston time, in the
                             [Auditorium of Houston Industries Plaza, 1111 Louisiana Street,] Houston, Texas.

                             The NorAm Special Meeting will be held on
                                         , 1996 at
                             a.m., Houston time, in the
                             Houston, Texas.

MATTERS TO BE CONSIDERED AT
THE SPECIAL MEETINGS.......  At the Special Meetings, stockholders will be asked to approve and adopt the Merger Agreement, which provides for the Transaction.

VOTE REQUIRED..............  Approval of the Merger Agreement requires the affirmative vote of the holders of:

                             - two-thirds of the outstanding shares of HI Common Stock, and

                             - a majority of the outstanding shares of NorAm
                               Common Stock.

                             No approval by the holders of outstanding shares of HL&P preferred stock is required to approve the Merger Agreement, and such holders are not entitled to vote on the Merger Agreement.

RECORD DATE................  Only stockholders of record of HI Common Stock at
                             the close of business on        , 1996 (the "HI
                             Record Date") are entitled to notice of and to vote
                             at the HI Special Meeting. On that date, there were
                                    shares of HI Common Stock outstanding.
                             Holders of HI Common Stock are entitled to one vote
                             with respect to the Merger Agreement for each share held.

                             Only stockholders of record of NorAm Common Stock
                             at the close of business on        , 1996 (the
                             "NorAm Record Date") are entitled to notice of and to vote at the NorAm Special Meeting. On that date,
                             there were        shares of NorAm Common Stock
                             outstanding. Holders of NorAm Common Stock are entitled to one vote with respect to the Merger Agreement for each share held.

SECURITY OWNERSHIP OF
  MANAGEMENT...............  Directors and executive officers of HI who are the
                             beneficial owners of approximately      % of the
                             outstanding HI Common Stock as a group have indicated that they intend to vote in favor of the proposal to approve and adopt the Merger Agreement.

                             Directors and executive officers of NorAm who are
                             the beneficial owners of approximately      % of
                             the outstanding NorAm Common Stock as a group have indicated that they intend to vote in favor of the proposal to approve and adopt the Merger Agreement.

                                THE TRANSACTION

EFFECT OF THE HI/HL&P
  MERGER...................  In the HI/HL&P Merger, HI will merge into HL&P.
                             HL&P will be the surviving corporation and will be renamed "Houston Industries Incorporated" ("Houston").

TREATMENT OF HI COMMON
  STOCK....................  Each share of HI Common Stock (and associated HI
                             Right) outstanding prior to the effective time of the HI/HL&P Merger will be converted into one share of Houston Common Stock (and one associated Houston Right).

EFFECT OF THE NORAM
MERGER.....................  In the NorAm Merger, NorAm will merge into Merger
                             Sub. Merger Sub will be the surviving corporation and will be renamed "NorAm Energy Corp." As a result, NorAm will become a wholly owned subsidiary of Houston.

TREATMENT OF NORAM
  COMMON STOCK.............  In the Transaction, each share of NorAm Common
                             Stock outstanding immediately prior to the effective time of the Transaction (the "Effective Time") (other than dissenting shares) will be converted into either cash or Houston Common Stock, as elected by the NorAm stockholder but subject to proration as described below.

                             The cash amount to be paid per share of NorAm Common Stock will be $16.00. If the Transaction is not consummated by May 11, 1997, the $16.00 cash amount will increase after that date by 2% (simple interest) per quarter until consummation (the "Cash Consideration").

                             The number of shares of Houston Common Stock to be issued per share of NorAm Common Stock will be not less than 0.6154 shares nor more than 0.7529 shares. The actual number of shares will depend upon the average daily closing prices of HI Common Stock on the NYSE during a 20-trading-day period commencing 25 trading days prior to the Closing Date. (The actual number of shares of Houston Common Stock to be issued to NorAm stockholders, as so determined, is called the "Stock Consideration".) Accordingly, the value (based on the average closing price) of the Stock Consideration will be $16.00 per share of NorAm Common Stock if the average price of HI Common Stock is greater than or equal to $21.25 and less than or equal to $26.00; such value will be more or less than $16.00 if the average price is outside that range. Cash will be paid in lieu of fractional shares.

NORAM MERGER ELECTION
  PROCEDURES...............  Each record holder of NorAm Common Stock (other than dissenting shares) will be entitled to elect to receive either Cash Consideration (a "Cash Election") or Stock Consideration (a "Stock Election"), subject to proration as described below.

                             All elections are to be made on a form of election (the "Election Form") to be mailed to NorAm stockholders of record at least 20 business days prior to the Closing Date. Stockholders may also obtain copies of the Election Form upon request
                             from           (the "Exchange Agent") either in
                             writing by mail to           , or by telephone at
                                    . Election Forms must be received by the
                             Exchange Agent at its designated office no later than 5:00 p.m., [Houston] [New York City] time, on the trading day immediately preceding the Closing Date (the "Election Deadline"). HI will issue a public announcement of the anticipated Closing Date as soon as practicable, but in no event less than five trading days prior to the Closing Date.

PRORATION..................  If either Cash Elections or Stock Elections are made with respect to more than half the total outstanding shares of NorAm Common Stock, those elections will be adjusted pro rata so that the total number of Cash Election Shares and the total number of Stock Election Shares will be approximately equal. (For this purpose, dissenting shares will be treated as Cash Election shares.) However, HI has the option to change the aggregate amounts of Cash Consideration and Stock Consideration to more closely follow the actual elections of the NorAm stockholders.

RECOMMENDATIONS OF THE
BOARDS OF DIRECTORS........  The Boards of Directors of HI and NorAm believe that the terms of the Transaction are fair to and in the best interests of their respective stockholders and have unanimously approved the Merger Agreement and the transactions contemplated thereby. THE BOARD OF DIRECTORS OF HI UNANIMOUSLY RECOMMENDS THAT HI STOCKHOLDERS APPROVE THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF NORAM UNANIMOUSLY RECOMMENDS THAT NORAM STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

HI'S REASONS FOR THE
  TRANSACTION..............  HI's Board of Directors believes that the
                             Transaction offers the following significant strategic and financial benefits to HI and its stockholders, as well as to its employees and customers:

                             - NorAm brings to the combined companies more than
                               2.1 million additional retail distribution customers (net of its approximately 600,000 customers who overlap with HL&P's approximately
                               1.5 million retail customers).

                             - NorAm has a fast-growing gas and electric
                               wholesale trading organization, which can be combined with HL&P's electric power expertise to build a leading wholesale energy trading and risk management business.

                             - NorAm's international strategy, with its emphasis
                               on gas transmission and distribution, complements HI's international strategy, which is focused on power plant development and acquisition of electric distribution systems.

NORAM'S REASONS FOR THE
  TRANSACTION..............  NorAm's Board of Directors believes that the
                             Transaction is the best alternative for achieving the strategic objectives of NorAm and enhancing value for its stockholders because, among other things:

                             - The values to NorAm's stockholders which could be
                               achieved either by NorAm remaining an independent company or choosing other possible alternatives were considered unlikely to equal the value to NorAm's stockholders to be achieved by the Transaction.

                             - NorAm's stockholders who receive Stock
                               Consideration can participate in the continued growth of NorAm and HI through their ownership of stock of Houston, a company with greater financial strength, financial flexibility and cash available for investments than NorAm on a stand-alone basis.

OPINIONS OF FINANCIAL
ADVISORS...................  CS First Boston Corporation ("CS First Boston") has
                             delivered its written opinion dated August 11, 1996 to the Board of Directors of HI that, as of the date of such opinion, the Merger Consideration was fair from a financial point of view to HI.

                             Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has delivered its written opinion dated August 11, 1996 to the Board of Directors of NorAm that, as of the date of such opinion, the Merger Consideration to be received by the holders of NorAm Common Stock, taken as a whole, was fair from a financial point of view to the holders of NorAm Common Stock.

                             For information on the assumptions made, matters considered and limits of the reviews by CS First Boston and Merrill Lynch, see "The
                             Transaction -- Opinion of HI's Financial Advisor" and "-- Opinion of NorAm's Financial Advisor." Stockholders are urged to read in their entirety the opinions of CS First Boston and Merrill Lynch, attached as Appendices B and C, respectively, to this Joint Proxy Statement/ Prospectus.

HOUSTON BOARD OF DIRECTORS
  FOLLOWING THE
  TRANSACTION..............  In connection with the Transaction, T. Milton
                             Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will be elected as directors of Houston effective as of the Effective Time.

EFFECT OF THE ALTERNATIVE
  MERGERS..................  Pursuant to the Merger Agreement, one of two
                             alternative merger structures could be utilized in lieu of the Basic Mergers under certain circumstances. If HL&P determines that, upon consummation of the Basic Mergers, Houston would not be an exempt "public utility holding company" under the Public Utility Holding Company Act of 1935 (the "1935 Act"), NorAm and HI will both be merged into HL&P, with HL&P being the surviving corporation.

                             Alternatively, if at the time all conditions to consummating the Transac-tion have been satisfied or waived, the 1935 Act does not constrain the structure of the Transaction, then (i) HI will not merge into HL&P and (ii) NorAm will merge into Merger Sub with Merger Sub being the surviving corporation. In that event, both HL&P and NorAm would be wholly owned subsidiaries of HI.

EFFECTIVE TIME OF THE
  TRANSACTION..............  The closing of the Transaction (the "Closing") will occur on the fifth business day after all of the conditions to the Transaction contained in the Merger Agreement have been satisfied or waived or on such other date as to which NorAm and HI mutually agree. The Transaction will become effective promptly after the Closing.

CONDITIONS TO THE
TRANSACTION................  The obligations of HI and NorAm to consummate the
                             Transaction are subject to certain conditions, including:

                             - the approval of the stockholders of HI and NorAm;

                             - the expiration or termination of the relevant
                               waiting period under the Hart-Scott-Rodino
                               Antitrust Improvements Act of 1976 (the "HSR
                               Act");

                             - the receipt of consents and approvals from
                               certain Governmental Entities and third parties; and

                             - other conditions customary for transactions of
                               this nature.

                             Either HI or NorAm may extend the time for performance of any of the obligations of the other party or may waive compliance with those obligations or certain conditions.

REGULATORY MATTERS.........  Consummation of the Transaction is conditioned on the approvals of utility regulatory commissions in Arkansas, Louisiana, Minnesota, Oklahoma and Mississippi under applicable state laws and such authorizations as may be required from the Nuclear Regulatory Commission under the Atomic Energy Act of 1954. Consummation is also conditioned on the expiration or termination of the applicable waiting period under the HSR Act.

                             Houston is filing an application with the SEC requesting an exemption from regulation as a registered public utility holding company under the 1935 Act. If the SEC does not grant the exemption, both HI and NorAm will be merged into HL&P pursuant to the First Alternative Merger.

TERMINATION................  The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of HI and NorAm. It may also be terminated by either party in certain events, including if the Transaction has not been consummated by August 11, 1997 (unless on such date all conditions to the consummation of the Transaction have been fulfilled or are capable of being fulfilled other than the condition that all material required consents, approvals and authorizations of Governmental Entities be obtained, in which case such date shall automatically be extended to December 31, 1997).

                             NorAm may also terminate the Merger Agreement, prior to approval by NorAm's stockholders, if NorAm receives from another party an unsolicited acquisition proposal that is financially superior to the Transaction, subject to certain conditions, including that NorAm's Board of Directors shall have concluded that such action is necessary in order to satisfy its fiduciary duties under applicable law. HI may terminate the Merger Agreement if the Board of Directors of NorAm has recommended to the NorAm stockholders an alternative acquisition proposal.

                             Upon termination of the Merger Agreement under certain circumstances, HI or NorAm may be required to pay the other a fee, ranging from $10 million to $35 million in the case of a payment by HI and from $10 million to $75 million in the case of a payment by NorAm.

APPRAISAL RIGHTS...........  Under Texas law, HI's stockholders will not be entitled to any appraisal or dissenter's rights in connection with the Transaction. Under Delaware law, NorAm's stockholders will be entitled to dissenter's rights in connection with the Transaction. A copy of the Delaware statutory provisions regarding dissenter's rights is attached hereto as Appendix D and those provisions are described more fully elsewhere herein.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.............  It is intended that each of the mergers in the
                             Transaction qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") and that, accordingly, for federal income tax purposes, no gain or loss will be recognized by HI, HL&P, NorAm or Merger Sub as a result of the Transaction.

                             A citizen or resident of the United States or a domestic corporation (a "U.S. Holder") who holds HI Common Stock and exchanges such stock for Houston Common Stock pursuant to the Transaction will not recognize any gain or loss on such exchange.

                             A U.S. Holder who holds NorAm Common Stock and exchanges such stock pursuant to the Transaction solely for Cash Consideration will recognize capital gain or loss in an amount equal to the difference between the amount of Cash Consideration received by such holder and such holder's tax basis in the shares of NorAm Common Stock surrendered therefor. A U.S. Holder of NorAm Common Stock who exchanges NorAm Common Stock pursuant to the Transaction solely for Stock Consideration will not recognize any gain or loss on such exchange. A U.S. Holder of NorAm Common Stock who exchanges NorAm Common Stock pursuant to the Transaction for both Cash Consideration and Stock Consideration generally will realize capital gain or loss in an amount equal to the difference between the fair market value of the Merger Consideration received by such holder and the holder's adjusted tax basis in the shares of NorAm Common Stock surrendered therefor. Such gain, if any, will be recognized, however, only to the extent of the amount of Cash Consideration received by such holder; any loss will not be recognized.

ACCOUNTING TREATMENT.......  The acquisition of NorAm will be accounted for as a
                             "purchase" by Houston in accordance with generally accepted accounting principles.

INTERESTS OF CERTAIN
PERSONS IN THE
  TRANSACTION..............  In considering the recommendation of the Board of
                             Directors of NorAm with respect to the Transaction, stockholders should be aware that certain members of the Board of Directors of NorAm and certain executive officers of NorAm have interests in the Transaction separate from their interests as NorAm stockholders, including executive severance agreements.

COMPARISON OF STOCKHOLDER
  RIGHTS...................  As a result of the Transaction (unless the Second
                             Alternative Merger is implemented), holders of HI Common Stock will become stockholders of Houston. The terms and provisions of Houston Common Stock are substantially similar to those of HI Common Stock.

                             As a result of the Transaction, holders of NorAm Common Stock will become stockholders of Houston and will have certain different rights as stockholders of Houston than they had as stockholders of NorAm.

                                 THE COMPANIES

     HI is a holding company operating principally in the electric utility business. HL&P is the principal subsidiary of HI and is engaged in the generation, transmission, distribution and sale of electric energy. HL&P is the nation's ninth-largest electric utility in terms of kilowatt-hour sales. HL&P's service area covers a 5,000-square mile area on the Texas Gulf Coast, including Houston (the nation's fourth largest city). HL&P serves approximately 1.5 million residential, commercial and industrial customers. The business and operations of HL&P account for substantially all of HI's income from continuing operations and common stock equity. Houston Industries Energy, Inc. ("HI Energy") participates in domestic and foreign power generation projects and invests in the privatization of foreign electric utilities. Merger Sub is a direct wholly owned subsidiary of HI incorporated for purposes of the Transaction. The principal executive offices of HI and HL&P are located at Houston Industries Plaza, 1111 Louisiana Street, Houston, Texas 77002. HI's telephone number is (713) 207-3000 and HL&P's telephone number is (713) 207-1111. See "The Companies -- Houston Industries Incorporated."

     NorAm is principally engaged in the distribution and transmission of natural gas, including the gathering, storage and marketing of natural gas. Through its Entex, Arkla and Minnegasco gas distribution divisions, NorAm is the nation's third-largest natural gas utility in terms of customers served, serving over 2.7 million customers in six states. NorAm operates interstate gas pipeline facilities through NorAm Gas Transmission Company and Mississippi River Transmission Corporation, natural gas gathering assets in Oklahoma, Louisiana, Arkansas and Texas and is engaged in various other energy-related businesses, including natural gas and electric wholesale trading, gas storage, wholesale electric services and providing unregulated retail energy services to industrial and large commercial customers. The principal executive offices of NorAm are located at 1600 Smith Street, 32nd Floor, Houston, Texas 77002, and its telephone number is (713) 654-5699. See "The Companies -- NorAm Energy Corp."

           COMPARATIVE PER SHARE PRICES OF HI AND NORAM COMMON STOCK

     HI Common Stock is traded on the NYSE, the Chicago Stock Exchange and the London Stock Exchange under the symbol "HOU." NorAm Common Stock is traded on the NYSE under the symbol "NAE." The following table sets forth the high and low sales prices of HI Common Stock and NorAm Common Stock for the calendar quarters indicated, as reported in The Wall Street Journal's NYSE Composite Transactions Reports. It also sets forth certain dividend information.

                                          HI COMMON STOCK(1)                    NORAM COMMON STOCK
                                  ----------------------------------    ----------------------------------
                                  MARKET PRICE                          MARKET PRICE
                                  ------------     DIVIDEND DECLARED    ------------     DIVIDEND DECLARED
                                  HIGH     LOW         PER SHARE        HIGH     LOW         PER SHARE
                                  ----     ---     -----------------    ----     ---     -----------------
1994
First Quarter...................  $23 7/8  $17 3/8       $ 0.375         $ 9      $ 6 3/4        $0.07
Second Quarter..................  $18 5/8  $15           $ 0.375         $ 6 1/2  $ 5 5/8        $0.07
Third Quarter...................  $18 5/16 $16 1/4       $ 0.375         $ 7 3/4  $ 5 3/4        $0.07
Fourth Quarter..................  $18 1/4  $16           $ 0.375         $ 6 1/2  $ 5 1/4        $0.07
1995
First Quarter...................  $20 1/2  $17 11/16     $ 0.375         $ 6      $ 5 1/8        $0.07
Second Quarter..................  $21 7/8  $18 15/16     $ 0.375         $ 6 3/4  $ 5 1/4        $0.07
Third Quarter...................  $22 3/4  $21 1/16      $ 0.375         $ 8 1/8  $ 6 1/4        $0.07
Fourth Quarter..................  $24 1/2  $22 1/16      $ 0.375         $ 9      $ 7 5/8        $0.07
1996
First Quarter...................  $25 5/8  $21 1/2       $ 0.375         $ 9 3/8  $ 7 7/8        $0.07
Second Quarter..................  $24 3/4  $20 1/2       $ 0.375         $11 1/8  $ 8 3/8        $0.07
Third Quarter (through
         )......................  $        $             $ 0.375         $        $              $0.07

- ---------------

(1) All HI Common Stock data reflect a two-for-one common stock dividend distribution in December 1995.

     The following table sets forth the closing price per share of HI Common Stock and NorAm Common Stock on the NYSE and the equivalent per share price (as explained below) of NorAm Common Stock on August 9, 1996, the business day
preceding public announcement of the Transaction, and on             , 1996:

                                                         HI           NORAM       EQUIVALENT PER
              MARKET PRICE PER SHARE AT:            COMMON STOCK   COMMON STOCK    SHARE PRICE
    ----------------------------------------------  ------------   ------------   --------------
    August 9, 1996................................    $ 23.625       $ 11.625         $16.00
              , 1996..............................    $              $                $

     The equivalent per share price of a share of NorAm Common Stock represents an estimation of the Stock Consideration, assuming that the Effective Time had occurred on the respective dates set forth in the table above. See "The Transaction -- Merger Consideration."

     Stockholders are advised to obtain current market quotations for HI Common Stock and NorAm Common Stock. No assurance can be given as to the market price of HI Common Stock or NorAm Common Stock at, or in the case of Houston Common Stock after, the Effective Time.

DIVIDEND POLICY OF HOUSTON

     It is currently anticipated that a $1.50 per share annual dividend will be maintained on Houston Common Stock following consummation of the Transaction.

                SELECTED HISTORICAL FINANCIAL INFORMATION FOR HI

     The following table sets forth selected financial data for HI for each of the five fiscal years in the period ended December 31, 1995 and the six months ended June 30, 1996 and 1995. This data should be read in conjunction with the financial statements and the related notes incorporated by reference herein. See "Incorporation of Certain Documents by Reference." Selected unaudited financial data for the six months ended June 30, 1996 and 1995 for HI include all adjustments (consisting only of normally recurring accruals) that HI considers necessary for a fair presentation of consolidated operating results for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year. On July 6, 1995, HI closed the sale of its cable television subsidiary. The operations and net assets of that subsidiary have been accounted for as discontinued operations.

                                                    SIX MONTHS
                                                  ENDED JUNE 30,                       YEAR ENDED DECEMBER 31,
                                               --------------------    --------------------------------------------------------
                                                 1996        1995        1995        1994        1993        1992        1991
                                               --------    --------    --------    --------    --------    --------    --------
                                                               (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenues...................................... $1,938.2    $1,745.0    $3,730.2    $3,754.1    $4,083.7    $3,857.9    $3,707.6
                                               --------    --------    --------    --------    --------    --------    --------
Income from continuing operations before
  cumulative effect of change in
  accounting(1)...............................    128.6       157.1       397.4       424.0       440.5       370.0       484.3
Loss from discontinued operations.............                                        (16.5)      (24.5)      (29.5)      (67.5)
Gain on sale of cable television subsidiary...                 90.6       708.1
Cumulative effect of change in
  accounting(2)...............................                                         (8.2)                   94.2
                                               --------    --------    --------    --------    --------    --------    --------
Net income(1)................................. $  128.6    $  247.7    $1,105.5    $  399.3    $  416.0    $  434.7    $  416.8
                                               ========    ========    ========    ========    ========    ========    ========
Earnings per common share(3):
  Continuing operations before cumulative
    effect of change in accounting(1)......... $    .52    $    .63    $   1.60    $   1.72    $   1.69    $   1.43    $   1.88
  Loss from discontinued operations...........                                         (.07)       (.09)       (.11)       (.26)
  Gain on sale of cable television
    subsidiary................................                  .37        2.86
  Cumulative effect of change in
    accounting(2).............................                                         (.03)                    .36
                                               --------    --------    --------    --------    --------    --------    --------
Earnings per common share(1).................. $    .52    $   1.00    $   4.46    $   1.62    $   1.60    $   1.68    $   1.62
                                               ========    ========    ========    ========    ========    ========    ========
Cash dividends declared per common
  share(3)(4)................................. $    .75    $    .75    $   1.50    $   1.50    $  1.875    $   1.49    $   1.48
At period-end:
  Total assets of continuing operations....... $ 12,175    $ 11,526    $ 11,820    $ 10,784    $ 10,868    $ 11,076    $ 10,821
  Net assets of discontinued operations.......                                          619         487         231         170
                                               --------    --------    --------    --------    --------    --------    --------
Total assets.................................. $ 12,175    $ 11,526    $ 11,820    $ 11,403    $ 11,355    $ 11,307    $ 10,991
                                               ========    ========    ========    ========    ========    ========    ========
Common stock equity(5)........................ $  4,052    $  3,444    $  4,124    $  3,369    $  3,274    $  3,285    $  3,232
Long-term obligations including current
  maturities:
  Continuing operations(6).................... $  3,482    $  3,794    $  3,769    $  3,906    $  3,951    $  4,244    $  4,489
  Discontinued operations.....................                                     $    505    $    515    $    740    $    813

- ---------------

(1) HI adopted Statement of Position (SOP) 93-6, "Employers' Accounting for Employee Stock Ownership Plans," effective January 1, 1994, which had the effect of reducing net income while increasing earnings per share. SOP 93-6 is effective only with respect to financial statements for periods after January 1, 1994, and no restatement was permitted for prior periods.

(2) The 1994 cumulative effect relates to the change in accounting for postemployment benefits. The 1992 cumulative effect relates to the change in accounting for revenues.

(3) All common share data reflect a two-for-one common stock dividend distribution in December 1995.

(4) Year ended December 31, 1993 includes five quarterly dividends of $.375 per share due to a change in the timing of HI's Board of Directors' declaration of dividends. Dividend payout was $1.50 per share for 1993.

(5) Pursuant to a stock repurchase program, HI had purchased         shares of
    HI Common Stock for $  million from June 30, 1996 through           , 1996.

(6) Includes Cumulative Preferred Stock subject to mandatory redemption.

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR NORAM

     The following table sets forth selected financial data for NorAm for each of the five fiscal years in the period ended December 31, 1995 and the six months ended June 30, 1996 and 1995. This data should be read in conjunction with the financial statements and the related notes incorporated by reference herein. See "Incorporation of Certain Documents by Reference." Selected unaudited financial data for the six months ended June 30, 1996 and 1995 for NorAm include all adjustments (consisting only of normally recurring accruals) that NorAm considers necessary for a fair presentation of consolidated operating results for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year.

                                                      SIX MONTHS ENDED
                                                          JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                     -------------------   ----------------------------------------------------
                                                       1996       1995       1995       1994       1993       1992       1991
                                                     --------   --------   --------   --------   --------   --------   --------
                                                                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenues............................................ $2,309.0   $1,454.0   $2,964.7   $2,857.9   $2,988.3   $2,782.2   $2,759.2
                                                     --------   --------   --------   --------   --------   --------   --------
Income from continuing operations before
  extraordinary items...............................     63.5       44.9       65.5       51.3       39.9        6.2       16.5
Loss from discontinued operations(1)................                                      (2.1)                (34.8)      (6.9)
Cumulative effect of change in accounting
  principles(2).....................................                                                            (4.9)     (64.4)
Extraordinary item(3)...............................     (4.7)       (.1)        .0       (1.1)      (3.8)    (195.0)
                                                     --------   --------   --------   --------   --------   --------   --------
Net income (loss)................................... $   58.8   $   44.8   $   65.5   $   48.1   $   36.1   $ (228.5)  $  (54.8)
                                                     ========   ========   ========   ========   ========   ========   ========
Earnings (loss) per common share:
  Continuing operations............................. $    .48   $    .33   $    .47   $    .36   $    .26   $   (.01)  $    .08
  Loss from discontinued operations.................                                      (.02)                 (.29)      (.06)
  Cumulative effect of change in accounting
    principles......................................                                                            (.04)      (.56)
  Extraordinary item................................     (.04)       .00        .00       (.01)      (.03)     (1.60)
                                                     --------   --------   --------   --------   --------   --------   --------
Earnings (loss) per common share.................... $    .44   $    .33   $    .47   $    .33   $    .23   $  (1.94)  $   (.54)
                                                     ========   ========   ========   ========   ========   ========   ========
Cash dividends declared per common share............ $    .14   $    .14   $    .28   $    .28   $    .28   $    .48   $   1.08
At period-end:
  Total assets of continuing operations............. $  3,596   $  3,408   $  3,666   $  3,561   $  3,728   $  4,059   $  4,470
  Common stock equity............................... $    788   $    631   $    637   $    587   $    578   $    583   $    818
  Long-term obligations including current
    maturities...................................... $  1,555   $  1,545   $  1,594   $  1,565   $  1,727   $  1,903   $  1,675

- ---------------

(1) Includes (i) in 1994, a pre-tax loss of $3.3 million, less related tax benefit of $1.2 million, associated with the discontinued operations of a former savings and loan subsidiary of Entex, (ii) in 1992, pre-tax income of $31.4 million, less related tax expense of $66.2 million, associated with the discontinued operations and disposal of NorAm's former operations in the exploration and production, radio communications, savings and loan and gas grill manufacturing businesses and (iii) in 1991, a pre-tax loss of $7.1 million, less related tax benefit of $.2 million, associated with the discontinued operations of NorAm's former exploration and production, gas grill manufacturing and radio communications businesses.

(2) Represents the after-tax effect of (i) in 1992, the cumulative effect of NorAm's adoption of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" and (ii) in 1991, the cumulative effect of NorAm's adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(3) Represents (i) in the six months ended June 30, 1996 and 1995, and in 1995, 1994, and 1993, losses recognized upon early extinguishment of debt, less taxes and (ii) in 1992, the charge associated with NorAm's discontinuance of the application of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" to its NorAm Gas Transmission Company subsidiary effective December 31, 1992.

          SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

     The following tables set forth certain unaudited pro forma combined financial information giving effect to the Transaction accounted for as a purchase in accordance with generally accepted accounting principles. The information below may not be indicative of the results that actually would have occurred if the Transaction had been consummated on the dates indicated or which will be obtained in the future. The summary pro forma financial data for the periods indicated have been derived from the unaudited pro forma combined condensed financial statements and related notes appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                              SIX MONTHS ENDED        YEAR ENDED
                                                               JUNE 30, 1996       DECEMBER 31, 1995
                                                              ----------------     -----------------
                                                                   (MILLIONS OF DOLLARS, EXCEPT
                                                                        PER SHARE AMOUNTS)
Revenues....................................................      $4,247.2             $ 6,694.9
Income from continuing operations available for common
  stock.....................................................      $  145.1             $   366.8
Earnings per common share from continuing operations........      $    .48             $    1.22
Cash dividends declared per common share....................      $    .75             $    1.50
At period-end:
  Total assets..............................................      $ 17,576                    --
  Long-term obligations including current maturities........      $  6,195                    --

                   COMPARATIVE PER SHARE DATA OF HI AND NORAM

     The following tables present comparative per share information for HI and NorAm on a historical basis and on a pro forma basis assuming that the Transaction had occurred at the beginning of the periods presented for cash dividends and earnings per common share purposes and as of June 30, 1996 for book value per common share purposes. The tables should be read in conjunction with the financial statements of HI and NorAm incorporated by reference in this Joint Proxy Statement/Prospectus and the unaudited pro forma combined condensed financial statements and related notes included elsewhere herein. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                               SIX MONTHS ENDED       YEAR ENDED
                                                                JUNE 30, 1996      DECEMBER 31, 1995
                                                               ----------------    -----------------
                                                                 (UNAUDITED)
HI -- HISTORICAL
Book value per common share.................................        $16.36              $ 16.61
Cash dividends per common share.............................           .75                 1.50
Earnings per common share from continuing operations........           .52                 1.60
HI -- PRO FORMA (UNAUDITED)
Book value per common share.................................        $17.62
Cash dividends per common share.............................           .75              $  1.50
Earnings per common share from continuing operations........           .48                 1.22
NORAM -- HISTORICAL
Book value per common share.................................        $ 5.75              $  5.11
Cash dividends per common share.............................           .14                  .28
Earnings per common share from continuing operations........           .48                  .47
NORAM -- EQUIVALENT PRO FORMA(1) (UNAUDITED)
Book value per equivalent common share......................        $11.93
Cash dividends per equivalent common share..................           .51              $  1.02
Earnings per equivalent common share from continuing
  operations................................................           .33                  .83

- ---------------

(1) The NorAm equivalent pro forma per share amounts were calculated by multiplying the HI pro forma per share amounts by 0.6772. The 0.6772 represents the number of shares that a holder of NorAm Common Stock receiving Stock Consideration would receive per NorAm share assuming a 20-trading-day average price of HI Common Stock of $23.625 (the mid-point of the $21.25 to $26.00 range).

                                 THE COMPANIES

HOUSTON INDUSTRIES INCORPORATED

     HI is a holding company operating principally in the electric utility business. HI is a holding company as defined in the 1935 Act; however, based upon the intrastate operations of HL&P and the exemptions applicable to the affiliates of HI Energy, HI is exempt from regulation as a "registered" holding company under the 1935 Act except with respect to the acquisition of voting securities of other domestic public utility companies and utility holding companies.

     HOUSTON LIGHTING & POWER COMPANY. HL&P is the principal subsidiary of HI and is engaged in the generation, transmission, distribution and sale of electric energy. HL&P is the nation's ninth-largest electric utility in terms of kilowatt-hour sales. HL&P's service area covers a 5,000-square mile area on the Texas Gulf Coast, including Houston (the nation's fourth largest city). HL&P serves approximately 1.5 million residential, commercial and industrial customers. HL&P is a member of the Electric Reliability Council of Texas, Inc. and is interconnected to a transmission grid encompassing most of the State of Texas. The business and operations of HL&P account for substantially all of HI's income from continuing operations and common stock equity. HL&P operates under a certificate of convenience and necessity granted by the Public Utility Commission of Texas which covers HL&P's present service area and facilities. In addition, HL&P holds franchises to provide electric service within the incorporated municipalities in its service territory.

     HOUSTON INDUSTRIES ENERGY, INC. HI formed HI Energy in 1993 to seek investment opportunities in domestic and foreign power generation projects and the privatization of foreign electric utilities. HI Energy's major foreign investments include interests in two Argentine electric utility companies and two power generation projects being developed in Argentina and India. Additionally, in May 1996, a subsidiary of HI acquired, as part of a consortium which acquired a controlling interest, 11.35 percent of the common shares of Light -- Servicos de Eletricidade S.A., a publicly held Brazilian corporation, for $392 million.

     MERGER SUB. Merger Sub is a direct wholly owned subsidiary of HI incorporated in Delaware in August 1996 for purposes of the Transaction. Merger Sub engages in no other business.

NORAM ENERGY CORP.

     NorAm is principally engaged in the distribution and transmission of natural gas, including the gathering, storage and marketing of natural gas. NorAm is currently organized into five operating units: (i) natural gas distribution; (ii) interstate pipelines; (iii) wholesale energy marketing; (iv) retail energy marketing; and (v) natural gas gathering.

     NATURAL GAS DISTRIBUTION. NorAm's natural gas distribution business is conducted through three divisions, Arkla, Entex and Minnegasco, which collectively form the nation's third-largest gas distribution operation in terms of customers served with over 400 billion cubic feet ("Bcf") of annual throughput to over 2.7 million customers. Through these divisions, NorAm engages in both the sale and transportation of natural gas. The facilities and terms of service related to these three divisions are largely regulated by state public service commissions and municipalities.

     INTERSTATE PIPELINES. NorAm's interstate natural gas pipeline business is conducted principally through NorAm Gas Transmission Company and Mississippi River Transmission Corporation, two wholly owned subsidiaries of NorAm, together with certain subsidiaries and affiliates. Through these subsidiaries and affiliates, NorAm engages in the transmission, sale and storage of natural gas. These operations are subject to regulation principally by the Federal Energy Regulatory Commission ("FERC").

     WHOLESALE ENERGY MARKETING. NorAm's wholesale energy marketing business principally consists of marketing natural gas and providing risk management services to natural gas resellers and certain large volume customers. This business is principally conducted by NorAm Energy Services, Inc., together with certain affiliates ("NES"). NES is a fast-growing marketer, having increased its average daily volumes from 0.9 Bcf per day in 1994 to 1.4 Bcf per day in 1995 and 2.1 Bcf per day during the second quarter of 1996. NES has begun to market electricity in wholesale markets in recent periods. NES's activities are not generally subject to rate regulation.

     RETAIL ENERGY MARKETING. NorAm's retail energy marketing business is principally conducted by NorAm Energy Management, Inc. and certain affiliates ("NEM"). NEM was created in 1995 to consolidate the existing unregulated retail marketing activities of NorAm's distribution companies into one business segment. NEM is focusing on industrial and large commercial customers. Services offered to these customers include natural gas supply, electric power services, management of commodity pricing risks, total energy management, and supply and financing of gas burning equipment, including inside-the-fence cogeneration. NEM's activities are not generally subject to traditional cost-of-service regulation.

     NATURAL GAS GATHERING. NorAm's natural gas gathering activities are principally carried out by NorAm Field Services Corp. and certain affiliates ("NFS"). NFS operates approximately 3,500 miles of gathering pipelines which collect gas from more than 200 separate systems located in major producing fields in Oklahoma, Louisiana, Arkansas and Texas. NFS is implementing plans to provide additional services including compression, line looping and administrative services to its customers.

     For a more complete description of the businesses of HI and NorAm, see "Incorporation of Certain Documents by Reference."

                                  THE MEETINGS
HI SPECIAL MEETING

     The HI Special Meeting will be held on             , 1996 at
a.m., Houston time, in the [Auditorium of Houston Industries Plaza, 1111 Louisiana Street,] Houston, Texas.

     At the HI Special Meeting, the stockholders of HI will be asked to consider and vote upon the approval and adoption of the Merger Agreement. Pursuant to the terms of the Merger Agreement,

          - HI will merge into HL&P, as a result of which each currently outstanding share of HI Common Stock will be converted into one share of Houston Common Stock, and

          - NorAm will merge into Merger Sub, as a result of which NorAm will become a wholly owned subsidiary of Houston and the outstanding shares of NorAm Common Stock will be converted into the right to receive the Cash Consideration or the Stock Consideration, as the holder thereof has elected or is deemed to have elected (collectively, the "Merger Consideration"). See "The Transaction -- Merger Consideration."

     In connection with the Transaction, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will be elected as directors of Houston effective as of the effective time of the Transaction (the "Effective Time").

     In addition, the Merger Agreement provides that one of two alternative merger structures could be used rather than the Basic Mergers in certain circumstances. See "The Transaction -- The Alternative Mergers." Approval of the Merger Agreement will constitute approval of the Transaction, the issuance of up to 57,167,123 shares of Houston Common Stock to the holders of NorAm Common Stock and the election of directors. See "The Transaction." A copy of the Merger Agreement is attached hereto as Appendix A.

     THE BOARD OF DIRECTORS OF HI HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

NORAM SPECIAL MEETING

     The NorAm Special Meeting will be held on             , 1996 at      a.m.,
Houston time, in the                , Houston, Texas.

     At the NorAm Special Meeting, stockholders of NorAm will be asked to approve and adopt the Merger Agreement pursuant to which NorAm will merge into Merger Sub. As a result, NorAm will become a wholly owned subsidiary of Houston and the outstanding shares of NorAm Common Stock will be converted into the right to receive the Merger Consideration.

     The Merger Agreement provides that one of two alternative merger structures could be used rather than the Basic Mergers in certain circumstances. See "The Transaction -- The Alternative Mergers."

     THE BOARD OF DIRECTORS OF NORAM HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

     Pursuant to certain provisions of NorAm's Bylaws, all proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies, and the acceptance or rejection of votes shall be
decided by two inspectors.               and               have been appointed
by the NorAm Board of Directors to serve as Inspectors of Election at the NorAm Special Meeting.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of HI Common Stock is necessary to constitute a quorum at the HI Special Meeting. Similarly, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of NorAm Common Stock is necessary to constitute a quorum at the NorAm Special Meeting.

VOTE REQUIRED

     The affirmative vote of the holders of two-thirds of the outstanding HI Common Stock is required to approve the Merger Agreement. Approval of the Merger Agreement constitutes approval of the Transaction and the other transactions contemplated by the Merger Agreement.

     The affirmative vote of the holders of a majority of the outstanding NorAm Common Stock is required to approve the Merger Agreement. Approval of the Merger Agreement constitutes approval of the Transaction and the other transactions contemplated by the Merger Agreement.

     No approval by the holders of outstanding shares of preferred stock of HL&P is required to approve the Merger Agreement, and such holders are not entitled to vote on the Merger Agreement.

RECORD DATE; STOCK ENTITLED TO VOTE

     The HI Board of Directors has established             , 1996 as the date to
determine those record holders of HI Common Stock entitled to notice of and to
vote at the HI Special Meeting. On that date, there were        shares of HI
Common Stock outstanding. Holders of HI Common Stock are entitled to one vote with respect to the Merger Agreement for each share held.

     The NorAm Board of Directors has established             , 1996 as the date
to determine those record holders of NorAm Common Stock entitled to notice of
and to vote at the NorAm Special Meeting. On that date, there were        shares
of NorAm Common Stock outstanding. Holders of NorAm Common Stock are entitled to one vote with respect to the Merger Agreement for each share held.

VOTING OF PROXIES

     Shares represented by all properly executed proxies received in time for each respective Special Meeting will be voted at such meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted FOR adoption and approval of the Merger Agreement at the respective Special Meeting. It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

     If a holder of HI Common Stock or NorAm Common Stock does not return a signed proxy card, his or her shares will not be voted and thus will have the effect of a vote against the Merger Agreement at the respective Special Meeting. Abstentions and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present at either Special Meeting but not voted on a particular matter) will have the effect of a vote against the Merger Agreement at the respective Special Meeting.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     All elections by NorAm stockholders as to the form of the Merger Consideration are to be made on the Election Form to be mailed to NorAm stockholders of record at least 20 business days prior to the Closing Date. See "The Transaction -- Election Procedure."

REVOCATION OF PROXIES

     Any holder of HI Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the HI Special Meeting by
(i) filing a written revocation with the Corporate Secretary of HI prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date or
(iii) attending the HI Special Meeting and voting in person. Attendance by a stockholder at the HI Special Meeting will not by itself revoke his or her proxy.

     Any holder of NorAm Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the NorAm Special Meeting by (i) filing a written revocation with the Secretary of NorAm prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date or

(iii) attending the NorAm Special Meeting and voting in person. Attendance by a stockholder at the NorAm Special Meeting will not by itself revoke his or her proxy.

SOLICITATION OF PROXIES

     Solicitation of proxies for use at the HI Special Meeting and the NorAm Special Meeting may be made in person or by mail, telephone, telecopy or telegram. Each of HI and NorAm will bear the cost of the solicitation of proxies from its own stockholders, except that HI and NorAm will share equally the Registration Statement filing fees and the cost of printing this Joint Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and regular employees of each company and its subsidiaries may solicit proxies from stockholders of such company by telephone, telecopy or telegram or in person. HI and NorAm have requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of HI Common Stock and NorAm Common Stock held of record by such entities, and HI and NorAm will, upon the request of such record holders, reimburse reasonable forwarding expenses. In addition, HI and NorAm
have retained               to assist in the solicitation of proxies. HI and
NorAm anticipate that they will incur total fees of approximately $          and
$          , respectively, plus reimbursement of certain out-of-pocket expenses for this service, with each company to pay for its own solicitation costs.

SECURITY OWNERSHIP OF CERTAIN PERSONS

     As of             , 1996, HI's directors and executive officers as a group
beneficially own (excluding shares purchasable upon exercise of stock options)
       % of the outstanding shares of HI Common Stock. Directors and executive officers of HI who had the right to vote, as of the HI Record Date,
approximately      % of the outstanding HI Common Stock have indicated that they intend to vote in favor of the proposal to approve and adopt the Merger
Agreement.

     As of             , 1996, NorAm's directors and executive officers as a
group beneficially own (excluding shares purchasable upon exercise of stock
options)        % of the outstanding shares of NorAm Common Stock. Directors and executive officers of NorAm who had the right to vote, as of the NorAm Record
Date, approximately        % of the outstanding NorAm Common Stock have
indicated that they intend to vote in favor of the proposal to approve and adopt the Merger Agreement.

                                THE TRANSACTION

GENERAL

     HI, HL&P, Merger Sub and NorAm have entered into the Merger Agreement, which provides that, subject to the satisfaction of the conditions thereof (see "Certain Provisions of the Merger Agreement -- Conditions to the Transaction"), the HI/HL&P Merger and the NorAm Merger will be effected, or under certain circumstances, as more fully described below under "-- The Alternative Mergers," one of the Alternative Mergers will be effected in lieu of the Basic Mergers (the "Selected Alternative Merger"). THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS INCLUDED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN ITS ENTIRETY HEREIN BY REFERENCE.

THE HI/HL&P MERGER

     The Merger Agreement provides for the merger of HI into HL&P. HL&P will be the surviving corporation and will be renamed "Houston Industries Incorporated." In the Transaction, each share of HI Common Stock (including each associated HI Right) outstanding immediately prior to the Effective Time (other than shares owned immediately prior to such time directly or indirectly by HI or HL&P, which will be canceled) will be automatically converted into one share of Houston Common Stock (and one associated Houston Right). Stockholders of HI will not need to exchange stock certificates formerly representing shares of HI Common Stock for stock certificates representing shares of Houston Common Stock. Each unexpired employee or director stock option to purchase HI Common Stock issued by HI that is outstanding at the Effective Time will automatically be converted into an option to purchase the number of shares of Houston Common Stock equal to the number of shares of HI Common Stock that could be purchased under such option at a price per share of Houston Common Stock equal to the per share exercise price of such option. Each outstanding share of cumulative preferred stock of HL&P will not be converted or otherwise affected by the Transaction and will remain outstanding after the Transaction.

     The Closing will occur on the fifth business day after all of the conditions to the Transaction contained in the Merger Agreement have been satisfied or waived unless another date is agreed to by HI and NorAm. As soon as practicable after the Closing, Articles of Merger with respect to the HI/HL&P Merger will be filed with the Secretary of State of the State of Texas, and the HI/HL&P Merger will become effective upon the issuance of the HI/HL&P Merger Certificate of Merger by the Secretary of State of the State of Texas, or at such time thereafter as is provided in the Articles of Merger with respect thereto. The effective time of the HI/HL&P Merger will be immediately prior to the effective time of the NorAm Merger.

     Pursuant to the Merger Agreement, the Restated Articles of Incorporation of HL&P, as amended by the amendments thereto set forth as Exhibit A to the Merger Agreement (the "Amendments") (see "-- Amendment of Articles of Incorporation"), will be the Articles of Incorporation of Houston and the Bylaws of HI will be the Bylaws of Houston. The directors and officers of HI at the effective time of the HI/HL&P Merger will be the initial directors and officers of Houston. In addition, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, each of whom is currently a director of NorAm, will be elected as directors of Houston effective as of the Effective Time. See "Relationships of the Parties -- Following the Transaction -- Board of Directors of Houston."

     However, if the Transaction is accomplished using the Second Alternative Merger (as hereinafter defined), HI will not be merged into HL&P. In that event, HL&P will remain a subsidiary of HI and the shares of HI capital stock will not be affected.

THE NORAM MERGER

     The Merger Agreement provides for the merger of NorAm into Merger Sub (or into Houston, if the First Alternative Merger (as hereinafter defined) is implemented). Merger Sub will be the surviving corporation and will be renamed "NorAm Energy Corp." In the Transaction, each share of NorAm Common Stock outstanding immediately prior to the Effective Time (other than dissenting shares and shares owned immediately prior to such time directly or indirectly by NorAm or HI, which will be canceled) will be automatically converted into the right to receive the Merger Consideration, as described below. See "-- Merger Consideration."

     The Closing will occur on the fifth business day after all of the conditions to the Transaction contained in the Merger Agreement have been satisfied or waived unless another date is agreed to by HI and NorAm. As soon as practicable after the Closing, the Certificate of Merger relating to the NorAm Merger will be filed with the Secretary of State of the State of Delaware, and the time of such filing will be the Effective Time unless otherwise provided in the Certificate of Merger. The effective time of the HI/HL&P Merger will be immediately prior to the Effective Time.

     Pursuant to the Merger Agreement, the Certificate of Incorporation of Merger Sub, as amended to change its name to "NorAm Energy Corp.," will be the Certificate of Incorporation of, and the Bylaws of Merger Sub will be the Bylaws of, the surviving corporation of the NorAm Merger. The directors of Merger Sub at the Effective Time and the officers of NorAm at the Effective Time will be the initial directors and officers of the surviving corporation of the NorAm Merger.

MERGER CONSIDERATION

     NORAM COMMON STOCK. Except for shares as to which appraisal rights have been perfected under Delaware law (the "Dissenting Shares") and shares owned directly or indirectly by NorAm or HI (which will be canceled at the Effective
Time), each share of NorAm Common Stock outstanding immediately prior to the Effective Time will be converted at the Effective Time into the right to receive from Houston the Merger Consideration. The Merger Consideration will consist of
(i) Cash Consideration of $16.00 or (ii) Stock Consideration (including a corresponding number of Houston Rights), as the holders of NorAm Common Stock thereof shall have elected or be deemed to have elected as described in "-- Election Procedure" below.

     The Merger Agreement contains certain provisions generally designed to result in 50% of the outstanding shares of NorAm Common Stock being converted into the Stock Consideration and 50% of the outstanding shares of NorAm Common Stock being converted into the Cash Consideration. See "-- Proration." Notwithstanding the foregoing, HI has the option, in its sole discretion, to change the Cash Election Number and the Stock Election Number to more closely follow the actual elections of NorAm stockholders so long as such modification does not prevent tax counsel to NorAm or tax counsel to HI from delivering their respective tax opinions which are conditions to consummating the Transaction. See "-- Certain Federal Income Tax Consequences."

     If the Closing does not occur by May 11, 1997, the Cash Consideration (but not the Stock Consideration) will increase thereafter by two percent (simple interest based on a year of 365 days) per quarter until the consummation of the Transaction. The increase, if any, will be payable pro rata on a daily basis for the period from May 11, 1997 until consummation. Otherwise, no interest will be payable on the Merger Consideration. As used in this Joint Proxy Statement/Prospectus, the term "Cash Consideration" includes any such increase.

     The "Stock Consideration" will be determined as follows:

          - if the Average Price of HI Common Stock (as defined below) is $21.25 or lower, the Stock Consideration will be 0.7529 shares of Houston Common Stock;

          - if the Average Price of HI Common Stock is $26.00 or greater, the Stock Consideration will be 0.6154 shares of Houston Common Stock; or

          - if the Average Price of HI Common Stock is greater than $21.25 but less than $26.00, the Stock Consideration will be that portion of a share of Houston Common Stock equal to the quotient of $16.00 divided by the Average Price of HI Common Stock.

     In each case, the Stock Consideration includes a corresponding number of associated Houston Rights. The "Average Price" of HI Common Stock will be the average of the closing sales prices per share of HI Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock

Exchange Composite Transactions Reports, for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the Closing Date.

     NORAM CONVERTIBLE SECURITIES. The NorAm 6% Convertible Subordinated Debentures due 2012 (the "6% Convertible Debentures") and the NorAm 6 1/4% Convertible Junior Subordinated Debentures (the "6 1/4% Convertible Debentures") which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of Houston, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby. NorAm Financing I, a Delaware statutory business trust (the "Trust"), holds all of the 6 1/4% Convertible Debentures. The Trust publicly issued 3,450,000 shares of 6 1/4% Convertible Trust Originated Preferred Securities (the "Convertible Preferred Securities" and together with the 6% Convertible Debentures, the "Convertible Securities"). The ability of the Trust to pay distributions on the Convertible Preferred Securities is solely dependent on the Trust's receipt of interest payments from NorAm on the 6 1/4% Convertible Debentures. The Convertible Preferred Securities which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as securities of the Trust. Following the Effective Time, each outstanding 6% Convertible Debenture and each outstanding Convertible Preferred Security will be convertible into the amount of Stock Consideration and Cash Consideration which the holder thereof would have had the right to receive after the Effective Time if such Convertible Security had been converted immediately prior to the Effective Time and the holder thereof had received Stock Consideration with respect to 50% of such holder's shares received upon conversion and Cash Consideration with respect to the remaining 50% of such holder's shares received upon conversion. At June 30, 1996, $130.0 million in principal amount of 6% Convertible Debentures were issued and outstanding (which are convertible at $28.625 per share into approximately 4,541,485 shares of NorAm Common Stock), and $172.5 million in principal amount of Convertible Preferred Securities were issued and outstanding (which are convertible at $12.125 per share into approximately 14,226,765 shares of NorAm Common Stock).

     NORAM 10% DEBENTURES DUE 2019. In the event that within a specified period following public announcement of the consummation of the Transaction, the rating of the NorAm 10% Debentures due 2019 (the "NorAm 10% Debentures") (i) falls below Investment Grade (as defined in the indenture governing the NorAm 10% Debentures), assuming the NorAm 10% Debentures are rated by one of certain rating agencies as Investment Grade on the date which is 121 days prior to public announcement of the consummation of the Transaction (the "Rating Date") or (ii) falls at least one Full Rating Category (as defined in such indenture) below the rating of the NorAm 10% Debentures on the Rating Date, then each holder of NorAm 10% Debentures will have the right, at the holder's option, to require NorAm's successor to purchase all or any part of such holder's NorAm 10% Debentures by a specified date at 100% of the principal amount thereof, plus accrued interest to the repurchase date.

     NORAM EMPLOYEE STOCK OPTIONS. Each holder of an unexpired employee stock option to purchase NorAm Common Stock, along with any tandem stock appreciation right, that is outstanding at the Effective Time (a "NorAm Stock Option"), whether or not then exercisable, will be entitled to elect either to have all or any portion of his or her NorAm Stock Options canceled and "cashed out" as described below or to have all or any portion of his or her NorAm Stock Options assumed by Houston. Holders of NorAm Stock Options will make such elections on forms to be provided by NorAm to such holders. To be effective, an election form must be properly completed, signed and submitted to HL&P or its designated agent by 5:00 p.m. on the business day immediately prior to the Closing Date. A holder of NorAm Stock Options who does not make a proper election shall be deemed to have elected to have his or her NorAm Stock Options "cashed out." If a holder of NorAm Stock Options elects to be "cashed out" or does not properly make an election, the NorAm Stock Options of such holder shall be canceled by NorAm immediately prior to the Effective Time, and each holder of a canceled NorAm Stock Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such NorAm Stock Option, an amount in cash equal to the product of (i) the total number of shares of NorAm Common Stock subject to such holder's NorAm Stock Option and (ii) the excess, if any, of (x) the Cash Consideration over (y) the exercise price per share of the NorAm Common Stock previously subject to such NorAm Stock Option. Generally, each NorAm Stock Option of a holder who has properly elected to have Houston assume his or her NorAm Stock Options will be deemed to be an option to acquire, on the same terms and conditions as were applicable under such NorAm Stock Option, a number of shares of Houston Common Stock equal to the number of shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option multiplied by the Stock Consideration, at a price per share equal to the per-share exercise price for the shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option divided by the Stock Consideration.

ELECTION PROCEDURE

     Subject to the proration procedures described below, each record holder of shares of NorAm Common Stock (other than Dissenting Shares and shares owned immediately prior to the Effective Time directly or indirectly by NorAm or HI, which shares will be canceled) outstanding immediately prior to the Effective Time shall be entitled to elect to receive in respect of each such share either Cash Consideration or Stock Consideration. Alternatively, a record holder may indicate that the record holder has no preference as between Cash Consideration and Stock Consideration for such shares. Shares of NorAm Common Stock in respect of which no election is made or deemed to have been made, or shares of NorAm Common Stock as to which the holder thereof has tried to avail himself or herself of the appraisal right provisions of Delaware law but has failed to properly comply with such provisions (collectively, the "Non-Election Shares"), shall be deemed by HL&P, in its sole and absolute discretion, to be shares in respect of which either Cash Elections or Stock Elections have been made. SHARES OF NORAM COMMON STOCK IN RESPECT OF WHICH A VALID ELECTION IS NOT MADE WILL BE DEEMED TO BE NON-ELECTION SHARES.

     All elections are to be made on the Election Form to be mailed to NorAm stockholders of record at least 20 business days prior to the Closing Date. Stockholders may also obtain copies of the Election Form upon request from the
Exchange Agent either in writing by mail to        , or by telephone at
       . Election Forms must be received by the Exchange Agent at its designated office no later than 5:00 p.m., [Houston] [New York City] time, on the trading day immediately preceding the Closing Date (the "Election Deadline").

     For an Election Form to be effective, holders of NorAm Common Stock must properly complete, sign and submit such Election Form, and such form must be
received by the Exchange Agent at        , if by mail, to
or, if by courier, to                      , and not withdrawn, by the Election
Deadline. HL&P will issue a public announcement of the Closing Date as soon as practicable but in no event less than five trading days prior to the Closing Date.

     HL&P shall determine in its sole and absolute discretion whether Election Forms have been properly completed, signed and submitted or revoked. The determinations of HL&P in such matters will be conclusive and binding.

     An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form is thereafter submitted, such shares shall be Non-Election Shares. Holders of record of NorAm Common Stock who hold such shares as nominees, trustees or in other such representative capacities may submit multiple Election Forms.

     IN MAKING AN ELECTION FOR CASH CONSIDERATION OR STOCK CONSIDERATION, NORAM STOCKHOLDERS ARE URGED TO CONSIDER THE POSSIBLE IMPACT OF THE FLUCTUATING MARKET VALUE OF HI COMMON STOCK ON THE VALUE OF TOTAL CONSIDERATION RECEIVED IN THE TRANSACTION. UNDER THE MERGER AGREEMENT, THE STOCK CONSIDERATION PER SHARE OF NORAM COMMON STOCK WILL BE FIXED AT NOT LESS THAN 0.6154 SHARES AND NOT MORE THAN 0.7529 SHARES OF HOUSTON COMMON STOCK. THIS WILL RESULT IN STOCK CONSIDERATION HAVING A VALUE OF $16.00 PER SHARE OF NORAM COMMON STOCK BASED UPON THE AVERAGE PRICE OF HI COMMON STOCK, IF THE AVERAGE PRICE OF HI COMMON STOCK IS GREATER THAN OR EQUAL TO $21.25 AND LESS THAN OR EQUAL TO $26.00. IF THE AVERAGE PRICE OF HI COMMON STOCK IS LESS THAN $21.25 PER SHARE, THE VALUE OF THE STOCK CONSIDERATION BASED UPON THE AVERAGE PRICE WILL BE LESS THAN $16.00. CONVERSELY, IF THE AVERAGE PRICE OF HI COMMON STOCK IS MORE THAN $26.00 PER SHARE, THE VALUE OF THE STOCK CONSIDERATION BASED UPON THE AVERAGE PRICE WILL BE MORE THAN $16.00. IN ANY EVENT, THERE IS NO ASSURANCE THAT THE AVERAGE PRICE (WHICH IS BASED UPON A 20-TRADING-DAY AVERAGE CLOSING SALES PRICE DETERMINED PRIOR TO THE CLOSING DATE) OF HI COMMON STOCK WILL APPROXIMATE THE ACTUAL VALUE OF HOUSTON COMMON STOCK AT THE CLOSING DATE OR AT ANY TIME THEREAFTER.

     NORAM STOCKHOLDERS WHO PERFECT AN ELECTION MAY NOT RECEIVE THE ELECTED STOCK CONSIDERATION OR CASH CONSIDERATION IN FULL DUE TO PRORATION LIMITATIONS IN THE MERGER AGREEMENT, WHICH GENERALLY ARE DESIGNED TO EXCHANGE ONE-HALF OF THE OUTSTANDING SHARES OF NORAM COMMON STOCK FOR STOCK CONSIDERATION AND ONE-HALF OF SUCH SHARES (INCLUDING DISSENTING SHARES) FOR CASH CONSIDERATION. NORAM STOCKHOLDERS ARE ALSO URGED TO CONSIDER THE DIFFERING FEDERAL INCOME TAX CONSEQUENCES IN MAKING THE ELECTION, AS DISCUSSED BELOW.

PRORATION

     If the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Election Number, all shares of NorAm Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares in respect of which Stock Elections are deemed to have been made will be converted into the right to receive Stock Consideration, and the Cash Election Shares will be converted into the right to receive Stock Consideration or Cash Consideration as follows: (i) Cash Election Shares will be deemed to be Stock Election Shares on a pro rata basis for each record holder of NorAm Common Stock with respect to those shares of NorAm Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so deemed to be Stock Election Shares, when added to the other Stock Election Shares and all Non-Election Shares in respect of which Stock Elections are deemed to have been made, will equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so deemed to be Stock Election Shares will be converted into the right to receive Stock Consideration; and (ii) the remaining Cash Election Shares will be converted into the right to receive Cash Consideration.

     If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made will be converted into the right to receive Cash Consideration, and all Stock Election Shares will be converted into the right to receive Stock Consideration or Cash Consideration as follows: (i) Stock Election Shares will be deemed to be Cash Election Shares on a pro rata basis for each record holder of NorAm Common Stock with respect to those shares of NorAm Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so deemed to be Cash Election Shares, when added to the other Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made, will equal as closely as practicable the Cash Election Number, and all such shares of NorAm Common Stock so deemed to be Cash Election Shares will be converted into the right to receive the Cash Consideration; and (ii) the remaining Stock Election Shares will be converted into the right to receive the Stock Consideration.

     Notwithstanding the foregoing, HI has the option, in its sole discretion, to change the Cash Election Number and the Stock Election Number to more closely follow the actual elections of NorAm stockholders so long as such modification does not prevent tax counsel to NorAm or tax counsel to HI from delivering their respective tax opinions which are conditions to consummating the Transaction.

PROCEDURES FOR EXCHANGE OF CERTIFICATES; THE PAYMENT FUND

     Upon the surrender of each certificate (a "Certificate") that prior to the Effective Time represented shares of NorAm Common Stock, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of shares of NorAm Common Stock formerly represented by such Certificate in exchange therefor, and such Certificate shall forthwith be canceled. If the Transaction is not consummated by May 11, 1997, the Cash Consideration (but not the Stock Consideration) will increase thereafter by two percent (simple interest based upon a year of 365 days) per quarter until the consummation of the Transaction. The increase, if any, will be payable pro rata on a daily basis for the period from May 11, 1997 until consummation. Otherwise, no interest will be paid or will accrue on the Merger Consideration.

     As of the Effective Time, HL&P shall deposit or cause to be deposited, in trust with the Exchange Agent, for the benefit of the holders of shares of NorAm Common Stock, for exchange as provided herein, the aggregate Merger Consideration.

     As soon as practicable after the Effective Time, the Exchange Agent will send a transmittal form to each NorAm stockholder. The transmittal form will contain instructions with respect to the surrender of certificates representing NorAm Common Stock to be exchanged for the Merger Consideration, including in the case of the Stock Consideration, certificates representing Houston Common Stock.

     NORAM STOCKHOLDERS SHOULD NOT FORWARD NORAM STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. NORAM STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     No dividends or other distributions declared or made after the Effective Time with respect to shares of Houston Common Stock will be paid to the holder of any unsurrendered Certificate with respect to the shares of Houston Common Stock such holder is entitled to receive and no cash payment in lieu of fractional shares will be paid to any such holder until the surrender of such Certificate in accordance with the Merger Agreement.

     After the Effective Time, there shall be no transfers on the stock transfer books of the surviving corporation of the NorAm Merger of any shares of NorAm Common Stock. If, after the Effective Time, Certificates formerly representing shares of NorAm Common Stock are presented to the surviving corporation of the NorAm Merger or the Exchange Agent, they will be canceled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for the applicable Merger Consideration.

     Promptly following the first anniversary of the Effective Time, the Exchange Agent shall deliver to Houston all cash, shares of Houston Common Stock, Certificates and other documents in its possession relating to the Transaction, and thereafter Houston will act as the Exchange Agent. Thereafter, each holder of a Certificate may surrender such Certificate to Houston and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration, without any interest or dividends or other payments thereon.

     HI shall not be liable to any holder of shares of NorAm Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

FRACTIONAL SHARES

     No fractional shares of Houston Common Stock will be issued to any NorAm stockholder upon consummation of the Transaction. For each fractional share that would otherwise be issued, Houston will pay by check an amount equal to a pro rata portion of the net proceeds of the sale by the Exchange Agent of shares of Houston Common Stock representing the aggregate of all such fractional shares and the aggregate dividends or other distributions that are payable with respect to such shares of Houston Common Stock. Such sale is to be executed by the Exchange Agent as soon as practicable after the Effective Time at then prevailing prices on the NYSE.

THE ALTERNATIVE MERGERS

     The Merger Agreement provides that under certain circumstances (as more fully described below) one of two alternative merger structures could be utilized in lieu of the Basic Mergers. If an Alternative Merger is utilized in lieu of the Basic Mergers, such Alternative Merger is sometimes referred to herein as the "Selected Alternative Merger."

     THE FIRST ALTERNATIVE MERGER. HI is filing an application with the SEC requesting an order granting Houston an exemption from regulation as a registered public utility holding company under the 1935 Act. If the order is not granted and HL&P, after consultation with its legal counsel, determines that upon consummation of the Basic Mergers, Houston would not be an exempt public utility holding company under the 1935 Act, NorAm and HI will both be merged with and into HL&P (the "First Alternative Merger") with HL&P being the surviving corporation and being renamed "Houston Industries Incorporated." HL&P's determination to consummate the First Alternative Merger in lieu of the Basic Mergers may be made before or after the Special Meetings. The primary difference to HI stockholders and NorAm stockholders caused by consummating the First Alternative Merger in lieu of the Basic Mergers is that NorAm would not be a wholly owned subsidiary of Houston and all of the regulated utility assets of HL&P and NorAm would be held within the same corporation. The parties to the Merger Agreement have agreed that, if the First Alternative Merger is to be effected, they will execute an appropriate amendment to the Merger Agreement to reflect all changes required to be made in the Merger Agreement to effect the First Alternative Merger in lieu of the Basic Mergers.

     THE SECOND ALTERNATIVE MERGER. The parties to the Merger Agreement have acknowledged that in the absence of applicable regulatory constraints under the 1935 Act, it would be preferable for the HI/HL&P Merger not to be effected and for NorAm to merge with and into Merger Sub, with Merger Sub being the surviving corporation and being renamed "NorAm Energy Corp." In that event, both NorAm and HL&P would be wholly owned subsidiaries of HI. Accordingly, if, at the time at which all of the conditions to consummating the Transaction have been satisfied or waived, the 1935 Act does not constrain the structure of the Transaction, then (i) HI will not merge with and into HL&P and (ii) NorAm will merge with and into Merger Sub (the "Second Alternative Merger"). The primary differences to NorAm stockholders caused by consummating the Second Alternative Merger in lieu of the Basic Mergers are: (i) HI would remain a holding company and HL&P and NorAm would be wholly owned subsidiaries of HI and (ii) such stockholders would receive HI Common Stock rather than Houston Common Stock. The terms and provisions of HI Common Stock are substantially similar to the Houston Common Stock described under "Description of Houston Capital Stock -- Common Stock." A description of HI Common Stock and associated HI Rights is incorporated by reference herein. See item 6 of the list of documents incorporated by reference into this Joint Proxy Statement/Prospectus in "Incorporation of Certain Documents by Reference." The parties to the Merger Agreement have agreed that, if the Second Alternative Merger is to be effected, they will execute an appropriate amendment to the Merger Agreement to reflect all changes required to be made in the Merger Agreement to effect the Second Alternative Merger in lieu of the Basic Mergers.

BACKGROUND OF THE TRANSACTION

     In May 1996, a representative of CS First Boston, at the request of HI, met with T. Milton Honea, the Chief Executive Officer of NorAm, and suggested that HI would be interested in exploring the possibility of a business combination with NorAm. Subsequently, the CS First Boston representative contacted Mr. Honea to suggest that he meet with Don D. Jordan, the Chief Executive Officer of HI. Following a phone call from Mr. Jordan, Mr. Jordan and Mr. Honea met on June 24, and Mr. Jordan proposed that the two companies explore the possibility of a business combination. Mr. Jordan said that HI would consider a possible purchase price of $15 per share of NorAm Common Stock, payable in a combination of Houston Common Stock and cash, subject to due diligence and further analysis. The two CEOs determined that they shared similar visions of likely future developments affecting the electric and gas utility industries. The discussions continued at a meeting between Mr. Jordan and Mr. Honea on June 27.

     Prior to NorAm's regularly scheduled July 10 Board of Directors meeting, Mr. Honea called the Board members individually to discuss with them HI's expressions of interest and the fact that a detailed presentation related to HI would be made at the July 10 meeting. Presentations were made at the July 10 meeting by management and Merrill Lynch. The NorAm Board directed management to continue exploration of a transaction and discussions with HI.

     Mr. Jordan and Mr. Honea met again on July 12, with Mr. Honea accompanied by a representative of Merrill Lynch. On July 15, the two companies signed parallel confidentiality and standstill agreements. On July 16, Mr. Jordan and several other senior officers of HI and HL&P met with Mr. Honea and several other senior officers of NorAm. Representatives of CS First Boston and Merrill Lynch were also present. At this meeting, the officers of each company made presentations regarding business activities and strategies of their respective organizations. Mr. Jordan and Mr. Honea met again on July 17 and confirmed to each other an increasing interest in the possibility of a combination.

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

     On July 19, the Board of Directors of HI, at a special meeting, discussed the status of the matter. Presentations were made by management, CS First Boston and counsel. The HI Board directed management to continue exploration of a transaction and discussions with NorAm. The HI Board had also discussed the feasibility and desirability of a business combination with NorAm at earlier board meetings.

     Thereafter, and continuing into early August, the possibility of a transaction and related matters were discussed and negotiated at various meetings between Mr. Jordan and Mr. Honea, among other senior officers of the two companies, between CS First Boston and Merrill Lynch and between counsel for the two companies. During this time period, the two companies exchanged detailed operational, financial and other business information.

     On August 2, HI representatives told NorAm representatives that HI had substantially completed its review of relevant NorAm business information and was prepared to confirm its offer to pay $15 per NorAm share (payable half in cash and half in stock), provided the other terms of a merger agreement could be agreed upon. HI also sent NorAm a draft of a merger agreement.

     After several meetings early in the week of August 5, which included substantial negotiation regarding price and discussion of due diligence results, Mr. Jordan and Mr. Honea agreed on August 7 that a price of $16 per share (half in cash and half in stock) would be an appropriate price to present to their respective boards of directors if the parties successfully concluded negotiations regarding the other terms and provisions of the merger agreement. Following meetings between counsel on August 7 and 8, a substantially complete form of the proposed merger agreement was delivered to the directors of each company.

     On the afternoon of Friday, August 9, the Board of Directors of HI met to consider the proposed transaction. Presentations were made by management, CS First Boston and counsel. The HI Board reviewed and discussed the terms of the transaction and management's assessment of the transaction from financial, strategic, operating and regulatory standpoints. Representatives of CS First Boston presented certain financial and other analyses and delivered CS First Boston's opinion, later confirmed in writing, that as of the date of the board meeting, the consideration to be paid in the transaction was fair from a financial point of view to HI. After discussion, the Board of Directors, by a unanimous vote of those present, approved the Merger Agreement and voted to recommend approval of the Merger Agreement to HI's stockholders. The only director who was absent from the meeting subsequently informed Mr. Jordan of his approval of the Merger Agreement. The Boards of Directors of HL&P and Merger Sub also approved the Merger Agreement.

     On Sunday, August 11, the Board of Directors of NorAm met to consider the proposed transaction. Presentations were made by management, Merrill Lynch and counsel. The NorAm Board reviewed and discussed the terms of the transaction and management's assessment of the transaction from financial, strategic, operating and regulatory standpoints. Representatives of Merrill Lynch presented certain financial and other analyses and delivered Merrill Lynch's opinion, later confirmed in writing, that as of the date of the board meeting, the consideration to be received in the transaction by the holders of NorAm Common Stock, taken as a whole, was fair from a financial point of view to such holders. After discussion, the NorAm Board unanimously approved the Merger Agreement and voted to recommend approval of the Merger Agreement to NorAm's stockholders.

     Later on August 11, the parties executed and delivered the Merger Agreement. On the morning of Monday, August 12, the transaction was publicly announced.

HI'S REASONS FOR THE TRANSACTION

     STRATEGIC OVERVIEW. In the fall of 1995, senior management of HI conducted a strategic review of its business and of ongoing developments in the electric utility and related industries regarding competition, regulation and consolidation. Management concluded that the pace of change affecting the electric utility industry was likely to accelerate, albeit in a state-by-state fashion. Management also concluded that the markets for electricity and natural gas were converging and consolidating and that these trends and competition for customers would alter the structure and business practices of companies serving these markets in the future. They observed a trend toward performance-based rate-making for regulated distribution and

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

transmission operations that should provide an opportunity for favorable returns for better, more efficient operators.

     Based on that analysis, in February 1996, HI reorganized its internal operations, establishing five new Strategic Business Units ("SBUs"). Three of the SBU's are within HL&P: Energy Production (fossil-fueled electric generation), Energy Delivery and Customer Services (transmission and distribution of electricity and engineering, as well as marketing and other customer services) and the South Texas Project (nuclear operations). The other two SBUs are new nonregulated units created to focus on wholesale energy trading and retail marketing nationwide. The reorganization was designed to position HI to compete more effectively in the future.

     Management also concluded that to increase its ability to compete effectively in the new environment, HI should consider development or acquisition of additional assets, skills and infrastructure. With respect to wholesale energy marketing, management identified wholesale gas marketing capability, trading and risk management skills, and ownership of or access to physical gas assets. With respect to retail energy marketing, management concluded that mass marketing expertise and an expanded retail customer base would be desirable.

     Both before and after the February reorganization, management discussed with the HI Board of Directors management's analysis and conclusions regarding the nature and pace of change affecting the electric utility industry and the appropriate responses for HI.

     In the spring of 1996, HI began to analyze potential candidates for acquisition, merger or other strategic alliance which could fill these needs with respect to both wholesale and retail marketing. That process ultimately identified NorAm as a company possessing attractive attributes in both categories.

     BENEFITS OF THE TRANSACTION. HI's Board of Directors believes that the Transaction offers the following significant strategic and financial benefits to HI and its stockholders, as well as to its employees and customers:

    - NorAm brings to the combined companies more than 2.1 million additional retail distribution customers (net of its approximately 600,000 customers who overlap with HL&P's approximately 1.5 million retail customers). The Transaction will increase the combined companies' domestic retail customer base to approximately 3.6 million customers in six states. HI expects to enjoy opportunities to provide additional energy-related services to these customers.

    - NorAm has a fast-growing gas and electric wholesale trading organization. By combining the expertise of the NorAm trading organization with HL&P's electric power expertise, the Board believes HI can build a leading wholesale energy trading and risk management business.

    - NorAm's international strategy, with its emphasis on gas transmission and distribution, complements HI's international strategy, which is focused on power plant development and acquisition of electric distribution systems. The same gas/electric convergence trends that are developing in the United States are becoming evident elsewhere, and the Transaction should create a competitive advantage to HI in pursuing international energy opportunities.

     MERGER OF HI INTO HL&P. In light of 1935 Act considerations, the Merger Agreement provides that HI will be merged into HL&P. The HI Board believes the merger of HI into HL&P is desirable because it will permit Houston to acquire NorAm without becoming a registered public utility holding company under the 1935 Act. (If the 1935 Act is repealed or modified prior to the Closing Date and does not constrain the structure of the Transaction, the Second Alternative Merger will be used and HI will not be merged into HL&P.)

     CONCLUSION. The HI Board of Directors believes that Houston and NorAm as a combined enterprise will be better positioned, due to expanded skills, larger customer base and greater resources, to take advantage of the opportunities expected to be presented by convergence and consolidation trends in the gas and electric utility and energy service industries. These factors will also enhance the companies' ability to serve the communities in which they do business. Accordingly, the HI Board believes the Transaction should help Houston meet its objective of becoming a leading national and international energy services provider.

NORAM'S REASONS FOR THE TRANSACTION

     STRATEGIC OVERVIEW. During much of 1995, NorAm management engaged in a comprehensive strategic planning process involving a large number of its key executives. The strategic plan which resulted was presented to NorAm's Board of Directors in a multi-day meeting in October 1995.

     The strategic plan concluded that the domestic natural gas business was undergoing a process of deregulation, which would lead, over the next several years, to complete "unbundling" at the residential level. That is, residential consumers would be able to choose from a number of unregulated service providers to sell them the natural gas which would be physically transported through existing distribution systems. The plan further concluded that the domestic electricity markets would follow the same course, although perhaps on a different time frame, leading to the convergence of the two markets. Additionally the plan concluded that there was great potential for growth in natural gas distribution in a number of developing areas of the world, particularly Latin America and Asia.

     NorAm identified as its greatest strength its directly served base of 2.7 million customers and made "customer class" the driving force of its strategy. It further identified as strengths its rapidly growing wholesale gas and power marketing and trading business, its interstate pipeline business, and its early position in Latin America.

     NorAm also identified certain weaknesses or "gaps," including financial strength, size, electricity expertise, and mass marketing skills and associated information systems, which needed to be addressed to enable NorAm to succeed in pursuing its strategy.

     Given NorAm's rapidly improving operating results and strong customer base, the Board concluded that management should pursue the proposed strategy and develop plans to fill the identified gaps.

     FACTORS CONSIDERED. Prior to taking action on the Merger Agreement, the NorAm Board reviewed various materials relevant to the Transaction and received presentations from NorAm's management, its legal counsel, Jones, Day, Reavis & Pogue and Hubert Gentry, Jr., and its financial advisor, Merrill Lynch, and reviewed carefully with them the terms and conditions of the transactions contemplated by the Merger Agreement.

     The NorAm Board considered numerous factors in reaching the conclusions described below. The factors considered by the Board included, but were not limited to, the following:

        - The substantial premium over historical market prices to be received by NorAm's stockholders. Based on the market prices of the HI Common Stock and the NorAm Common Stock on August 9, 1996, the last trading day prior to the date the Merger Agreement was executed, NorAm stockholders would receive a premium of approximately 38% over the closing sale price of NorAm Common Stock of $11.625. The premium is approximately 45.5% over the closing sale price of NorAm Common Stock on August 2, 1996, one week earlier.

        - The opinion of Merrill Lynch that as of the date of the opinion, the Merger Consideration, taken as a whole, was fair, from a financial point of view, to NorAm's stockholders.

        - The federal income tax consequences of the Transaction, including the ability of NorAm's stockholders to elect Stock Consideration, and thereby, if all Stock Consideration is received, to have a tax-free exchange of their NorAm Common Stock.

        - HL&P's strength as the ninth largest electric utility, as well as its domestic and international power projects, providing a strategic opportunity to complement NorAm's growth plans.

        - The continuing equity interest in the larger combined electric and gas operations of HI and NorAm provided by the Stock Consideration offered to NorAm's stockholders which, depending on the price of HI Common Stock, would range from approximately 16% to 19% of the outstanding shares of HI Common Stock (assuming 50% Stock Consideration).

        - The creation of a more competitive company for both the domestic and international energy markets because of the financial strength, prospects and cash flow available for investment of the combined HI/NorAm.

        - The expected immediate increase in dividends that will be received by a NorAm stockholder who receives all Stock Consideration. This dividend increase will range from $.64 to $.85 per equivalent NorAm share (depending on the Average Price of the HI Common Stock), as compared to the current annual NorAm dividend of $.28 per share.

        - The impact of the Transaction on NorAm's employees.

        - Other strategic alternatives for NorAm, including remaining an independent company or entering into other business combinations.

        - The recent substantial activity in utility restructuring, combinations and developing convergence strategies related to the development of energy services companies, as opposed to separate electric and gas companies, and the size and scale requirements necessary for future success.

        - The terms and conditions of the Merger Agreement, including the ability of the NorAm Board, in the exercise of its fiduciary duties, to cooperate and negotiate with a third party an alternative unsolicited transaction that is financially superior to the Transaction, and to recommend such alternative transaction to NorAm's stockholders, all subject to compliance with certain provisions of the Merger Agreement. NorAm's only obligations in such an event would be to allow HI an opportunity to improve the terms of the Merger Agreement, and if not sufficiently improved, to accept the alternative transaction and to pay HI a $75,000,000 termination fee.

     The NorAm Board determined to pursue the Transaction rather than other alternatives (after review thereof with the assistance of Merrill Lynch) because of the Board's view that (i) the values to NorAm's stockholders which could be achieved by NorAm's either remaining an independent company or choosing other possible alternatives were considered unlikely to equal the value to NorAm's stockholders to be achieved by the Transaction, (ii) the ability of NorAm's stockholders who receive Stock Consideration to participate in the continued growth of NorAm and HI through their ownership of stock of Houston, a company with greater financial strength, financial flexibility and cash available for investments than NorAm on a stand-alone basis and (iii) the fact that the Merger Agreement does not preclude any other party from making a proposal for a business combination with NorAm.

     The Board of Directors of NorAm believes that the terms of the Merger Agreement are fair to, and in the best interests of, NorAm and its stockholders.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     For the reasons described above under "-- HI's Reasons for the Transaction" and "-- NorAm's Reasons for the Transaction," the HI Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and RECOMMENDS THAT HI STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT and the NorAm Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and RECOMMENDS THAT NORAM STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

OPINION OF HI'S FINANCIAL ADVISOR

     HI retained CS First Boston to act as its financial advisor in connection with the Transaction. CS First Boston was selected by HI based on CS First Boston's experience, expertise and familiarity with HI and its businesses. CS First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with CS First Boston's engagement, HI requested that CS First Boston evaluate the fairness, from a financial point of view, to HI of the Merger Consideration to be paid to the stockholders of NorAm in connection with the Transaction. At a meeting of the Board of Directors of HI held on August 9, 1996, at which the HI Board approved the Transaction, CS First Boston rendered to the HI Board an oral opinion to the effect that, as of such date and based upon and subject to certain matters, the Merger Consideration proposed to be paid by HI pursuant to the Transaction was fair to HI from a financial point of view. CS First Boston confirmed this oral opinion by delivery of a written opinion dated August 11, 1996.

     THE FULL TEXT OF CS FIRST BOSTON'S WRITTEN OPINION TO THE HI BOARD DATED AUGUST 11, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF HI COMMON STOCK ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF CS FIRST BOSTON SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     CS First Boston's opinion is addressed to the HI Board and addresses only the fairness to HI from a financial point of view of the Merger Consideration proposed to be paid to the NorAm stockholders pursuant to the Transaction and does not constitute a recommendation to any HI stockholder as to how such stockholder should vote at the HI Special Meeting. The Merger Consideration was determined through negotiations between HI and NorAm and was approved by the HI Board and the NorAm Board. CS First Boston provided advice to HI during the course of such negotiations. The CS First Boston opinion does not address the fairness of the Merger Consideration from a financial point of view or otherwise to NorAm or NorAm's stockholders and, consequently, does not constitute a recommendation to any NorAm stockholder in respect of such stockholder's decision whether to vote in favor of adoption of the Transaction or in any other respect.

     In arriving at its opinion, CS First Boston reviewed the Merger Agreement and certain related documents, and certain publicly available business and financial information relating to HI and NorAm. CS First Boston also reviewed certain other information, including financial forecasts, provided to it by HI and NorAm and met with the respective managements of HI and NorAm to discuss the businesses and prospects of HI and NorAm. CS First Boston evaluated the pro forma financial impact of the Transaction on HI and considered and relied upon the views of the respective managements of HI and NorAm concerning certain strategic implications and operational benefits which might result from the Transaction and upon the views of management of, and regulatory counsel for, HI concerning the anticipated regulatory treatment to be accorded to the Transaction. CS First Boston also considered certain financial and stock market data of HI and NorAm and compared such data with similar data for other publicly held companies in businesses similar to those of HI and NorAm and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. CS First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that CS First Boston deemed relevant.

     In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied upon its being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of HI and NorAm as to the future financial performance of HI and NorAm and the potential synergies and cost savings (including the amount, timing and achievability thereof) expected to result from the Transaction. In addition, CS First Boston has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HI or NorAm, nor was CS First Boston furnished with any such evaluations or appraisals. CS First Boston's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. CS First Boston did not express any opinion as to what the value of HI Common Stock will be when issued to NorAm's stockholders pursuant to the Transaction or the prices at which HI Common Stock will trade subsequent to the Transaction. CS First Boston assumed that the Transaction will be treated as a tax-free reorganization for federal income tax purposes and that, in the course of obtaining the necessary regulatory and governmental approvals for the Transaction, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     In preparing its opinion for the HI Board, CS First Boston performed a variety of financial and comparative analyses and considered a variety of factors, including those described below performed by CS First Boston in connection with its presentation to the HI Board on August 9, 1996. The summary of CS First Boston's analyses set forth below does not purport to be a complete description of the analyses underlying CS First Boston's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CS First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

     In its analyses, CS First Boston made numerous assumptions with respect to HI, NorAm, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HI and NorAm. No company, transaction or business used in such analyses as a comparison is identical to HI, NorAm or the Transaction, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, CS First Boston assumes no responsibility for their accuracy. CS First Boston's opinion (together with the related financial analyses) was only one of many factors considered by the HI Board in its evaluation of the Transaction and should not be viewed as determinative of the views of the HI Board or management with respect to the Merger Consideration or the Transaction.

     The following is a summary of the analyses performed by CS First Boston in connection with its presentation to the HI Board on August 9, 1996.

     DISCOUNTED CASH FLOW ANALYSIS. CS First Boston calculated ranges of enterprise value for the Distribution Businesses (Entex, Arkla and Minnegasco), the Pipeline Businesses (NorAm Gas Transmission Company and Mississippi River Transmission Corporation), the Gathering Business (NFS) and the Marketing Businesses (NES and NEM) of NorAm (each a "NorAm Business" and together, the "NorAm Businesses"), based upon the present value of each NorAm Business' 10-year stream of forecasted unlevered free cash flows and fiscal year 2006 terminal value. The fiscal year 2006 terminal value was calculated using a range of multiples of fiscal year 2006 operating cash flow ("EBITDA") of each NorAm Business. The range of terminal multiples was selected primarily based on the trading multiples of companies operating in businesses similar to those of each NorAm Business. In conducting its analysis, CS First Boston relied on certain assumptions relating to volume growth, gross margin, return on equity and capital expenditures of the NorAm Businesses provided by HI's management. For the Distribution Businesses, CS First Boston applied discount rates ranging from 8.0% to 8.5%, reflecting the weighted average cost of capital, and multiples of terminal EBITDA ranging from 7.5x to 8.5x. For the Pipeline Businesses, CS First Boston applied discount rates ranging from 8.5% to 9.0%, reflecting the weighted average cost of capital, and multiples of terminal EBITDA ranging from 7.0x to 8.0x. CS First Boston applied discount rates ranging from 9.0% to 10.0% and multiples of terminal EBITDA ranging from 8.0x to 9.0x for the Gathering Business, and discount rates of

10.0% to 12.0% and multiples of terminal EBITDA ranging from 7.0x to 8.0x for NES. CS First Boston applied discount rates ranging from 8.9% to 9.9% and a perpetuity methodology to the terminal free cash flow of NEM. This analysis resulted in an enterprise valuation reference range for the Distribution Businesses of approximately $1,655 million to $1,840 million, the Pipeline Businesses of approximately $1,175 million to $1,275 million, and the Gathering and Marketing Businesses of approximately $507 million to $571 million.

     CS First Boston also calculated ranges of enterprise value for the electric utility business and the international independent power business of HI (each an "HI Business" and together, the "HI Businesses"). In conducting its analysis, CS First Boston relied on certain assumptions relating to sales growth, operating margins, return on equity and capital expenditures of the HI Businesses provided by HI's management.

     COMPARABLE COMPANIES ANALYSIS. CS First Boston reviewed and compared certain actual and forecasted financial and operating information of the Distribution Businesses with comparable information of the following publicly traded companies in the natural gas distribution industry: Atlanta Gas Light, Brooklyn Union Gas, MCN Corp., Nicor Inc., Pacific Enterprises and Washington Gas Light (the "Distribution Comparable Companies"). In addition, CS First Boston reviewed and compared certain actual and forecasted financial and operating information of the Pipeline Businesses with comparable information of the following publicly traded companies in the interstate natural gas transmission industry: Coastal Corp., El Paso Natural Gas, Enron Corp., Pan Energy Corp., Sonat Inc. and The Williams Companies, Inc. (the "Pipeline Comparable Companies"). Finally, CS First Boston reviewed and compared certain actual and forecasted financial and operating information of the Gathering and Marketing Businesses with comparable information of the following publicly traded companies in the natural gas gathering, processing and marketing ("GPM") industry: Aquila Gas Pipeline Corporation, Delhi Group, KN Energy, NGC Corporation, TPC Corp. (formerly, Tejas Power Corporation), Tejas Gas Corporation and Western Gas Resources, Inc. (the "GPM Comparable Companies" and, together with the Distribution Comparable Companies and the Pipeline Comparable Companies, the "Comparable Companies").

     CS First Boston selected these companies based on their activity in businesses comparable to the NorAm Businesses. CS First Boston derived multiples of enterprise value relative to EBITDA and earnings before interest and taxes ("EBIT") for the Comparable Companies based on (i) the latest twelve-month period ending March 31, 1996 ("LTM") and (ii) forecasts for the 1996 calendar year ("1996E"). CS First Boston then calculated imputed enterprise values for the NorAm Businesses by applying LTM and 1996E EBITDA and EBIT for each NorAm Business to the multiples derived from its analysis of the Comparable Companies. This analysis resulted in an enterprise valuation reference range for the Distribution Businesses of approximately $1,700 million to $2,000 million, the Pipeline Businesses of approximately $1,025 million to $1,175 million, and the Gathering and Marketing Businesses of approximately $467 million to $536 million. All forecasted EBITDA and EBIT multiples for the Comparable Companies were based on information contained in equity research reports. The enterprise values of the Comparable Companies used in the foregoing analyses were based on closing stock prices as of August 5, 1996. CS First Boston also reviewed and compared certain actual and forecasted financial and operating information of the HI Businesses with comparable information of selected publicly traded companies in the electric utility industry (the "Electric Utility Comparables") and the independent power producer industry (the "IPP Comparables").

     COMPARABLE ACQUISITIONS ANALYSIS. Using publicly available information, CS First Boston analyzed the purchase prices and multiples paid in the following transactions in the natural gas distribution industry: the proposed acquisition of United Cities Gas by Atmos Energy, the proposed acquisition of ENSERCH by Texas Utilities, the proposed acquisition of Washington Energy by Puget Sound Power & Light and the acquisition of Wisconsin Southern Gas by Wisconsin Energy (the "Distribution Comparable Acquisitions"). CS First Boston also analyzed the purchase prices and multiples paid in the following transactions in the interstate natural gas transmission industry: the proposed acquisition of Tenneco Energy by El Paso Natural Gas, the acquisition of Kern River by The Williams Companies, the acquisition of Transco Energy by The Williams Companies, the acquisition of United Gas Pipe Line by Koch Industries and the acquisition of Texas Eastern by Panhandle Eastern (the "Pipeline Comparable Acquisitions"). Finally, CS First Boston also analyzed the purchase prices and multiples paid in the following transactions in the natural gas gathering, processing and marketing industry: the proposed acquisition of Transok by Tejas Gas, the acquisition of Hadson by LG&E, the acquisition of Trident NGL by Natural Gas Clearinghouse and the acquisition of Associated Natural Gas by Panhandle Eastern (the "GPM Comparable Acquisitions"). CS First Boston selected these acquisitions based on the activity of the acquired companies in businesses comparable to that of the NorAm Businesses. CS First Boston calculated the adjusted purchase price (purchase price plus total assumed debt less assumed cash) as a multiple of EBITDA and EBIT of each acquired company for the latest available twelve-month period immediately preceding the announcement of the acquisition of such company. CS First Boston then calculated imputed enterprise values of the NorAm Businesses by applying LTM EBITDA and LTM EBIT for each NorAm Business to the multiples derived from its analysis of the acquired companies. This analysis resulted in an enterprise valuation reference range for the Distribution Businesses of approximately $2,000 million to $2,350 million, the Pipeline Businesses of approximately $1,050 million to $1,200 million, and the Gathering and Marketing Businesses of approximately $457 million to $556 million. CS First Boston also calculated imputed enterprise values of HI by applying LTM EBITDA and EBIT results for HI to the multiples derived from its analyses of selected comparable acquisitions in the electric utility and IPP industries.

     REFERENCE VALUE RANGE. The results of the Discounted Cash Flow, Comparable Companies and Comparable Acquisitions analyses for the Distribution, Pipeline and Gathering and Marketing Businesses of NorAm indicated an enterprise valuation reference range of approximately $3,352 million to $3,841 million and an equity valuation reference range per share (fully diluted) for NorAm of approximately $13.78 to $17.04.

     RELATIVE CONTRIBUTION ANALYSIS. Using 1995 actual data and 1997 forecasted data provided by HI and NorAm, CS First Boston analyzed the contribution attributable to NorAm to the revenues, EBITDA, EBIT, net capital employed and total assets of HI following the Transaction and compared it to the exchange ratio implied by comparing the current market price of HI Common Stock as of August 6, 1996 ($23.50) to the proposed Merger Consideration of $16.00 per NorAm share. The actual results achieved by the combined company may vary from forecasted results, and the variations may be material.

     PRO FORMA MERGER ANALYSIS. CS First Boston also analyzed certain pro forma effects projected to result from the transaction, based upon financial forecasts provided by HI's and NorAm's management and after giving effect to HI management's net pre-tax cost savings estimates and certain assumptions as to, among other things, the number of shares outstanding in each respective period. CS First Boston was advised by the management of HI that the transaction will be accounted for as a purchase under generally accepted accounting principles. This analysis indicated that the transaction would be dilutive to the EPS of HI for fiscal year 1997 and accretive to the EPS of HI for fiscal years 1998, 1999 and 2000. CS First Boston also reviewed certain 1997, 1998, 1999 and 2000 estimated financial coverage ratios of the combined entity resulting from the Transaction, including EBITDA to estimated interest expense, EBIT to estimated interest expense and estimated total debt to total book capitalization. In this analysis, CS First Boston assumed that both HI and NorAm would perform substantially in accordance with earnings forecasts provided to CS First Boston by HI's and NorAm's management. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     MISCELLANEOUS. Pursuant to the terms of CS First Boston's engagement, HI has agreed to pay CS First Boston for its services in connection with the Transaction an aggregate transaction fee of $9.5 million, payable as follows:
(i) $250,000 payable upon execution of the engagement letter (the "Financial Advisory Fee"), (ii) $1 million payable upon the rendering of CS First Boston's oral fairness opinion to the HI Board on August 9, 1996 (the "Opinion Fee"),
(iii) $3 million payable upon public announcement of the Merger Agreement on August 12, 1996 (the "Additional Fee"), against which the Opinion Fee was credited, and (iv) a transaction fee of 0.25% of the aggregate consideration (the "Transaction Fee"), payable upon the closing of HI's acquisition of all or a substantial amount of the assets or capital stock of NorAm, against which the previously paid fees are creditable. HI has also agreed to reimburse CS First Boston for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel and any other advisor retained by CS First Boston, and to indemnify CS First Boston and certain related entities against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of business, CS First Boston and its affiliates may actively trade the debt and equity securities of HI and NorAm for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities. CS First Boston in the past has provided financial advisory and investment banking services to HI and NorAm unrelated to the Transaction, for which services CS First Boston has received compensation, and may provide additional services to HI in the future.

OPINION OF NORAM'S FINANCIAL ADVISOR

     Merrill Lynch has acted as exclusive financial adviser to NorAm in connection with the NorAm Merger and has assisted the Board of Directors of NorAm in its examination of the fairness, from a financial point of view, of the Merger Consideration to be received by NorAm stockholders in the NorAm Merger. As described herein, Merrill Lynch's opinion dated August 11, 1996 (together with the related presentations) to the NorAm Board of Directors was only one of the many factors taken into consideration by the NorAm Board of Directors in making its determination to approve the Merger Agreement.

     On August 11, 1996, Merrill Lynch delivered its oral opinion to the NorAm Board of Directors (subsequently confirmed in writing as of such date) to the effect that as of such date and based upon and subject to certain matters stated therein, the Merger Consideration to be received by NorAm stockholders in the NorAm Merger, taken as a whole, was fair to NorAm stockholders from a financial point of view.

     THE FULL TEXT OF MERRILL LYNCH'S WRITTEN OPINION DATED AUGUST 11, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. MERRILL LYNCH'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF NORAM AND ADDRESSES THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS OF NORAM IN THE NORAM MERGER, TAKEN AS A WHOLE, FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE NORAM SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MERRILL LYNCH SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its opinion, Merrill Lynch reviewed the Merger Agreement and certain publicly available business and financial information relating to NorAm and HI. Merrill Lynch also reviewed certain other information, including financial forecasts, provided to Merrill Lynch by NorAm and HI and met with the respective managements of NorAm and HI to discuss the businesses and prospects of NorAm and HI. Merrill Lynch also considered certain financial and stock market data of NorAm and HI and compared that data with similar data for other publicly held companies in businesses similar to those of NorAm and HI and considered, to the extent publicly available, the financial terms of certain other business combinations that recently have been effected. Merrill Lynch also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that Merrill Lynch deemed relevant.

     In connection with its review, Merrill Lynch did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by Merrill Lynch and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts, Merrill Lynch assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of NorAm and HI as to the future financial performance of NorAm and HI, respectively. In addition, Merrill Lynch did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NorAm or HI, nor was Merrill Lynch furnished with any such evaluations or appraisals. Merrill Lynch assumed that the NorAm Merger will be accounted for as a purchase by Houston, that it qualifies as a reorganization under Section 368(a) of the Code, and that the Stock Consideration will be tax free to the recipients thereof who receive all Stock Consideration. Merrill Lynch's opinion was necessarily based on information available to it and on general economic, financial, stock market, monetary and other conditions as they existed and could be evaluated on the date of its opinion. Merrill Lynch expressed no opinion as to what the value of the HI Common Stock actually would be when issued to NorAm's stockholders pursuant to the NorAm Merger or the prices at which the HI Common Stock would trade subsequent to the NorAm Merger. Although Merrill Lynch evaluated the

Merger Consideration from a financial point of view, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the NorAm Merger.

     In preparing its opinion for the Board of Directors of NorAm, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Merrill Lynch as set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company, business or transaction used in such analyses as a comparison is identical to HI, NorAm or the Transaction, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     In arriving at its opinion, Merrill Lynch made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to HI, NorAm, industry performance, and with respect to regulatory, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of HI and NorAm, and involve the application of complex methodologies and educated judgment.

     The following is a summary of the material analyses performed by Merrill Lynch and presented to the Board of Directors of NorAm and is based upon the relative values suggested by such analyses, in light of the judgment and experience of Merrill Lynch.

     DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analysis of the future unleveraged free cash flows that NorAm's businesses could be expected to generate during various periods utilizing projections provided to Merrill Lynch by NorAm and certain other assumptions.

     In conjunction with NorAm, Merrill Lynch utilized the information provided and various assumptions regarding future allowed returns on equity, debt costs, capital structures, book and tax depreciation rates and capital expenditures, to project financial results for NorAm's natural gas distribution operations, natural gas pipeline operations, natural gas gathering operations and energy services operations through the year 2006. A terminal value of between 6.0x to 8.0x EBITDA was assigned to each of such businesses. The estimated future unleveraged free cash flows generated in the analysis of NorAm's natural gas distribution operations, natural gas pipeline operations and natural gas gathering operations were discounted at after-tax discount rates of between 10% and 12%, and such cash flows generated by its energy services operations were discounted at after-tax discount rates of between 10% and 14%, producing a reference enterprise valuation for NorAm of approximately $2,600 million to $3,600 million.

     ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS. Merrill Lynch also reviewed publicly available information relating to certain merger and acquisition transactions in respect of companies with primarily natural gas distribution operations, companies with primarily natural gas pipeline operations, companies with primarily natural gas gathering operations and companies with primarily energy services operations. With respect to NorAm taken as a whole and to its various businesses, Merrill Lynch examined multiples of the value of the common equity and indebtedness assumed in each of the transactions to, among other measures, such acquired companies' respective earnings before interest, taxes and depreciation ("EBITDA") and EBIT, and examined multiples of the value of the common equity in each of the transactions to, among other measures, net income and book value.

     The transactions in the natural gas distribution industry that Merrill Lynch reviewed were Atmos Energy Corporation's acquisition of Western Kentucky Gas (June 1987), Consolidated Natural Gas Co.'s acquisition of Virginia Natural Gas Corp. (June 1989), British Gas plc's acquisition of Consumers Gas (March
1990), Arkla Inc.'s acquisition of Diversified Energy Inc. (July 1990), New York Electric & Gas Corporation's acquisition of Columbia Gas of New York (August
1990), Citizens Utility Company's acquisition of La. General Services (September
1990), NIPSCO Industries, Inc.'s acquisition of Kokomo Gas & Fuel Co. (February
1992), NIPSCO Industries, Inc.'s acquisition of Northern Indiana Fuel & Light (November 1992), Atmos Energy Corporation's acquisition of Greeley Gas Company (March 1993), Puget Sound Power & Light Company's acquisition of Washington Energy Company (October 1995) and Atmos Energy Corporation's proposed acquisition of United Cities Gas Company (July 1996) (the "Comparable Distribution Transactions"). For each of the Comparable Distribution Transactions, relevant transaction multiples were analyzed. These transaction multiples consisted of (i) the value of the common equity divided by the latest twelve months ("LTM") earnings (the "Earnings Multiple"), (ii) the value of the common equity divided by the book value (the "Book Value Multiple"), (iii) the transaction value, as defined by the value of the common equity plus the liquidation value of any preferred stock plus the principal amount of any debt less cash, divided by the LTM EBITDA (the "EBITDA Multiple"), and (iv) the transaction value divided by the LTM EBIT (the "EBIT Multiple"). In order to determine an enterprise valuation range for NorAm's natural gas distribution operations, the LTM financial results of such operations were multiplied by the appropriate multiple ranges generated by the analysis described above. The appropriate Earnings Multiple range was determined to be 15.0x to 18.0x. Such multiples were applied to the distribution operations' LTM unleveraged net income of $113.1 million to produce an enterprise valuation range of $1,696.5 million to $2,035.8 million. Merrill Lynch determined that the appropriate Book Value Multiple range was 2.0x to 2.5x. These multiples were applied to the distribution operations' book value of $602.9 million to produce an equity value range of $1,205.8 million to $1,507.3 million. The implied debt of the distribution operations of $444.2 million was added thereto, to produce the enterprise valuation range of $1,650.0 million to $1,951.5 million. The appropriate range of EBITDA Multiples and EBIT Multiples was determined to be 7.0x to 8.5x and 9.5x to 12.5x, respectively. Such multiples were applied to the distribution operations' LTM EBITDA and EBIT of $281.1 million and $188.5 million, respectively, to produce enterprise valuation ranges of $1,967.7 million to $2,389.4 million and $1,790.8 million to $2,356.2 million.

     The transactions in the natural gas pipeline industry that Merrill Lynch reviewed were Transco Energy Company's acquisition of Texas Gas Transmission Corporation (December 1988), Koch Industries' acquisition of United Gas Pipeline Corp. (December 1992), North States Power's acquisition of Viking Transmission Corporation (June 1993), The Williams Companies, Inc.'s acquisition of Transco Energy Company (May 1995), The Williams Companies, Inc.'s acquisition of 50% of Kern River Gas Transmission Corporation (January 1996), El Paso Natural Gas Company's proposed acquisition of Tenneco Energy and Coastal Corp.'s proposed acquisition of Iroquois Pipeline (the "Comparable Pipeline Transactions"). For each of the Comparable Pipeline Transactions, relevant transaction multiples were analyzed. These transaction multiples consisted of (i) the Earnings Multiple, (ii) the EBITDA Multiple and (iii) the EBIT Multiple. In order to determine an enterprise valuation range for NorAm's natural gas pipeline operations, the LTM financial results of such operations were multiplied by the appropriate multiple ranges generated by the analysis described above. Merrill Lynch determined that the appropriate Earnings Multiple range was 10.5x to 12.5x. Such multiples were applied to the natural gas pipeline operations' LTM net income of $68.0 million to produce an enterprise value range of $714.0 million to $850.0 million. The appropriate range of EBITDA Multiples and EBIT Multiples was determined to be 6.5x to 7.5x and 8.0x to 10.0x, respectively. Such multiples were applied to the natural gas pipeline operations' LTM EBITDA and EBIT of $143.6 million and $113.3 million, respectively, to produce enterprise valuation ranges of $933.4 million to $1,077.0 million and $906.4 million to $1,133.0 million.

     With respect to transactions in the natural gas gathering industry, Merrill Lynch reviewed KN Energy Inc.'s acquisition of American Oil & Gas Corp. (March
1994), Red Cedar Gathering's acquisition of West

Gas Gathering (August 1994), NGC Corporation's acquisition of Trident NGL, Inc. (August 1994), PanEnergy Company's acquisition of Associated Natural Gas Corp. (December 1994), The Williams Companies, Inc.'s acquisition of Gas Company of New Mexico (June 1995), El Paso Natural Gas Company's acquisition of Cornerstone Natural Gas, Inc. (June 1996), Tejas Gas Corporation's acquisition of Transok, Inc. (June 1996), NGC Corporation's acquisition of Midstream Combination Corp. (August 1996) and PanEnergy Company's acquisition of Mobil Natural Gas (August
1996) (the "Comparable Gathering Transactions"). For each of the Comparable Gathering Transactions, EBITDA Multiples and EBIT Multiples were analyzed. In order to determine an enterprise valuation range for NorAm's natural gas gathering operations, the LTM financial results of such operations were multiplied by the appropriate multiple ranges generated by the analysis described above. The appropriate range of EBITDA Multiples and EBIT Multiples was determined to be 9.5x to 10.5x and 13.5x to 17.0x, respectively. Such multiples were applied to the natural gas gathering operations' LTM EBITDA and EBIT of $13.0 million and $10.9 million, respectively, to produce enterprise valuation ranges of $123.5 million to $136.5 million and $147.2 million to $185.3 million.

     Finally, the transactions in the energy services industry that Merrill Lynch reviewed were Associated Natural Gas Corp.'s acquisition of Grand Valley Gas Company (February 1995), LG & E Corp.'s acquisition of Hadson Corp. (May
1995), El Paso Natural Gas Company's acquisition of Eastex Energy Inc. (May
1995) and AGL Resources' acquisition of Sonat Gas Marketing (August 1995) (the "Comparable Energy Services Transactions"). For each of the Comparable Energy Services Transactions, EBITDA Multiples and EBIT Multiples were analyzed. In order to determine an enterprise valuation range for NorAm's energy services operations, the LTM financial results of such operations were multiplied by the appropriate multiple ranges generated by the analysis described above. The appropriate range of EBITDA Multiples and EBIT Multiples was determined to be 8.0x to 12.0x and 8.0x to 12.0x, respectively. Such multiples were applied to the energy services operations' LTM EBITDA and EBIT of $40.5 million and $38.7 million, respectively, to produce enterprise valuation ranges of $324.0 million to $486.0 million and $309.6 million to $464.4 million.

     Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations and financial conditions of NorAm and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the NorAm Merger. Merrill Lynch further believes that an appropriate use of a comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the NorAm Merger that would affect the value of the acquired companies and businesses and NorAm, which judgments are reflected in Merrill Lynch's opinion.

     ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. Using publicly available information, Merrill Lynch compared selected historical stock, financial and operating ratios for each of NorAm's natural gas distribution, natural gas pipeline, natural gas gathering and energy services operations with respective corresponding data and ratios of certain similar publicly traded companies. These companies were selected by Merrill Lynch from the universe of possible companies based upon Merrill Lynch's views as to the comparability of financial and operating characteristics of these companies to NorAm and HI. With respect to each such analysis, Merrill Lynch made such comparisons among the following companies: AGL Resources, Inc., The Brooklyn Union Gas Company, NICOR, Inc., Pacific Enterprises, Peoples Energy Corporation and Washington Gas and Light Company (the "Comparable Distribution Companies"); El Paso Natural Gas Company, PanEnergy, TransCanada Pipelines Limited and The Williams Companies, Inc. (the "Comparable Pipeline Companies"); Aquila Gas Pipeline Corporation, NGC Corporation, Tejas Gas Corporation, TPC Corp. (formerly Tejas Power Corporation) and Western Gas Resources, Inc. (the "Comparable Gathering Companies"); Aquila Gas Pipeline Corporation, NGC Corporation, Tejas Gas Corporation, TPC Corp. and Western Gas Resources, Inc. (the "Comparable Energy Services Companies" and together with the Comparable Distribution Companies, the Comparable Pipeline Companies and the Comparable Gathering Companies, the "Comparable Companies").

     With respect to the Comparable Distribution Companies, the EBITDA Multiple, EBIT Multiple, Earnings Multiple and Book Value Multiples were calculated based on 1996 projected financial results. In order to determine an enterprise valuation range for NorAm's natural gas distribution operations utilizing comparable company trading analysis, the LTM financial results of NorAm's natural gas distribution operations were multiplied by appropriate multiple ranges for each financial measure mentioned previously. Merrill Lynch determined that the appropriate Earnings Multiple and Book Value Multiple ranges were 13.0x to 14.5x and 1.5x to 2.0x, respectively. Such multiples were applied to the natural gas distribution operations' LTM unleveraged net income of $113.1 million and book value of $602.9 million to produce enterprise valuation ranges of $1,470.3 million to $1,639.9 million and $1,348.6 million to $1,650.0 million, respectively. The appropriate ranges of EBITDA Multiples and EBIT Multiples were determined to be 6.0x to 7.5x and 9.5x to 10.5x, respectively. Such multiples were applied to the natural gas distribution operations' LTM EBITDA and EBIT of $281.1 million and $188.5 million, respectively, to produce enterprise valuation ranges of $1,686.6 million to $2,108.3 million and $1,790.8 million to $1,979.3 million, respectively.

     With respect to the Comparable Pipeline Companies, the EBITDA Multiple, EBIT Multiple and Earnings Multiple based on 1996 projected financial results were calculated. In order to determine an enterprise valuation range for NorAm's natural gas pipeline operations based on comparable company trading analysis, the LTM financial results of NorAm's natural gas pipeline operations were multiplied by appropriate multiple ranges for each financial measure mentioned previously. Merrill Lynch determined that the appropriate Earnings Multiple range was 14.0x to 15.0x. Such multiples were applied to the natural gas pipeline operations' LTM unleveraged net income of $68.0 million to produce an enterprise valuation range of $952.0 million to $1,020.0 million. The appropriate ranges of EBITDA Multiples and EBIT Multiples were determined to be 7.0x to 8.0x and 10.5x to 11.5x, respectively. Such multiples were applied to the natural gas pipeline operations' LTM EBITDA and EBIT of $143.6 million and $113.3 million, respectively, to produce enterprise valuation ranges of $1,005.2 million to $1,148.8 million and $1,189.7 million to $1,303.0 million, respectively.

     With respect to the Comparable Gathering Companies, the EBITDA Multiple and EBIT Multiple based on 1996 projected financial results were calculated. In order to determine an enterprise valuation range for NorAm's natural gas gathering operations based on comparable company trading analysis, the LTM financial results of NorAm's natural gas gathering operations were multipled by appropriate multiple ranges for each financial measure mentioned previously. The appropriate ranges of EBITDA Multiples and EBIT Multiples were determined to be 7.0x to 9.0x and 13.0x to 14.5x, respectively. Such multiples were applied to the natural gas gathering operations' LTM EBITDA and EBIT of $13.0 million and $10.9 million, respectively, to produce enterprise valuation ranges of $91.0 million to $117.0 million and $141.7 million to $158.1 million, respectively.

     With respect to the Comparable Energy Services Companies, the EBITDA Multiple and EBIT Multiple based on 1996 projected financial results were calculated. In order to determine an enterprise valuation range for NorAm's energy services operations based on comparable company trading analysis, the LTM financial results of NorAm's energy services operations were multiplied by appropriate multiple ranges for each of the aforementioned financial measures. The appropriate ranges of EBITDA Multiples and EBIT Multiples were determined to be 7.0x to 9.0x and 13.0x to 14.5x, respectively. Such multiples were applied to the energy services operations' LTM EBITDA and EBIT of $40.5 million and $38.7 million, respectively, to produce enterprise valuation ranges of $283.5 million to $364.5 million and $503.1 million to $561.1 million, respectively.

     Because of the inherent differences among the operations of NorAm and the selected Comparable Companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be dispositive in the context of the NorAm Merger. Merrill Lynch further believes that an appropriate use of a comparable company analysis in this instance involves qualitative judgments concerning differences among the financial and operating characteristics of NorAm and the selected Comparable Companies, which judgments are reflected in Merrill Lynch's opinion.

     PURCHASE PRICE ANALYSIS AND STOCK TRADING HISTORY. Merrill Lynch performed analyses relating to the NorAm Merger Consideration to be paid assuming various prices for the HI Common Stock. Merrill Lynch also examined the history of trading prices and volume for the NorAm Common Stock and the HI Common Stock and various historical information relating to such common stocks.

     MERGER PREMIUM ANALYSES. Merrill Lynch also reviewed certain recent mergers and acquisitions with equity values greater than $1,000 million in a variety of industries from (i) January 1994 through July 1996, (ii) from January 1995 through July 1996 and (iii) from January 1996 through July 1996, and examined the premiums paid for the targets' equity over the targets' equity market value prior to announcement of the transactions. Such analysis indicated average premiums over the targets' stock prices one day, one week and four weeks before the announcement of each respective acquisition in the period examined of (i) 33.3%, 35.7% and 38.9%, (ii) 30.9%, 33.6% and 37.7% and (iii) 32.7%, 37.0% and
39.3%, respectively. This compared to premiums of NorAm Common Stock price for similar periods before the announcement of the NorAm Merger of 37.6%, 45.5% and 41.7%, respectively. Merrill Lynch believes that the relative difference in premium between the comparable transactions and the NorAm Merger may be due largely to changes in market conditions and inherent differences between the operations and financial conditions of NorAm and the selected acquisitions.

     PRO FORMA NORAM MERGER ANALYSIS. Merrill Lynch analyzed certain pro forma effects which could result from the NorAm Merger, based on financial forecasts provided by NorAm's management for NorAm's 1997 and 1998 fiscal years and financial forecasts provided by HI's management for HI's 1997 and 1998 fiscal years. Merrill Lynch was advised by the management of HI that the NorAm Merger will be accounted for as a "purchase" under generally accepted accounting principles. This analysis indicated that the NorAm Merger would be dilutive to the forecasted earnings per share of HI for its 1997 and 1998 fiscal years and accretive to NorAm stockholders on a relative basis for 1997 and 1998. Merrill Lynch also analyzed the effects of the NorAm Merger on the balance sheet of the combined company. The combined company's estimated debt to debt plus common equity and preferred stock ratio as of December 31, 1997 would be 55.3% as compared to 48.5% for HI on a stand-alone basis.

     VALUATION SUMMARY. Based upon the foregoing discounted cash flow analyses, comparable acquisition analyses, comparable company analyses and other factors considered, Merrill Lynch developed ranges of enterprise values for NorAm's natural gas distribution operations of $1,800 million to $2,150 million, NorAm's natural gas pipeline operations of $1,000 million to $1,150 million, NorAm's natural gas gathering operations of $125 million to $150 million and NorAm's energy services operations of $325 million to $450 million, for a total enterprise range of $3,250 million to $3,900 million. From these totals, Merrill Lynch deducted total debt and certain contingent liabilities of $1,412 million to arrive at a range of equity values of $1,838 million to $2,488 million. Assuming conversion of $172.5 million of Convertible Preferred Securities, the range of equity values was divided by the number of shares of NorAm Common Stock outstanding to produce a range of equity value per share of $12.18 to $16.49.

     OTHER FACTORS AND ANALYSES. In the course of preparing its opinion, Merrill Lynch performed certain other analyses and reviewed certain other matters, including, among other things, (i) trading characteristics of the common stock of NorAm and HI, (ii) financing considerations relating to the NorAm Merger and
(iii) pro forma capitalization of the combined company.

     Merrill Lynch is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The Board of Directors of NorAm selected Merrill Lynch as its financial adviser because of Merrill Lynch's experience and expertise and because it is familiar with NorAm and its business.

     Pursuant to the terms of Merrill Lynch's engagement, NorAm has agreed to pay Merrill Lynch for its financial advisory services in connection with the NorAm Merger fees payable as follows: (i) a financial advisory fee of $500,000, payable upon a public announcement of an agreement; and (ii) a fee of approximately $13.9 million (equal to 0.4% of the aggregate purchase price (as defined in the engagement letter) to be paid on closing of the NorAm Merger, less the $500,000 payment made upon public announcement of the agreement). NorAm also has agreed to reimburse Merrill Lynch for its out-of-pocket expenses, including the fees and expenses of legal counsel and any other adviser retained by Merrill Lynch, and to indemnify Merrill Lynch against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments Merrill Lynch may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and its affiliates may actively trade the equity securities of NorAm and HI for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Merrill Lynch has in the past provided financial services to NorAm, including acting as co-manager for two public offerings in 1996, for which it received customary compensation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material United States federal income tax consequences of the Transaction and is not intended to be a complete discussion of all potential tax effects that might be relevant to the Transaction. Such discussion deals only with U.S. Holders. This summary assumes that each of HI Common Stock and NorAm Common Stock has been held as a capital asset. It may not be applicable to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, foreign persons, persons who hold HI Common Stock or NorAm Common Stock as part of a conversion transaction, and persons who acquired HI Common Stock or NorAm Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation. Moreover, the state, local, foreign and estate tax consequences to HI stockholders or NorAm stockholders of the Transaction are not discussed.

     This summary is based on laws, regulations, rulings, practice, and judicial decisions in effect at the date of this Joint Proxy Statement/Prospectus and the opinion of Baker & Botts, L.L.P. However, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to stockholders as described herein. EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE HOLDER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     GENERAL. It is intended that each merger included in the Transaction qualify as a reorganization within the meaning of Section 368(a) of the Code and that, for federal income tax purposes, no gain or loss will be recognized by HI, HL&P, Merger Sub or NorAm as a result of the Transaction.

     It is a condition to the Transaction that HI shall have received a tax opinion of Baker & Botts, L.L.P., counsel to HI and HL&P, in form and substance satisfactory to HI, dated as of the Closing Date, to the effect that each merger included in the Transaction will be treated as a reorganization within the meaning of Section 368(a) of the Code and that NorAm shall have received a tax opinion of Jones, Day, Reavis & Pogue, counsel to NorAm, in form and substance satisfactory to NorAm, dated as of the Closing Date, to the effect that the NorAm Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code. An opinion is not binding on the Internal Revenue Service or the courts, and, therefore, the delivery of such tax opinions cannot assure that the Internal Revenue Service or the courts will treat any of the mergers included in the Transaction as a reorganization within the meaning of Section 368(a) of the Code. Such tax opinions will be based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Transaction, which assumptions will either (i) have been made with the consent of HI or NorAm or (ii) be based upon certain representations of fact made by HI, HL&P, Merger Sub, NorAm or certain stockholders or members of management of HI or NorAm.

     HI/HL&P MERGER. A U.S. Holder of HI Common Stock who exchanges such U.S. Holder's HI Common Stock for Houston Common Stock pursuant to the Transaction will not recognize any gain or loss on such exchange. The aggregate adjusted tax basis of such Houston Common Stock received will equal the U.S. Holder's adjusted tax basis in the HI Common Stock surrendered.

     EXCHANGE OF NORAM COMMON STOCK SOLELY FOR CASH CONSIDERATION. A U.S. Holder of NorAm Common Stock who, pursuant to the Transaction, exchanges his or her NorAm Common Stock solely for Cash Consideration generally will recognize capital gain or loss in an amount equal to the difference between the amount of Cash Consideration received by him or her and his or her adjusted tax basis in the NorAm

Common Stock surrendered therefor. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the NorAm Common Stock so surrendered is more than one year.

     EXCHANGE OF NORAM COMMON STOCK SOLELY FOR STOCK CONSIDERATION. A U.S. Holder of NorAm Common Stock who, pursuant to the Transaction, exchanges his or her NorAm Common Stock solely for Stock Consideration will not recognize any gain or loss on such exchange. The aggregate adjusted tax basis of the stock received will equal the U.S. Holder's adjusted tax basis in the NorAm Common Stock surrendered.

     EXCHANGE OF NORAM COMMON STOCK FOR BOTH CASH CONSIDERATION AND STOCK CONSIDERATION. A U.S. Holder of NorAm Common Stock who exchanges his or her NorAm Common Stock for both Cash Consideration and Stock Consideration pursuant to the Transaction will realize gain or loss equal to the difference between the fair market value of the Merger Consideration received by him or her and his or her adjusted tax basis in the NorAm Common Stock surrendered therefor. The U.S. Holder's gain, if any, will be recognized, however, only to the extent of the amount of Cash Consideration received by the U.S. Holder; any loss will not be recognized. Generally, complicated rules apply for purposes of determining the character of any such recognized gain. However, any gain recognized by a U.S. Holder who receives both Cash Consideration and Stock Consideration will probably be treated as capital gain. The aggregate adjusted tax basis of such Houston Common Stock or HI Common Stock received will equal the U.S. Holder's adjusted tax basis in the NorAm Common Stock surrendered, decreased by the amount of Cash Consideration received by the U.S. Holder and increased by the amount of gain recognized by the U.S. Holder, if any.

     HOLDING PERIOD OF THE HOUSTON COMMON STOCK OR THE HI COMMON STOCK. The holding period of the Houston Common Stock received by each U.S. Holder of HI Common Stock who exchanges his or her HI Common Stock for Houston Common Stock pursuant to the Transaction will include the holding period of the HI Common Stock surrendered therefor. The holding period of the Houston Common Stock or the HI Common Stock received by each U.S. Holder of NorAm Common Stock in the Transaction will include the holding period of the NorAm Common Stock surrendered therefor.

     FRACTIONAL SHARES. No fractional shares of Houston Common Stock or HI Common Stock will be issued pursuant to the Transaction. A U.S. Holder of NorAm Common Stock who, pursuant to the Transaction, receives cash in lieu of a fractional share of Houston Common Stock or HI Common Stock will be treated as having received that fractional share of stock pursuant to the Transaction and then as having received the cash in a redemption of the fractional share of stock. The U.S. Holder will generally recognize capital gain or loss on the deemed redemption equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share of Houston Common Stock or HI Common Stock deemed surrendered therefor.

ACCOUNTING TREATMENT

     The acquisition of NorAm will be treated for accounting purposes in accordance with the rules for purchase accounting, as a result of which the assets and liabilities of NorAm will be recorded on Houston's books at their estimated fair market values with the remaining purchase price reflected as goodwill. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

FUNDING OF CASH CONSIDERATION

     HI currently anticipates that the aggregate Cash Consideration will be financed initially through a combination of bank debt, commercial paper and internally generated funds, with eventual refinancing in the capital markets possible.

NORAM EMPLOYEE MATTERS

     NorAm adopted, on July 10, 1996, the NorAm Energy Corp. 1996 Special Severance Policy (the "Special Policy") and the NorAm Energy Corp. 1996 General Severance Policy (the "General Policy" and together with the Special Policy, the "Policies") to provide severance benefits for eligible employees who are not covered by individual severance agreements. Two executive officers of NorAm, Dale C. Earwood and W. Craig Elias, are participants under the Special Policy. The Transaction will constitute a "change in control" pursuant to the Policies. Under the Policies, a participant generally becomes eligible for severance benefits if, within two years following a change in control, the participant's employment is terminated, except in the case of termination by (i) death, (ii) permanent disability, (iii) NorAm or its successor company for cause (as defined in the respective Policy) that are materially harmful to NorAm or (iv) the participant, unless the termination follows an announcement by NorAm regarding a reduction in the participants' pay or relocation of the participants' place of employment by more than 50 miles. Under the Special Policy (covering 72 NorAm employees), the severance cash amount is equal to the greater of (a) 1.5 or 2.0 (depending on the factor assigned to the particular employee) multiplied by annual "Compensation" (defined as base pay plus variable pay based on the maximum level of performance at time of termination or change in control, whichever is greater) or (b) three weeks of Compensation multiplied by the participant's years of service, but not less than six months of Compensation. Under the General Policy (covering all employees who are not covered by the Special Policy or an individual severance agreement), the severance cash amount is three weeks of Compensation multiplied by years of service, but not less than six months of Compensation. In addition, under both Policies, an eligible participant is entitled (upon a qualifying termination of employment) to (i) a lump-sum payment equal to the COBRA premium for medical and dental coverage for the lesser of 18 months or the number of months taken into account in the cash severance formula, (ii) appropriate outplacement services and (iii) if participant has reached age 45 and completed five years of service but has not attained age 55, treatment as a retiree for pension and retiree medical purposes, with benefits to commence at age 55 or termination of service, if later. The Special Policy also contains a "gross-up" payment if any compensation to the executive is subject to tax under Section 4999 of the Code as an "excess parachute payment."

     Pursuant to the Merger Agreement, Houston has agreed to honor the General Policy, the Special Policy, 15 individual executive severance agreements (see "-- Interests of Certain Persons in the Transaction -- Executive Severance Agreements and Other Arrangements"), certain NorAm employee benefit plans, programs, policies, arrangements and agreements and certain NorAm incentive compensation plans (the "Listed Plans") and will not adversely affect the benefits accrued thereunder at the Effective Time (or, solely with respect to the 15 severance agreements and the Policies accrued at termination of employment after the Effective Time).

     For one year after the Effective Time, the Merger Agreement generally obligates Houston to continue without adverse change all NorAm employee benefit plans other than the Listed Plans and the incentive and/or variable plans described below, except that any NorAm Common Stock investment fund offered under a NorAm employee benefit plan will be replaced by either a Houston Common Stock fund or a traditional investment fund, as determined by Houston. Thereafter, Houston will provide the employees of NorAm and each NorAm Affiliate (as defined in the Merger Agreement) with benefits that in the aggregate are not less favorable than those then provided to similarly situated employees of Houston. In the event a Houston employee benefit plan is made available to employees of NorAm and the NorAm Affiliates, all periods of service with NorAm and the NorAm Affiliates will be credited to such employees for all purposes other than accrual of benefits.

     If the Effective Time does not occur by December 31, 1996, awards made by NorAm under the NorAm 1994 Incentive Equity Plan (the "NorAm Incentive Plan") for the performance cycle beginning January 1, 1997 (the "Cycle X Awards") will be made by utilizing the same salary grade levels and corresponding award levels that were utilized in making awards for the performance cycle beginning January 1, 1996. Each Cycle X Award shall be conditioned upon (1) the recipient's waiver of the acceleration of incentive benefits provided for in any severance agreement with respect to any outstanding Cycle X Awards, (2) the recipient's agreement that (a) if the recipient becomes employed by Houston or an affiliate of Houston at the Effective Time, each outstanding Cycle X Award shall automatically expire, without consideration other than the grant of substitute awards by Houston as described below, and (b) if the recipient does not become employed by Houston or an affiliate of Houston at the Effective Time, (i) a fraction of the options subject to each outstanding Cycle X Award shall become immediately exercisable (and the option shall expire with respect to the remaining shares) and (ii) a fraction of all nonforfeited shares of restricted stock and opportunity shares subject to such award shall be immediately delivered to the recipient (and the remaining restricted shares and opportunity shares shall be forfeited), and that for purposes of determining the number of such option shares that accelerate and the number of restricted shares and opportunity shares that transfer, the related performance goals will be deemed to have been achieved at the opportunity (maximum) level and the fraction will reflect the number of days that have elapsed in the applicable performance cycle, and (3) the recipient's agreement that the foregoing arrangement does not constitute a reduction in the recipient's pay or benefits that would trigger a right to voluntarily terminate employment and receive severance benefits.

     As of the Effective Time, Houston shall cause substitute award(s) to be granted under the HI 1994 Long Term Incentive Compensation Plan to each individual whose award(s) under the NorAm Incentive Plan expired upon the individual's employment with Houston on terms and conditions substantially equal to the terms and conditions of the expired award. With respect to each performance cycle commencing after the Effective Time, all employees of NorAm and the NorAm Affiliates will be eligible to participate in all incentive compensation plans or variable pay plans maintained by Houston on substantially the same basis as similarly situated employees of Houston and the affiliates of Houston. The Compensation Committee or Benefits Committee of Houston, as applicable, shall have the sole and absolute authority to determine the NorAm employees eligible to receive, and the amount of, the awards described in this paragraph, whose good faith determination shall be conclusive and binding on all parties, including any employee who was employed by NorAm prior to the Effective Time.

     For the calendar year ending December 31, 1996, NorAm will pay to each employee of NorAm and the NorAm Affiliates who is a participant in a NorAm annual incentive compensation plan or a variable pay program the amount of annual incentive compensation or variable pay awarded to such employee for 1996 based on the level of performance goals actually attained by NorAm. The amount of such pay will be determined in accordance with normal practice, will not be prorated if the Effective Time is prior to December 31, 1996, and will be paid on or before March 15, 1997. If the Effective Time occurs in 1997, annual incentive compensation and variable pay awarded to employees of NorAm and the NorAm Affiliates for calendar 1997 will be paid as soon as practicable after the Effective Time based on the level of performance goals NorAm actually attained at the Effective Time (if such performance level can reasonably be determined) or (if such performance level cannot reasonably be determined) based on the target level of performance and will be prorated by multiplying the amount of incentive compensation so determined by a fraction, the numerator of which is the number of calendar days from and including January 1, 1997 through the date of the Effective Time and the denominator of which is 365.

     For a period of at least two years after the Effective Time, Houston will maintain and continue initiatives similar to those reflected in NorAm's Operation Breakthrough, a program addressing NorAm's corporate culture, and will consider extending or integrating such initiatives into Houston and the affiliates of Houston in order to more fully integrate the businesses, operations and employees of Houston and NorAm.

     NorAm has previously established two "rabbi trusts" with Boatman's Trust Company, as trustee (the "NorAm Rabbi Trusts"), to fund certain nonqualified benefit plans, programs and compensation agreements for employees and directors. Pursuant to resolutions adopted by the NorAm Board of Directors at the time the NorAm Rabbi Trusts were established, the execution of the Merger Agreement by NorAm would have caused the NorAm Rabbi Trusts to be funded. Pursuant to the Merger Agreement, NorAm has agreed to take such action as is necessary to rescind such funding resolutions. In exchange, Houston agreed to maintain the NorAm Rabbi Trusts for an indefinite period of time and to terminate the NorAm Rabbi Trusts only with the unanimous consent of those persons who would benefit from the NorAm Rabbi Trusts if the NorAm Rabbi Trusts were fully funded. In addition, Houston agreed to deliver to the trustee of the NorAm Rabbi Trusts, on or before the occurrence of a change in control of Houston (a change in control to have the same meaning as under the NorAm Rabbi Trusts as if the term "Company" referred to Houston), an amount that is not less than 120% multiplied by the aggregate "Fully Funded" amounts for all "subaccounts" as most recently determined by the "Actuary" (as such terms are defined in the NorAm Rabbi Trusts), unless those persons who would benefit from the funding of the NorAm Rabbi Trusts unanimously waive such funding.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     In considering the recommendation of the NorAm Board of Directors with respect to the Transaction, stockholders should be aware that certain members of the Board of Directors of NorAm and certain executive officers of NorAm have the following interests in the Transaction separate from their interests as NorAm stockholders.

     COMPOSITION OF THE HOUSTON BOARD. In connection with the Transaction, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant, who are currently directors of NorAm, will be elected as directors of Houston effective as of the Effective Time. See "Relationship of the Parties -- Following the Transaction -- Board of Directors of Houston."

     CERTAIN BENEFITS OF NON-EMPLOYEE DIRECTORS. As a result of the Transaction, each non-employee Director of NorAm who has completed five or more years of service as a non-employee Director will retire from such service and become entitled, under the NorAm Directors' Retirement Plan, to receive an annual retirement benefit equal to the annual cash fee paid to the Director for services to NorAm as in effect at the time of the Director's retirement. The retirement benefit will begin on the first day of the month following the later of the Director's retirement or attainment of age 65, and will be paid annually to the Director for a number of years equal to the Director's full years of service, not to exceed ten years. In addition, under the NorAm 1994 Restricted Stock Plan for Non-Employee Directors, all non-forfeited shares granted to any non-employee Director under the plan in a year prior to the year of the Transaction, and a portion of the non-forfeited shares granted to any non-employee Director in the year of the Transaction (prorated to reflect the period of the Director's service in the year of the Transaction), shall become full vested and non-forfeitable upon the Effective Time. The aggregate number of shares of restricted stock of the non-employee Directors of NorAm which will be fully vested and non-forfeitable upon the Effective Time are as follows: Joe E. Chenoweth -- 3,627; O. Holcombe Crosswell -- 3,627; Walter A. DeRoeck -- 3,627; Mickey P. Foret -- 2,716; Joseph M. Grant -- 2,716; Robert C. Hanna -- 3,627; Jeffrey W. Hart -- 2,716; Weldon H. Johnson -- 676; Myra Jones -- 3,627; and Bruce W. Wilkinson -- 1,127.

     EFFECT OF CHANGE IN CONTROL. The Transaction will constitute a "change in control" for compensation and benefit plans that contain a provision relating to a change in control of NorAm. The NorAm Incentive Plan provides that all outstanding options will become immediately exercisable in full in the event of a change in control of NorAm and the restrictions on the restricted shares will lapse (other than restrictions required by securities laws) and all opportunity shares granted for the performance cycle will be issued to the employee ("Acceleration of Benefits"). The aggregate number of shares of NorAm Common Stock that are covered options which will be so accelerated and the aggregate number of shares of restricted stock (including opportunity shares) in the NorAm Incentive Plan which will be without restrictions held by the following executive officers of NorAm are as follows: T. Milton Honea -- 151,369 (including 6,667 option shares pursuant to his compensation arrangement) and 159,313 (including 31,112 shares pursuant to his compensation arrangement); Charles M. Oglesby -- 80,717 (including 16,667 option shares pursuant to his compensation arrangement) and 73,450 (including 25,000 shares pursuant to his compensation arrangement); Michael B. Bracy -- 71,334 and 55,301; William A. Kellstrom -- 40,667 and 30,300; Hubert Gentry, Jr. -- 32,601 and 24,575; Rollie
G. Bohall -- 24,476 and 17,433; Michael A. Creel -- 12,734 and 9,900; Dale C.
Earwood -- 17,301 and 13,001; William C. Elias -- 53,802 and 31,208; Jack W.
Ellis -- 11,334 and 8,801; Robert N. Jones -- 32,512 and 23,625; William H. Kelly -- 26,901 and 21,050; Michael H. Means -- 32,601 and 24,575; Gary N.
Peterson -- 32,601 and 24,575; Rick L. Spurlock -- 26,334 and 20,250.

     The exercise prices of the stock options reflected above range from $5.25 to $8.625.

     During an election period commencing on the date HL&P publicly announces the date on which the Transaction will close and ending at 5:00 P.M. on the business day immediately prior to the Closing Date, each holder of an unexpired employee stock option to purchase NorAm Common Stock (including each of the named executives) shall be entitled to elect to either (i) have all or any portion of his or her stock options canceled and "cashed out" or (ii) have all or any portion of his or her stock options assumed by Houston. See "The Transaction -- Merger Consideration -- NorAm Employee Stock Options."

     EXECUTIVE SEVERANCE AGREEMENTS AND OTHER ARRANGEMENTS. On July 10, 1996, NorAm authorized severance agreements with 15 executive officers and other key executives of NorAm, including the following executive officers of NorAm: T. Milton Honea, Charles M. Oglesby, Michael B. Bracy, William A. Kellstrom, Hubert Gentry, Jr., Rollie G. Bohall, Michael A. Creel, Jack W. Ellis, Robert N. Jones, William H. Kelly, Michael H. Means, Gary N. Peterson and Rick L. Spurlock. Messrs. Honea and Bracy are also directors of NorAm.

     The severance agreements provide that on the date of the last regulatory approval of a change in control, the Acceleration of Benefits will occur and further provide for the payment of certain benefits to the executive if a so-called "double trigger" exists, that is, that a change in control has occurred and, within three years following a change in control, the executive's employment is terminated, except in the case of termination by (i) death, (ii) permanent disability, (iii) NorAm or its successor company for cause (as defined in the agreements) or (iv) the executive for any reason other than those expressly set forth in the severance agreement (generally including an adverse change in the executive's status, authority or position; a reduction in the executive's aggregate pay or benefits; failure by a successor company to assume the obligations under the severance agreement; relocation of NorAm's principal executive offices or the executive's principal location of work by more than 25 miles; or the requirement that the executive travel away from his office 20% more than was required of the executive in any of the three full years immediately prior to the change in control).

     The benefits payable by NorAm or its successor under each severance agreement in the event of a qualifying termination following a change of control include (i) a lump-sum cash amount equal to 2.99 (2.00 in the case of two executives) multiplied by the sum of (a) the executive's base salary (the highest rate in effect for any period prior to the termination date) plus (b) the annual bonus that would have been paid for the year in which the change in control occurred if the performance goals had been achieved at the maximum level, (ii) outplacement services, (iii) welfare benefits for a period of 36 months following termination of employment substantially similar to the benefits previously applicable to the executive, (iv) 36 months of additional service credit, treatment of the lump-sum severance payment as wages, and three additional years of deemed age for purposes of benefit accrual and eligibility for benefits under all benefit plans applicable to the executive, and (v) retiree welfare benefits for the executive's lifetime.

     The severance agreements provide for a "gross-up" payment if the executive is subject to excise taxes under Section 4999 of the Code (which relates to excess parachute payments under Section 280G of the Code). In addition, the severance agreements provide for the payment of accounting expenses related to any tax or severance agreement benefits for the executive and payment of legal fees incurred by the executive, if needed, to enforce his rights under the agreement. Performance of NorAm's obligation to pay legal fees under the severance agreements will be secured by a trust previously established by NorAm.

     INDEMNIFICATION. From and after the Effective Time, the surviving corporation of the merger involving NorAm (the "NorAm Surviving Corporation") will indemnify, defend and hold harmless each person who is at the date of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of NorAm or any of its subsidiaries or an employee of NorAm or any of its subsidiaries who acts as a fiduciary under any NorAm Benefit Plan (as defined in the Merger Agreement) or NorAm Pension Benefit Plan (as defined in the Merger Agreement) (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or such employee of NorAm or any of its subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent permitted under applicable law (and the NorAm Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). The NorAm Surviving Corporation will not have any obligation under the Merger Agreement to any Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated by the Merger Agreement is prohibited by applicable law. NorAm, HI, HL&P and Merger Sub have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, will survive the Transaction and will continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period will continue until the disposition of such Indemnified Liabilities.

     Pursuant to the Merger Agreement, the NorAm Surviving Corporation is obligated to maintain certain directors' and officers' liability insurance for a period of six years after the Effective Time.

AMENDMENT OF ARTICLES OF INCORPORATION

     Pursuant to the Merger Agreement and in connection with the Transaction (other than in connection with the Second Alternative Merger), the Restated Articles of Incorporation of HL&P will be amended to, among other things, (i) change the name of HL&P to "Houston Industries Incorporated," (ii) change the authorized capital stock from 10,001,100 shares to 410,000,000 shares and (iii) change the terms of the common stock to be essentially the same as the terms of the common stock of HI. See "Description of Houston Capital Stock -- Common Stock." The change in authorized shares results from the elimination of Class A (1,000 shares) and Class B (100 shares) common stock of HL&P and the creation of a new, single class of Houston Common Stock (400,000,000 shares). A copy of the proposed Amendment to HL&P's Restated Articles of Incorporation is attached as Exhibit A to the Merger Agreement, which is attached hereto as Appendix A, and is incorporated by reference herein.

DISSENTERS' APPRAISAL RIGHTS

     Record holders of HI Common Stock are not entitled to appraisal rights under Article 5.11 of the Texas Business Corporation Act (the "TBCA").

     Record holders of NorAm Common Stock are entitled to appraisal rights under
Section 262 of the Delaware General Corporation Law (the "DGCL"). A holder of NorAm Stock Options or NorAm Convertible Debentures must exercise such options or convert such debentures in order to obtain NorAm Common Stock before such holder will be entitled to appraisal rights as a stockholder of NorAm. A holder of NorAm Stock Options or NorAm Convertible Debentures is not otherwise entitled to appraisal rights. This discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Appendix D to this Joint Proxy Statement/Prospectus. A person having a beneficial interest in shares of NorAm Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect the appraisal rights provided under Section 262.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the NorAm Special Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section
262. THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL CONSTITUTE SUCH NOTICE TO THE RECORD HOLDERS OF NORAM COMMON STOCK. ANY SUCH STOCKHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS SHOULD REVIEW THE FOLLOWING DISCUSSION AND ANNEX D CAREFULLY, BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE DGCL.

     Under the DGCL, record holders of NorAm Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of NorAm Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, if any, as determined by such court. Such holders are, in such circumstances, entitled to appraisal rights because they hold stock of constituent corporations to the Transaction, and may be required by the Merger Agreement to accept Merger Consideration in the form of Cash Consideration or Stock Consideration. A holder of shares of NorAm Common Stock wishing to exercise his appraisal rights must deliver to the Secretary of NorAm, before the vote on the Merger Agreement at the NorAm Special Meeting, a written demand for appraisal of his shares of NorAm Common Stock. A vote against the Transaction shall not constitute such a demand. In addition, a holder of shares of NorAm Common Stock wishing to exercise his or her appraisal rights must hold his or her shares of record on the date the written demand for appraisal is made and must hold his or her shares continuously through the Effective Time. Stockholders who hold their shares of NorAm Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of those shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder.

     Within ten days after the Effective Time, the NorAm Surviving Corporation must send a notice as to the effectiveness of the appropriate merger to each person who has satisfied the appropriate provisions of Section 262 and who is entitled to appraisal rights under Section 262. Within 120 days after the Effective Time, but not thereafter, the NorAm Surviving Corporation, or any holder of shares of NorAm Common Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of such shares. The NorAm Surviving Corporation is not under any obligation, and Merger Sub has no present intention, to file a petition with respect to the appraisal of the "fair value" of the shares of NorAm Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262. A holder of shares of NorAm Common Stock will fail to perfect, or effectively lose, his right to appraisal if no petition for appraisal of shares of NorAm Common Stock is filed within 120 days after the Effective Time.

     If any holder of shares of NorAm Common Stock who demands appraisal of his shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the shares of NorAm Common Stock of such stockholder will be deemed to be Non-Election Shares in accordance with the Merger Agreement. See "-- Election Procedure." A holder may withdraw his demand for appraisal by delivering to the NorAm Surviving Corporation a written withdrawal of his demand for appraisal and acceptance of the Transaction, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the NorAm Surviving Corporation. Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

     Any holder of shares of NorAm Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of NorAm Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of NorAm Common Stock as of a date prior to the Effective
Time). Pursuant to the Merger Agreement, NorAm shall not, except with the prior written consent of HI, voluntarily make any payment with respect to any demands for appraisals of NorAm Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

NYSE LISTING OF COMMON STOCK

     It is a condition to the Transaction that the shares of Houston Common Stock to be issued in the Transaction be authorized for listing on the NYSE, subject to official notice of issuance. HI Common Stock is traded on the NYSE, the Chicago Stock Exchange and the London Stock Exchange under the symbol "HOU."

RESALES OF HOUSTON COMMON STOCK

     The shares of Houston Common Stock to be issued to the stockholders of HI and NorAm pursuant to the Merger Agreement are being registered under the Securities Act pursuant to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. However, because some stockholders of HI or NorAm are or may be affiliates of HI or NorAm and may be deemed to be affiliates of Houston, such persons will not be able to resell the Houston Common Stock received by them in the Transaction unless the Houston Common Stock is registered for resale under the Securities Act, is sold in compliance with an exemption from the registration requirements of the Securities Act or is sold in compliance with Rule 145 under the Securities Act.

     Pursuant to Rule 145 under the Securities Act, the sale of Houston Common Stock acquired by such former HI and NorAm stockholders pursuant to the Transaction will be subject to certain restrictions. Such persons may sell Houston Common Stock under Rule 145 only if (i) Houston has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months, (ii) the Houston Common Stock is sold in a "broker's transaction," which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to the broker,
(c) the broker does no more than execute the order and receive a nominal commission and (d) the broker does not solicit customer orders to buy the securities, and (iii) such sale and all other sales made by such person within the preceding three months do not collectively exceed the greater of (x) 1% of the outstanding shares of Houston Common Stock and (y) the average weekly trading volume of Houston Common Stock on all national securities exchanges during the four-week period preceding the sale.

     Persons who may be deemed to be affiliates of HI or NorAm generally include individuals or entities which control, are controlled by, or are under common control with, HI or NorAm, as the case may be, and may include certain officers and directors of HI or NorAm, as well as principal stockholders of HI or NorAm, as the case may be. The Merger Agreement requires NorAm to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that the affiliate will not offer or sell or otherwise dispose of any shares of Houston Common Stock issued to the affiliate in or pursuant to the Transaction in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

LITIGATION

     On August 14, 1996, an action styled Shaw v. NorAm Energy Corp., et al. was filed in the District Court of Harris County, Texas by a purported NorAm stockholder against NorAm, certain of its officers and directors and HI to enjoin the Transaction or to rescind the Transaction and/or to recover damages in the event that the Transaction is consummated. The complaint alleges, among other things, that the Merger Consideration is inadequate, that NorAm's Board of Directors breached its fiduciary duties and that HI aided and abetted such breaches of fiduciary duties. The complaint additionally alleges that the NorAm directors' agreement to the terms of the Transaction and its timing, and their alleged failure to auction NorAm, and to invite other bidders and provide a market check, demonstrate an absence of the exercise of due care and of loyalty to NorAm's public stockholders. In addition, the plaintiff seeks certification as a class action. NorAm, the NorAm directors and HI believe that the claims against them are without merit and intend to vigorously defend against the lawsuit.

                           CERTAIN REGULATORY MATTERS

     Set forth below is a summary of the regulatory requirements affecting the Transaction. Failure to obtain any necessary regulatory approval or any adverse conditions that are imposed with respect to any necessary regulatory approval may affect the consummation of the Transaction.

ANTITRUST CONSIDERATIONS

     The HSR Act and the rules and regulations thereunder provide that certain transactions (including the Transaction) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the specified HSR Act waiting period requirements have been satisfied. HI and NorAm submitted respective Premerger Notifications pursuant to the HSR Act on August 23 and 26, 1996, respectively. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Transaction on antitrust grounds. Neither HI nor NorAm believes that the Transaction will violate federal antitrust laws. If the Transaction is not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, HI and NorAm must submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period must expire or be earlier terminated before the Transaction can be consummated.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

     HI is a "public utility holding company" as defined in the 1935 Act and is exempt from regulation as a registered public utility holding company under the 1935 Act except with respect to the acquisition of voting securities of other domestic "public utility companies" and utility holding companies. HL&P and NorAm are both public utility companies as defined in the 1935 Act. HI is filing an application with the SEC requesting an order granting Houston an exemption from regulation as a registered public utility holding company under section 3(a)(2) of the 1935 Act. Section 3(a)(2) of the 1935 Act provides that the SEC shall exempt any public utility holding company, and each subsidiary thereof, from the provisions of the 1935 Act (unless the SEC finds the exemption detrimental to the public interest or the interest of investors or consumers), if the public utility holding company is predominantly a public utility company whose operations as such do not extend beyond the state in which it is organized and states contiguous thereto. If the order is not granted and HL&P, after consultation with its legal counsel, determines that upon consummation of the Transaction, Houston would not be an exempt public utility holding company under section 3(a)(2) of the 1935 Act, the Merger Agreement provides that the parties will effect the First Alternative Merger in lieu of the Basic Mergers. In the First Alternative Merger, HI and NorAm would both merge into HL&P. In that event, no SEC approval would be required.

ATOMIC ENERGY ACT OF 1954

     HL&P holds an operating license from the Nuclear Regulatory Commission (the "NRC") in connection with its role as project manager of the South Texas Project Electric Generating Station (the "South Texas Project"). The NRC has authority to determine whether any transfer of control over an NRC operating license is in accordance with provisions of the Atomic Energy Act of 1954. HL&P is giving the NRC formal notice of the Transaction and the other transactions contemplated by the Merger Agreement and is requesting such authorizations as may be required under the Atomic Energy Act as a result of the Transaction.

STATE REGULATORY MATTERS

     NorAm's natural gas distribution operations are regulated as public utilities in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Statutes and/or regulations in Arkansas, Louisiana, Minnesota, Mississippi and Oklahoma require HI and NorAm to obtain prior approval of the Transaction from utility regulatory commissions in those states. The required filings are being made in each state. HI and NorAm's filings will be reviewed under standards generally requiring a determination that the Transaction is not inconsistent with the public interest.

OTHER REGULATORY MATTERS

     The power marketing operations of NES are conducted pursuant to power marketing authorization granted by the FERC. NorAm and HI are filing notice of a change in the status of NES to reflect its post-merger affiliation with Houston and for confirmation that NES may continue power marketing activities at market-based rates following the Transaction.

     NorAm possesses municipal franchises and environmental permits and licenses that require the consent of the licensor to the Transaction or may need to be renewed, replaced or transferred as a result of the Transaction. Appropriate filings and requests for consents are being made with the respective municipalities and other licensors.

     The parties to the Merger Agreement have agreed to cooperate and use their best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity (as defined in the Merger Agreement) required to be obtained or made by NorAm, HI, HL&P or any of their subsidiaries in connection with the Transaction or the taking of any action contemplated thereby or by the Merger Agreement.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS INCLUDED AS APPENDIX A TO THIS JOINT PROXY
STATEMENT/PROSPECTUS AND IS INCORPORATED IN ITS ENTIRETY HEREIN BY REFERENCE.

CONDITIONS TO THE TRANSACTION

  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION

     The respective obligations of each party to effect the Transaction are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          STOCKHOLDER APPROVAL. The Merger Agreement, the Transaction and the issuance of the Stock Consideration in the Transaction shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of HI Common Stock entitled to vote thereon. The Merger Agreement and the Transaction shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of NorAm Common Stock entitled to vote thereon.

          NYSE LISTING. The shares of Houston Common Stock issuable to HI stockholders and NorAm stockholders pursuant to the Merger Agreement and such other shares of Houston Common Stock required to be reserved for issuance in connection with the Transaction shall have been authorized for listing on the NYSE upon official notice of issuance.

          OTHER APPROVALS. The waiting period applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby by NorAm, HI, HL&P and Merger Sub shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely in the judgment of HI to result in a Material Adverse Effect (as defined in the Merger Agreement) on Houston (assuming the Transaction had taken place) or to materially adversely affect the consummation of the Transaction, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, in the judgment of HI, a Material Adverse Effect on NorAm or Houston (assuming the Transaction had taken place). Unless otherwise agreed to by HI, no such consent, approval, permit or authorization shall then be subject to appeal.

          THE REGISTRATION STATEMENT. The Registration Statement of which this Joint Proxy Statement/Prospectus forms a part shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over HL&P, HI or NorAm, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Transaction; provided, however, that prior to any party invoking this condition, such party shall have complied fully with its obligations to provide information and obtain such consents and approvals from Governmental Entities in connection with the Transaction and, in addition, use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by the Merger Agreement.

  ADDITIONAL CONDITIONS TO OBLIGATIONS OF HI, HL&P AND MERGER SUB

     The obligations of HI, HL&P and Merger Sub to effect the Transaction are subject to the satisfaction at or prior to the Closing Date of the following additional conditions, any or all of which may be waived in whole or in part by HI, HL&P and Merger Sub:

          REPRESENTATIONS AND WARRANTIES. The representations and warranties of NorAm set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in the Merger Agreement) could not reasonably be expected to have a Material Adverse Effect on NorAm or as otherwise contemplated by the Merger Agreement, and HI shall have received a certificate signed on behalf of NorAm by the chief executive officer and by the chief financial officer of NorAm to such effect.

          PERFORMANCE OF OBLIGATIONS OF NORAM. NorAm shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and HI shall have received a certificate signed on behalf of NorAm by the chief executive officer and by the chief financial officer of NorAm to such effect.

          LETTERS FROM NORAM AFFILIATES AND OTHER STOCKHOLDERS. NorAm shall cause to be prepared and delivered to HL&P a list identifying all persons who, at the time of the NorAm Special Meeting, may be deemed to be "affiliates" of NorAm as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). NorAm shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to HL&P on or prior to the Effective Time, a written agreement that such person will not sell, pledge, transfer or otherwise dispose of any shares of Houston Common Stock issued to such Affiliate pursuant to the Transaction, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

          NUMBER OF DISSENTING SHARES. At the Effective Time, the aggregate number of Dissenting Shares shall not exceed 10% of the total number of outstanding shares of NorAm Common Stock.

          TAX OPINION. HI shall have received an opinion, in form and substance satisfactory to HI, dated the Closing Date, of Baker & Botts, L.L.P., counsel to HI, to the effect that, if the Transaction is consummated in accordance with the terms of the Merger Agreement, each merger in the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          NO MATERIAL LIMITATIONS OR RESTRAINTS. No Injunction shall be in effect (i) imposing any material limitation upon the ability of HI or any of its subsidiaries effectively to control the business or operations of NorAm or any of its subsidiaries or (ii) prohibiting or imposing any material limitation upon HI's or any of its subsidiaries' ownership or operation of all or any material portion of the business or assets or properties of HI or NorAm or any of their respective subsidiaries or compelling HI or NorAm or any of their respective subsidiaries to divest or hold separate all or any material portion of the business or assets or properties of HI or NorAm or any of their respective subsidiaries or imposing any other material limitation on any of them in the conduct of their businesses and no such action by any Governmental Entity seeking such an Injunction or an Injunction preventing or making illegal the consummation of the Transaction shall be pending; provided, however, that prior to invoking this condition, HI, HL&P and Merger Sub shall have complied fully with their obligations to provide information and obtain such consents and approvals from Governmental Entities in connection with the Transaction and, in addition, use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by the Merger Agreement.

          NORAM REQUIRED CONSENTS. The NorAm Required Consents (as defined in the Merger Agreement) shall have been obtained, except for such NorAm Required Consents the failure of which to be obtained would not have a Material Adverse Effect on NorAm.

  ADDITIONAL CONDITIONS TO OBLIGATIONS OF NORAM

     The obligations of NorAm to effect the Transaction are subject to the satisfaction at or prior to the Closing Date of the following additional conditions, any or all of which may be waived in whole or in part by NorAm:

          REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of HI, HL&P and Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in the Merger Agreement) could not reasonably be expected to have a Material Adverse Effect on HI or as otherwise contemplated by the Merger Agreement, and NorAm shall have received a certificate signed on behalf of HI by the chief executive officer and by the chief financial officer of HI to such effect.

          PERFORMANCE OF OBLIGATIONS OF HI, HL&P AND MERGER SUB. HI, HL&P and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date, and NorAm shall have received a certificate signed on behalf of HI by the chief executive officer and by the chief financial officer of HI to such effect.

          TAX OPINION. NorAm shall have received an opinion, in form and substance satisfactory to NorAm, dated the Closing Date, of Jones, Day, Reavis & Pogue, counsel to NorAm, to the effect that, if the Transaction is consummated in accordance with the terms of the Merger Agreement, the NorAm Merger (or in lieu thereof, the Selected Alternative Merger) should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          HI REQUIRED CONSENTS. The HI Required Consents (as defined in the Merger Agreement) shall have been obtained, except for such HI Required Consents the failure of which to be obtained would not have a Material Adverse Effect on HI.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties by each of HI, HL&P and NorAm relating to, among other things, (i) each of their and certain of their respective subsidiaries' organization and similar corporate matters, (ii) each of their capital structures, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations of or defaults under the charters, as amended, or By-Laws, as amended, of each of HI, HL&P and NorAm, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HI, HL&P or NorAm or any of their respective subsidiaries or any of their respective properties or assets, (iv) the documents and reports filed by each of them with the SEC and the accuracy of the information contained therein, (v) the accuracy of the information provided by each of them with respect to the Registration Statement and this Joint Proxy Statement/Prospectus, (vi) the absence of certain events, changes or effects, (vii) the absence of undisclosed material liabilities,
(viii) compliance with certain laws, (ix) litigation, (x) taxes, (xi) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (xii) labor matters, (xiii) intellectual property matters, (xiv) environmental matters, (xv) maintenance of insurance, (xvi) contracts, (xvii) regulatory proceedings, (xviii) regulation as a utility, (xix) fairness opinions, (xx) the stockholder vote required to approve the Merger Agreement, (xxi) beneficial ownership of the other party's common stock, (xxii) nonapplicability to the Merger of Article Fifth of NorAm's Restated Certificate of Incorporation and Section 203 of the DGCL, (xxiii) certain change of control provisions in NorAm's debt instruments and (xxiv) broker's or similar fees.

CERTAIN COVENANTS -- CONDUCT OF BUSINESS OF NORAM

     During the period from the date of the Merger Agreement and continuing until the Effective Time, NorAm has agreed as to itself and its subsidiaries that (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that HI has otherwise consented in writing):

          ORDINARY COURSE. Each of NorAm and its subsidiaries shall carry on its businesses in the ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, subject to certain NorAm employee matters, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          DIVIDENDS; CHANGES IN STOCK. Except as specifically disclosed to HI, NorAm shall not and it shall not permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of (x) regular quarterly cash dividends not in excess of $.07 per share of NorAm Common Stock with usual record and payment dates for such dividend, (y) regular quarterly cash distributions not in excess of $.7813 per share of 6 1/4% Convertible Trust Originated Preferred Securities of NorAm Financing I with usual record and payment dates for such distribution and (z) dividends from a subsidiary of NorAm to NorAm or another subsidiary of NorAm and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a subsidiary of NorAm; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of NorAm capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date of the Merger Agreement or as contemplated by any existing employee benefit plan.

          ISSUANCE OF SECURITIES. Except as specifically disclosed to HI, NorAm shall not and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt (as defined in the Merger Agreement) or other voting securities of NorAm or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of NorAm Common Stock upon the exercise of stock options granted under the NorAm Stock Plans (as defined in the Merger Agreement) which are outstanding on the date of the Merger Agreement, or in satisfaction of stock grants or stock-based awards made prior to the date of the Merger Agreement pursuant to NorAm Stock Plans or upon conversion of the NorAm Convertible Debentures; and (ii) issuances by a wholly owned subsidiary of its capital stock to its parent.

          GOVERNING DOCUMENTS. NorAm shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws.

          NO ACQUISITIONS. Other than acquisitions previously disclosed to HI or whose purchase price does not exceed $25 million in the aggregate, NorAm shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          NO DISPOSITIONS. Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to NorAm and its subsidiaries taken as a whole, or dispositions as to which the aggregate market value is not in excess of $10 million, NorAm shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

          NO DISSOLUTION, ETC. NorAm shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such party or any of its Significant Subsidiaries (as defined in the Merger Agreement).

          CERTAIN EMPLOYEE MATTERS. Except as may be required by applicable law or any agreement to which NorAm or any NorAm Affiliate (as defined in the Merger Agreement) is a party on the date of the Merger Agreement or as expressly contemplated by the Merger Agreement, NorAm shall not, nor shall it permit any NorAm Affiliate to:

             (i) amend, or increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the Internal Revenue Service, and maintained by, contributed to or entered into by, NorAm or any NorAm Affiliate;

             (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the Internal Revenue Service, of NorAm or any NorAm Affiliate (a "NorAm Covered Person"), except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to NorAm or any NorAm Affiliate;

             (iii) adopt, establish or implement any plan, policy or other arrangement providing for any form of benefits or other compensation to any NorAm Covered Person;

             (iv) enter into or amend any employment agreement, severance agreement or other contract, agreement or arrangement with any NorAm Covered Person; or

             (v) pay or agree to pay any pension, retirement allowance or other benefit not required or contemplated by any of the existing NorAm Benefit Plans as in effect on the date of this Agreement to any NorAm Covered Person.

          INDEBTEDNESS; LEASES; CAPITAL EXPENDITURES. NorAm shall not, nor shall NorAm permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money (except under NorAm's existing credit facilities, including NorAm's receivable sales facility, and renewals thereof, and refinancings of existing debt that permit prepayment of such debt without penalty) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of NorAm or any of its subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make capital expenditures not provided for in the capital budget, as amended and approved by NorAm prior to the date of the Merger Agreement.

          ACCOUNTING. NorAm shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or generally accepted accounting principles.

          AFFILIATE TRANSACTIONS. NorAm shall not, nor shall it permit any of its subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act), other than with wholly owned subsidiaries of NorAm, on terms materially less favorable to NorAm or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          RATE MATTERS. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practices, ten business days prior to making any filing regarding any changes in its or its subsidiaries' rates or charges (other than pass-through fuel and gas rates or charges under existing tariffs or rate schedules), standards of service, accounting or the services it provides (or any amendment thereto) with any Governmental Entity, NorAm shall, and shall cause its subsidiaries to, deliver a copy of such filing or amendment to HI. NorAm shall, and shall cause its subsidiaries to, make all such filings only in the ordinary course of business consistent with past practices.

          CONTRACTS. NorAm shall not, nor shall it permit any of its subsidiaries to, except in the ordinary course of business consistent with past practice and NorAm policy, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which it or any of its subsidiaries is a party or waive, release or assign any material rights or claims. NorAm shall not, nor shall it permit any of its subsidiaries to, enter into any contract involving total consideration of $10 million or more, or in the case of NES, any gas or power marketing contract involving total consideration of $50 million or more, with a term longer than one year which is not terminable by NorAm or any such subsidiary of NorAm without penalty upon no more than 30 days' prior notice.

          INSURANCE. NorAm shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          PERMITS. NorAm shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing NorAm Permits (as defined in the Merger Agreement) which are material to their respective operations.

          TAX MATTERS. NorAm shall not (i) make or rescind any material express or deemed election relating to Taxes (as defined in the Merger Agreement) unless it is reasonably expected that such action will not adversely affect NorAm, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where NorAm has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not adversely affect NorAm or
     (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the taxable year ending December 31, 1995, except as may be required by applicable law or except for such changes that are reasonably expected not to adversely affect NorAm.

          DISCHARGE OF LIABILITIES. NorAm shall not, nor shall it permit any of its subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of NorAm included in NorAm's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, or incurred in the ordinary course of business consistent with past practice.

          OTHER ACTIONS. NorAm shall not, and shall not permit any of its subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Transaction.

          AGREEMENTS. NorAm shall not, nor shall it permit any of its subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

          NO SOLICITATION. From and after the date of the Merger Agreement, NorAm will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its subsidiaries (collectively, "NorAm Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of providing information) any prospective buyer or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such proposal; provided, however, that, notwithstanding any other provision of the Merger Agreement, (i) NorAm's Board of Directors may take and disclose to NorAm's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) prior to approval of the Merger Agreement by NorAm's stockholders and following receipt from a third party (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with NorAm or any NorAm Representatives) of a bona fide Acquisition Proposal that is financially superior to the Transaction and reasonably capable of being financed (as determined in each case in good faith by NorAm's Board of Directors after consultation with NorAm's financial advisors), (x) NorAm may engage in discussions or negotiations with such third party and may furnish such third party information concerning NorAm and its business, properties and assets if such third party executes a confidentiality and standstill agreement in reasonably customary form and (y) the Board of Directors of NorAm may withdraw, modify or not make its recommendation to its stockholders to approve the Merger Agreement or terminate the Merger Agreement prior to the approval of the Merger Agreement by NorAm's stockholders and after NorAm has given HI at least one week's prior notice of its intention to effect such termination, has negotiated with HI to make such adjustments to the terms and conditions of the Merger Agreement as would enable NorAm to proceed with the transactions contemplated by the Merger Agreement and has paid the appropriate termination fee to HI, but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of NorAm shall conclude in good faith based on the written advice of NorAm's outside counsel that such action is necessary in order for the Board of Directors of NorAm to act in a manner that is consistent with its fiduciary obligations under applicable law, notwithstanding (1) a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties and (2) any concessions which may be offered by HI in negotiations described above or otherwise. NorAm shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by NorAm or any NorAm Representatives with respect to any Acquisition Proposal. NorAm will promptly notify HI of any such discussions or negotiations, requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal and the material terms and conditions of any Acquisition Proposal. As used in the Merger Agreement, "Acquisition Proposal" means any proposal or offer, other than a proposal or offer by HI or any of its affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving NorAm or any Significant Subsidiary of NorAm or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, NorAm or any of its Significant Subsidiaries.

CERTAIN COVENANTS -- CONDUCT OF BUSINESS OF HI AND HL&P

     During the period from the date of the Merger Agreement and continuing until the Effective Time, HI and HL&P have agreed as to themselves and their subsidiaries that (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that NorAm has otherwise consented in writing):

          DIVIDENDS; CHANGES IN STOCK. Except as specifically disclosed to NorAm, each of HI and HL&P shall not (i) engage in any material repurchase at a premium, recapitalization, restructuring or reorganization with respect to its capital stock (other than (x) pursuant to HI's common stock repurchase program or (y) in connection with the Transaction), including, without limitation, by way of any extraordinary dividends on or other extraordinary distributions in respect of any of its capital stock, (ii) engage in any repurchase of HI Common Stock (other than pursuant to the HI Stock Plans (as described in the Merger Agreement)) during the period beginning 45 days prior to the Effective Time and ending at the Effective Time or (iii) amend any material term or provision of the HL&P Common Stock.

          GOVERNING DOCUMENTS. HL&P shall not amend or propose to amend its Restated Articles of Incorporation with respect to the rights of the holders of HL&P Common Stock except as contemplated in the Merger Agreement.

          INSURANCE. HI shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          PERMITS. HL&P and HI shall use reasonable efforts to maintain in effect all existing HI Permits (as defined in the Merger Agreement) which are material to their respective operations.

          CERTAIN ACQUISITIONS. Other than acquisitions as to which the purchase price is not in excess of $200 million, HI shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof the principal business of which is not related to the sale, transmission, distribution, marketing or generation of electric power or gas or other regulated or unregulated utility operations. HI will consult with appropriate NorAm personnel prior to any acquisition with a purchase price in excess of $200 million and NorAm shall keep any such information strictly confidential.

          OTHER ACTIONS. Each of HI and HL&P shall not, and shall not permit any of their subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Transaction.

          AGREEMENTS. Each of HI and HL&P shall not agree in writing or otherwise to take any action inconsistent with the foregoing.

ADDITIONAL AGREEMENTS

     Pursuant to the Merger Agreement, HI, HL&P and NorAm have agreed that (i) they will prepare and file this Joint Proxy Statement/Prospectus and have it mailed to stockholders at the earliest practicable date, HL&P will prepare and file with the SEC the Registration Statement, and each will use their best efforts to have the Registration Statement declared effective, (ii) they will use their best efforts to have timely delivered to the other letters from their independent public accountants, (iii) they will each afford to the other access to their respective officers, properties and other information as the other party may reasonably request, (iv) they will each call meetings of their respective stockholders to be held as promptly as practicable, (v) they will use all commercially reasonable efforts to obtain any consent, authorization or approval of any Governmental Entity required in connection with the Transaction and to obtain all NorAm Required Consents and all HI Required Consents, (vi) NorAm will provide a list of persons who may be "affiliates" as defined in Rule 145 of the Securities Act, and use its best efforts to obtain from each such person an undertaking not to transfer shares of HI Common Stock issued to such person pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145,
(vii) HL&P will take action necessary to permit it to issue shares of Houston Common Stock pursuant to the Transaction and will use all reasonable efforts to have approved for listing on the NYSE, subject to official notice of issuance, the shares of Houston Common Stock to be issued in the Transaction and shares of Houston Common Stock issued or reserved for issuance under the NorAm Stock Plans, (viii) they each agree to certain employee matters (see "the
Transaction -- NorAm Employee Matters"), (ix) Houston will assume certain outstanding stock options to purchase NorAm Common Stock, convert such options to options to purchase Houston Common Stock (see "The Transaction -- Merger Consideration -- NorAm Employee Stock Options") and file a registration statement with respect to such Houston Common Stock subject to the converted options, (x) Houston will, subject to certain limits, maintain directors' and officers' liability insurance for officers and directors of NorAm and its subsidiaries, (xi) Houston will comply with all laws governing the shutdown of operations of facilities, (xii) HI will take certain actions with respect to certain indebtedness and credit agreements of NorAm, (xiii) they each agree to cooperate and use reasonable best efforts to defend any claim arising from or in connection with the Transaction, (xiv) they will not take any action that would cause the Transaction not to qualify as a reorganization under Section 368(a) of the Code, (xv) they will cooperate and consult with the other regarding press releases and changes that may have a Material Adverse Effect and (xvi) the Board of Directors of Houston will take such action as may be necessary to cause the election of four persons, each of whom is mutually agreed upon by NorAm and HI and was a director of NorAm immediately prior to the date of the Merger Agreement, to be directors of Houston immediately after the Effective Time (see "Relationships of the Parties -- Following the Transaction -- Board of Directors of Houston.").

     Each of the parties to the Merger Agreement have agreed to take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on either of them with respect to the Transaction (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and to promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their subsidiaries in connection with the Transaction. Each party to the Merger Agreement has agreed to cooperate and use its best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by NorAm, HI, HL&P or any of their subsidiaries in connection with the Transaction or the taking of any action contemplated thereby or by the Merger Agreement. In addition, each party to the Merger Agreement has agreed to take all commercially reasonable actions necessary to obtain all NorAm Required Consents and all HI Required Consents, as the case may be.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the HI stockholders and NorAm stockholders, but, after any such approval, no amendment which by law requires further approval by such stockholders shall be made without such further approval.

     At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; and (iii) waive compliance with any of the agreements or conditions contained therein.

TERMINATION

     The Merger Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Transaction by the stockholders of NorAm or HI:

          (1) by mutual consent of NorAm and HI;

          (2) by either NorAm or HI if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such Injunction or other action shall have become final and nonappealable; or (ii) any required approval of the stockholders of the other party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

          (3) by either NorAm or HI if the Transaction shall not have been consummated by August 11, 1997 (the "Initial Termination Date"); provided, however, that the right to so terminate the Merger Agreement shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under the Merger Agreement has been the cause of or resulted in the failure of the Transaction to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to consummating the Transaction set forth under "-- Conditions to the Transaction -- Conditions to Each Party's Obligation to Effect the Mergers -- Other Approvals" above shall not have been fulfilled but all other conditions to consummating the Transaction shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to December 31, 1997;

          (4) by HI if (i) for any reason NorAm fails to call and hold a stockholders meeting for the purpose of voting upon the Merger Agreement and the Transaction by February 15, 1997; (ii) NorAm shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by NorAm at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by NorAm of notice of such breach and is existing at the time of termination of the Merger Agreement); (iii) any representation or warranty of NorAm contained in the Merger Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by NorAm of notice of such breach and is existing at the time of termination of the Merger Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in the Merger Agreement) could not reasonably be expected to have a Material Adverse Effect on NorAm; (iv) after the date of the Merger Agreement there has been any Material Adverse Change (as defined in the Merger Agreement) with respect to NorAm, except for general economic changes or changes that may affect the industries of NorAm or any of its subsidiaries generally; or
     (v) any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions set forth above in "-- Conditions to the Transaction -- Additional Conditions to Obligations of HI, HL&P and Merger Sub -- No Material Limitations or Restraints" and such Injunction or other action shall have become final and nonappealable;

          (5) by NorAm if (i) other than pursuant to an Alternative Merger, the Board of Directors of HI shall have withdrawn or modified, in any manner which is adverse to NorAm, its recommendation or approval of the Transaction or the Merger Agreement and the transactions contemplated thereby or shall have resolved to do so; (ii) other than pursuant to an Alternative Merger, for any reason HI fails to call and hold a stockholders meeting for the purpose of voting upon the Merger Agreement and the Transaction by February 15, 1997; (iii) HI, HL&P or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by HI of notice of such breach and is existing at the time of termination of the Merger Agreement); (iv) any representation or warranty of HI or HL&P contained in the Merger Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by HI of notice of such breach and is existing at the time of termination of the Merger Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in the Merger Agreement) could not reasonably be expected to have a Material Adverse Effect on HI; or (v) after the date of the Merger Agreement there has been any Material Adverse Change with respect to HI, except for general economic changes or changes that may affect the industries of HI or any of its subsidiaries generally;

          (6) by HI, if (i) the Board of Directors of NorAm shall have withdrawn or modified, in any manner which is adverse to HI, HL&P or Merger Sub, its recommendation or approval of the Transaction or the Merger Agreement and the transactions contemplated thereby or shall have resolved to do so, or
     (ii) the Board of Directors of NorAm shall have recommended to the stockholders of NorAm any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so; or

          (7) by NorAm, prior to approval of the Merger Agreement by NorAm's stockholders, if NorAm shall exercise its termination right described above under "-- Certain Covenants -- Conduct of Business of NorAm -- No Solicitation"; provided that NorAm may not effect such termination unless and until (i) NorAm gives HI at least one week's prior notice of its intention to effect such termination; (ii) during such week, NorAm shall, and shall cause its respective financial and legal advisors to, negotiate with HI to make such adjustments in the terms and conditions of the Merger Agreement as would enable NorAm to proceed with the transactions contemplated herein; and (iii) NorAm pays the appropriate termination fee to HI concurrently with such termination.

EXPENSES AND TERMINATION FEE

     Each party to the Merger Agreement is required to pay all costs and expenses incurred by it in connection with the Merger Agreement and all the transactions contemplated thereby except that the filing fees with respect to this Joint Proxy Statement/Prospectus and the Registration Statement shall be shared equally by HL&P and NorAm.

     The Merger Agreement provides that:

          (A) If (i) HI or NorAm terminates the Merger Agreement pursuant to clause (ii) of item 6 above or item 7 above or (ii) HI terminates this Agreement pursuant to clause (ii) of item 2 above or clause (i) of item 6 above and at the time of such termination or prior to the NorAm Special Meeting there shall have been an Acquisition Proposal, NorAm shall, on the day of such termination, pay HI a fee of $75 million.

          (B) If HI terminates the Merger Agreement pursuant to clause (i) or
     (ii) of item 4 above, in either case as a result of a willful breach of the Merger Agreement by NorAm, and clause (ii) of (A) above shall not apply, NorAm shall, on the day of such termination, pay HI a fee of $35 million.

          (C) If HI terminates the Merger Agreement pursuant to clause (ii) of item 2 above or clause (i) of item 6 above and clause (ii) of (A) above shall not apply, NorAm shall, on the day of such termination, pay HI a fee of $10 million.

          (D) If NorAm terminates the Merger Agreement pursuant to clause (ii) or (iii) of item 5 above, in either case as result of a willful breach of this Agreement by HL&P, HI or Merger Sub, HI shall, on the day of such termination, pay NorAm a fee of $35 million.

          (E) If NorAm terminates the Merger Agreement pursuant to clause (ii) of item 2 above or clause (i) of item 5 above, HI shall, on the day of such termination, pay NorAm a fee of $10 million.

          (F) If within 12 months of any termination described in item 2 or 3 above, NorAm agrees to or consummates an Acquisition Proposal, then upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed, then at the closing of such Acquisition Proposal, NorAm shall pay HI a fee equal to $75 million minus any amounts as may have been previously paid by NorAm pursuant to items described above.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the Transaction. The unaudited pro forma condensed balance sheet as of June 30, 1996 is presented as if the Transaction had occurred on that date. The unaudited pro forma condensed statements of income for the year ended December 31, 1995 and the six months ended June 30, 1996 assume that the Transaction occurred at the beginning of each period presented. The acquisition of NorAm will be treated as a purchase for accounting purposes. The assets acquired and the liabilities assumed will be recorded at their fair values.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of HI and NorAm and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of HI and NorAm incorporated by reference herein. See "Incorporation of Certain Documents by Reference." The unaudited pro forma condensed statements of income are not necessarily indicative of the financial results that would have occurred had the Transaction been consummated on the indicated dates, nor are they necessarily indicative of future financial results. Results for the interim periods do not necessarily indicate results for the full year.

     The pro forma adjustments are based on preliminary assumptions and estimates made by HI's management and do not reflect adjustments for anticipated operating efficiencies and cost savings HI expects to achieve as a result of the merger. The actual allocation of the consideration paid for NorAm may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the Effective Time of the Transaction, which could vary significantly from the amounts as of June 30, 1996.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1996
                             (THOUSANDS OF DOLLARS)

                                     ASSETS

                                                        HISTORICAL                       PRO FORMA
                                                --------------------------     ------------------------------
                                                    HI            NORAM        ADJUSTMENTS         COMBINED
                                                -----------     ----------     -----------        -----------
Net Property, Plant and Equipment.............  $ 8,800,025     $2,405,904     $  463,983 (d)     $11,669,912
                                                -----------     ----------     ----------         -----------
Current Assets:
  Cash and cash equivalents...................        5,150         21,600        (21,600)(e)           5,150
  Accounts and notes receivable -- net........       94,335        336,714                            431,049
  Inventories.................................      199,359         80,164                            279,523
  Other.......................................       33,926         31,958                             65,884
                                                -----------     ----------     ----------         -----------
      Total...................................      332,770        470,436        (21,600)            781,606
                                                -----------     ----------     ----------         -----------
Investments and Other Assets:
  Investment in Time Warner securities........    1,029,250                                         1,029,250
  Deferred plant costs -- net.................      600,243                                           600,243
  Investments in and advances to
    unconsolidated affiliates -- net..........      479,958                                           479,958
  Goodwill....................................                     474,032       (474,032)(e)       1,868,226
                                                                                1,868,226(e)
  Other.......................................      932,540        245,955        (31,700)(i)       1,146,795
                                                -----------     ----------     ----------         -----------
      Total...................................    3,041,991        719,987      1,362,494           5,124,472
                                                -----------     ----------     ----------         -----------
         Total................................  $12,174,786     $3,596,327     $1,804,877         $17,575,990
                                                ============    ==========     ==========         ============

                                       CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock equity.........................  $ 4,051,677     $  787,895     $1,227,672(a)      $ 5,279,349
                                                                                 (787,895)(e)
  Preferred stock -- not subject to mandatory
    redemption................................      351,345                                           351,345
  NorAm obligated mandatorily redeemable,
    convertible preferred securities of
    subsidiary trust..........................                     167,762       (167,762)(e)               0
  Long-term debt, less current maturities.....    3,062,281      1,106,969      1,274,595(b)        5,494,911
                                                                                   51,066(c)
                                                -----------     ----------     ----------         -----------
         Total................................    7,465,303      2,062,626      1,597,676          11,125,605
                                                -----------     ----------     ----------         -----------
Current Liabilities:
  Notes payable...............................      832,136                                           832,136
  Accounts payable............................      166,658        421,652                            588,310
  Taxes accrued...............................      133,520         56,047                            189,567
  Interest accrued............................       73,459         34,188                            107,647
  Dividends declared..........................       98,056                                            98,056
  Current portion of long-term debt and
    preferred stock...........................      419,457        280,250                            699,707
  Other.......................................      140,069        138,272                            278,341
                                                -----------     ----------     ----------         -----------
      Total...................................    1,863,355        930,409                          2,793,764
                                                -----------     ----------     ----------         -----------
Other Liabilities and Deferred Credits:
  Accumulated deferred income taxes...........    2,054,248        313,296         93,701(e)        2,461,245
  Unamortized investment tax credit...........      382,425                                           382,425
  Other.......................................      409,455        289,996        113,500(i)          812,951
                                                -----------     ----------     ----------         -----------
      Total...................................    2,846,128        603,292        207,201           3,656,621
                                                -----------     ----------     ----------         -----------
         Total................................  $12,174,786     $3,596,327     $1,804,877         $17,575,990
                                                ===========     ==========     ==========         ===========

             See Notes to Unaudited Pro Forma Financial Statements.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            HISTORICAL                       PRO FORMA
                                     -------------------------     ------------------------------
                                         HI           NORAM        ADJUSTMENTS         COMBINED
                                     ----------     ----------     -----------        -----------
Operating Revenues:
  Electric.........................  $3,680,297                                       $ 3,680,297
  Gas..............................                 $2,964,679                          2,964,679
  Other............................      49,876                                            49,876
                                     ----------     ----------     -----------        -----------
          Total....................   3,730,173      2,964,679                          6,694,852
                                     ----------     ----------     -----------        -----------
Operating Expenses:
  Electric fuel and purchased
     power.........................   1,112,642                                         1,112,642
  Gas purchased....................                  1,857,166                          1,857,166
  Operation and maintenance........     866,170        570,508      $  (8,541)(i)       1,428,137
  Depreciation and amortization....     478,034        147,109         15,466 (d)         673,115
                                                                       32,506 (e)
  Taxes other than income taxes....     245,890        102,591                            348,481
  Other............................     122,504                                           122,504
                                     ----------     ----------     -----------        -----------
          Total....................   2,825,240      2,677,374         39,431           5,542,045
                                     ----------     ----------     -----------        -----------
Operating Income...................     904,933        287,305        (39,431)          1,152,807
                                     ----------     ----------     -----------        -----------
Other Income (Expense):
  Time Warner dividend income......      20,132                                            20,132
  Other............................      (1,770)        (8,438)                           (10,208)
                                     ----------     ----------     -----------        -----------
          Total....................      18,362         (8,438)                             9,924
                                     ----------     ----------     -----------        -----------
Interest and Other Charges.........     296,385        157,959         79,015 (c)         533,359
                                     ----------     ----------     -----------        -----------
From Continuing Operations:
  Income before income taxes.......     626,910        120,908       (118,446)            629,372
  Income taxes.....................     199,555         55,379        (30,079)(h)         224,855
                                     ----------     ----------     -----------        -----------
  Income before preferred
     dividends.....................     427,355         65,529        (88,367)            404,517
  Preferred dividends..............      29,955          7,800                             37,755
                                     ----------     ----------     -----------        -----------
  Income available for common
     stock.........................  $  397,400     $   57,729      $ (88,367)        $   366,762
                                      =========      =========      =========           =========
  Weighted average common shares
     outstanding...................     247,706        123,868                            299,671 (g)
  Earnings per common share........  $     1.60     $      .47                        $      1.22

             See Notes to Unaudited Pro Forma Financial Statements.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     HISTORICAL                   PRO FORMA
                                               -----------------------   ---------------------------
                                                   HI         NORAM      ADJUSTMENTS       COMBINED
                                               ----------   ----------   -----------      ----------
Operating Revenues:
  Electric...................................  $1,911,936                                 $1,911,936
  Gas........................................               $2,308,988                     2,308,988
  Other......................................      26,248                                     26,248
                                               ----------   ----------   -----------      ----------
          Total..............................   1,938,184    2,308,988                     4,247,172
                                               ----------   ----------   -----------      ----------
Operating Expenses:
  Electric fuel and purchased power..........     650,604                                    650,604
  Gas purchased..............................                1,712,539                     1,712,539
  Operation and maintenance..................     430,814      253,640    $  (4,271)(i)      680,183
  Depreciation and amortization..............     258,858       71,572        7,733 (d)      354,416
                                                                             16,253 (e)
  Taxes other than income taxes..............     127,868       62,638                       190,506
  Other......................................      46,293       22,344                        68,637
                                               ----------   ----------   -----------      ----------
          Total..............................   1,514,437    2,122,733       19,715        3,656,885
                                               ----------   ----------   -----------      ----------
Operating Income.............................     423,747      186,255      (19,715)         590,287
                                               ----------   ----------   -----------      ----------
Other Income (Expense):
  Litigation settlements.....................     (95,000)                                   (95,000)
  Time Warner dividend income................      20,805                                     20,805
  Other......................................       1,520       (5,753)                       (4,233)
                                               ----------   ----------   -----------      ----------
          Total..............................     (72,675)      (5,753)                      (78,428)
                                               ----------   ----------   -----------      ----------
                                                                             38,742 (c)
Interest and Other Charges...................     149,944       71,132         (425)(f)      259,393
                                               ----------   ----------   -----------      ----------
From Continuing Operations:
  Income before income taxes.................     201,128      109,370      (58,032)         252,466
  Income taxes...............................      60,589       45,838      (14,623)(h)       91,804
                                               ----------   ----------   -----------      ----------
  Income before preferred dividends..........     140,539       63,532      (43,409)         160,662
  Preferred dividends........................      11,945        3,597                        15,542
                                               ----------   ----------   -----------      ----------
  Income available for common stock..........  $  128,594   $   59,935    $ (43,409)      $  145,120
                                                =========    =========    =========        =========
  Weighted average common shares
     outstanding.............................     248,561      125,995                       300,526 (g)
  Earnings per common share..................  $      .52   $      .48                    $      .48

             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) NorAm Common Stock to be exchanged:

                                                                          (THOUSANDS, EXCEPT
                                                                           PRICE PER SHARE)
                                                                          ------------------
    NorAm common shares outstanding at June 30, 1996....................         136,979
    Common stock equivalents and other dilutive securities assumed to be converted or exercised prior to closing:
      NorAm obligated mandatorily redeemable, convertible preferred securities of subsidiary trust ("Convertible Preferred
         Securities") -- 3.45 million shares outstanding at June 30,
         1996, to be converted at a rate of 4.1237 shares of common
         stock per share of preferred stock, $50 par....................          14,227
      NorAm stock options and restricted stock at June 30, 1996.........           2,253
                                                                              ----------
    Pro forma NorAm common stock and stock equivalents outstanding at
      June 30, 1996.....................................................         153,459
    Purchase price per share............................................      $       16
                                                                              ----------
    Total consideration.................................................      $2,455,344
                                                                              ==========
         Value of HI common stock consideration.........................      $1,227,672
                                                                              ==========
         Cash consideration.............................................      $1,227,672
                                                                              ==========

     Total consideration is calculated assuming a purchase price of $16 per share of NorAm Common Stock, an HI Common Stock price per share of $23.625 (the closing price of HI Common Stock as of August 9, 1996), conversion of all NorAm Convertible Preferred Securities, exercise of all outstanding NorAm stock options and that the number of shares of NorAm Common Stock outstanding at the effective date of the acquisition is equal to that outstanding on June 30, 1996.

     Total consideration is dependent upon the number of shares of NorAm Common Stock outstanding as of the effective date of the acquisition and the price per share of HI Common Stock as discussed following. The actual number of equivalent HI common shares exchanged will depend upon the average daily closing price of HI Common Stock on the NYSE during a 20-trading-day period commencing 25 trading days prior to the effective date of the acquisition ("Average Price"). The Stock Consideration will have a value (based on the average closing price) of $16.00 per share of NorAm Common Stock if the Average Price of HI Common Stock is greater than or equal to $21.25 and less than or equal to $26.00. The Stock Consideration will have a value (based on the average closing price) greater than $16.00 per share of NorAm Common Stock if the Average Price of HI Common Stock is greater than $26.00, and a value (based on the average closing price) less than $16.00 per share of NorAm Common Stock if the Average Price of HI Common Stock is less than $21.25.

(b) Acquisition debt is calculated based on the following assumptions:

                                                                               (THOUSANDS)
                                                                               ----------
    Cash consideration -- see note (a).......................................  $1,227,672
    Transaction costs........................................................      32,000
    Severance costs..........................................................      47,000
    Less:
      NorAm cash balance as of June 30, 1996.................................     (21,600)
      Proceeds from exercise of NorAm stock options..........................     (10,477)
                                                                               ----------
              Total acquisition debt.........................................  $1,274,595
                                                                               ==========

(c) Interest expense and fair value adjustments for long-term debt are as follows:

                                                                          (THOUSANDS)
                                                                    -----------------------
    Acquisition debt -- see note (b)..........................................   $1,274,595
                                                                                 ----------
    Assumed interest rate on acquisition debt.................................        7.25%(1)
                                                                                 ----------
      Adjustment to 1995 interest expense for acquisition debt................       92,408
                                                                                 ----------
      Adjustment to interest expense for acquisition debt for the first
         six months of 1996...................................................       46,204
                                                                                 ----------
    NorAm debt assumed at June 30, 1996:
      Principal amount............................................  $1,387,219
      Fair value..................................................   1,438,285
                                                                    ----------
      Revaluation adjustment of debt assumed to fair value........  $   51,066
                                                                    ==========
      Adjustment to 1995 interest expense for revaluation of long-term
         debt assumed.........................................................      (13,393)
                                                                                 ----------
      Adjustment to interest expense for revaluation of long-term debt assumed
         for the first six months of 1996.....................................       (7,462)
                                                                                 ----------
    Total interest expense adjustment for 1995................................   $   79,015
                                                                                 ==========
    Total interest expense adjustment for the first six months of 1996........   $   38,742
                                                                                 ==========

- ---------------

        (1) For purposes of the unaudited pro forma condensed statements of income, the annual interest rate on the acquisition debt is assumed to be 7.25%. A 1% change in the interest rate on the acquisition debt would change 1995 interest expense by $12.8 million and interest expense for the first six months of 1996 by $6.4 million.

(d) Based upon preliminary analyses, the following adjustments have been made to reflect the fair value of property, plant and equipment:

                                                                                 (THOUSANDS)
                                                                                 ----------
    Revaluation of property, plant and equipment to fair value................   $  463,983
                                                                                 ==========
    Adjustment to 1995 depreciation expense (assumes 30-year average
      depreciable life).......................................................   $   15,466
                                                                                 ==========
    Adjustment to depreciation expense for the first six months of 1996.......   $    7,733
                                                                                 ==========

(e) The excess of the total purchase price over the allocation of fair value to the net assets will be recorded as goodwill. HI's calculation of goodwill is based on the following assumptions and calculations:

                                                                               (THOUSANDS)
                                                                               ----------
    Value of HI Common Stock consideration -- see note (a)...................  $1,227,672
    Acquisition debt -- see note (b).........................................   1,274,595
    Net asset value of NorAm at June 30, 1996:
      Total stockholders' equity.............................................    (787,895)
      NorAm Convertible Preferred Securities.................................    (167,762)
      NorAm cash (used to offset acquisition debt)...........................      21,600
                                                                               ----------
    Initial purchase price in excess of historical net asset value...........   1,568,210
    Increase (decrease) from fair value allocations:
      Property, plant and equipment -- see note (d)..........................    (463,983)
      Elimination of NorAm historical goodwill...............................     474,032
      Unrecognized pension liability -- see note (i).........................      31,700
      Unrecognized postretirement benefits liability -- see note (i).........     113,500
      Debt assumed -- see note (c)...........................................      51,066
      Deferred income tax on fair value allocation adjustments...............      93,701
                                                                               ----------
         Total goodwill......................................................  $1,868,226
                                                                                =========
    Increase in goodwill amortization expense (assumes 40-year life).........  $   46,706
    Less NorAm historical goodwill amortization..............................     (14,200)
                                                                               ----------
           Adjustment to 1995 amortization expense...........................  $   32,506
                                                                                =========
           Adjustment to amortization expense for the first six months of
      1996...................................................................  $   16,253
                                                                                =========

(f) Assumes full conversion of NorAm Convertible Preferred Securities into shares of NorAm Common Stock and cash at the effective date of the acquisition (see note (a)). For a further description of the conversion feature, see "The Transaction -- Merger Consideration -- NorAm Convertible Securities." Because of the assumed conversion, $425,000 of preferred dividends of subsidiary trust have been eliminated for the first six months of 1996.

(g) Pro forma number of common shares outstanding represents the historical weighted average shares outstanding of HI Common Stock in addition to the pro forma number of shares of HI Common Stock assumed to be issued in exchange for the NorAm Common Stock and stock equivalents.

                                                                          (THOUSANDS, EXCEPT
                                                                           PRICE PER SHARE)
                                                                          ------------------
    Value of HI Common Stock consideration -- see note (a)..............      $1,227,672
    Divided by closing market price per share of HI Common Stock on
      August 9, 1996....................................................      $   23.625
                                                                          --------------
      Assumed number of shares of HI Common Stock issued................          51,965
                                                                          ==============

(h) Represents the tax effect at the statutory rate of all pre-tax pro forma adjustments after excluding nondeductible goodwill amortization.

(i) Pension and postretirement benefits liabilities:

                                                                               (THOUSANDS)
                                                                               -----------
      Unrecognized pension liability -- see note (e).......................     $  31,700
                                                                                =========
      Unrecognized postretirement benefits liability -- see note (e).......     $ 113,500
                                                                                =========
      Adjustment to 1995 operation and maintenance expense (assumes 17-year
         amortization period)..............................................     $  (8,541)
                                                                                =========
      Adjustment to operation and maintenance expense for the first six
         months of 1996....................................................     $  (4,271)
                                                                                =========

                          RELATIONSHIPS OF THE PARTIES
PRIOR TO THE TRANSACTION

     Other than with respect to the Merger Agreement, the business relationships and transactions between NorAm and its subsidiaries and HI and its subsidiaries have been in the ordinary course of business and have not been in the aggregate material to either NorAm or HI.

FOLLOWING THE TRANSACTION

     BOARD OF DIRECTORS OF HOUSTON. Pursuant to the Merger Agreement, HI and HL&P agreed that the Houston Board of Directors would take such action as may be necessary to cause the election of four directors of NorAm as mutually agreed upon by NorAm and HI, to be directors of Houston immediately after the Effective Time. Accordingly, T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant have been nominated to be elected as directors of Houston effective as of the Effective Time. Mr. Honea has been nominated to be elected as a Class II director (to serve until the 1997 annual meeting), Mr. Hanna has been nominated to be elected as a Class III director (to serve until the 1998 annual meeting) and Messrs. Crosswell and Grant have been nominated to be elected as Class I directors (to serve until the 1999 annual meeting). A vote for approval of the Merger Agreement by the holders of HI Common Stock will be a vote for the election of such nominees to serve as directors of Houston effective of the Effective Time.

     Set forth below is certain information about each of these nominees who, following consummation of the Transaction, will be members of the Houston Board of Directors:

                           YEAR FIRST SERVED
                           AS A DIRECTOR OF                     OTHER BUSINESS POSITIONS
          NAME                   NORAM         AGE                   AND EXPERIENCE
- -------------------------  -----------------   ---   -----------------------------------------------
T. Milton Honea..........         1992         63    Mr. Honea has been Chairman of the Board and
                                                     Chief Executive Officer of NorAm since December
                                                     1992. He was Vice Chairman of the Board of
                                                     NorAm from July 1992 through December 1992. He
                                                     was Executive Vice President of NorAm from
                                                     October 1991 until July 1992. He was President
                                                     and Chief Operating Officer of Arkansas
                                                     Louisiana Gas Company, a division of NorAm from
                                                     October 1984 to October 1991.
Robert C. Hanna..........         1989         67    Mr. Hanna was President and Chief Executive
                                                     Officer of Imperial Holly Corporation and
                                                     Chairman of Holly Sugar Corporation prior to
                                                     his retirement on September 30, 1993 and was a
                                                     director of Imperial Holly Corporation until
                                                     July 1996. He is also currently serving as
                                                     Chairman of The George Foundation.
O. Holcombe Crosswell....         1988         55    Mr. Crosswell is President of Griggs
                                                     Corporation, a real estate and investment
                                                     company in Houston, Texas.
Joseph M. Grant..........         1995         57    Mr. Grant is the Senior Vice President and
                                                     Chief Financial Officer of Electronic Data
                                                     Systems Corporation ("EDS"), and has been with
                                                     EDS since December 1990. He is on the Board of
                                                     Directors of EDS, American Eagle Group,
                                                     Incorporated and Heritage Media Corporation.
                                                     Prior to December 1990, Mr. Grant was Executive
                                                     Vice President of American General Corporation.

     DIVIDENDS. It is currently anticipated that a $1.50 per share annual dividend will be maintained on Houston Common Stock following consummation of the Transaction.

                      DESCRIPTION OF HOUSTON CAPITAL STOCK

     The following description of the capital stock of Houston is subject to the more complete descriptions set forth in the Houston Articles of Incorporation (as defined below) and the Houston Bylaws (the HI Bylaws prior to the HI/HL&P Merger Effective Time). The description set forth below assumes the consummation of the Transaction (other than the Second Alternative Merger) and gives effect to the proposed Amendment to Articles of Incorporation attached as Exhibit A to the Merger Agreement (the "Houston Articles of Amendment"), which is attached hereto as Appendix A, which will become effective at the HI/HL&P Merger Effective Time. At the HI/HL&P Merger Effective Time, the authorized capital stock of Houston will consist of 400,000,000 shares of Houston Common Stock and 10,000,000 shares of Houston Preferred Stock. The HL&P Restated Articles of Incorporation, as amended and after giving effect to the Houston Articles of Amendment, are referred to herein as the "Houston Articles of Incorporation." As
of             , 1996, there were outstanding        shares of Cumulative
Preferred Stock, without par value, of HL&P and        shares of HI Common
Stock.

     If the Second Alternative Merger is consummated in lieu of the Basic Mergers, then NorAm stockholders will receive HI Common Stock rather than Houston Common Stock. The terms and provisions of HI Common Stock are substantially similar to the Houston Common Stock described below. A description of HI Common Stock and associated HI rights is incorporated herein by reference. See item G of the list of documents incorporated by reference into this Joint Proxy Statement/Prospectus in "Incorporation of Certain Documents by Reference."

COMMON STOCK

     VOTING RIGHTS. Holders of Houston Common Stock will be entitled to one vote for each share at all meetings of shareholders. Such holders will not have cumulative rights in the election of directors. No director of Houston may be removed from office by vote or other action of the shareholders or otherwise except (a) with cause, as defined in the Houston Bylaws, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Houston entitled to vote in the election of directors, voting together as a single class, or (b) without cause by (i) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Houston Board of Directors called for that purpose or
(ii) the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of Houston entitled to vote in the election of directors, voting together as a single class. The Houston Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Houston Board of Directors called for that purpose, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all the shares of Houston entitled to vote in the election of directors, voting together as a single class.

     DIVIDENDS. Dividends may be paid on Houston Common Stock out of any assets of Houston available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to Houston Common Stock in respect of dividends and liquidation rights have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to Houston Common Stock for the then-current quarterly dividend period. The rights of holders of Houston Common Stock to receive dividends are further subject to the prior rights of holders of any outstanding shares of capital stock of all series ranking senior to Houston Common Stock to have contributions made to any sinking fund that may be established for any such series.

     LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding-up of Houston, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of Houston Common Stock, the holders of Houston Common Stock shall be entitled to receive, pro rata, all of the remaining assets of Houston available for distribution to its shareholders but only after there shall have been paid to or set aside for the holders of the stock ranking senior to the Houston Common Stock the full preferential amounts fixed for each series thereof plus any dividends accrued or in arrears thereon.

     CLASSIFICATION OF BOARD OF DIRECTORS. The Houston Board of Directors is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. The initial terms of office of the Directors of Class I shall expire at the annual meeting of shareholders in 1997, of Class II shall expire at the annual meeting of shareholders in 1998 and of Class III shall expire at the annual meeting of shareholders in 1999. At each annual meeting, the number of directors equal to the number constituting the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

     OTHER PROVISIONS. The shares of Houston Common Stock, when issued, will be fully paid and nonassessable; no personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of the Houston Bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of Houston Common Stock may not be modified otherwise than by a vote of two-thirds or more of the shares outstanding, voting together as a single class.

PREFERRED STOCK

     The authorized Houston Preferred Stock is issuable in series having such designations, dividend rates, general voting rights, liquidation prices, redemption prices, sinking fund provisions and other terms as provided in the Houston Articles of Incorporation or as may be established from time to time by the Houston Board of Directors. The rights evidenced by, or amounts payable with respect to, the shares of Houston Common Stock registered hereby may be materially limited or qualified by the Houston Preferred Stock.

     VOTING RIGHTS. The holders of Houston Preferred Stock have special voting rights with respect to certain matters affecting the powers, preferences and privileges of the Houston Preferred Stock of each respective series. Holders of Houston Preferred Stock generally have the right to elect one-third of the members of the Houston Board of Directors whenever dividends on any outstanding Houston Preferred Stock are in arrears in an amount equal to the aggregate dividends required to be paid on such Houston Preferred Stock in any 12-month period, until no dividends are in arrears. However, holders of Houston Preferred Stock have the right to elect a majority of the members of the Houston Board of Directors whenever dividends on any outstanding Houston Preferred Stock are in arrears in an amount equal to the aggregate dividends required to be paid on such Houston Preferred Stock in any 24-month period, until no dividends are in arrears. Whenever holders of any outstanding shares of Houston Preferred Stock are entitled to elect members of the Houston Board of Directors pursuant to the Houston Articles of Incorporation, a director elected by the holders of Houston Preferred Stock as a class or of such other stock entitled to vote as a class (or a director elected to fill a vacancy) shall be subject to removal by the vote of the holders of a majority of the Houston Preferred Stock as a class or of such other stock entitled to vote as a class for the election of directors, as the case may be.

     Directors elected by the holders of Houston Preferred Stock (or any directors elected by such directors to fill a vacancy) shall not be classified and shall serve for a term ending upon the election and qualification of their successors following the termination at any time of a right of the holders of Houston Preferred Stock to elect members of the Houston Board of Directors.

     DIVIDENDS. Holders of Houston Preferred Stock are entitled to receive cumulative dividends at the rate fixed for each such series and to have contributions made to any sinking fund that may be established for any such series before any dividends shall be paid or set apart for any shares of Houston Common Stock.

     LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of Houston, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of Houston Common Stock, payment to the holders of any outstanding Houston Preferred Stock of the full preferential amounts fixed for each series thereof, plus an amount equal to any dividends accrued or in arrears thereon, shall be made prior to the pro rata distribution of the remaining assets of Houston to the holders of Houston Common Stock.

CERTAIN PROVISIONS OF THE HOUSTON ARTICLES OF INCORPORATION AND BYLAWS

     Neither the Houston Articles of Incorporation nor the Houston Bylaws contain any provision that would have an effect of delaying, deferring or preventing a change in control of Houston and that would operate only with respect to an extraordinary corporate transaction including Houston or any of its subsidiaries. However, the Houston Articles of Incorporation and the Houston Bylaws do contain certain provisions that may have the effect of rendering more difficult certain possible takeover proposals to acquire control of Houston and of making removal of management of Houston more difficult. The Houston Articles of Incorporation provide that the Houston Board of Directors is divided into three classes serving staggered three-year terms such that approximately one-third of the Houston Board of Directors is elected each year. The Houston Bylaws provide that no director may be removed except (a) with cause, as defined in the Bylaws, by a majority vote of the shareholders, or (b) without cause by the affirmative vote of 80% of the directors or 80% of the shareholders. The Houston Bylaws further provide that no person shall be eligible for election or reelection or to continue to serve as a member of the Houston Board of Directors if such person is an officer, director, agent, representative, partner, employee, nominee or affiliate of another public utility company other than Houston or any of Houston's subsidiaries that is a public utility company. The Houston Bylaws also provide that they may be amended or repealed, or new Bylaws may be adopted, only upon the affirmative vote of 80% of the directors or 80% of the shareholders. The Houston Bylaws also impose certain procedural requirements on shareholders who wish (i) to make nominations in the election of directors,
(ii) to propose that a director be removed and (iii) to propose any repeal or change in the Houston Bylaws. The requirements include, among other things, the timely delivery to Houston's Corporate Secretary of notice of the nomination or proposal and evidence of (a) the shareholder's status as such, (b) the number of shares he beneficially owns, (c) a list of the persons with whom the shareholder is acting in concert and (d) the number of shares such persons beneficially own. The Houston Bylaws further provide that when nominating directors, the shareholder must also submit such information with respect to the nominee as would be required by a proxy statement and certain other information. The Houston Bylaws provide that failure to follow the required procedures renders the nominee or proposal ineligible to be voted upon by the shareholders.

RIGHTS PLAN

     On July 11, 1990, the Board of Directors of HI declared a dividend of one HI Right to purchase Preference Stock (as defined below) for each outstanding share of HI Common Stock to shareholders of record at the close of business on August 16, 1990. Upon consummation of the Transaction, each Houston Right will entitle the registered holder to purchase from Houston a unit consisting of one-thousandth of a share (a "Unit") of Series A Junior Preferred Stock, without par value (the "Preference Stock"), at a purchase price of $42.50 per Unit, subject to adjustment. The description and terms of the HI Rights and Houston Rights are set forth in the Rights Agreement dated as of July 11, 1990 between HI and Texas Commerce Bank National Association, as Rights Agent (the "Rights Agent"), as amended by an amendment thereto dated as of the Closing Date (the "Rights Agreement").

     DETACHMENT OF RIGHTS; EXERCISABILITY. The Houston Rights will be attached to all Houston Common Stock certificates representing outstanding shares, and no separate Rights Certificates (as defined in the Rights Agreement) will be distributed initially. The Houston Rights will separate from the Houston Common Stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Houston Common Stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Houston Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Houston Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Houston Rights),
(a) the Houston Rights will be evidenced by the Houston Common Stock certificates and will be transferred with and only with such Houston Common Stock certificates, (b) new Houston Common Stock certificates will contain a notation incorporat-ing the Rights Agreement by reference and (c) the surrender for transfer of any certificate representing outstanding shares of Houston Common Stock will also constitute the transfer of the Rights associated with the Houston Common Stock represented by such certificate.

     The Houston Rights are not exercisable until the Distribution Date and will expire at the close of business on July 11, 2000 unless earlier redeemed or exchanged by Houston as described below. Pursuant to the Houston Rights Agreement, Houston reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Houston Rights, a number of Houston Rights be exercised so that only whole shares of Preference Stock will be issued.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Houston Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Houston Rights. All shares of Houston Common Stock issued prior to the Distribution Date will be issued with Houston Rights. Shares of Houston Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Houston Rights. Except as otherwise determined by the Board of Directors, no other shares of Houston Common Stock issued after the Distribution Date will be issued with Houston Rights.

     FLIP-IN. In the event (a "Flip-In Event") that a Person becomes an Acquiring Person, except pursuant to a tender or exchange offer for all outstanding shares of Houston Common Stock at a price and on terms that a majority of the independent directors of Houston determines to be fair to and otherwise in the best interests of Houston and its shareholders (a "Permitted Offer"), each holder of a Houston Right will thereafter have the right to receive, upon exercise of such Houston Right, a number of shares of Houston Common Stock (or, in certain circumstances, cash, property or other securities of Houston) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Houston Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Houston Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.

     FLIP-OVER. In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) Houston is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of Houston's assets or earning power is sold or transferred, each holder of a Houston Right (except Houston Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Houston Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     PREFERENCE STOCK. After the Distribution Date, each Houston Right will entitle the holder to purchase a unit of Preference Stock, which will be essentially the economic equivalent of one share of Houston Common Stock.

     REDEMPTION OF RIGHTS. At any time until the time a person becomes an Acquiring Person, Houston may redeem the Houston Rights in whole, but not in part, at a price of $.01 per Houston Right, payable, at the option of Houston, in cash, shares of Houston Common Stock or such other consideration as the Houston Board of Directors may determine. Immediately upon the effectiveness of the action of the Houston Board of Directors ordering redemption of the Houston Rights, the Houston Rights will terminate and the only right of the holders of Houston Rights will be to receive the $.01 redemption price.

     EXCHANGE PROVISION. At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Houston Common Stock then outstanding or the occurrence of a Flip-Over Event, Houston may exchange the Houston Rights (other than Houston Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Houston Common Stock, and/or other equity securities deemed to have the same value as one share of Houston Common Stock, per Houston Right, subject to adjustment.

     SUBSTITUTION. If Houston has an insufficient number of authorized but unissued shares of Houston Common Stock available to permit an exercise or exchange of Houston Rights upon the occurrence of a Flip-In Event, it may substitute certain other types of property for the Houston Common Stock so long as the total value received by the holder of the Houston Rights is equivalent to the value of the Houston Common Stock that would otherwise have been received. Houston may substitute cash, property, equity securities or debt of Houston, effect a reduction in the exercise price of the Houston Rights or use any combination of the foregoing.

     NO RIGHTS AS A SHAREHOLDER; TAXES. Until a Houston Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Houston, including, without limitation, the right to vote or to receive dividends. Shareholders may, depending upon the circumstances, recognize taxable income in the event that the Houston Rights become exercisable for stock (or other consideration) of Houston or for the common stock of the acquiring company or are exchanged as set forth above.

     AMENDMENT OF TERMS OF RIGHTS. Other than those provisions relating to the principal economic terms of the Houston Rights, any of the provisions of the Rights Agreement may be amended by the Houston Board of Directors as long as the Houston Rights are redeemable. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of Houston Rights (excluding the interests of any Acquiring Person).

     RIGHTS AGENT. Texas Commerce Bank National Association serves as Rights Agent with regard to the Houston Rights. Because HI will serve as the transfer agent and registrar for the Houston Common Stock, Houston, at the request of the Rights Agent, has agreed to perform certain ministerial functions relating to the Houston Rights on behalf of the Rights Agent.

     RIGHTS AGREEMENT; SUMMARY. A copy of the Rights Agreement is available free of charge from HI. This summary description of the Houston Rights does not purport to be complete and is qualified by reference to the Houston Rights Agreement, which is incorporated herein by reference.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

     As a result of the Transaction (other than pursuant to the Second Alternative Merger), holders of HI Common Stock will become stockholders of Houston. If the Second Alternative Merger is consummated in lieu of the Basic Mergers, such holders will remain stockholders of HI. The terms and provisions of Houston Common Stock are substantially similar to those of HI Common Stock.

     As a result of the Transaction (other than pursuant to the Second Alternative Merger), holders of NorAm Common Stock will become stockholders of Houston and the rights of all such former NorAm stockholders will thereafter be governed by the Houston Articles of Incorporation, Houston Bylaws and the TBCA. If the Second Alternative Merger is consummated in lieu of the Basic Mergers, such holders will remain stockholders of HI. The rights of the holders of NorAm Common Stock currently are governed by the NorAm Certificate of Incorporation, the NorAm By-Laws and the DGCL. The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders of Houston and NorAm, sets forth certain differences between the Houston Articles of Incorporation and the NorAm Certificate of Incorporation, the Houston Bylaws and the NorAm By-Laws and the TBCA and the DGCL. This summary is qualified by reference to the full text of each of such documents and the TBCA and the DGCL.

MERGERS AND OTHER FUNDAMENTAL TRANSACTIONS

     Texas law generally requires that a merger, consolidation, sale of all or substantially all of the assets or dissolution of a corporation be approved by the holders of at least two-thirds of the outstanding shares entitled to vote, unless the articles of incorporation require approval by a greater number of shares (the Houston Articles of Incorporation do not require approval by a greater number of shares). Under Delaware law, all such transactions generally must be approved by the holders of at least a majority of all outstanding shares entitled to vote, unless the certificate of incorporation requires approval by a greater number of shares. The NorAm Certificate of Incorporation provides that certain business combinations (including mergers and sales of all or substantially all of the assets of NorAm) involving a beneficial owner of at least 10% of the outstanding shares of NorAm's capital stock ("Substantial Stockholder") require the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock held by stockholders other than the Substantial Stockholder unless certain minimum price or board approval requirements are met.

MERGERS WITHOUT STOCKHOLDER APPROVAL

     Under Article 5.03 of the TBCA, unless the articles of incorporation otherwise require (the Houston Articles of Incorporation do not require otherwise), action by the stockholders of a corporation on a plan of merger will not be required if: (i) the corporation is the sole surviving corporation in the merger; (ii) the articles of incorporation of the corporation following the merger will not differ from its articles of incorporation before the merger;
(iii) each stockholder of the corporation prior to the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger as it held prior to the merger;
(iv) the voting power of the voting shares outstanding immediately after the merger, plus the voting power of the voting shares issuable as a result of the merger, will not exceed by more than 20% the voting power of the voting shares of the corporation outstanding immediately before the merger; (v) the number of participating shares outstanding immediately after the merger, will not exceed by more than 20% the total number of participating shares of the corporation outstanding immediately before the merger; and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger. Additionally, no vote of stockholders is required for the merger of a Texas corporation with a corporation in which it holds at least 90% of the outstanding shares of each class and series of such corporation.

     Unless the certificate of incorporation otherwise provides (the NorAm Certificate of Incorporation does not provide otherwise), Delaware law permits a corporation to consummate a merger in which a corporation is the surviving corporation without stockholder approval (and stockholders do not have the right to dissent from the merger and exercise appraisal rights) if (i) the merger does not result in an amendment to the certificate of incorporation of the corporation, (ii) each share of stock of the corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger and (iii) the shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued under such plan do not exceed 20% of the shares of common stock of the corporation outstanding immediately prior to the merger. Additionally, when certain conditions are met, no vote of stockholders is required for the merger of a Delaware corporation with a corporation in which it holds at least 90% of the outstanding shares of each class of such corporation.

APPRAISAL RIGHTS

     Article 5.11 of the TBCA provides for appraisal rights in the case of a plan of merger or exchange or a sale of all or substantially all of the corporation's assets where stockholder approval is required. No appraisal rights are available for a plan of merger or plan of exchange if (i) the shares of the corporation held by the stockholder are listed on a national securities exchange or held of record by at least 2,000 holders and (ii) the stockholder is not required to accept any consideration other than (a) shares of a corporation that will be listed on a national securities exchange or will be held of record by at least 2,000 holders and (b) cash in lieu of fractional shares.

     Section 262 of the DGCL provides for appraisal rights only in the case of a statutory merger or consolidation of the corporation where the petitioning stockholder does not consent to the transaction. No appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under Section 251(f) or (g) of the DGCL. There also are no appraisal rights, unless otherwise provided in a corporation's certificate of incorporation (the NorAm Certificate of Incorporation does not provide otherwise), for shares of stock listed on a national securities exchange or held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of another corporation so listed or held by such number of holders of record, (iii) cash in lieu of fractional shares of such stock or
(iv) any combination thereof. Unless otherwise provided in the certificate of incorporation (NorAm's Certificate of Incorporation does not provide otherwise), under Delaware law stockholders are not entitled to appraisal rights upon a sale of all or substantially all of the assets of the corporation not made in the usual and regular course of its business, as they are under Texas law.

AMENDMENTS TO CHARTER

     Article 4.02 of the TBCA provides that an amendment to a corporation's articles of incorporation must be approved by the board of directors and by the affirmative vote of holders of at least two-thirds of the outstanding stock entitled to vote. Section 242 of the DGCL provides that an amendment to a corporation's certificate of incorporation must be approved by the board of directors and by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote. The NorAm Certificate of Incorporation provides that amendments to certain provisions regarding (i) cumulative voting and preemptive rights must be approved by at least two-thirds of the outstanding shares of capital stock and (ii) business combinations with a Substantial Stockholder must be approved by the affirmative vote of holders of at least 75% of the outstanding shares of voting stock of NorAm and by the affirmative vote of holders of at least 75% of the outstanding shares of voting stock held by stockholders other than the Substantial Stockholder.

PREFERRED STOCK PURCHASE RIGHTS

     Each share of Houston Common Stock to be issued in connection with the Transaction will include one Houston Right. Each Houston Right entitles the registered holder to purchase from Houston a Unit consisting of one-thousandth of a share of Preference Stock, at a purchase price of $42.50 per Unit, subject to adjustment. The Houston Right may have the effect of making more difficult the acquisition of Houston by means of a tender offer, a proxy contest or otherwise. As long as the Houston Rights are attached to the outstanding Houston Common Stock, Houston will issue one Houston Right with each new share of Houston Common Stock that becomes outstanding so that all such shares will have attached Houston Rights. See "Description of Houston Capital Stock -- Rights Plan." The NorAm Common Stock has no similar attached rights.

SPECIAL MEETINGS OF STOCKHOLDERS

     The Houston Bylaws provide that a special meeting of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of Houston, the Houston Board of Directors, the holders of at least 10% of the shares outstanding and entitled to vote at such meeting or such other persons as may be authorized by the Houston Articles of Incorporation. The NorAm Bylaws provide that a special meeting of the stockholders may be called by the Chairman of the Board, a Vice Chairman of the Board, the President, the Executive Committee or a majority of the directors of NorAm, but may not be called by any other person.

CUMULATIVE VOTING

     Holders of Houston Common Stock will have no right to vote cumulatively in the election of directors. Holders of NorAm Common Stock are entitled to cumulative voting rights in such instances.

NO PREEMPTIVE RIGHTS

     No holder of any class of capital stock of Houston or NorAm has a preemptive right to subscribe to any or all additional issues of the stock of Houston or NorAm.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Article 9.10 of the TBCA provides that stockholders may act without a meeting only by the unanimous written consent of all stockholders, unless the articles of incorporation otherwise provide (the Houston Articles of Incorporation do not provide otherwise). Under Section 228 of the DGCL, stockholders may, unless otherwise provided in the certificate of incorporation (the NorAm Certificate of Incorporation does not provide otherwise), act without a meeting by written consent of holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

NEWLY CREATED DIRECTORSHIPS

     Under Article 2.34 of the TBCA and the Houston Bylaws, newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the stockholders entitled to vote thereon, or may be filled by election at an annual or special meeting of the stockholders called for that purpose; provided, however, that the board of directors shall not fill more than two such directorships during the period between two successive annual meetings of stockholders.

     Section 223 of the DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation (NorAm's Certificate of Incorporation and Bylaws do not provide otherwise) or (ii) the certificate of incorporation directs that a particular class is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director so elected, shall fill such vacancy (NorAm's Certificate of Incorporation does not have such a provision).

CLASSIFICATION OF THE HOUSTON BOARD OF DIRECTORS

     The Houston Articles of Incorporation provide that the number of directors of the Houston Board of Directors shall be such number as determined from time to time by a majority of the Houston Board of Directors, but shall not be less than three. The directors of Houston will be divided into three classes serving staggered three-year terms such that approximately one-third of the Houston Board of Directors is elected each year. The NorAm Bylaws provide that the number of directors of the NorAm Board of Directors shall be as set forth from time to time by resolution of the NorAm Board of Directors; however, the NorAm Certificate of Incorporation provides that the number of directors may not be less than three. The NorAm Board of Directors currently consists of 11 directors, all of one class, and has no staggered terms.

REMOVAL OF DIRECTORS

     Under Article 2.32 of the TBCA, any director or the entire board of directors may be removed in accordance with provisions of the corporation's articles of incorporation or bylaws. The Houston Bylaws provide that no director of Houston may be removed from office by vote or other action of the stockholders or otherwise except (a) with cause (as defined in the Houston Bylaws) by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Houston entitled to vote in the election of directors, voting together as a single class, or (b) without cause by (i) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Houston Board of Directors called for that purpose or (ii) the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of Houston entitled to vote in the election of directors, voting together as a single class.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 11, 1996

                                  BY AND AMONG

                        HOUSTON INDUSTRIES INCORPORATED,

                       HOUSTON LIGHTING & POWER COMPANY,

                                HI MERGER, INC.

                                      AND

                               NORAM ENERGY CORP.

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        HOUSTON INDUSTRIES INCORPORATED,

                       HOUSTON LIGHTING & POWER COMPANY,

                                HI MERGER, INC.

                                      AND

                               NORAM ENERGY CORP.

                          DATED AS OF AUGUST 11, 1996

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I  THE MERGERS...................................................................    1
  1.1    The Mergers; Effective Time of the Mergers......................................    1
         (a)  The HII/HL&P Merger........................................................    1
         (b)  The NorAm Merger...........................................................    2
  1.2    Closing.........................................................................    2
  1.3    Effects of the HII/HL&P Merger..................................................    2
  1.4    Effects of the NorAm Merger.....................................................    3
ARTICLE II EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
           EXCHANGE OF CERTIFICATES......................................................    3
  2.1    Effect of HII/HL&P Merger on Capital Stock......................................    3
         (a)  Cancellation of HL&P Common Stock..........................................    3
         (b)  Cancellation of Treasury Stock and HL&P-Owned Stock........................    3
         (c)  Exchange of HII Common Stock...............................................    4
         (d)  Treatment of HII Stock Options.............................................    4
         (e)  HL&P Preferred Stock Unchanged.............................................    4
  2.2    Effect of NorAm Merger on Capital Stock.........................................    4
         (a)  Merger Sub Capital Stock Unchanged.........................................    4
         (b)  Cancellation of Treasury Stock and HL&P-Owned Stock........................    4
         (c)  Exchange Ratio for NorAm Common Stock......................................    4
         (d)  NorAm Dissenting Shares....................................................    5
         (e)  Treatment of NorAm Stock Options...........................................    6
         (f)  NorAm Convertible Debentures...............................................    6
         (g)  NorAm Convertible Junior Debentures........................................    6
  2.3    Exchange of Certificates........................................................    7
         (a)  Exchange of HII Common Stock...............................................    7
         (b)  Exchange Agent.............................................................    7
         (c)  Exchange Procedures........................................................    7
         (d)  Distributions with Respect to Unexchanged Shares...........................    8
         (e)  No Further Ownership Rights in NorAm Common Stock..........................    8
         (f)  No Fractional Shares.......................................................    8
         (g)  Termination of Exchange Agent..............................................    9
         (h)  No Liability...............................................................    9
  2.4    Allocation of Merger Consideration; Election Procedures.........................    9
         (a)  Allocation.................................................................    9
         (b)  Election...................................................................   10
         (c)  Procedure for Elections....................................................   10
         (d)  Revocation of Election; Return of Certificates.............................   10
         (e)  Proration of Cash Election Shares..........................................   11
         (f)  Proration of Stock Election Shares.........................................   11
         (g)  No Proration...............................................................   11
         (h)  Computations...............................................................   11
ARTICLE III  REPRESENTATIONS AND WARRANTIES..............................................   11
  3.1    Representations and Warranties of NorAm.........................................   11
         (a)  Organization, Standing and Power...........................................   11
         (b)  Capital Structure..........................................................   12
         (c)  Authority; No Violations; Consents and Approvals...........................   13
         (d)  SEC Documents..............................................................   14
         (e)  Information Supplied.......................................................   14

                                                                                           PAGE
                                                                                           ----
         (f)  Absence of Certain Changes or Events.......................................   15
         (g)  No Undisclosed Material Liabilities........................................   15
         (h)  No Default.................................................................   15
         (i)  Compliance with Applicable Laws............................................   15
         (j)  Litigation.................................................................   16
         (k)  Taxes......................................................................   16
         (l)  Employee Matters; ERISA....................................................   17
         (m)  Labor Matters..............................................................   21
         (n)  Intangible Property........................................................   21
         (o)  Environmental Matters......................................................   22
         (p)  Insurance..................................................................   24
         (q)  Contracts..................................................................   24
         (r)  Regulatory Proceedings.....................................................   24
         (s)  Regulation as a Utility....................................................   24
         (t)  Opinion of Financial Advisor...............................................   25
         (u)  Vote Required..............................................................   25
         (v)  Beneficial Ownership of HII Common Stock...................................   25
         (w)  Brokers....................................................................   25
         (x)  Article Fifth of NorAm Restated Certificate of Incorporation and Section
                203 of
              the DGCL Not Applicable....................................................   25
         (y)  Change in Control Provisions...............................................   25
  3.2    Representations and Warranties of HL&P and HII..................................   25
         (a)  Organization, Standing and Power...........................................   25
         (b)  Capital Structure..........................................................   25
         (c)  Authority; No Violations; Consents and Approvals...........................   27
         (d)  SEC Documents..............................................................   28
         (e)  Information Supplied.......................................................   28
         (f)  Absence of Certain Changes or Events.......................................   29
         (g)  No Undisclosed Material Liabilities........................................   29
         (h)  No Default.................................................................   29
         (i)  Compliance with Applicable Laws............................................   29
         (j)  Litigation.................................................................   29
         (k)  Taxes......................................................................   30
         (l)  Employee Matters; ERISA....................................................   30
         (m)  Labor Matters..............................................................   33
         (n)  Intangible Property........................................................   34
         (o)  Environmental Matters......................................................   34
         (p)  Regulation as a Utility....................................................   35
         (q)  Opinion of Financial Advisor...............................................   35
         (r)  Vote Required..............................................................   35
         (s)  Beneficial Ownership of NorAm Common Stock.................................   36
         (t)  Brokers....................................................................   36
         (u)  Financing..................................................................   36
         (v)  Insurance..................................................................   36
         (w)  Regulatory Proceedings.....................................................   36
         (x)  Representations with Respect to Merger Sub.................................   36
ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGERS......................................   36
  4.1    Conduct of Business by NorAm Pending the Mergers................................   36
         (a)  Ordinary Course............................................................   36
         (b)  Dividends; Changes in Stock................................................   37
         (c)  Issuance of Securities.....................................................   37

                                                                                           PAGE
                                                                                           ----
         (d)  Governing Documents........................................................   37
         (e)  No Acquisitions............................................................   37
         (f)  No Dispositions............................................................   37
         (g)  No Dissolution, Etc........................................................   37
         (h)  Certain Employee Matters...................................................   38
         (i)  Indebtedness; Leases; Capital Expenditures.................................   38
         (j)  Accounting.................................................................   38
         (k)  Affiliate Transactions.....................................................   38
         (l)  Rate Matters...............................................................   39
         (m)  Contracts..................................................................   39
         (n)  Insurance..................................................................   39
         (o)  Permits....................................................................   39
         (p)  Tax Matters................................................................   39
         (q)  Discharge of Liabilities...................................................   39
         (r)  Other Actions..............................................................   39
         (s)  Agreements.................................................................   39
  4.2    Certain Restrictions in Respect of HII and HL&P.................................   39
         (a)  Dividends; Changes in Stock................................................   40
         (b)  Governing Documents........................................................   40
         (c)  Insurance..................................................................   40
         (d)  Permits....................................................................   40
         (e)  Certain Acquisitions.......................................................   40
         (f)  Other Actions..............................................................   40
         (g)  Agreements.................................................................   40
  4.3    No Solicitation.................................................................   40
ARTICLE V  ADDITIONAL AGREEMENTS.........................................................   41
  5.1    Preparation of S-4 and the Joint Proxy Statement................................   41
  5.2    Letter of NorAm's Accountants...................................................   41
  5.3    Letter of HII's Accountants.....................................................   42
  5.4    Access to Information...........................................................   42
  5.5    NorAm Stockholders' Meeting.....................................................   42
  5.6    HII Shareholders' Meeting.......................................................   42
  5.7    Regulatory and Other Approvals..................................................   42
         (a)  HSR Act....................................................................   42
         (b)  Other Regulatory Approvals.................................................   43
         (c)  Other Approvals............................................................   43
  5.8    Agreements of Others............................................................   43
  5.9    Authorization for Shares and Stock Exchange Listing.............................   43
  5.10   Employee Matters................................................................   43
  5.11   Stock Options...................................................................   45
  5.12   Indemnification; Directors' and Officers' Insurance.............................   46
  5.13   Compliance with WARN Act........................................................   47
  5.14   Agreement to Defend.............................................................   47
  5.15   Public Announcements............................................................   47
  5.16   Other Actions...................................................................   47
  5.17   Advice of Changes; SEC Filings..................................................   47
  5.18   Reorganization..................................................................   48
  5.19   HII/HL&P Merger Surviving Corporation Board of Directors........................   48
  5.20   Execution of Supplemental Indentures............................................   48
  5.21   Disclosure Schedules............................................................   48
  5.22   Fairness Opinions Not Withdrawn.................................................   48

                                                                                           PAGE
                                                                                           ----
ARTICLE VI  CONDITIONS PRECEDENT.........................................................   48
  6.1    Conditions to Each Party's Obligation to Effect the Merger......................   48
         (a)  NorAm Stockholder Approval.................................................   48
         (b)  HII Shareholder Approval...................................................   48
         (c)  NYSE Listing...............................................................   48
         (d)  Other Approvals............................................................   49
         (e)  S-4........................................................................   49
         (f)  No Injunctions or Restraints...............................................   49
  6.2    Conditions of Obligations of HII, HL&P and Merger Sub...........................   49
         (a)  Representations and Warranties.............................................   49
         (b)  Performance of Obligations of NorAm........................................   49
         (c)  Letters from Rule 145 Affiliates...........................................   49
         (d)  Number of NorAm Dissenting Shares..........................................   49
         (e)  Tax Opinion................................................................   49
         (f)  No Material Limitations or Restraints......................................   50
         (g)  NorAm Required Consents....................................................   50
  6.3    Conditions of Obligations of NorAm..............................................   50
         (a)  Representations and Warranties.............................................   50
         (b)  Performance of Obligations of HII, HL&P and Merger Sub......................  50
         (c)  Tax Opinion.................................................................  50
         (d)  HII Required Consents.......................................................  50
ARTICLE VII  TERMINATION AND AMENDMENT...................................................   51
  7.1    Termination.....................................................................   51
  7.2    Effect of Termination...........................................................   52
  7.3    Expenses........................................................................   53
  7.4    Amendment.......................................................................   53
  7.5    Extension; Waiver...............................................................   53
ARTICLE VIII  ALTERNATIVE MERGER.........................................................   53
  8.1    Alternative Merger..............................................................   53
  8.2    Effects of the Alternative Merger...............................................   54
  8.3    Effect of the Alternative Merger on the Capital Stock of the Alternative Merger
         Constituent Corporations; Exchange of Certificates..............................   54
  8.4    Amendment to This Agreement.....................................................   55
  8.5    The Second Alternative Merger...................................................   55
  8.6    Effects of the Second Alternative Merger........................................   55
  8.7    Effect of the Second Alternative Merger on the Capital Stock of the Second
         Alternative Merger Constituent Corporations; Exchange of Certificates...........   56
  8.8    Amendment to This Agreement.....................................................   56
ARTICLE IX  GENERAL PROVISIONS...........................................................   56
  9.1    Payment of Expenses.............................................................   56
  9.2    Nonsurvival of Representations, Warranties and Agreements.......................   56
  9.3    Notices.........................................................................   56
  9.4    Interpretation..................................................................   57
  9.5    Counterparts....................................................................   57
  9.6    Entire Agreement; No Third Party Beneficiaries..................................   57
  9.7    Governing Law...................................................................   58
  9.8    No Remedy in Certain Circumstances..............................................   58
  9.9    Assignment......................................................................   58

                           GLOSSARY OF DEFINED TERMS

                                 DEFINED TERM                                  DEFINED IN SECTION
- ------------------------------------------------------------------------------ ------------------
1935 Act...................................................................... 3.1(s)(i)
Acquisition Proposal.......................................................... 4.3(e)
Affiliate..................................................................... 4.1(k)
Agreement..................................................................... Preamble
Alternative Merger............................................................ Recitals
Alternative Merger Articles of Merger......................................... 8.1(b)
Alternative Merger Certificate of Merger...................................... 8.1(b)
Alternative Merger Constituent Corporations................................... 8.2(a)
Alternative Merger Effective Time............................................. 8.1(b)
Alternative Merger Surviving Corporation...................................... 8.2(a)
Average Price................................................................. 2.2(c)(ii)
Cash Consideration............................................................ 2.2(c)(i)
Cash Election................................................................. 2.4(b)
Cash Election Number.......................................................... 2.4(a)
Cash Election Shares.......................................................... 2.4(e)
Certificates.................................................................. 2.3(c)
Closing....................................................................... 1.1(a)
Closing Date.................................................................. 1.2
Code.......................................................................... Recitals
Confidentiality Agreements.................................................... 5.4
CS First Boston............................................................... 3.2(q)
Cycle X Awards................................................................ 5.10(d)
DGCL.......................................................................... 1.1(b)
Disclosure Schedules.......................................................... 5.21
Effective Time................................................................ 1.1(b)
Election Deadline............................................................. 2.4(c)
Environmental Claims.......................................................... 3.1(o)(i)(A)
Environmental Laws............................................................ 3.1(o)(i)(B)
Environmental Permits......................................................... 3.1(o)(iii)
ERISA......................................................................... 3.1(l)(i)(D)
Excess Securities............................................................. 2.3(f)
Exchange Act.................................................................. 3.1(c)(iii)
Exchange Agent................................................................ 2.3(b)
Exchange Fund................................................................. 2.3(b)
FERC.......................................................................... 3.1(c)(iii)
Form of Election.............................................................. 2.4(c)
Fractional Dividends.......................................................... 2.3(f)
GAAP.......................................................................... 3.1(d)
Governmental Entity........................................................... 3.1(c)(iii)
Hazardous Materials........................................................... 3.1(o)(i)(C)
HII........................................................................... Preamble
HII Affiliate................................................................. 3.2(l)(i)
HII Benefit Plan.............................................................. 3.2(l)(i)
HII Common Stock.............................................................. 2.1
HII Common Stock Repurchase Program........................................... 3.2(f)
HII Disclosure Schedule....................................................... 3.2
HII/HL&P Merger............................................................... Recitals
HII/HL&P Merger Articles of Merger............................................ 1.1(a)
HII/HL&P Merger Certificate of Merger......................................... 1.1(a)

                                 DEFINED TERM                                  DEFINED IN SECTION
- ------------------------------------------------------------------------------ ------------------
HII/HL&P Merger Constituent Corporations...................................... 1.3(a)
HII/HL&P Merger Effective Time................................................ 1.1(a)
HII/HL&P Merger Surviving Corporation......................................... 1.3(a)
HII Intangible Property....................................................... 3.2(n)
HII Litigation................................................................ 3.2(j)
HII Order..................................................................... 3.2(j)
HII Pension Benefit Plan...................................................... 3.2(l)(ii)
HII Permits................................................................... 3.2(i)
HII Preferred Stock........................................................... 3.2(b)(ii)
HII Required Consents......................................................... 3.2(c)(ii)
HII SEC Documents............................................................. 3.2(d)
HII Series A Preference Stock................................................. 2.1(b)
HII Shareholders' Meeting..................................................... 5.6
HII Stock Option.............................................................. 2.1(d)
HII Stock Plans............................................................... 3.2(b)(ii)
HII Stock Purchase Right...................................................... 2.1(b)
HII Vote Matter............................................................... 3.2(c)(i)
HL&P.......................................................................... Preamble
HL&P Class A Common Stock..................................................... 2.1(a)
HL&P Class B Common Stock..................................................... 2.1(a)
HL&P Common Stock............................................................. 2.1(c)
HL&P Preferred Stock.......................................................... 3.2(b)(i)
HL&P Rights Agreement......................................................... 2.1(c)
HL&P SEC Documents............................................................ 3.2(d)
HL&P Series A Preferred Stock................................................. 2.1(c)
HL&P Stock Purchase Rights.................................................... 2.1(c)
HSR Act....................................................................... 3.1(c)(iii)
Indemnified Liabilities....................................................... 5.12(a)
Indemnified Parties........................................................... 5.12(a)
Initial Termination Date...................................................... 7.1(c)
Injunction.................................................................... 6.1(f)
IRS........................................................................... 3.1(k)(ii)
Joint Proxy Statement......................................................... 3.1(c)(iii)
Material Adverse Change....................................................... 3.1(a)
Material Adverse Effect....................................................... 3.1(a)
Merger Consideration.......................................................... 2.2(c)
Merger Sub.................................................................... Preamble
Mergers....................................................................... Recitals
Merrill Lynch................................................................. 3.1(t)
Non-Election.................................................................. 2.4(b)
Non-Election Shares........................................................... 2.4(b)
NorAm......................................................................... Preamble
NorAm 10% Debentures.......................................................... 3.1(y)
NorAm Affiliate............................................................... 3.1(l)(i)(A)
NorAm Benefit Plan............................................................ 3.1(l)(i)(B)
NorAm Common Stock............................................................ 2.2
NorAm Convertible Debentures.................................................. 2.2(f)
NorAm Convertible Junior Debentures........................................... 2.2(g)
NorAm Disclosure Schedule..................................................... 3.1
NorAm Dissenting Shares....................................................... 2.2(d)
NorAm Incentive Plan.......................................................... 5.10(d)

                                 DEFINED TERM                                  DEFINED IN SECTION
- ------------------------------------------------------------------------------ ------------------
NorAm Intangible Property..................................................... 3.1(n)
NorAm Litigation.............................................................. 3.1(j)
NorAm Merger.................................................................. Recitals
NorAm Merger Certificate of Merger............................................ 1.1(b)
NorAm Merger Constituent Corporations......................................... 1.4(a)
NorAm Merger Effective Time................................................... 1.1(b)
NorAm Merger Surviving Corporation............................................ 1.4(a)
NorAm Order................................................................... 3.1(j)
NorAm Pension Benefit Plan.................................................... 3.1(l)(i)(C)
NorAm Permits................................................................. 3.1(i)
NorAm Preferred Stock......................................................... 3.1(b)
NorAm Rabbi Trusts............................................................ 5.10(g)
NorAm Representatives......................................................... 4.3(a)
NorAm Required Consents....................................................... 3.1(c)(ii)
NorAm SEC Documents........................................................... 3.1(d)
NorAm Stock Option............................................................ 2.2(e)(i)
NorAm Stock Option Election Form.............................................. 2.2(e)(i)
NorAm Stock Option Election Period............................................ 2.2(e)(i)
NorAm Stock Plans............................................................. 3.1(b)
NorAm Stockholders' Meeting................................................... 5.5
NYSE.......................................................................... 2.2(c)(ii)
PBGC.......................................................................... 3.1(l)(i)(E)
Release....................................................................... 3.1(o)(i)(D)
Reportable Event.............................................................. 3.1(l)(i)(F)
Returns....................................................................... 3.1(k)(i)
Rule 145 Affiliates........................................................... 5.8
S-4........................................................................... 3.1(e)
SEC........................................................................... 3.1(a)
Second Alternative Merger..................................................... Recitals
Second Alternative Merger Certificate of Merger............................... 8.5(b)
Second Alternative Merger Constituent Corporations............................ 8.6(a)
Second Alternative Merger Effective Time...................................... 8.5(b)
Second Alternative Merger Surviving Corporation............................... 8.6(a)
Section 5.10(b) Plans......................................................... 5.10(b)
Securities Act................................................................ 3.1(d)
Significant Subsidiary........................................................ 3.1(a)
Spread........................................................................ 2.2(e)(ii)
Stock Consideration........................................................... 2.2(c)(ii)
Stock Election................................................................ 2.4(b)
Stock Election Number......................................................... 2.4(a)
Stock Election Shares......................................................... 2.4(e)
Subsidiary.................................................................... 2.1(b)
Taxes......................................................................... 3.1(k)
TBCA.......................................................................... 1.1(a)
Trading Day................................................................... 2.2(c)(ii)
Voting Debt................................................................... 3.1(b)
WARN.......................................................................... 5.13

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 11, 1996 (this "Agreement"), by and among Houston Industries Incorporated, a Texas corporation ("HII"), Houston Lighting & Power Company, a Texas corporation and a wholly owned subsidiary of HII ("HL&P"), HI Merger, Inc., a Delaware corporation and a direct wholly owned subsidiary of HII ("Merger Sub"), and NorAm Energy Corp., a Delaware corporation ("NorAm").

     WHEREAS, HII and NorAm have determined to engage in a strategic business combination;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of HII, HL&P, Merger Sub and NorAm have approved this Agreement and the merger of NorAm with and into Merger Sub, with Merger Sub being the surviving corporation (the "NorAm Merger"), and the respective Boards of Directors of HII and HL&P have approved the merger of HII with and into HL&P, with HL&P being the surviving corporation (the "HII/HL&P Merger," and together with the NorAm Merger, the "Mergers"), which merger would occur immediately prior to the NorAm Merger;

     WHEREAS, the respective Boards of Directors of HII, HL&P, Merger Sub and NorAm (i) have approved, but only in the circumstances set forth in Section 8.1 and then in lieu of the Mergers, the merger of NorAm and HII with and into HL&P, with HL&P being the surviving corporation (the "Alternative Merger") and (ii) have approved, but only in the circumstances set forth in Section 8.5 and then in lieu of the Mergers, the merger of NorAm with and into Merger Sub, with Merger Sub being the surviving corporation (the "Second Alternative Merger");

     WHEREAS, the respective Boards of Directors of HII, HL&P, Merger Sub and NorAm have determined that it is in the best interests of their respective stockholders for the Mergers (or, if applicable, the Alternative Merger or the Second Alternative Merger) to be effected upon the terms and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that each of the HII/HL&P Merger and the NorAm Merger (or if applicable, the Alternative Merger or the Second Alternative Merger) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(b) of the Code; and

     WHEREAS, HII, HL&P, Merger Sub and NorAm desire to make certain representations, warranties, covenants and agreements in connection with the Mergers (or, if applicable, the Alternative Merger or the Second Alternative Merger) and also to prescribe various conditions to the Mergers (or, if applicable, the Alternative Merger or the Second Alternative Merger);

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     1.1 The Mergers; Effective Time of the Mergers. Upon the terms and subject to the conditions of this Agreement:

          (a) The HII/HL&P Merger. At the HII/HL&P Merger Effective Time (as hereinafter defined), HII shall be merged with and into HL&P in accordance with the Texas Business Corporation Act (the "TBCA"). As soon as practicable at or after the closing of the Mergers (the "Closing"), articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the HII/HL&P Merger (the "HII/HL&P Merger Articles of Merger") shall be filed with the Secretary of State of the State of Texas. The HII/HL&P Merger Articles of Merger shall state that the HII/HL&P Merger is to become effective immediately upon filing of the HII/HL&P Merger Articles of Merger with the Secretary of State of the State of Texas or, if agreed to by HII, HL&P and NorAm, at such time thereafter as is provided in the HII/HL&P Merger Articles of Merger. The HII/HL&P Merger shall become effective at the time of the issuance of the certificate of merger with respect to the HII/HL&P Merger (the "HII/HL&P Merger Certificate of Merger") by the Secretary of State of the State of Texas or, if a later effective time was provided in the HII/HL&P Merger Articles of Merger, such later time (the "HII/HL&P Merger Effective Time").

          (b) The NorAm Merger. At the NorAm Merger Effective Time (as hereinafter defined), NorAm shall be merged with and into Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL"). As soon as practicable at or after the Closing, a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the NorAm Merger (the "NorAm Merger Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The NorAm Merger Certificate of Merger shall state that the NorAm Merger shall become effective immediately following the HII/HL&P Merger Effective Time or, if agreed to by HL&P, Merger Sub and NorAm, at such time thereafter as is provided in the NorAm Merger Certificate of Merger. The NorAm Merger shall become effective at the time that the NorAm Merger Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware or, if a later effective time was provided in the NorAm Merger Certificate of Merger, such later time (the "NorAm Merger Effective Time" or the "Effective Time"). The effective time specified in the HII/HL&P Merger Articles of Merger shall be prior to the effective time specified in the NorAm Merger Certificate of Merger.

     1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002, unless another date or place is agreed to in writing by the parties.

     1.3  Effects of the HII/HL&P Merger.

          (a) At the HII/HL&P Merger Effective Time: (i) HII shall be merged with and into HL&P, the separate existence of HII shall cease and HL&P shall continue as the surviving corporation (HII and HL&P are sometimes referred to herein as the "HII/HL&P Merger Constituent Corporations" and HL&P is sometimes referred to herein as the "HII/HL&P Merger Surviving Corporation"); (ii) Article I and Article VI of the Restated Articles of Incorporation of HL&P shall be amended as set forth in Exhibit A hereto and, as so amended, such Restated Articles of Incorporation shall be the Articles of Incorporation of the HII/HL&P Merger Surviving Corporation; and
     (iii) the Bylaws of HII as in effect immediately prior to the HII/HL&P Merger Effective Time shall be the Bylaws of the HII/HL&P Merger Surviving Corporation.

          (b) The directors and officers of HII at the HII/HL&P Merger Effective Time shall, from and after the HII/HL&P Merger Effective Time, be the initial directors and officers of the HII/HL&P Merger Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the HII/HL&P Merger Surviving Corporation's Articles of Incorporation and Bylaws. Each officer of HL&P at the HII/HL&P Merger Effective Time shall, from and after the HII/HL&P Merger Effective Time, hold the same office at the Houston Lighting & Power Company Division of the HII/HL&P Merger Surviving Corporation as held at HL&P immediately prior to the HII/HL&P Merger Effective Time and shall serve in such office until his or her successor has been duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the HII/HL&P Merger Surviving Corporation's Articles of Incorporation and Bylaws.

          (c) The HII/HL&P Merger shall have the effects set forth in this
     Section 1.3 and the applicable provisions of the TBCA.

     1.4  Effects of the NorAm Merger.

          (a) At the NorAm Merger Effective Time: (i) NorAm shall be merged with and into Merger Sub, the separate existence of NorAm shall cease and Merger Sub shall continue as the surviving corporation (Merger Sub and NorAm are sometimes referred to herein as the "NorAm Merger Constituent Corporations" and Merger Sub is sometimes referred to herein as the "NorAm Merger Surviving Corporation"); (ii) the Certificate of Incorporation of Merger Sub shall be amended to change the name of Merger Sub to "NorAm Energy Corp.," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the NorAm Merger Surviving Corporation; and
     (iii) the Bylaws of Merger Sub as in effect immediately prior to the NorAm Merger Effective Time shall be the Bylaws of the NorAm Merger Surviving Corporation.

          (b) The directors of Merger Sub at the NorAm Merger Effective Time shall, from and after the NorAm Merger Effective Time, be the initial directors of the NorAm Merger Surviving Corporation and the officers of NorAm at the NorAm Merger Effective Time shall, from and after the NorAm Merger Effective Time, be the initial officers of the NorAm Merger Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the NorAm Merger Surviving Corporation's Certificate of Incorporation and Bylaws.

          (c) The NorAm Merger shall have the effects set forth in this Section
     1.4 and the applicable provisions of the DGCL.

                                   ARTICLE II

               EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect of HII/HL&P Merger on Capital Stock. At the HII/HL&P Merger Effective Time, by virtue of the HII/HL&P Merger and without any action on the part of the holder of any shares of common stock, no par value, of HII ("HII Common Stock") or capital stock of HL&P:

          (a) Cancellation of HL&P Common Stock. Each issued and outstanding share of common stock, Class A, no par value, of HL&P ("HL&P Class A Common Stock") and each issued and outstanding share of common stock, Class B, no par value, of HL&P ("HL&P Class B Common Stock") that is owned directly or indirectly by HII shall be canceled and retired and shall cease to exist and no stock of HL&P or other consideration shall be delivered or deliverable in exchange therefor.

          (b) Cancellation of Treasury Stock and HL&P-Owned Stock. Each share of HII Common Stock and each associated right (a "HII Stock Purchase Right") to purchase one two-hundredth of a share of Series A Preference Stock, no par value, of HII ("HII Series A Preference Stock"), and all other shares of capital stock of HII that are owned by HII as treasury stock and any shares of HII Common Stock and all other shares of capital stock of HII owned by HL&P, Merger Sub or any other wholly owned Subsidiary (as hereinafter defined) of HL&P or HII shall be canceled and retired and shall cease to exist and no stock of HL&P or other consideration shall be delivered or deliverable in exchange therefor. All references in this Agreement to HII Common Stock shall be deemed to include the associated HII Stock Purchase Right. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

          (c) Exchange of HII Common Stock. Each share of HII Common Stock issued and outstanding immediately prior to the HII/HL&P Merger Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into one share of common stock, no par value, of HII/HL&P Merger Surviving Corporation ("HL&P Common Stock"), together with the corresponding number of associated rights ("HL&P Stock Purchase Rights") to purchase one one-hundredth of a share of Series A Junior Preferred Stock, without par value, of HII/HL&P Merger Surviving Corporation ("HL&P Series A Preferred Stock") pursuant to an Amended and Restated Rights Agreement among HII, HL&P and Texas Commerce Bank National Association, as Rights Agent (the "HL&P Rights Agreement"). The HII Rights Agreement shall be amended and restated to become the HL&P Rights Agreement and shall provide for (i) the HII Stock Purchase Rights to be converted into HL&P Stock Purchase Rights and (ii) the HL&P Stock Purchase Rights to attach to shares of HL&P Common Stock issued as consideration in the NorAm Merger, and to make such other changes as HL&P determines are appropriate. All references in this Agreement to the HL&P Common Stock to be received pursuant to the Mergers shall be deemed to include the associated HL&P Stock Purchase Rights. All such shares of HII Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of HL&P Common Stock.

          (d) Treatment of HII Stock Options. Each unexpired option to purchase HII Common Stock issued by HII that is outstanding at the HII/HL&P Merger Effective Time (a "HII Stock Option"), whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an option to purchase the number of shares of HL&P Common Stock equal to the number of shares of HII Common Stock that could be purchased under such HII Stock Option at a price per share of HL&P Common Stock equal to the per share exercise price of such HII Stock Option.

          (e) HL&P Preferred Stock Unchanged. Each issued and outstanding share of cumulative preferred stock, no par value, of HL&P shall not be converted or otherwise affected by the HII/HL&P Merger and shall remain outstanding after the HII/HL&P Merger.

     2.2 Effect of NorAm Merger on Capital Stock. At the NorAm Merger Effective Time, by virtue of the NorAm Merger and without any action on the part of the holder of any shares of common stock, par value $.625 per share, of NorAm ("NorAm Common Stock") or capital stock of Merger Sub:

          (a) Merger Sub Capital Stock Unchanged. Each issued and outstanding share of the capital stock of Merger Sub shall not be converted or otherwise affected by the NorAm Merger and shall remain outstanding after the NorAm Merger.

          (b) Cancellation of Treasury Stock and HL&P-Owned Stock. Each share of NorAm Common Stock and all other shares of capital stock of NorAm that are owned by NorAm as treasury stock and any shares of NorAm Common Stock and all other shares of capital stock of NorAm owned by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm shall be canceled and retired and shall cease to exist and no stock of HL&P or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Exchange Ratio for NorAm Common Stock.

             (i) Subject to the provisions of Section 2.3(f) hereof, each share of NorAm Common Stock issued and outstanding immediately prior to the NorAm Merger Effective Time (other than NorAm Dissenting Shares (as defined in Section 2.2(d)) and shares to be canceled in accordance with
        Section 2.2(b)) shall be converted into (x) the Stock Consideration (as defined in Section 2.2(c)(ii)) or (y) $16.00 in cash (the "Cash Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.4 (collectively, the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the NorAm Merger Effective Time the outstanding shares of NorAm Common Stock or HII Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (other than, with respect to the HII Common Stock, pursuant to the HII/HL&P Merger), the Cash Consideration and the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. In the event the Effective Time has not occurred by the date that is nine months after the date hereof, the Cash Consideration shall be increased by simple interest on such amount at the rate of 2% per quarter from the date that is nine months after the date hereof to the Effective Time (based on a year of 365 days). All such shares of NorAm Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration or the Cash Consideration, as the case may be, and cash in lieu of fractional shares of HL&P Common Stock as contemplated by Section 2.3(f), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

             (ii) As used in this Agreement:

             "Average Price" means the average of the closing prices of HII Common Stock, rounded to four decimal places (if the fifth, sixth and seventh decimal places of such average are (x) 499 or lower, then the fourth decimal place of such average shall remain the same, or (y) 500 or higher, then the fourth decimal place of such average shall be increased by 1), as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date.

             "Stock Consideration" is (x) if the Average Price of HII Common Stock is $21.25 or lower, .7529 shares of HL&P Common Stock; (y) if the Average Price of HII Common Stock is $26.00 or greater, .6154 shares of HL&P Common Stock; or (z) if the Average Price of the HII Common Stock is greater than $21.25 but less than $26.00, that portion of a share of HL&P Common Stock equal to the quotient of $16.00 divided by the Average Price of the HII Common Stock.

             "Trading Day" means a day on which the New York Stock Exchange (the "NYSE") is open for trading.

          (d) NorAm Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no share of NorAm Common Stock, the holder of which shall not have voted shares in favor of the NorAm Merger and shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights (a "NorAm Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of NorAm Dissenting Shares, if any, shall be entitled to payment, solely from the NorAm Merger Surviving Corporation, of the appraised value of such NorAm Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of NorAm Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of his or her demand for appraisal of such NorAm Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262 or (iii) if neither any holder of NorAm Dissenting Shares nor the NorAm Merger Surviving Corporation has filed a petition demanding a determination of the value of all NorAm Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such NorAm Dissenting Shares pursuant to such Section 262 and each such NorAm Dissenting Share shall thereupon be treated as a Non-Election Share for purposes of Section 2.4. NorAm shall give HII (i) prompt notice of any written demands for appraisal of any NorAm Common Stock, attempted withdrawals of such demands and any other instruments received by NorAm relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. NorAm shall not, except with the prior written consent of HII, voluntarily make any payment with respect to any demands for appraisals of NorAm Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          (e) Treatment of NorAm Stock Options.

             (i) Each holder of an unexpired employee stock option to purchase NorAm Common Stock, along with any tandem stock appreciation right, that is outstanding at the Effective Time (a "NorAm Stock Option"), whether or not then exercisable, shall be entitled within the NorAm Stock Option Election Period (as hereinafter defined) to elect to either (x) have all or any portion of his or her NorAm Stock Options canceled and "cashed out" pursuant to Section 2.2(e)(ii) or (y) have all or any portion of his or her NorAm Stock Options assumed by HL&P as provided in Section
        5.11. Elections to be made by holders of NorAm Stock Options shall be made on a form mutually agreed upon by NorAm and HL&P (a "NorAm Stock Option Election Form") to be provided by NorAm to such holders on the day on which HL&P publicly announces the Closing Date (which date shall be no less than five Trading Days prior to the Closing Date). To be effective, a NorAm Stock Option Election Form must be properly completed, signed and submitted to HL&P or its designated agent by 5:00 p.m. on the business day immediately prior to the Closing Date. A holder of NorAm Stock Options who does not make a proper election shall be deemed to have elected to have his or her NorAm Stock Options "cashed out" pursuant to Section 2.2(e)(ii). For purposes of this Agreement, the "NorAm Stock Option Election Period" means the period of time beginning on the day on which HL&P publicly announces the Closing Date and ending at 5:00 p.m. on the business day immediately prior to the Closing Date.

             (ii) If a holder of NorAm Stock Options elects to be "cashed out" pursuant to this Section or does not properly make an election in accordance with Section 2.2(e)(i), the NorAm Stock Options of such holder shall be canceled by NorAm immediately prior to the Effective Time, and each such holder of a canceled NorAm Stock Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such NorAm Stock Option an amount in cash equal to the product (the "Spread") of (x) the total number of shares of NorAm Common Stock subject to such NorAm Stock Option and (y) the excess, if any, of (1) the Cash Consideration over (2) the exercise price per share of the NorAm Common Stock previously subject to such NorAm Stock Option.

          (f) NorAm Convertible Debentures. HL&P shall agree to assume all of NorAm's obligations under NorAm's 6% Convertible Subordinated Debentures due 2012 (the "NorAm Convertible Debentures"), including, without limitation, the conversion provisions of the NorAm Convertible Debentures. Following the Effective Time, each outstanding NorAm Convertible Debenture will be convertible into the amount of Stock Consideration (and cash in lieu of fractional shares of HL&P Common Stock) and Cash Consideration which the holder thereof would have had the right to receive after the Effective Time if such NorAm Convertible Debenture had been converted immediately prior to the Effective Time and the holder thereof had made the Stock Election and received the Stock Consideration with respect to 50% of the shares of NorAm Common Stock issuable upon such conversion of the holder's NorAm Convertible Debentures and made the Cash Election and received the Cash Consideration with respect to the remaining 50% of such NorAm Common Stock.

          (g) NorAm Convertible Junior Debentures. HL&P shall agree to assume all of NorAm's obligations under NorAm's 6 1/4% Convertible Junior Subordinated Debentures (the "NorAm Convertible Junior Debentures"), including, without limitation, the conversion provisions of the NorAm Convertible Junior Debentures. Following the Effective Time, each outstanding NorAm Convertible Junior Debenture will be convertible into the amount of Stock Consideration (and cash in lieu of fractional shares of HL&P Common Stock) and Cash Consideration which the holder thereof would have had the right to receive after the Effective Time if such NorAm Convertible Junior Debenture had been converted immediately prior to the Effective Time and the holder thereof had made the Stock Election and received the Stock Consideration with respect to 50% of the shares of NorAm Common Stock issuable upon such conversion of the holder's NorAm Convertible Junior Debentures and made the Cash Election and received the Cash Consideration with respect to the remaining 50% of such NorAm Common Stock.

     2.3  Exchange of Certificates.

          (a) Exchange of HII Common Stock. Following the HII/HL&P Merger Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of HII Common Stock may, but shall not be required to, surrender the same to HL&P for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of shares of HL&P Common Stock as the shares of HII Common Stock previously represented by the stock certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the HII/HL&P Merger Effective Time, represented HII Common Stock shall be deemed and treated for all purposes to represent the ownership of the same number of shares of HL&P Common Stock as though such surrender or transfer and exchange had taken place. The stock transfer books for the HII Common Stock shall be deemed to be closed at the HII/HL&P Merger Effective Time and no transfer of outstanding shares of HII Common Stock shall thereafter be made on such books, but when certificates that formerly represented shares of HII Common Stock are duly presented to HII/HL&P Merger Surviving Corporation or its transfer agent for exchange or transfer, HII/HL&P Merger Surviving Corporation will cause to be issued in respect thereof certificates representing an equal number of shares of HL&P Common Stock.

          (b) Exchange Agent. As of the Effective Time, HL&P shall deposit with such bank or trust company designated by HL&P and reasonably acceptable to NorAm (the "Exchange Agent"), for the benefit of the holders of shares of NorAm Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the total aggregate Cash Consideration and certificates representing the shares of HL&P Common Stock (such shares of HL&P Common Stock, together with any dividends or distributions with respect thereto and the total aggregate Cash Consideration, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.2 in exchange for outstanding shares of NorAm Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Stock Consideration and the Cash Consideration contemplated to be issued pursuant to Section 2.2 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of NorAm Common Stock (the "Certificates"), which holder's shares of NorAm Common Stock were converted into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as HL&P may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HL&P, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HL&P Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional shares of HL&P Common Stock as contemplated by Section 2.3(f) if such holder is entitled to receive the Stock Consideration, or cash, in an amount equal to the Cash Consideration, if such holder is entitled to receive the Cash Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of NorAm Common Stock which is not registered in the transfer records of NorAm, a certificate representing the appropriate number of shares of HL&P Common Stock may be issued to a transferee if the Certificate representing such NorAm Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the HL&P Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HL&P Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of HL&P Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(f) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest, if such holder is entitled to receive the Stock Consideration: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HL&P Common Stock to which such holder is entitled pursuant to Section 2.3(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HL&P Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HL&P Common Stock.

          (e) No Further Ownership Rights in NorAm Common Stock. All shares of HL&P Common Stock issued upon the surrender for exchange of shares of NorAm Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NorAm Common Stock, subject, however, to the NorAm Merger Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by NorAm on such shares of NorAm Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the NorAm Merger Surviving Corporation of the shares of NorAm Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the NorAm Merger Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
     Article II.

          (f) No Fractional Shares. No certificates or scrip representing fractional shares of HL&P Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this Section 2.3(f), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of HL&P. In lieu of any fractional security, each holder of shares of NorAm Common Stock who would otherwise have been entitled to a fraction of a share of HL&P Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the net proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 2.3(f), on behalf of all such holders, of the aggregate fractional shares of HL&P Common Stock issued pursuant to this Article II and (ii) the aggregate dividends or other distributions that are payable with respect to such shares of HL&P Common Stock pursuant to Section 2.3(d) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of whole shares of HL&P Common Stock delivered to the Exchange Agent by HL&P pursuant to Section 2.3(b) over (y) the aggregate number of whole shares of HL&P Common Stock to be distributed to the former holders of NorAm Common Stock pursuant to Section 2.3(c) (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of NorAm Common Stock, shall sell the Excess Securities at the prevailing prices on the NYSE. The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. HL&P shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the net proceeds of such sale of

     Excess Securities and the Fractional Dividends have been distributed to the former stockholders of NorAm, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of NorAm in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

          (g) Termination of Exchange Agent. Any portion of the Exchange Fund and any cash in lieu of fractional shares of HL&P Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of NorAm for one year after the Effective Time shall be delivered to HL&P, upon demand, which shall thereafter act as the Exchange Agent, and any former stockholders of NorAm who have not theretofore complied with this Article II shall thereafter look only as a general creditor to HL&P for payment of their claim for the Merger Consideration and any cash in lieu of fractional shares of HL&P Common Stock and any dividends or distributions with respect to HL&P Common Stock if such holder is entitled to receive the Stock Consideration.

          (h) No Liability. None of HII, HL&P, Merger Sub or NorAm shall be liable to any holder of shares of HII Common Stock, NorAm Common Stock or HL&P Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto), cash in lieu of fractional shares of HL&P Common Stock, Stock Consideration or Cash Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares six years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of HL&P free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

     2.4  Allocation of Merger Consideration; Election Procedures.

          (a) Allocation. Notwithstanding anything in this Agreement to the contrary, the number of shares of NorAm Common Stock to be converted into the right to receive the Cash Consideration in the NorAm Merger (the "Cash Election Number") shall be equal to (i) 50% of the number of shares of NorAm Common Stock issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any NorAm Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less (ii) the sum of (A) the number of NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares (as defined in Section 2.4(b)) pursuant to
     Section 2.2(d) determined as of the Effective Time, (B) the number of shares of NorAm Common Stock held by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm to be canceled in accordance with Section 2.2(b) and (C) the number of shares of NorAm Common Stock to be exchanged for cash pursuant to Section 2.3(f). The number of shares of NorAm Common Stock to be converted into the right to receive the Stock Consideration in the NorAm Merger (the "Stock Election Number") shall be equal to the number of shares of NorAm Common Stock issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any NorAm Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less the sum of
     (i) the Cash Election Number, (ii) the number of NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to
     Section 2.2(d) determined as of the Effective Time, (iii) the number of shares of NorAm Common Stock held by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm to be canceled in accordance with Section 2.2(b) and (iv) the number of shares of NorAm Common Stock to be exchanged for cash pursuant to Section 2.3(f). Notwithstanding anything to the contrary herein, HII shall have the option, in its sole discretion, to change the Cash Election Number and the Stock Election Number to more closely follow the actual elections of the NorAm stockholders pursuant to this Section 2.4, so long as such modification to the Cash Election Number and the Stock Election Number does not prevent the conditions set forth in Sections 6.2(e) and 6.3(c) from being satisfied. The parties hereto acknowledge that (i) the number of NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 2.2(d) determined as of the Effective Time, (ii) the number of shares of NorAm Common Stock held by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm to be canceled in accordance with
     Section 2.2(b) and (iii) the number of shares of NorAm Common Stock to be exchanged for cash pursuant to Section 2.3(f) are all treated under the published guidelines of the IRS as receiving cash in the mergers contemplated hereby.

          (b) Election. Subject to allocation and proration in accordance with the provisions of this Section 2.4, each record holder of shares of NorAm Common Stock (other than NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 2.2(d) and shares to be canceled in accordance with Section 2.2(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.4(c)) shall be entitled to elect to receive in respect of each such share (i) the Cash Consideration (a "Cash Election") or (ii) the Stock Consideration (a "Stock Election") or to indicate that such record holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration for such shares (a "Non-Election"). Shares of NorAm Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Section 2.4 and
     Section 2.2(d)) (collectively, "Non-Election Shares") shall be deemed by HL&P, in its sole and absolute discretion, to be shares in respect of which Cash Elections or Stock Elections have been made.

          (c) Procedure for Elections. Elections pursuant to Section 2.4(b) shall be made on a form to be mutually agreed upon by NorAm and HL&P (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of NorAm Common Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of NorAm Common Stock of the Joint Proxy Statement (as defined in Section 3.1(c)(iii)). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m. on the business day that is the Trading Day immediately prior to the Closing Date (which date shall be publicly announced by HL&P as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and (ii) accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such Certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). NorAm shall use its best efforts to make a Form of Election available to all persons who become holders of record of NorAm Common Stock between the date of mailing described in the first sentence of this Section 2.4(c) and the Election Deadline. HL&P shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of HL&P (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither HL&P nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of NorAm Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

          (d) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of NorAm Common Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with Section 2.4(c), such shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of NorAm Common Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.

          (e) Proration of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made and, in the case of Non-Election Shares, are deemed to have been made (collectively, the "Cash Election Shares") exceeds the Cash Election Number, all shares of NorAm Common Stock in respect of which Stock Elections have been made and all Non-Election Shares in respect of which Stock Elections are deemed to have been made (collectively, the "Stock Election Shares") shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

             (i) Cash Election Shares shall be deemed to be Stock Election Shares, on a pro-rata basis for each record holder of NorAm Common Stock with respect to those shares of NorAm Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so deemed to be Stock Election Shares, when added to the other Stock Election Shares, shall equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so deemed to be Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(f)); and

             (ii) any remaining Cash Election Shares shall be converted into the right to receive the Cash Consideration.

          (f) Proration of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

             (i) Stock Election Shares shall be deemed to be Cash Election Shares, on a pro-rata basis for each record holder of NorAm Common Stock with respect to those shares of NorAm Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so deemed to be Cash Election Shares, when added to the other Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such Stock Election Shares so deemed to be Cash Election Shares shall be converted into the right to receive the Cash Consideration; and

             (ii) the remaining Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(f)).

          (g) No Proration. In the event that neither paragraph (e) nor paragraph (f) of this Section 2.4 is applicable, all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(f)).

          (h) Computations. The Exchange Agent, in consultation with HL&P, shall make all computations to give effect to this Section 2.4.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of NorAm. NorAm represents and warrants to HII, HL&P and Merger Sub as follows, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of NorAm and delivered to HII by NorAm on or prior to the date hereof (the "NorAm Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

          (a) Organization, Standing and Power. Each of NorAm and its Significant Subsidiaries (as hereinafter defined) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as hereinafter defined). NorAm has heretofore delivered to HII complete and correct copies of its Restated Certificate of Incorporation and Bylaws. All Significant Subsidiaries of NorAm and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the NorAm Disclosure Schedule. As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of NorAm, HII or HL&P, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and (ii) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of NorAm or HII, as the case may be, any effect or change that is or, as far as can be reasonably determined, may be, materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of NorAm consists of 250,000,000 shares of NorAm Common Stock and 10,000,000 shares of preferred stock, par value $0.10 per share (the "NorAm Preferred Stock"). At the close of business on July 31, 1996: (i) 137,067,805 shares of NorAm Common Stock and no shares of NorAm Preferred Stock were issued and outstanding, and 4,906,322 shares of NorAm Common Stock and no shares of NorAm Preferred Stock were reserved for issuance pursuant to NorAm's:

        Incentive Equity Plan.............................................  3,035,010
        1983 Non-Qualified Stock Option Plan..............................     11,000
        Diversified Energies Plan.........................................     57,229
        Restricted Stock Plan for Non-Employee Directors..................     79,742
        Employee Stock Purchase Plan......................................  1,723,341

     (collectively, the "NorAm Stock Plans"); (ii) no shares of NorAm Common Stock were held by NorAm in its treasury; and (iii) except for the NorAm Convertible Debentures and the NorAm Convertible Junior Debentures, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which NorAm stockholders may vote ("Voting Debt") were issued or outstanding. All outstanding shares of NorAm Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. All outstanding shares of capital stock of the Subsidiaries of NorAm are owned by NorAm, or a direct or indirect wholly owned Subsidiary of NorAm, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and except for changes since July 31, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the NorAm Stock Plans, NorAm's Direct Stock Purchase and Dividend Reinvestment Plans, NorAm's Annual Incentive Plan, the Restricted Stock Agreement between Milton Honea and NorAm dated January 31, 1996, the conversion of the NorAm Convertible Debentures or the NorAm Convertible Junior Debentures or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of NorAm; (B) no securities of NorAm or any Subsidiary of NorAm convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of NorAm or any Subsidiary of NorAm; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which NorAm or any Subsidiary of NorAm is a party or by which it is bound in any case obligating NorAm or any Subsidiary of NorAm to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of NorAm or of any Subsidiary of NorAm, or obligating NorAm or any Subsidiary of NorAm to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the NorAm Merger Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which NorAm is a party or by which it is bound relating to the voting of any shares of the capital stock of NorAm that will limit in any way the solicitation of proxies by or on behalf of NorAm from, or the casting of votes by, the stockholders of NorAm with respect to the NorAm Merger. There are no restrictions on NorAm to vote the stock of any of its Subsidiaries.

          (c) Authority; No Violations; Consents and Approvals.

             (i) The Board of Directors of NorAm has approved the NorAm Merger and this Agreement, by the unanimous vote of all of the directors with no negative vote, and declared the NorAm Merger and this Agreement to be in the best interests of the stockholders of NorAm. The directors have advised NorAm, HII and HL&P that they intend to vote or cause to be voted all of the shares of NorAm Common Stock beneficially owned by them and their affiliates in favor of approval of the NorAm Merger and this Agreement. NorAm has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the NorAm Merger, to approval of this Agreement and the NorAm Merger by the stockholders of NorAm in accordance with the DGCL, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NorAm, subject, with respect to consummation of the NorAm Merger, to approval of this Agreement and the NorAm Merger by the stockholders of NorAm in accordance with the DGCL. This Agreement has been duly executed and delivered by NorAm and, subject, with respect to consummation of the NorAm Merger, to approval of this Agreement and the NorAm Merger by the stockholders of NorAm in accordance with the DGCL, and assuming this Agreement constitutes the valid and binding obligation of HII, HL&P and Merger Sub, constitutes a valid and binding obligation of NorAm enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

             (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of NorAm or any of its Subsidiaries under, any provision of (A) the Restated Certificate of Incorporation or Bylaws of NorAm or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) subject to obtaining the third-party consents set forth in Section 3.1(c)(ii) of the NorAm Disclosure Schedule (the "NorAm Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to NorAm or any of its Subsidiaries or
        (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the NorAm Merger and this Agreement by the stockholders of NorAm in accordance with the DGCL has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NorAm or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on NorAm, materially impair the ability of NorAm to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to NorAm or any of its Subsidiaries in connection with the execution and delivery of this Agreement by NorAm or the consummation by NorAm of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect, except for: (A) the filing of a premerger notification report by NorAm under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of

        (x) a joint proxy statement in preliminary and definitive form relating to the meeting of NorAm's stockholders to be held in connection with the NorAm Merger and the meeting of HII's shareholders to be held in connection with the Mergers (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the NorAm Merger Certificate of Merger with the Secretary of State of the State of Delaware; (D) filings with, and the approval of, or notices to, the Arkansas Public Service Commission, the Louisiana Public Service Commission, the Minnesota Public Utilities Commission, the Oklahoma Corporation Commission and the Mississippi Public Service Commission; (E) filings with, and the approval of, or notices to, the Federal Energy Regulatory Commission (the "FERC") in connection with the transfer of NorAm Energy Services, Inc.'s power marketing certificate; (F) such filings and approvals as are set forth on Section 3.1(c)(iii) of the NorAm Disclosure Schedule in connection with the transfer of NorAm's municipal franchises; (G) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (H) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

          (d) SEC Documents. NorAm has made available to HL&P a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NorAm with the SEC since January 1, 1994 and prior to the date of this Agreement (the "NorAm SEC Documents") which are all the documents (other than preliminary material) that NorAm was required to file with the SEC since such date. As of their respective dates, the NorAm SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such NorAm SEC Documents, and none of the NorAm SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NorAm included in the NorAm SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of NorAm and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of NorAm and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the NorAm SEC Documents, there are no agreements, arrangements or understandings between NorAm and any party who is at the date of this Agreement or was at any time prior to the date hereof but after January 1, 1994 an Affiliate (as defined in Section 4.1(k)) of NorAm that are required to be disclosed in the NorAm SEC Documents.

          (e) Information Supplied. None of the information supplied or to be supplied by NorAm for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by HL&P in connection with the issuance of shares of HL&P Common Stock in the Mergers (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by NorAm and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of NorAm and the shareholders of HII or at the time of the meeting of such stockholders or shareholders to be held in connection with the Mergers or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to

     NorAm or any of its Subsidiaries, or with respect to other information supplied by NorAm for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NorAm. The Joint Proxy Statement, insofar as it relates to NorAm or its Subsidiaries or other information supplied by NorAm for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the NorAm SEC Documents, or except as contemplated by this Agreement, since December 31, 1995, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NorAm's capital stock, except for regular quarterly cash dividends of $.07 per share on NorAm Common Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of NorAm or any Subsidiary of NorAm; (iii) any repurchase, redemption or other acquisition by NorAm or any Subsidiary of NorAm of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, NorAm or any Subsidiary of NorAm, except as contemplated by any NorAm Benefit Plans (as defined in Section 3.1(l)) and except for the exchange of NorAm's Series A Preferred Stock for NorAm Convertible Debentures; (iv) any material change in any method of accounting or accounting practice by NorAm or any Significant Subsidiary of NorAm; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could have a Material Adverse Effect on NorAm, except for general economic changes and changes that may affect the industries of NorAm or any of its Subsidiaries generally.

          (g) No Undisclosed Material Liabilities. Except as disclosed in the NorAm SEC Documents, as of the date hereof, there are no liabilities of NorAm or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on NorAm, other than:
     (i) liabilities adequately provided for on the balance sheet of NorAm dated as of March 31, 1996 (including the notes thereto) contained in NorAm's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and
     (ii) liabilities under this Agreement.

          (h) No Default. Neither NorAm nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter, bylaws or respective formation documentation, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NorAm or any of its Subsidiaries is now a party or by which NorAm or any of its Subsidiaries or any of their respective properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to NorAm or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on NorAm.

          (i) Compliance with Applicable Laws. NorAm and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "NorAm Permits"), except where the failure so to hold would not have a Material Adverse Effect on NorAm. NorAm and its Subsidiaries are in compliance with the terms of the NorAm Permits, except where the failure so to comply would not have a Material Adverse Effect on NorAm. Except as disclosed in the NorAm SEC Documents, the businesses of NorAm and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on NorAm. As of the date of this Agreement, neither NorAm nor any of its Subsidiaries has been notified of any pending investigation or review by any Governmental Entity or, to the best knowledge of NorAm, no investigation or review by any Governmental Entity with respect to NorAm or any of its Subsidiaries is threatened, other than those the outcome of which would not have a Material Adverse Effect on NorAm.

          (j) Litigation. Except as disclosed in the NorAm SEC Documents, there is no suit, action or proceeding pending, or, to the best knowledge of NorAm, threatened against or affecting NorAm or any Subsidiary of NorAm ("NorAm Litigation"), and NorAm and its Subsidiaries have no knowledge of any facts that are likely to give rise to any NorAm Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on NorAm, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NorAm or any Subsidiary of NorAm ("NorAm Order") that is reasonably likely to have a Material Adverse Effect on NorAm or its ability to consummate the transactions contemplated by this Agreement.

          (k) Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect on NorAm:

             (i) Each of NorAm, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (A) timely (taking into account any extensions) filed all federal income tax and all other material federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in NorAm's most recent audited financial statements) for which NorAm or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of NorAm and its Subsidiaries through the date hereof and (D) to the knowledge of NorAm or any Subsidiary of NorAm, complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Section 3.1(k)(ii) of the NorAm Disclosure Schedule sets forth the last taxable period through which the federal income tax Returns of NorAm and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable state or local taxing authority have been paid, fully settled or adequately provided for in NorAm's most recent audited financial statements. Except as adequately provided for in the NorAm SEC Documents, no material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state or local income or franchise Taxes for which NorAm or any of its Subsidiaries would be liable, and no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against NorAm or any of its Subsidiaries by any federal, state or local taxing authority with respect to any period.

             (iii) Neither NorAm nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which NorAm or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of NorAm or any of its Subsidiaries.

             (iv) Neither NorAm nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by NorAm or any of its Subsidiaries.

             (v) Except as set forth in the NorAm SEC Documents, neither NorAm nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

          For purposes of this Agreement, "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

          (l) Employee Matters; ERISA.

             (i) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

           (A) "NorAm Affiliate" means any Subsidiary of NorAm, and any other trade or business, whether or not incorporated, that is under common control, or treated as a single employer, with NorAm under
               Section 414(b), (c), (m) or (o) of the Code;

           (B) "NorAm Benefit Plan" means each benefit plan, program, policy, contract or arrangement described in subsections
               3.1(l)(ii)(A)(1), (2) and (3) below (whether or not terminated);

           (C) "NorAm Pension Benefit Plan" means each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA that is or was maintained or contributed to by NorAm or any NorAm Affiliate at any time during the six calendar year period immediately preceding the date hereof;

           (D) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

           (E) "PBGC" means the Pension Benefit Guaranty Corporation; and

           (F) "Reportable Event" means an event constituting a "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement or penalty has not been waived by the PBGC.

             (ii) Benefit Plans.

           (A) Section 3.1(l)(ii)(A) of the NorAm Disclosure Schedule contains a true and complete list, as of the date hereof, of each item described below, whether formal or informal, written or unwritten, legally binding or not:

               (1) each "employee benefit plan" within the meaning of Section
                   3(3) of ERISA that is or was maintained or contributed to at any time during the six calendar year period immediately preceding the date hereof by NorAm or any NorAm Affiliate and each similar plan, program, policy or arrangement maintained for non-employee directors or other non-employees who have provided services to NorAm or any NorAm Affiliate;

               (2) each plan, program, policy, payroll practice or arrangement not listed in (1) above that provides for bonuses, profit-sharing, incentive compensation, deferred compensation, equity-based compensation (including stock options or other stock purchases, restricted stock, stock appreciation rights, performance units and dividend equivalents), holiday pay, vacation pay, sick pay, dependent care benefits, flexible benefits (including any cafeteria plan governed by Section 125 of the Code), paid or unpaid leave (including sick leave, parental leave, military leave and bereavement leave), tuition assistance, relocation or any similar type of benefits, that has been adopted or implemented by NorAm or any NorAm Affiliate (including any such plan, program, policy or arrangement that has been terminated before the date hereof, if NorAm or any NorAm Affiliate could have statutory or contractual liability with respect to the arrangement on or after the date hereof); and

               (3) each employment contract, severance contract, parachute agreement, option agreement, stock appreciation right agreement, bonus or other incentive award agreement, deferred compensation agreement, supplemental benefit agreement, split dollar agreement or other personal service or benefit contract or arrangement with or covering a current or former officer, director, employee or independent contractor of NorAm or any NorAm Affiliate.

           (B) With respect to each NorAm Benefit Plan, Section 3.1(l)(ii)(B) of the NorAm Disclosure Schedule fully and accurately identifies the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for, such NorAm Benefit Plan).

             (iii) Contributions. All material contributions and other material payments required to have been made by NorAm or any NorAm Affiliate under Section 412 of the Code or pursuant to any NorAm Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or will be timely made in accordance with Section 404(a)(6) of the Code and all such amounts properly accrued through the date of this Agreement have been reflected in the financial statements of NorAm included in NorAm's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

           (iv) Qualification; Compliance.

           (A) Each NorAm Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (1) to the knowledge of NorAm, currently meets all qualification requirements under the Code both in form and in operation and (2) has received a favorable determination letter from the IRS on its qualification or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and NorAm agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

           (B) To the knowledge of NorAm, NorAm and each NorAm Affiliate are in compliance with, and each NorAm Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that could not have a Material Adverse Effect on NorAm. All amendments and actions required to bring each of the NorAm Benefit Plans into conformity with all of the applicable provisions of ERISA and the Code and other applicable legal requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

           (C) To the knowledge of NorAm, each NorAm Benefit Plan or related trust that is or was intended to satisfy the requirements of
               Section 125, 401(k) or 501(c)(9) of the Code has met and continues to meet all material requirements under the applicable section of the Code.

           (D) To the knowledge of NorAm, no individual or entity has engaged in any transaction in connection with which NorAm or any NorAm Affiliate, or any NorAm Benefit Plan or any trust, trustee or administrator thereof, could be subject to liability pursuant to
               Section 409
               or Section 502 of ERISA, or subject to an excise tax pursuant to
               Section 4975 of the Code, which could in either case have a Material Adverse Effect on NorAm.

           (E) To the knowledge of NorAm:

               (1) no NorAm Benefit Plan is subject to any ongoing audit, investigation or other administrative proceeding of the IRS, the Department of Labor or any other Governmental Entity or is scheduled to be subject to such an audit, investigation or proceeding; and

               (2) no NorAm Benefit Plan is the subject of any pending
                   application for administrative relief under any voluntary compliance program of any Governmental Entity (including, without limitation, the IRS' Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

           (v) Liabilities.

           (A) Pension Benefit Plans. With respect to the NorAm Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any NorAm Pension Benefit Plan or other event has occurred, and, to the knowledge of NorAm, there exists no condition or set of circumstances that could subject NorAm or any NorAm Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC, or under any indemnity agreement to which NorAm or any NorAm Affiliate is a party), which liability could have a Material Adverse Effect on NorAm (excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course).

           (B) Insurance Policies. With respect to each NorAm Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of NorAm or any NorAm Affiliate, which could have a Material Adverse Effect on NorAm, in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability under such policy and arising wholly or partially out of events occurring prior to the Effective Time.

             (vi) Welfare Plans. (A) No NorAm Benefit Plan that is a "welfare plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required pursuant to Section 601 of ERISA) and (B) to the knowledge of NorAm, no circumstances exist that could subject NorAm or any NorAm Affiliate to an excise tax under Section 4976 of the Code.

             (vii) Documents Made Available. NorAm has made available to HII a true and correct copy of each collective bargaining agreement to which NorAm or any NorAm Affiliate is a party or under which NorAm has obligations; and, with respect to each NorAm Benefit Plan, NorAm has made available to HII a true and correct copy of each of the following, as applicable:

           (A) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, and all material employee communications relating to such plan;

           (B) annual reports or Code Section 6039D information returns (IRS Form 5500 Series), including financial statements, for the last three years;

           (C) all contracts relating to any plan with respect to which NorAm or any NorAm Affiliate may have any liability, including, without limitation, each related trust agreement, insurance contract, service provider contract, subscription or participation agreement, or investment management agreement (including all amendments to each such document);

           (D) the most recent IRS determination letter or other opinion letter with respect to the qualified status under Code Section 401(a) of such plan or under Code Section 501(c)(9) of the related trust; and

           (E) actuarial reports or valuations for the last three years.

             (viii) Payments Resulting From Merger. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any:

           (A) payment (whether of severance pay or otherwise) becoming due from HII, any HII Affiliate (as defined in Section 3.2(l)(i)), NorAm or any NorAm Affiliate to any current or former officer, director, employee or independent contractor of NorAm or any NorAm Affiliate or to the trustee under any "rabbi trust" or other funding arrangement; or

           (B) benefit under any NorAm Benefit Plan being established or increased or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

             (ix) Funded Status of Plans. (A) Each NorAm Pension Benefit Plan has assets that, as of January 1, 1996, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of January 1, 1996, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared FAS 87 actuarial valuation report and provided by NorAm to HII, and NorAm is not aware of any existing facts or circumstances that would materially change the funded status of any NorAm Pension Benefit Plan and (B) no NorAm Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code).

             (x) Multiemployer Plans.

           (A) No NorAm Benefit Plan is or was a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), a multiple employer plan described in Section 413(c) of the Code or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA); and none of NorAm or any NorAm Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

           (B) With respect to any NorAm Benefit Plan that is listed in Section 3.1(l)(x)(A) of the NorAm Disclosure Schedule as a multiemployer plan, neither NorAm nor any NorAm Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203 and 4205 of ERISA, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

             (xi) Modification or Termination of Plans. Neither NorAm nor any NorAm Affiliate is subject to any legal, contractual, equitable or other obligation (nor have they any formal plan or commitment, whether legally binding or not) to enter into any form of compensation or employment agreement or to establish any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or to modify or change any existing NorAm Benefit Plan. NorAm or one or more NorAm Affiliates have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any NorAm Benefit Plan (or their participation in any such NorAm Benefit Plan) at any time sponsored, maintained or contributed to by NorAm or any NorAm Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by Section 204(g) of ERISA or would adversely affect a vested accrued benefit or a previously granted award under any such plan not subject to Section 204(g) of ERISA.

             (xii) Reportable Events; Claims.

           (A) No Reportable Event has occurred with respect to any NorAm Pension Benefit Plan that could have a Material Adverse Effect on NorAm, and

           (B) no liability, claim, action or litigation exists, has been made, commenced or, to the knowledge of NorAm, threatened, by or against NorAm or any NorAm Affiliate with respect to any NorAm Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could have a Material Adverse Effect on NorAm.

          (m) Labor Matters. Except as set forth in the NorAm SEC Documents:

             (i) neither NorAm nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of NorAm or any of its Subsidiaries, nor does NorAm or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

             (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NorAm or any of its Subsidiaries pending, or, to the knowledge of NorAm or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on NorAm;

             (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NorAm or any of its Subsidiaries pending, or, to the knowledge of NorAm or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on NorAm;

             (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of NorAm or any of its Subsidiaries, threatened, against or involving NorAm or any of its Subsidiaries that has, or could have, a Material Adverse Effect on NorAm;

             (v) NorAm and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and could not have, a Material Adverse Effect on NorAm; and

             (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NorAm or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of NorAm or any of its Subsidiaries is or may be entitled to claim indemnification from NorAm or any of its Subsidiaries pursuant to their respective charters or bylaws, as provided in any indemnification agreement to which NorAm or any Subsidiary of NorAm is a party or pursuant to applicable law that has, or could have, a Material Adverse Effect on NorAm.

          (n) Intangible Property. NorAm and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of NorAm and its Subsidiaries (collectively, the "NorAm Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on NorAm. All of the NorAm Intangible Property is owned by NorAm or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on NorAm, and neither NorAm nor any such Subsidiary has forfeited or otherwise relinquished any NorAm Intangible Property which forfeiture would result in a Material Adverse Effect. To the knowledge of NorAm, the use of the NorAm Intangible Property by NorAm or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither NorAm nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the NorAm Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the NorAm Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on NorAm.

          (o) Environmental Matters.

             (i) For purposes of this Agreement:

           (A) "Environmental Claims" means, with respect to any person, (x) any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of non-compliance or violation in writing by or from any person or entity (including any Governmental Entity), or (y) any oral information provided by a Governmental Entity that written action of the type described in the foregoing clause is in process, which (in case of either
               (x) or (y)) alleges potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or Release (as hereinafter defined) or threatened Release into the environment, of any Hazardous Materials (as hereinafter defined) at any location, whether or not owned, operated, leased or managed by NorAm or any of its Subsidiaries (for purposes of Section 3.1(o)) or by HII or any of its Subsidiaries (for purposes of Section 3.2(o)), (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (as hereinafter defined) or
               (3) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (B) "Environmental Laws" means all federal, state and local laws, rules, regulations and guidances relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

           (C) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which NorAm or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which HII or any of its Subsidiaries operates (for purposes of Section 3.2(o)).

           (D) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, subsurface, surface water, groundwater or property.

           (ii) Compliance.

           (A) Except as set forth in the NorAm SEC Documents, NorAm and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on NorAm.

           (B) Except as set forth in the NorAm SEC Documents, neither NorAm nor any of its Subsidiaries has received any written communication from any person or Governmental Entity that alleges that NorAm or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on NorAm.

             (iii) Environmental Permits. Except as set forth in the NorAm SEC Documents, NorAm and each of its Subsidiaries has obtained or applied for all environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed, is pending and agency approval is expected to be obtained, and NorAm and its Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on NorAm.

             (iv) Environmental Claims. Except as set forth in the NorAm SEC Documents, there is no Environmental Claim pending or, to the knowledge of NorAm and its Subsidiaries, threatened

           (A) against NorAm or any of its Subsidiaries,

           (B) against any person or entity whose liability for any Environmental Claim NorAm or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, or

           (C) against any real or personal property or operations that NorAm or any of its Subsidiaries owns, leases or manages, in whole or in part,

        that, if adversely determined, would be reasonably likely to have a Material Adverse Effect on NorAm.

             (v) Releases. Except as set forth in the NorAm SEC Documents, and except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on NorAm, NorAm has no knowledge of any Release of any Hazardous Materials that has occurred on any of the properties owned, leased or occupied by NorAm or any Subsidiary of NorAm or any predecessor of NorAm or any Subsidiary of NorAm which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

             (vi) Disclosure. NorAm has disclosed to HII all material facts that NorAm reasonably believes form the basis of a Material Adverse Effect on NorAm arising from the cost of pollution control equipment currently required or known to be required in the future, current remediation costs or remediation costs known to be required in the future, or any other environmental matter affecting NorAm or its Subsidiaries that would have a Material Adverse Effect on NorAm.

          (p) Insurance. NorAm has delivered to HII an insurance schedule of NorAm's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. NorAm maintains insurance coverage as is customary for the business of NorAm and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

          (q) Contracts. Neither NorAm nor any of its Subsidiaries is a party to
     (i) any agreement under which it provides natural gas transportation, gathering, distribution or processing services which provide revenues (excluding gas costs) in excess of $5,000,000 per year and may be terminated by the other party within 5 years of the date hereof; (ii) any gas or power purchase contract which requires NorAm or any of its Subsidiaries to take and/or pay for minimum contract volumes at prices which exceed, or are expected to exceed, market prices and, at minimum take and/or pay levels, in the aggregate would require payment of a premium of $2,000,000 over the market price in any of the next 5 years; (iii) any gas purchase contract which requires NorAm or any of its Subsidiaries to take and/or pay for minimum contract volumes at prices which exceed, or are expected to exceed, market prices and contain clauses permitting the seller to commit additional properties or reserves to the contract; (iv) any agreement relating to prior take or pay payments or to buy-out or buy-down gas purchase contract obligations which require NorAm or any of its Subsidiaries to reimburse royalty or severance tax which, in the aggregate, could require NorAm or any of its Subsidiaries to make future payments exceeding $2,000,000 per year; (v) any gas sales contract which provides per year more than 5% of NorAm's or 10% of any of its Subsidiaries' revenues and which may be terminated by the purchaser within 5 years of the date hereof; (vi) any gas or power supply, marketing, transportation or storage contract which provides revenues in excess of $10,000,000 per month and has a term greater than one year; or (vii) any fixed-price gas or power supply or marketing contract (other than (A) gas contracts involving a volume less than 1,000 Mcf per day or (B) gas purchase contracts with a price less than $2.00 per Mcf), or any swap, hedging or derivative agreement or instrument, which has a term greater than one year. The contract summaries which NorAm has provided to HII prior to the date hereof are accurate and do not omit to include any material terms necessary to make the summary thereof not misleading in all material respects. All gas or power contracts which require NorAm or any of its Subsidiaries to take and/or pay for minimum contract volumes at prices which exceed, or are expected to exceed, market prices do not, at minimum take and/or pay levels, require in the aggregate payment of premiums of more than $10,000,000 per year over the market price in any of the next 5 years.

          (r) Regulatory Proceedings. Except as set forth in the NorAm SEC Documents, neither NorAm nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts or is a party to any proceeding before the Governmental Entity or on appeal from orders of the Governmental Entity which could result in orders having a Material Adverse Effect on NorAm.

          (s) Regulation as a Utility.

             (i) Neither NorAm nor any of its Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively, and none of the Subsidiaries of NorAm is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

             (ii) NorAm is regulated as a public utility in the States of Texas, Arkansas, Minnesota, Louisiana, Oklahoma and Mississippi, and in no other state. Neither NorAm nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of NorAm is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

          (t) Opinion of Financial Advisor. The Board of Directors of NorAm has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to the effect that, as of the date on which the Board of Directors of NorAm approved this Agreement, the Merger Consideration to be received by the holders of NorAm Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

          (u) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of NorAm Common Stock is the only vote of the holders of any class or series of capital stock of NorAm necessary to approve this Agreement, the NorAm Merger and the other transactions contemplated hereby.

          (v) Beneficial Ownership of HII Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.2(b), neither NorAm nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of HII Common Stock.

          (w) Brokers. Except for the fees and expenses payable to Merrill Lynch, which fees are reflected in its agreement with NorAm (a copy of which has been delivered to HII), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NorAm.

          (x) Article Fifth of NorAm Restated Certificate of Incorporation and
     Section 203 of the DGCL Not Applicable. Neither the provisions of Article Fifth of NorAm's Restated Certificate of Incorporation nor the provisions of Section 203 of the DGCL will, prior to the consummation of this Agreement, assuming the accuracy of the representation contained in Section 3.2(s), apply to this Agreement, the NorAm Merger or the other transactions contemplated hereby.

          (y) Change in Control Provisions. The Board of Directors of NorAm has taken all actions necessary to render inapplicable to the Mergers (and the Alternative Merger and the Second Alternative Merger) and the other transactions contemplated by this Agreement the repurchase rights afforded to holders of NorAm's 10% Debentures due 2019 (the "NorAm 10% Debentures") or to the holders of or trustees under indentures relating to any other indebtedness of NorAm or any of its Subsidiaries in the event of a "change in control" as defined in the indenture governing the NorAm 10% Debentures or similar provisions contained in such other indentures or in any other debt agreements of NorAm or any of its Subsidiaries, as the case may be.

     3.2 Representations and Warranties of HL&P and HII. HL&P and HII, jointly and severally, represent and warrant to NorAm as follows, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of each of HL&P and HII and delivered to NorAm by HL&P and HII on or prior to the date hereof (the "HII Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

          (a) Organization, Standing and Power. Each of HL&P and HII is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on HII. HL&P and HII have each heretofore delivered to NorAm complete and correct copies of their respective Restated Articles of Incorporation and Bylaws.

          (b) Capital Structure.

             (i) As of the date hereof, the authorized capital stock of HL&P consists of 1,000 shares of HL&P Class A Common Stock, 100 shares of HL&P Class B Common Stock and 10,000,000 shares of Cumulative Preferred Stock, no par value, of HL&P (the "HL&P Preferred Stock"). At the close of business on July 31, 1996: (A) 1,000 shares of HL&P Class A Common Stock were issued and outstanding; (B) 100 shares of HL&P Class B Common Stock were issued and outstanding; (C) 3,804,397 shares of HL&P Preferred Stock were issued and outstanding; and (D) no Voting Debt of HL&P was outstanding. All outstanding shares of HL&P capital stock are, and the shares of HL&P Common Stock when issued in accordance with this Agreement, and upon exercise of the HII Stock Options and the NorAm Stock Options to be assumed by HL&P pursuant to this Agreement, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. HL&P has no Subsidiaries. Except as set forth above, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of HL&P; (B) no securities of HL&P convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of HL&P; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which HL&P is a party or by which it is bound in any case obligating HL&P to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock, Voting Debt or other voting securities of HL&P or obligating HL&P to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which HL&P is a party or by which it is bound relating to the voting of any shares of the capital stock of HL&P.

             (ii) As of the date hereof, the authorized capital stock of HII consists of 400,000,000 shares of HII Common Stock and 10,000,000 shares of Cumulative Preferred Stock, no par value, of HII (the "HII Preferred Stock"). At the close of business on July 31, 1996, (A) 261,352,547 shares of HII Common Stock were issued and outstanding and not more than 46,098,546 shares of HII Common Stock were reserved for issuance pursuant to HII's:

        Long-Term Incentive Compensation Plan..........................       630,375
        1994 Long-Term Incentive Compensation Plan.....................     3,999,362
        Stock Benefit Plan.............................................       189,804
        Stock Plan for Outside Directors...............................        94,500
        Houston Industries Energy, Inc. Long-Term Project Incentive
          Compensation Plan............................................       470,650
        Savings Plan...................................................    33,162,041
        Investor's Choice Plan.........................................     7,551,814

        (collectively, the "HII Stock Plans"); (B) 1,395,900 shares of HII Common Stock were held by HII in its treasury or by its wholly owned Subsidiaries; (C) no shares of HII Preferred Stock are issued and outstanding and 2,000,000 shares of HII Series A Preference Stock were reserved for issuance in connection with the HII Stock Purchase Rights; and (D) no Voting Debt of HII was outstanding. All outstanding shares of HII capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of capital stock of the Subsidiaries of HII are owned by HII or a direct or indirect wholly owned Subsidiary of HII, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and except for changes since July 31, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the HII Stock Plans, or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of HII; (B) no securities of HII or any Subsidiary of HII convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of HII or any Subsidiary of HII; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which HII or any Subsidiary of HII is a party or by which it is bound in any case obligating HII or any Subsidiary of HII to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of HII or of any Subsidiary of HII or obligating HII or any Subsidiary of HII to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the HII/HL&P Merger Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which HII is a party or by which it is bound relating to the voting of any shares of the capital stock of HII.

          (c) Authority; No Violations; Consents and Approvals.

             (i) Each of HL&P and HII has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Mergers, to approval of this Agreement and the issuance of the HL&P Common Stock pursuant to the Mergers (collectively, the "HII Vote Matter") by the shareholders of HII in accordance with the TBCA and the NYSE listing requirements, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the issuance of the HL&P Common Stock pursuant to the Mergers, have been duly authorized by all necessary corporate action on the part of HL&P and HII, subject, with respect to consummation of the Mergers, to approval of the HII Vote Matter by the shareholders of HII in accordance with the TBCA and NYSE listing requirements. This Agreement has been duly executed and delivered by HL&P and HII and, subject, with respect to consummation of the Mergers, to approval of the HII Vote Matter by the shareholders of HII in accordance with the TBCA and NYSE listing requirements, and assuming this Agreement constitutes the valid and binding obligation of NorAm, constitutes a valid and binding obligation of HL&P and HII enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

             (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HII or any of its Subsidiaries under, any provision of (A) the Restated Articles of Incorporation or Bylaws of HII or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) subject to obtaining the third-party consents set forth in Section 3.2(c)(ii) of the HII Disclosure Schedule (the "HII Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to HII or any of its Subsidiaries or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made and the approval of the HII Vote Matter by the shareholders of HII has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HII or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on HII, materially impair the ability of HII or HL&P to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to HII or any of its Subsidiaries in connection with the execution and delivery of this Agreement by HII or HL&P, or the consummation by HII or HL&P of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on HII, except for: (A) the filing of a premerger notification report by HII under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing with the SEC of a Form U-1 requesting an order from the SEC granting the HII/HL&P Merger Surviving Corporation an exemption under section 3(a)(2) of the 1935 Act and/or a Form U-3A-2 under the 1935 Act (unless the Alternative Merger or the Second Alternative Merger, as the case may be, is effected in lieu of the Mergers); (D) the filing of the HII/HL&P Merger Articles of Merger with the Secretary of State of the State of Texas and the NorAm Merger Certificate of Merger with the Secretary of State of the State of Delaware; (E) filings with, and approval of, the NYSE; (F) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (G) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

          (d) SEC Documents. Each of HL&P and HII has made available to NorAm a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by HL&P and HII, as the case may be, with the SEC since January 1, 1994 and prior to the date of this Agreement (the "HL&P SEC Documents" and the "HII SEC Documents," respectively) which are all the documents (other than preliminary material) that HL&P or HII have been required to file with the SEC since such date. As of their respective dates, the HL&P SEC Documents and the HII SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such HL&P SEC Documents and HII SEC Documents, and none of the HL&P SEC Documents or the HII SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HL&P contained in the HL&P SEC Documents and the financial statements of HII included in the HII SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) (x) the financial position of HL&P as of their respective dates and the results of operations and the cash flows of HL&P for the periods presented therein or (y) the consolidated financial position of HII and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of HII and its consolidated Subsidiaries for the periods presented therein, respectively.

          (e) Information Supplied. None of the information supplied or to be supplied by HL&P or HII for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by HL&P or HII and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to the shareholders of HII and the stockholders of NorAm or at the time of the meetings of such shareholders and stockholders to be held in connection with the Mergers or at the relevant Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the relevant Effective Time any event with respect to HII or any of its Subsidiaries, or with respect to other information supplied by HL&P or HII for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Joint Proxy Statement, insofar as it relates to HII or the Subsidiaries of HII or other information supplied by HL&P or HII for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the HL&P SEC Documents or the HII SEC Documents, or except as contemplated by this Agreement, since December 31, 1995, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to (x) any shares of HII's capital stock, except for regular quarterly cash dividends of $.375 per share on HII Common Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends or (y) any shares of HL&P Preferred Stock, except for regular cash dividends pursuant to the terms of such series of HL&P Preferred Stock (or a pro rata amount for any dividend less than a full dividend payment period) with usual record and payment dates for such dividends or (z) any shares of HL&P Class A Common Stock and HL&P Class B Common Stock; (ii) any amendment of any material term of any outstanding equity security of HII or any Subsidiary of HII; (iii) any repurchase, redemption or other acquisition by HII or any Subsidiary of HII of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, HII or any Subsidiary of HII, except pursuant to HII's previously publicly-announced HII Common Stock repurchase program (the "HII Common Stock Repurchase Program") or as contemplated by the HII Stock Plans; (iv) any material change in any method of accounting or accounting practice by HII or any Significant Subsidiary of HII; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could have a Material Adverse Effect on HII, except for general economic changes and changes that may affect the industries of HII or any of its Subsidiaries generally.

          (g) No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of HII or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on HII, other than: (i) liabilities adequately provided for on the balance sheet of HII dated as of March 31, 1996 (including the notes thereto) contained in HII's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (ii) liabilities under this Agreement.

          (h) No Default. Neither HII nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter and bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which HII or any of its Subsidiaries is now a party or by which HII or any of its Subsidiaries or any of their respective properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to HII or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on HII.

          (i) Compliance with Applicable Laws. HII and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "HII Permits"), except where the failure so to hold would not have a Material Adverse Effect on HII. HII and its Subsidiaries are in compliance with the terms of the HII Permits, except where the failure so to comply would not have a Material Adverse Effect on HII. Except as disclosed in the HL&P SEC Documents or the HII SEC Documents, the businesses of HII and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on HII. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to HII or any of its Subsidiaries is pending or, to the best knowledge of HII, threatened, other than those the outcome of which would not have a Material Adverse Effect on HII.

          (j) Litigation. Except as disclosed in the HL&P SEC Documents or the HII SEC Documents, there is no suit, action or proceeding pending, or, to the best knowledge of HII, threatened against or affecting HII or any Subsidiary of HII ("HII Litigation"), and HII and its Subsidiaries have no knowledge of any facts that are likely to give rise to any HII Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on HII, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HII or any Subsidiary of HII ("HII Order") that is reasonably likely to have a Material Adverse Effect on HII or its or HL&P's ability to consummate the transactions contemplated by this Agreement.

          (k) Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect on HII:

             (i) Each of HII, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (A) timely filed all federal income tax and all other material federal and all material state, local and foreign Returns required to be filed or sent by or with respect to it in respect of any Taxes, (B) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in HII's most recent audited financial statements) for which HII or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of HII and its Subsidiaries through the date hereof and (D) to the knowledge of HII or any Subsidiary of HII, complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Section 3.2(k)(ii) of the HII Disclosure Schedule sets forth the last taxable period through which the federal income tax Returns of HII and any of its Subsidiaries have been examined by the IRS or otherwise closed. Except to the extent being contested in good faith, all deficiencies asserted as a result of such examinations and any examination by any applicable state or local taxing authority have been paid, fully settled or adequately provided for in HII's most recent audited financial statements. Except as adequately provided for in the HL&P SEC Documents or the HII SEC Documents, as the case may be, no material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state or local income or franchise Taxes for which HII or any of its Subsidiaries would be liable, and no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against HII or any of its Subsidiaries by any federal, state or local taxing authority with respect to any period.

             (iii) Neither HII nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which HII or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of HII or any of its Subsidiaries.

             (iv) Neither HII nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by HII or any of its Subsidiaries.

             (v) Except as set forth in the HL&P SEC Documents or the HII SEC Documents, as the case may be, neither HII nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

          (l) Employee Matters; ERISA.

             (i) For purposes of this Agreement, "HII Benefit Plan" means:

           (A) each "employee benefit plan" within the meaning of Section 3(3) of ERISA that is or was maintained or contributed to at any time during the six calendar year period immediately preceding the date hereof by HII or any HII Affiliate and each similar plan, program, policy or arrangement maintained for non-employee directors or other non-employees who have provided services to HII or any HII Affiliate;

           (B) each plan, program, policy, payroll practice or arrangement not listed in (A) above that provides for bonuses, profit-sharing, incentive compensation, deferred compensation, equity-based compensation (including stock options or other stock purchases, restricted stock, stock appreciation rights, performance units and dividend equivalents), holiday pay, vacation pay, sick pay, dependent care benefits, flexible benefits (including any cafeteria plan governed by Section 125 of the Code), paid or unpaid leave (including sick leave, parental leave, military leave and bereavement leave), tuition assistance, relocation or any similar type of benefits, that has been adopted or implemented by HII or any HII Affiliate (including any such plan, program, policy or arrangement that has been terminated before the date hereof, if HII or any HII Affiliate could have statutory or contractual liability with respect to the arrangement on or after the date hereof);

           (C) each employment contract, severance contract, parachute agreement, option agreement, stock appreciation right agreement, bonus or other incentive award agreement, deferred compensation agreement, supplemental benefit agreement, split dollar agreement or other personal service or benefit contract or arrangement with or covering a current or former officer, director, employee or independent contractor of HII or any HII Affiliate.

             (ii) For purposes of this Agreement, "HII Pension Benefit Plan" means each "employee pension benefit plan" (within the meanings of Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA that is or was maintained or contributed to by HII or any HII Affiliate at any time during the six calendar year period immediately preceding the date hereof, and "HII Affiliate" means any trade or business, whether or not incorporated, that is under common control, or treated as a single employer, with HII under Section 414(b), (c), (m) or (o) of the Code.

             (iii) Contributions. All material contributions and other material payments required to have been made by HII or any HII Affiliate under
        Section 412 of the Code or pursuant to any HII Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or will be timely made in accordance with Section 404(a)(6) of the Code and all such amounts properly accrued through the date of this Agreement have been reflected in the financial statements of HII included in HII's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

             (iv) Qualification; Compliance.

           (A) Each HII Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (1) to the knowledge of HII, currently meets all qualification requirements under the Code both in form and in operation and (2) has received a favorable determination letter from the IRS on its qualification or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and HII agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

           (B) To the knowledge of HII, HII and each HII Affiliate are in compliance with, and each HII Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that could not have a Material Adverse Effect on HII. All amendments and actions required to bring each of the HII Benefit Plans into conformity with all of the applicable provisions of ERISA and the Code and other applicable legal requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

           (C) To the knowledge of HII, each HII Benefit Plan or related trust that is or was intended to satisfy the requirements of Section 125, 401(k) or 501(c)(9) of the Code has met and continues to meet all material requirements under the applicable section of the Code.

           (D) To the knowledge of HII, no individual or entity has engaged in any transaction in connection with which HII or any HII Affiliate, or any HII Benefit Plan or any trust, trustee or administrator thereof, could be subject to liability pursuant to
               Section 409 or Section 502 of ERISA, or subject to an excise tax pursuant to Section 4975 of the Code, which could in either case have a Material Adverse Effect on HII.

           (E) To the knowledge of HII:

               (1) no HII Benefit Plan is subject to any ongoing audit,
                   investigation or other administrative proceeding of the IRS, the Department of Labor or any other Governmental Entity or is scheduled to be subject to such an audit, investigation or proceeding; and

               (2) no HII Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any Governmental Entity (including, without limitation, the IRS' Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

           (v) Liabilities.

           (A) Pension Benefit Plans. With respect to the HII Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any HII Pension Benefit Plan or other event has occurred, and, to the knowledge of HII, there exists no condition or set of circumstances that could subject HII or any HII Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC, or under any indemnity agreement to which HII or any HII Affiliate is a party), which liability could have a Material Adverse Effect on HII (excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course).

           (B) Insurance Policies. With respect to each HII Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of HII or any HII Affiliate, which could have a Material Adverse Effect on HII, in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability under such policy and arising wholly or partially out of events occurring prior to the Effective Time.

             (vi) Welfare Plans. (A) No HII Benefit Plan that is a "welfare plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required pursuant to Section 601 of ERISA) and (B) to the knowledge of HII, no circumstances exist that could subject HII or any HII Affiliate to an excise tax under
        Section 4976 of the Code.

             (vii) Funded Status of Plans. (A) Each HII Pension Benefit Plan has assets that, as of January 1, 1996, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of January 1, 1996, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared FAS 87 actuarial valuation report and provided by HII to NorAm, and HII is not aware of any existing facts or circumstances that would materially change the funded status of any HII Pension Benefit Plan and (B) no HII Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code).

             (viii) Multiemployer Plans.

           (A) No HII Benefit Plan is or was a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), a multiple employer plan described in Section 413(c) of the Code or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA); and none of HII or any HII Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

           (B) With respect to any HII Benefit Plan that is listed in Section 3.2(l)(viii)(A) of the HII Disclosure Schedule as a multiemployer plan, neither HII nor any HII Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203 and 4205 of ERISA, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

             (ix) Modification or Termination of Plans. Neither HII nor any HII Affiliate is subject to any legal, contractual, equitable or other obligation (nor have they any formal plan or commitment, whether legally binding or not) to enter into any form of compensation or employment agreement or to establish any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or to modify or change any existing HII Benefit Plan. HII or one or more HII Affiliates have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any HII Benefit Plan (or their participation in any such HII Benefit Plan) at any time sponsored, maintained or contributed to by HII or any HII Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by Section 204(g) of ERISA or would adversely affect a vested accrued benefit or a previously granted award under any such plan not subject to Section 204(g) of ERISA.

             (x) Reportable Events; Claims.

           (A) No Reportable Event has occurred with respect to any HII Pension Benefit Plan that could have a Material Adverse Effect on HII, and

           (B) no liability, claim, action or litigation exists, has been made, commenced or, to the knowledge of HII, threatened, by or against HII or any HII Affiliate with respect to any HII Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could have a Material Adverse Effect on HII.

          (m) Labor Matters. Except as set forth in the HII SEC Documents or the HL&P SEC Documents:

             (i) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against HII or any of its Subsidiaries pending, or, to the knowledge or HII or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on HII;

             (ii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against HII or any of its Subsidiaries pending, or, to the knowledge of HII or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on HII;

             (iii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of HII or any of its Subsidiaries, threatened, against or involving HII or any of its Subsidiaries that has, or could have, a Material Adverse Effect on HII;

             (iv) HII and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and could not have, a Material Adverse Effect on HII; and

             (v) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of HII or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of HII or any of its Subsidiaries is or may be entitled to claim indemnification from HII or any of its Subsidiaries pursuant to their respective charters or bylaws, as provided in any indemnification agreement to which HII or any Subsidiary of HII is a party or pursuant to applicable law that has, or could have, a Material Adverse Effect on HII.

          (n) Intangible Property. HII and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of HII and its Subsidiaries (collectively, the "HII Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on HII. All of the HII Intangible Property is owned by HII or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on HII and neither HII nor any such Subsidiary has forfeited or otherwise relinquished any HII Intangible Property which forfeiture would result in a Material Adverse Effect on HII. To the knowledge of HL&P and HII, the use of the HII Intangible Property by HII or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither HII nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the HII Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the HII Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on HII.

          (o) Environmental Matters.

           (i) Compliance.

           (A) Except as set forth in the HII SEC Documents or the HL&P SEC Documents, HII and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on HII.

           (B) Except as set forth in the HII SEC Documents or the HL&P SEC Documents, neither HII nor any of its Subsidiaries has received any written communication from any person or Governmental Entity that alleges that HII or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on HII.

             (ii) Environmental Permits. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, HII and each of its Subsidiaries has obtained or applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed, is pending and agency approval is expected to be obtained, and HII and its Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on HII.

             (iii) Environmental Claims. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, there is no Environmental Claim pending or, to the knowledge of HII and its Subsidiaries, threatened

           (A) against HII or any of its Subsidiaries,

           (B) against any person or entity whose liability for any Environmental Claim HII or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, or

           (C) against any real or personal property or operations that HII or any of its Subsidiaries owns, leases or manages, in whole or in part,

        that, if adversely determined, would be reasonably likely to have a Material Adverse Effect on HII.

             (iv) Releases. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, and except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on HII, HII has no knowledge of any Release of any Hazardous Materials that has occurred on any of the properties owned, leased or occupied by HII or any Subsidiary of HII or any predecessor of HII or any Subsidiary of HII which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

          (p) Regulation as a Utility.

             (i) HII is a "public utility holding company" as defined in the 1935 Act exempt from all provisions of the 1935 Act, except Section 9(a)(2), by order of the SEC pursuant to Section 3(a)(1) of the 1935 Act. HL&P is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. No other Subsidiary of HII is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

             (ii) HL&P is regulated as a public utility in the State of Texas and in no other state. Neither HII nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of HII (other than HL&P) is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

          (q) Opinion of Financial Advisor. The Board of Directors of HII has received the opinion of CS First Boston Corporation ("CS First Boston") to the effect that, as of the date on which the Board of Directors of HII approved this Agreement, the Merger Consideration is fair from a financial point of view to HII.

          (r) Vote Required.

             (i) The affirmative vote of the holders of two-thirds of the outstanding shares of each of the HL&P Class A Common Stock and the HL&P Class B Common Stock, voting separately as a class, is the only vote of the holders of any class or series of capital stock of HL&P necessary to approve this Agreement and the transactions contemplated hereby. The affirmative vote of HII, the sole holder of HL&P Class A Common Stock, has been obtained prior to or on the date hereof. HII shall cause its wholly owned subsidiary Houston Industries (Delaware) Incorporated, the sole holder of HL&P Class B Common Stock, to approve this Agreement and the transactions contemplated hereby as soon as practicable after the date hereof.

             (ii) The affirmative vote of the holders of two-thirds of the outstanding shares of HII Common Stock is the only vote of the holders of any class or series of capital stock of HII necessary to approve this Agreement, the issuance of shares of HL&P Common Stock pursuant to the Mergers and the other transactions contemplated hereby.

          (s) Beneficial Ownership of NorAm Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.1(b), neither HII nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding NorAm Common Stock.

          (t) Brokers. Except for the fees and expenses payable to CS First Boston, which fees are reflected in its agreement with HII (a copy of which has been delivered to NorAm), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HII or HL&P.

          (u) Financing. HII has and will continue to have sufficient cash resources available to it to pay the aggregate Cash Consideration.

          (v) Insurance. HII maintains insurance coverage as is customary for the business of HII and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

          (w) Regulatory Proceedings. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, neither HII nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts or is a party to any proceeding before the Governmental Entity or on appeal from orders of the Governmental Entity which could result in orders having a Material Adverse Effect on HII.

          (x) Representations with Respect to Merger Sub.

             (i) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Merger Sub was formed solely for the purpose of being an acquisition vehicle, has engaged in no other business activities, has incurred no obligations or liabilities, has no other assets and has no Subsidiaries.

             (ii) As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of Merger Sub, all of which are validly issued, fully paid and nonassessable and are owned by HII.

             (iii) Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of NorAm, constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGERS

     4.1 Conduct of Business by NorAm Pending the Mergers. During the period from the date of this Agreement and continuing until the Effective Time, NorAm agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in Section 4.1 of the NorAm Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or to the extent that HII shall otherwise consent in writing):

          (a) Ordinary Course. Each of NorAm and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, subject to Section 5.10, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          (b) Dividends; Changes in Stock. NorAm shall not, and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of (x) regular quarterly cash dividends not in excess of $.07 per share of NorAm Common Stock with usual record and payment dates for such dividend, (y) regular quarterly cash distributions not in excess of $.7813 per share of 6 1/4% Convertible Trust Originated Preferred Securities of NorAm Financing I with usual record and payment dates for such distribution and (z) dividends from a Subsidiary of NorAm to NorAm or another Subsidiary of NorAm and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of NorAm; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of NorAm; or
     (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing NorAm Benefit Plan.

          (c) Issuance of Securities. Except for the issuance of NorAm Common Stock and any rights and options to acquire such shares pursuant to NorAm Stock Plans (which shares, rights or options awarded for periods subsequent to 1996, if any, under NorAm's 1994 Incentive Equity Plan shall be made strictly in accordance with the provisions of Section 5.10(d)), NorAm's Direct Stock Purchase and Dividend Reinvestment Plan, NorAm's Annual Incentive Plan and the Restricted Stock Agreement between Milton Honea and NorAm dated January 31, 1996, NorAm shall not, and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or other voting securities of NorAm or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or other voting securities or convertible securities, other than: (i) the issuance of NorAm Common Stock upon the exercise of stock options granted under the NorAm Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock-based awards made prior to the date hereof pursuant to the NorAm Stock Plans or upon conversion of the NorAm Convertible Debentures or NorAm Convertible Junior Debentures; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

          (d) Governing Documents. NorAm shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws.

          (e) No Acquisitions. Other than acquisitions as to which the aggregate purchase price is not in excess of $25,000,000, NorAm shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to NorAm and its Subsidiaries taken as a whole, or dispositions as to which the aggregate market value is not in excess of $10,000,000, NorAm shall not, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

          (g) No Dissolution, Etc. NorAm shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of NorAm or any of its Significant Subsidiaries.

          (h) Certain Employee Matters. Except as may be required by applicable law or any agreement to which NorAm or any NorAm Affiliate is a party on the date hereof or as expressly contemplated by this Agreement, including
     Section 4.1(c), NorAm shall not, nor shall it permit any NorAm Affiliate to:

             (i) amend, or increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, and maintained by, contributed to or entered into by, NorAm or any NorAm Affiliate, including, without limitation, the existing NorAm Benefit Plans and the NorAm Pension Benefit Plans;

             (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to NorAm or any NorAm Affiliate;

             (iii) adopt, establish or implement any plan, policy or other arrangement providing for any form of benefits or other compensation to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate;

             (iv) enter into or amend any employment agreement, severance agreement, or other contract, agreement or arrangement with any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate; or

             (v) pay or agree to pay any pension, retirement allowance or other benefit not required or contemplated by any of the existing NorAm Benefit Plans as in effect on the date of this Agreement to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate.

          (i) Indebtedness; Leases; Capital Expenditures. NorAm shall not, nor shall NorAm permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except under NorAm's existing credit facilities, including NorAm's receivable sales facility, and renewals thereof, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of NorAm or any of its Subsidiaries in connection with any indebtedness thereof or (iii) make or commit to make capital expenditures not provided for in the capital budget, as amended and approved by NorAm prior to the date hereof and disclosed to HII on Section 4.1(i) of the NorAm Disclosure Schedule.

          (j) Accounting. NorAm shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

          (k) Affiliate Transactions. NorAm shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of NorAm, on terms materially less favorable to NorAm or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          (l) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practices, 10 business days prior to making any filing regarding any changes in its or its Subsidiaries' rates or charges (other than pass-through fuel and gas rates or charges under existing tariffs or rate schedules), standards of service, accounting, or the services it provides (or any amendment thereto) with any Governmental Entity, NorAm shall, and shall cause its Subsidiaries to, deliver a copy of such filing or amendment to HII. NorAm shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business consistent with past practices.

          (m) Contracts. NorAm shall not, nor shall it permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice and NorAm policy, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims. NorAm shall not, nor shall it permit any of its Subsidiaries to, enter into any contract involving total consideration of $10,000,000 or more, or in the case of NorAm Energy Services, Inc., any gas or power marketing contract involving total consideration of $50,000,000 or more, with a term longer than one year which is not terminable by NorAm or any such Subsidiary of NorAm without penalty upon no more than 30 days' prior notice.

          (n) Insurance. NorAm shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          (o) Permits. NorAm shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing NorAm Permits which are material to their respective operations.

          (p) Tax Matters. NorAm shall not (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not adversely affect NorAm, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where NorAm has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not adversely affect NorAm or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax Return for the taxable year ending December 31, 1995, except as may be required by applicable law or except for such changes that are reasonably expected not to adversely affect NorAm.

          (q) Discharge of Liabilities. NorAm shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of NorAm included in NorAm's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, or incurred in the ordinary course of business consistent with past practice.

          (r) Other Actions. NorAm shall not, and shall not permit any of its Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Mergers.

          (s) Agreements. NorAm shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

     4.2 Certain Restrictions in Respect of HII and HL&P. During the period from the date of this Agreement and continuing until the Effective Time, HII and HL&P agree as to themselves and their Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in

Section 4.2 of the HII Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or to the extent that NorAm shall otherwise consent in writing):

          (a) Dividends; Changes in Stock. Each of HII and HL&P shall not (i) engage in any material repurchase at a premium, recapitalization, restructuring or reorganization with respect to its capital stock (other than (x) pursuant to the HII Common Stock Repurchase Program or (y) in connection with the HII/HL&P Merger), including, without limitation, by way of any extraordinary dividends on or other extraordinary distributions in respect of any of its capital stock, (ii) engage in any repurchase of HII Common Stock (other than pursuant to the HII Stock Plans) during the period beginning 45 days prior to the Effective Time and ending at the Effective Time or (iii) amend any material term or provision of the HL&P Common Stock.

          (b) Governing Documents. HL&P shall not amend or propose to amend its Restated Articles of Incorporation with respect to the rights of the holders of HL&P Common Stock except as contemplated herein.

          (c) Insurance. HII shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          (d) Permits. HL&P and HII shall use reasonable efforts to maintain in effect all existing HII Permits which are material to their respective operations.

          (e) Certain Acquisitions. Other than acquisitions as to which the purchase price is not in excess of $200,000,000, HII shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof the principal business of which is not related to the sale, transmission, distribution, marketing or generation of electric power or gas or other regulated or unregulated utility operations. HII will consult with appropriate NorAm personnel prior to any acquisition with a purchase price in excess of $200,000,000 and NorAm shall keep any such information strictly confidential.

          (f) Other Actions. Each of HII and HL&P shall not, and shall not permit any of their Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Mergers.

          (g) Agreements. Each of HII and HL&P shall not agree in writing or otherwise to take any action inconsistent with the foregoing.

     4.3  No Solicitation.

          (a) From and after the date hereof, NorAm will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "NorAm Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of providing information) any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) NorAm's Board of Directors may take and disclose to NorAm's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) prior to approval of this Agreement by NorAm's stockholders and following receipt from a third party (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with NorAm or any NorAm Representatives) of a bona fide Acquisition Proposal that is financially superior to the NorAm Merger and reasonably capable of being financed (as determined in each case in good faith by NorAm's Board of Directors after consultation with NorAm's financial advisors), (x) NorAm may engage in discussions or negotiations with such third party and may furnish such third party information concerning NorAm and its business, properties and assets if such third party executes a confidentiality and standstill agreement in reasonably customary form and (y) the Board of Directors of NorAm may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(g), but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of NorAm shall conclude in good faith based on the written advice of NorAm's outside counsel that such action is necessary in order for the Board of Directors of NorAm to act in a manner that is consistent with its fiduciary obligations under applicable law, notwithstanding (1) a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties and (2) any concessions which may be offered by HII in negotiations entered into pursuant to Section 7.1(g)(ii) or otherwise.

          (b) NorAm shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by NorAm or any NorAm Representatives with respect to any Acquisition Proposal existing on the date hereof.

          (c) Prior to taking any action referred to in Section 4.3(a), if NorAm intends to participate in any such discussions or negotiations or provide any such information to any such third party, NorAm shall give reasonable prior notice to HII of each such action. NorAm will promptly notify HII of any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

          (d) Nothing in this Section 4.3 shall permit NorAm to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement NorAm shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal other than a confidentiality agreement in the form referred to above).

          (e) As used in this Agreement, "Acquisition Proposal" means any proposal or offer, other than a proposal or offer by HII or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving NorAm or any Significant Subsidiary of NorAm or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, NorAm or any of its Significant Subsidiaries.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of S-4 and the Joint Proxy Statement. As promptly as practicable after the date hereof, HII, HL&P and NorAm shall prepare and file with the SEC the Joint Proxy Statement and HL&P shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of HII, HL&P and NorAm shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of HII, HL&P and NorAm shall use its best efforts to cause the Joint Proxy Statement to be mailed to the shareholders of HII and the stockholders of NorAm at the earliest practicable date. HL&P shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of HL&P Common Stock in the Mergers and upon the exercise of the HII Stock Options and the NorAm Stock Options assumed by HL&P and NorAm shall furnish all information concerning NorAm and the holders of NorAm Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

     5.2 Letter of NorAm's Accountants. NorAm shall use its best efforts to cause to be delivered to HII a letter of Coopers & Lybrand, L.L.P., NorAm's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to HII and NorAm, in form and substance reasonably satisfactory to HII and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.3 Letter of HII's Accountants. HII shall use its best efforts to cause to be delivered to NorAm a letter of Deloitte & Touche LLP, HII's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to NorAm and HII, in form and substance reasonably satisfactory to NorAm and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.4 Access to Information. Upon reasonable notice, NorAm, HII and HL&P shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of NorAm, HII and HL&P shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of NorAm, HII and HL&P agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreements dated July 15, 1996 between HII and NorAm (the "Confidentiality Agreements") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

     5.5 NorAm Stockholders' Meeting. NorAm shall (i) call a meeting of its stockholders (the "NorAm Stockholders' Meeting") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the NorAm Merger (or in lieu thereof and only in the circumstances set forth in Section 8.1 or Section 8.5, the Alternative Merger or the Second Alternative Merger, respectively), (ii) through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement and the NorAm Merger by its stockholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates NorAm to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of NorAm in good faith based on the written advice of NorAm's outside counsel. The NorAm Stockholders' Meeting shall be held on such date as soon as practicable after the date upon which the S-4 becomes effective as NorAm and HII shall mutually determine.

     5.6 HII Shareholders' Meeting. HII (i) shall call the HII Shareholders' Meeting to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger (or in lieu of the Mergers and only in the circumstances set forth in Section 8.1 or 8.5, the Alternative Merger or the Second Alternative Merger, respectively), (ii) through its Board of Directors, recommend to its shareholders approval of such matters and not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger by its shareholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates HII to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of HII in good faith based on the written advice of HII's outside counsel. The meeting of HII's shareholders for the purpose of voting upon this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger (the "HII Shareholders' Meeting") shall be held on such date as soon as practicable after the date upon which the S-4 becomes effective as NorAm and HII shall mutually determine.

     5.7  Regulatory and Other Approvals.

          (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by NorAm, HII, HL&P or any of their Subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement.

          (c) Other Approvals. Each party hereto will, and will cause its Subsidiaries to, take all commercially reasonable actions necessary to obtain (and will cooperate with each other in obtaining) all NorAm Required Consents and all HII Required Consents, as the case may be.

     5.8 Agreements of Others. Prior to the Effective Time, NorAm shall cause to be prepared and delivered to HL&P a list identifying all persons who, at the time of the NorAm Stockholders' Meeting, may be deemed to be "affiliates" of NorAm as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). NorAm shall use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to HL&P, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of HL&P Common Stock issued to such Rule 145 Affiliate pursuant to the NorAm Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

     5.9 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, HL&P shall have taken all action necessary to permit it to issue the number of shares of HL&P Common Stock required to be issued pursuant to Sections 2.1 and 2.2. HL&P shall use all reasonable efforts to cause the shares of HL&P Common Stock to be issued in the Mergers and the shares of HL&P Common Stock to be reserved for issuance upon exercise of the HII Stock Options and the NorAm Stock Options assumed by HL&P pursuant to Section 5.11 and issuances under the HII Stock Plans and the NorAm Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     5.10  Employee Matters.

          (a) HL&P and NorAm agree that all employees of NorAm immediately prior to the Effective Time shall be employed by the NorAm Merger Surviving Corporation immediately after the Effective Time, it being understood that neither the NorAm Merger Surviving Corporation nor HL&P shall have any obligation to continue employing such employees for any length of time thereafter.

          (b) From and after the Effective Time, to the extent of the accrued benefits described in this Section 5.10(b), HL&P will honor in accordance with their respective terms the employee benefit plans, programs, policies, arrangements and agreements listed on Section 5.10(b) to the NorAm Disclosure Schedule (the "Section 5.10(b) Plans") and will not take, or permit to be taken, any action that would reduce, eliminate or otherwise adversely affect the compensation or benefits accrued at the Effective Time (or, solely with respect to those three severance plans listed as Items 6, 7 and 8 on Section 5.10(b) to the NorAm Disclosure Schedule, if greater, at termination of employment after the Effective Time) for any employee or former employee of NorAm or any NorAm Affiliate under any Section 5.10(b) Plan. Nothing contained in this Section 5.10(b) shall preclude HL&P from amending any Section 5.10(b) Plan to cease the accrual of benefits thereunder after the Effective Time (or, solely with respect to those three severance plans listed as Items 6, 7 and 8 on Section 5.10(b) to the NorAm Disclosure Schedule, if greater, at termination of employment after the Effective Time). For purposes of any Section 5.10(b) Plan that contains a provision relating to a change in control of NorAm, HL&P acknowledges that the consummation of the NorAm Merger constitutes such a change in control.

          (c) For one year after the Effective Time, HL&P will continue or cause to be continued without adverse change to any employee or former employee of NorAm and the NorAm Affiliates all NorAm

     Benefit Plans other than the Section 5.10(b) Plans and the types of plans described in Section 5.10(d) and (e) below, except that any NorAm Common Stock investment fund offered under a NorAm Benefit Plan will be replaced by either a HL&P Common Stock fund or a traditional investment fund, as determined by HL&P. From and after the expiration of the one-year period following the Effective Time, HL&P will provide the employees of NorAm and each NorAm Affiliate with benefits that in the aggregate are not less favorable than those then provided to similarly situated employees of HL&P. In the event a HL&P employee benefit plan is made available to employees of NorAm and the NorAm Affiliates, all periods of service with NorAm and the NorAm Affiliates will be credited to such employees for all purposes other than accrual of benefits, including the eligibility to participate and receive benefits for which a specified period of service is required under such HL&P employee benefit plan. The foregoing provisions of this Section 5.10(c) will not apply to any employee benefits provided to employees of NorAm and the NorAm Affiliates who are covered by a collective bargaining agreement to the extent such provisions are inconsistent with the terms of any applicable collective bargaining agreement.

          (d) If the Effective Time does not occur on or before December 31, 1996, awards made by NorAm under the NorAm 1994 Incentive Equity Plan (the "NorAm Incentive Plan") with respect to the performance cycle beginning January 1, 1997 (the "Cycle X Awards") will be made by utilizing the same salary grade levels and the same award levels assigned to each salary grade that were utilized in making awards under the NorAm Incentive Plan for the performance cycle beginning January 1, 1996.

          Each Cycle X Award shall be conditioned upon (1) if the recipient is covered by an individual severance agreement, the recipient's waiver of the acceleration of incentive benefits provided for in Section 3 of such severance agreement solely with respect to any outstanding Cycle X Awards,
     (2) the recipient's agreement that, notwithstanding any provision of any outstanding award agreement to the contrary, (a) if the recipient becomes employed by HL&P or an affiliate of HL&P at the Effective Time, each outstanding Cycle X Award shall automatically expire without the payment of any consideration to the recipient other than the grant of substitute awards by HL&P as described below and (b) if the recipient does not become employed by HL&P or an affiliate of HL&P at the Effective Time, (i) a fraction of the options subject to each outstanding Cycle X Award under the NorAm Incentive Plan shall become immediately exercisable by the recipient (and the option shall expire with respect to the remaining shares) and (ii) a fraction of all nonforfeited shares of restricted stock and opportunity shares subject to such award shall be immediately delivered to the recipient (and the remaining restricted shares and opportunity shares shall be forfeited), the number of such option shares, restricted shares and opportunity shares to be based on the opportunity (maximum) level of performance and the fraction to be determined by multiplying the option shares, restricted shares and opportunity shares by a fraction, the numerator of which is the number of calendar days from and including the effective date of the applicable performance cycle through the date of the Effective Time and the denominator of which is the total number of days in the applicable performance cycle and (3) the recipient's agreement that the foregoing arrangement does not constitute a reduction in the aggregate of the recipient's base pay and target variable pay (for individuals not covered by individual severance agreements) or a reduction in the aggregate of the recipient's base pay and incentive pay (for individuals covered by individual severance agreements) or the termination or denial of the recipient's rights to any employee benefits or a reduction in the scope or value thereof.

          As of the Effective Time, HL&P shall cause one or more substitute long-term incentive awards to be granted under the HII 1994 Long Term Incentive Compensation Plan to each individual whose award(s) under the NorAm Incentive Plan expired upon the individual's employment with HL&P as of the Effective Time in accordance with the preceding paragraph. One substitute award shall be granted for each award so expired on terms and conditions to be determined in good faith by the Personnel Committee of HL&P to be substantially equal to the terms and conditions of the expired award. With respect to each performance cycle commencing after the Effective Time, executive and management employees of NorAm and the NorAm Affiliates will be eligible to participate in all long-term and short-term incentive compensation, variable pay and similar plans maintained by HL&P for other executive and management employees of HL&P and the affiliates of HL&P on substantially the same basis as similarly situated executives and management employees of HL&P and the affiliates of HL&P. In addition, all other employees of NorAm and the NorAm Affiliates (including employees covered by a collective bargaining agreement to the extent permitted by such agreement) will be eligible to participate in variable pay plans and programs of HL&P on substantially the same basis as similarly situated employees of HL&P and the affiliates of HL&P. The Personnel or Benefits Committee of HL&P, as applicable, shall have the sole and absolute authority to determine the NorAm employees eligible to receive, and the amount of, benefits provided under this
     Section 5.10(d), whose good faith determination shall be conclusive and binding on all parties hereto, including any employee who was employed by NorAm prior to the Effective Time.

          (e) For the calendar year ending December 31, 1996, NorAm will pay to each employee of NorAm and the NorAm Affiliates who is a participant in a NorAm annual incentive compensation plan or a variable pay program the amount of annual incentive compensation or variable pay awarded to such employee for 1996 based on the level of performance goals actually attained by NorAm. The amount of such incentive compensation or variable pay will be determined in accordance with normal practice, will not be prorated if the Effective Time is prior to December 31, 1996, and will be paid on or before March 15, 1997. If the Effective Time occurs in 1997, annual incentive compensation and variable pay awarded to employees of NorAm and the NorAm Affiliates for calendar 1997 will be paid to such employees as soon as practicable after the Effective Time based on the level of performance goals NorAm actually attained at the Effective Time (if such performance level can reasonably be determined) or (if such performance level cannot reasonably be determined) based on the level of performance goals that would have been attained by NorAm at the target level of performance and will be prorated by multiplying the amount of incentive compensation so determined by a fraction, the numerator of which is the number of calendar days from and including January 1, 1997, through the date of the Effective Time and the denominator of which is 365.

          (f) For a period of at least two years after the Effective Time, HL&P will maintain and continue initiatives similar to those reflected in NorAm's Operation Breakthrough and will consider extending or integrating such initiatives into HL&P and the affiliates of HL&P in order to more fully integrate the businesses, operations and employees of HL&P and NorAm.

          (g) NorAm has previously established "rabbi trusts" (the "NorAm Rabbi Trusts") to fund certain nonqualified benefit plans, programs and compensation agreements for employees and directors. Pursuant to resolutions adopted by the NorAm Board of Directors at the time the NorAm Rabbi Trusts were established, the execution of this Agreement by NorAm will cause the NorAm Rabbi Trusts to be funded. NorAm will take such action as is necessary to rescind such funding resolutions. In exchange, HL&P agrees to maintain the NorAm Rabbi Trusts for an indefinite period of time and, notwithstanding any provision of the NorAm Rabbi Trusts that would otherwise permit earlier termination, to terminate the NorAm Rabbi Trusts only with the unanimous consent of those persons who, immediately prior to any proposed termination, would benefit from the NorAm Rabbi Trusts if the NorAm Rabbi Trusts were fully funded. In addition, HL&P agrees to deliver to the trustee of the NorAm Rabbi Trusts, on or before the occurrence of a change in control of HL&P (a change in control to have the same meaning as under the NorAm Rabbi Trusts as if the term "Company" referred to HL&P), an amount that is not less than 120% multiplied by the aggregate "Fully Funded" amounts for all "subaccounts" as most recently determined by the "Actuary" (as such terms are defined in the NorAm Rabbi Trusts), unless those persons who would benefit from the funding of the NorAm Rabbi Trusts unanimously waive such funding.

     5.11 Stock Options. (a) At the Effective Time, each outstanding NorAm Stock Option, whether vested or unvested, of a holder who has properly elected (in accordance with Section 2.2(e)(i)) to have HL&P assume his or her NorAm Stock Options, shall be assumed by HL&P. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions (giving effect to any accelerated vesting caused by the NorAm Merger) as were applicable under such NorAm Stock Option, a number of shares of HL&P Common Stock equal to the number of shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option multiplied by the Stock Consideration, at a price per share equal to the per-share exercise price for the shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option divided by the Stock Consideration; provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that the number of shares of HL&P Common Stock that may be purchased upon exercise of such NorAm Stock Option shall not include any fractional share and, upon exercise of such NorAm Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of HL&P Common Stock on the NYSE on the last Trading Day of the calendar month immediately preceding the date of exercise.

     (b) HL&P shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HL&P Common Stock for delivery upon exercise of the NorAm Stock Options assumed in accordance with this Section 5.11. As soon as practicable after the Effective Time, HL&P shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of HL&P Common Stock subject to the NorAm Stock Options assumed in accordance with this Section 5.11 and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the NorAm Stock Options remain outstanding.

     5.12 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the NorAm Merger Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of NorAm or any of its Subsidiaries or an employee of NorAm or any of its Subsidiaries who acts as a fiduciary under any NorAm Benefit Plan or NorAm Pension Benefit Plan (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of NorAm or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable law (and the NorAm Merger Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective
Time), (i) the NorAm Merger Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Parties, vigorously defend) and the NorAm Merger Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the NorAm Merger Surviving Corporation elects not to assume such defense or there is a conflict of interest between the NorAm Merger Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the NorAm Merger Surviving Corporation, the Indemnified Parties may retain counsel satisfactory to them, and the NorAm Merger Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however,that the NorAm Merger Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the NorAm Merger Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and provided, further, that the NorAm Merger Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. NorAm, HII, HL&P and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in NorAm's Restated Certificate of Incorporation or Bylaws or in the indemnification agreements previously provided to HII) with respect to matters occurring through the Effective Time, shall survive the Mergers and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

     (b) For a period of six years after the Effective Time, the NorAm Merger Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by NorAm and its Subsidiaries (provided that the NorAm Merger Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time, provided that the NorAm Merger Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid by NorAm prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. NorAm represents that the last annual premium paid by NorAm for such insurance prior to the date hereof is the amount set forth in Section 5.12(b) to the NorAm Disclosure Schedule.

     5.13 Compliance with WARN Act. HII shall, or shall cause HL&P or Merger Sub to, comply with all laws governing the shutdown of operations of facilities, including any action that could be construed as a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. sec. 2101.2109 ("WARN") or any "employment loss" as defined in WARN which an employee of NorAm or any of its Subsidiaries may suffer or may be deemed to suffer in connection with the NorAm Merger.

     5.14 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

     5.15 Public Announcements. HII, HL&P and Merger Sub, on the one hand, and NorAm, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

     5.16 Other Actions. Except as contemplated by this Agreement, neither HII, HL&P nor NorAm shall, and none of them shall permit any of their respective Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Mergers set forth in Article VI not being satisfied.

     5.17 Advice of Changes; SEC Filings. HII, HL&P and NorAm shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on HII or NorAm, as the case may be. NorAm, HII and HL&P shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     5.18 Reorganization. It is the intention of the parties hereto that the Mergers will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law). Neither HL&P, HII nor NorAm (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Mergers not to be so treated. The parties will characterize the Mergers as such a reorganization for purposes of all Returns and other filings.

     5.19 HII/HL&P Merger Surviving Corporation Board of Directors. The Board of Directors of the HII/HL&P Merger Surviving Corporation will take such action as may be necessary (including the amendment of the HII/HL&P Merger Surviving Corporation's bylaws) to cause the election of four persons, each of whom shall be mutually agreed upon by NorAm and HII and shall have been a director of NorAm immediately prior to the date hereof, to be directors of the HII/HL&P Merger Surviving Corporation immediately after the Effective Time. One of such directors shall be elected as a Class II director, one shall be elected as a Class III director, and two shall be elected as Class I directors. Subject to the fiduciary duties of its Board of Directors, HII/HL&P Merger Surviving Corporation shall nominate and solicit proxies for the re-election of such Class II director for an additional three-year period upon expiration of his initial term, provided such director continues to be qualified and willing to serve.

     5.20 Execution of Supplemental Indentures. At the Effective Time, the NorAm Merger Surviving Corporation, and additionally in the case of the NorAm Convertible Debentures and the NorAm Convertible Junior Debentures, the HII/HL&P Merger Surviving Corporation, shall execute and deliver, supplemental indentures, in form satisfactory to HII, assuming the obligations of NorAm under the indentures governing NorAm's long-term indebtedness.

     5.21 Disclosure Schedules. The NorAm Disclosure Schedule and the HII Disclosure Schedule (collectively, the "Disclosure Schedules") are an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained in this Agreement. All of the representations and warranties of the parties hereto contained herein shall apply as if any of the Mergers, the Alternative Merger or the Second Alternative Merger are to be consummated.

     5.22 Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of NorAm to mail the Joint Proxy Statement to its stockholders and to hold the NorAm Stockholders' Meeting that the opinion of Merrill Lynch, referred to in Section 3.1(t), shall not have been withdrawn, and it shall be a condition to the obligation of HII to mail the Joint Proxy Statement to its shareholders and to hold the HII Shareholders' Meeting that the opinion of CS First Boston, referred to in Section 3.2(q), shall not have been withdrawn.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) NorAm Stockholder Approval. This Agreement and the NorAm Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of NorAm Common Stock entitled to vote thereon.

          (b) HII Shareholder Approval. This Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of HII Common Stock entitled to vote thereon.

          (c) NYSE Listing. The shares of HL&P Common Stock issuable to HII shareholders and NorAm stockholders pursuant to this Agreement and such other shares of HL&P Common Stock required to be reserved for issuance in connection with the Mergers shall have been authorized for listing on the NYSE upon official notice of issuance.

          (d) Other Approvals. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the relevant Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the relevant Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NorAm, HII, HL&P and Merger Sub shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely in the judgment of HII to result in a Material Adverse Effect on HL&P (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, in the judgment of HII, a Material Adverse Effect on NorAm or HL&P (assuming the Mergers have taken place). Unless otherwise agreed to by HII, no such consent, approval, permit or authorization shall then be subject to appeal.

          (e) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over HL&P, HII or NorAm, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Mergers; provided, however, that prior to any party invoking this condition, such party shall have complied fully with its obligations under Section 5.7.

     6.2 Conditions of Obligations of HII, HL&P and Merger Sub. The obligations of HII, HL&P and Merger Sub to effect the Mergers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by HII, HL&P and Merger Sub.

          (a) Representations and Warranties. Each of the representations and warranties of NorAm set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in
     Section 3.1 hereof) could not reasonably be expected to have a Material Adverse Effect on NorAm or as otherwise contemplated by this Agreement, and HII shall have received a certificate signed on behalf of NorAm by the Chief Executive Officer and the Chief Financial Officer of NorAm to such effect.

          (b) Performance of Obligations of NorAm. NorAm shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and HII shall have received a certificate signed on behalf of NorAm by the Chief Executive Officer and the Chief Financial Officer of NorAm to such effect.

          (c) Letters from Rule 145 Affiliates. HL&P shall have received from each person named in the letter referred to in Section 5.8 an executed copy of an agreement as provided in Section 5.8.

          (d) Number of NorAm Dissenting Shares. At the Effective Time, the aggregate number of NorAm Dissenting Shares shall not exceed 10% of the total number of issued and outstanding shares of NorAm Common Stock.

          (e) Tax Opinion. HII shall have received an opinion, in form and substance satisfactory to HII, dated the Closing Date, a copy of which will be furnished to NorAm, of Baker & Botts, L.L.P., counsel to HII, to the effect that, if the Mergers (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) are consummated in accordance with the terms of this Agreement, each of the HII/HL&P Merger and the NorAm Merger (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon appropriate representations of fact contained in certificates of HII, HL&P, Merger Sub, NorAm and certain stockholders of HII and of NorAm, which representations are in form and substance reasonably satisfactory to such counsel.

          (f) No Material Limitations or Restraints. No Injunction shall be in effect (i) imposing any material limitation upon the ability of HII or any of its Subsidiaries effectively to control the business or operations of NorAm or any of its Subsidiaries or (ii) prohibiting or imposing any material limitation upon HII's or any of its Subsidiaries' ownership or operation of all or any material portion of the business or assets or properties of HII or NorAm or any of their respective Subsidiaries or compelling HII or NorAm or any of their respective Subsidiaries to divest or hold separate all or any material portion of the business or assets or properties of HII or NorAm or any of their respective Subsidiaries or imposing any other material limitation on any of them in the conduct of their businesses and no such action by any Governmental Entity seeking such an Injunction or an Injunction preventing or making illegal the consummation of the Mergers shall be pending; provided, however, that prior to invoking this condition, HII, HL&P and Merger Sub shall have complied fully with their obligations under Section 5.7.

          (g) NorAm Required Consents. The NorAm Required Consents shall have been obtained, except for such NorAm Required Consents the failure of which to be obtained would not have a Material Adverse Effect on NorAm.

     6.3 Conditions of Obligations of NorAm. The obligation of NorAm to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by NorAm:

          (a) Representations and Warranties. Each of the representations and warranties of HII, HL&P and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) could not reasonably be expected to have a Material Adverse Effect on HII or as otherwise contemplated by this Agreement, and NorAm shall have received a certificate signed on behalf of HII by the Chief Executive Officer and the Chief Financial Officer of HII to such effect.

          (b) Performance of Obligations of HII, HL&P and Merger Sub. HII, HL&P and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and NorAm shall have received a certificate signed on behalf of HII by the Chief Executive Officer and the Chief Financial Officer of HII to such effect.

          (c) Tax Opinion. NorAm shall have received an opinion, in form and substance satisfactory to NorAm, dated the Closing Date, a copy of which will be furnished to HII, of Jones, Day, Reavis & Pogue, counsel to NorAm, to the effect that, if the Mergers (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) are consummated in accordance with the terms of this Agreement, the NorAm Merger (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) should be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon appropriate representations of fact contained in certificates of HII, HL&P, Merger Sub, NorAm and certain stockholders and members of management of NorAm, which representations are in form and substance reasonably satisfactory to such counsel.

          (d) HII Required Consents. The HII Required Consents shall have been obtained, except for such HII Required Consents the failure of which to be obtained would not have a Material Adverse Effect on HII.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the shareholders of HII and the stockholders of NorAm:

          (a) by mutual written consent of NorAm, HII and HL&P, or by mutual action of their respective Boards of Directors;

          (b) by either NorAm or HII if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such Injunction or other action shall have become final and nonappealable; or
     (ii) any required approval of the shareholders or stockholders of the other party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or stockholders, as the case may be, or at any adjournment thereof;

          (c) by either NorAm or HII if the Mergers shall not have been consummated by the first anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 6.1(d) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to December 31, 1997;

          (d) by HII if (i) for any reason NorAm fails to call and hold a stockholders meeting for the purpose of voting upon this Agreement and the NorAm Merger by February 15, 1997 (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to HII if
     (x) the S-4 shall not have been declared effective by the SEC at least 45 days prior to the date of termination or (y) NorAm would be entitled to terminate this Agreement under Section 7.1(e)); (ii) NorAm shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by NorAm at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by NorAm of notice of such breach and is existing at the time of termination of this Agreement); (iii) any representation or warranty of NorAm contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by NorAm of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section
     3.1 hereof) could not reasonably be expected to have a Material Adverse Effect on NorAm; (iv) after the date hereof there has been any Material Adverse Change with respect to NorAm, except for general economic changes or changes that may affect the industries of NorAm or any of its Subsidiaries generally; or (v) any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions set forth in Section 6.2(f) and such Injunction or other action shall have become final and nonappealable;

          (e) by NorAm if (i) other than pursuant to Article VIII, the Board of Directors of HII shall have withdrawn or modified, in any manner which is adverse to NorAm, its recommendation or approval of the HII/HL&P Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so; (ii) other than pursuant to Article VIII, for any reason HII fails to call and hold a shareholders meeting for the purpose of voting upon this Agreement and the HII/HL&P Merger by February 15, 1997 (provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to

     NorAm if (x) the S-4 shall not have been declared effective by the SEC at least 45 days prior to the date of termination or (y) HII would be entitled to terminate this Agreement under Section 7.1(d) or (f)); (iii) HII, HL&P or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by HII of notice of such breach and is existing at the time of termination of this Agreement); (iv) any representation or warranty of HII or HL&P contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by HII of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) could not reasonably be expected to have a Material Adverse Effect on HII; or (v) after the date hereof there has been any Material Adverse Change with respect to HII, except for general economic changes or changes that may affect the industries of HII or any of its Subsidiaries generally;

          (f) by HII, if (i) the Board of Directors of NorAm shall have withdrawn or modified, in any manner which is adverse to HII, HL&P or Merger Sub, its recommendation or approval of the NorAm Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so, or (ii) the Board of Directors of NorAm shall have recommended to the stockholders of NorAm any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so; or

          (g) by NorAm, prior to approval of this Agreement by NorAm's stockholders, if NorAm shall exercise the right specified in clause (ii) of
     Section 4.3(a); provided that NorAm may not effect such termination pursuant to this Section 7.1(g) unless and until (i) NorAm gives HII at least one week's prior notice of its intention to effect such termination pursuant to this Section 7.1(g); (ii) during such week, NorAm shall, and shall cause its respective financial and legal advisors to, negotiate with HII to make such adjustments in the terms and conditions of this Agreement as would enable NorAm to proceed with the transactions contemplated herein; and (iii) NorAm pays the amounts required by Section 7.2 concurrently with such termination.

     7.2  Effect of Termination.

          (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HII, HL&P, Merger Sub or NorAm except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4, and Section 9.1, and (ii) to the extent that such termination results from the willful breach (except as provided in Section 9.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

          (b) If (i) HII or NorAm terminates this Agreement pursuant to Section 7.1(f)(ii) or 7.1(g) or (ii) HII terminates this Agreement pursuant to
     Section 7.1(b)(ii) or 7.1(f)(i) and at the time of such termination or prior to the NorAm Stockholders' Meeting there shall have been an Acquisition Proposal, NorAm shall, on the day of such termination, pay HII a fee of $75 million in cash by wire transfer of immediately available funds to an account designated by HII.

          (c) If HII terminates this Agreement pursuant to Section 7.1(d)(i) or 7.1(d)(ii), in either case as a result of a willful breach of this Agreement by NorAm, and Section 7.2(b)(ii) shall not apply, NorAm shall, on the day of such termination, pay HII a fee of $35 million in cash by wire transfer of immediately available funds to an account designated by HII.

          (d) If HII terminates this Agreement pursuant to Section 7.1(b)(ii) or 7.1(f)(i) and Section 7.2(b)(ii) shall not apply, NorAm shall, on the day of such termination, pay HII a fee of $10 million in cash by wire transfer of immediately available funds to an account designated by HII.

          (e) If NorAm terminates this Agreement pursuant to Section 7.1(e)(ii) or (iii), in either case as result of a willful breach of this Agreement by HL&P, HII or Merger Sub, HII shall, on the day of such termination, pay NorAm a fee of $35 million in cash by wire transfer of immediately available funds to an account designated by NorAm.

          (f) If NorAm terminates this Agreement pursuant to Section 7.1(b)(ii) or 7.1(e)(i), HII shall, on the day of such termination, pay NorAm a fee of $10 million in cash by wire transfer of immediately available funds to an account designated by NorAm.

          (g) If within 12 months of any termination described in Section 7.2(c) or (d) above, NorAm agrees to or consummates an Acquisition Proposal, then upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed, then at the closing of such Acquisition Proposal, NorAm shall pay HII a fee equal to $75 million in cash minus any amounts as may have been previously paid by NorAm pursuant to this Section 7.2 by wire transfer of immediately available funds to an account designated by HII.

     7.3  Expenses. The parties agree that the agreements contained in Section
7.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in Section 7.2, if one party fails to promptly pay to the other any fee due under Section 7.2, in addition to any amounts paid or payable pursuant to such section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the shareholders of HII and/or the stockholders of NorAm, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               ALTERNATIVE MERGER

     8.1  Alternative Merger.

          (a) If HL&P, after consultation with its legal counsel, determines that upon consummation of the transactions contemplated herein the HII/HL&P Merger Surviving Corporation would not be an exempt "public utility holding company" under Section 3(a)(2) of the 1935 Act, or any rules or regulations promulgated by the SEC under the 1935 Act, then notwithstanding the other provisions of this Agreement, NorAm and HII shall be merged with and into HL&P, with HL&P being the surviving corporation (the "Alternative Merger"), and the other provisions of Sections 8.1 through 8.4 shall be applicable to NorAm, HII, HL&P and the Alternative Merger. Such determination may be made before or after (i) NorAm's stockholders approve this Agreement and the NorAm Merger (or in lieu thereof and only in the circumstances set forth in this Section 8.1 or Section 8.5, the Alternative Merger or the Second Alternative Merger, respectively) or (ii) HII's shareholders approve this Agreement, the

     HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger (or in lieu of the Mergers and only in the circumstances set forth in this Section 8.1 or Section 8.5, the Alternative Merger or the Second Alternative Merger, respectively).

          (b) At the Alternative Merger Effective Time (as hereinafter defined), each of NorAm and HII shall be merged with and into HL&P in accordance with the TBCA and the DGCL. As soon as practicable at or after the Closing, articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the Alternative Merger (the "Alternative Merger Articles of Merger"), shall be filed with the Secretary of State of the State of Texas and a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the Alternative Merger (the "Alternative Merger Certificate of Merger"), shall be filed with the Secretary of State of the State of Delaware. The Alternative Merger Articles of Merger and the Alternative Merger Certificate of Merger shall state that the Alternative Merger shall become effective immediately upon the later of (i) the filing of the Alternative Merger Articles of Merger with the Secretary of State of the State of Texas and (ii) the filing of the Alternative Merger Certificate of Merger with the Secretary of State of the State of Delaware, or, if agreed to by HL&P, HII and NorAm, at such time thereafter as is provided in the Alternative Merger Articles of Merger and the Alternative Merger Certificate of Merger. The Alternative Merger shall become effective at the later of (i) the time of the issuance of the certificate of merger with respect to the Alternative Merger by the Secretary of State of the State of Texas and (ii) the time that the Alternative Merger Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware or, if a later effective time was provided in the Alternative Merger Articles of Merger and the Alternative Merger Certificate of Merger, such later time (the "Alternative Merger Effective Time").

     8.2  Effects of the Alternative Merger.

          (a) At the Alternative Merger Effective Time: (i) each of NorAm and HII shall be merged with and into HL&P, the separate existence of NorAm and HII shall cease and HL&P shall continue as the surviving corporation (NorAm, HII and HL&P are sometimes referred to herein as the "Alternative Merger Constituent Corporations" and HL&P is sometimes referred to herein as the "Alternative Merger Surviving Corporation"); (ii) Article I and
     Article VI of the Restated Articles of Incorporation of HL&P shall be amended as set forth in Exhibit A hereto and, as so amended, such Restated Articles of Incorporation shall be the Articles of Incorporation of the Alternative Merger Surviving Corporation; and (iii) the Bylaws of HII as in effect immediately prior to the Alternative Merger Effective Time shall be the Bylaws of the Alternative Merger Surviving Corporation.

          (b) The directors and officers of HII at the Alternative Merger Effective Time shall, from and after the Alternative Merger Effective Time, be the initial directors and officers of the Alternative Merger Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Alternative Merger Surviving Corporation's Articles of Incorporation and Bylaws.

          (c) The Alternative Merger shall have the effects set forth in this
     Section 8.2 and the applicable provisions of the TBCA and the DGCL.

     8.3 Effect of the Alternative Merger on the Capital Stock of the Alternative Merger Constituent Corporations; Exchange of Certificates. All of the provisions of this Agreement shall apply to the Alternative Merger, except that (i) references to the HII/HL&P Merger Effective Time, the NorAm Merger Effective Time and the Effective Time shall be deemed to be references to the Alternative Merger Effective Time, (ii) references to the HII/HL&P Merger Surviving Corporation and the NorAm Merger Surviving Corporation shall be deemed to be references to the Alternative Merger Surviving Corporation and (iii) references to the HII/HL&P Merger and the NorAm Merger shall be deemed to be references to the Alternative Merger.

     8.4 Amendment to This Agreement. If, pursuant to Section 8.1(a), it is decided that the Alternative Merger should be consummated, the parties hereto shall forthwith execute an appropriate amendment to this Agreement, which amendment (i) shall reflect any and all changes required to be made to this Agreement so that the representations, warranties, covenants and agreements of the parties contained herein relating to (x) the HII/HL&P Merger or the NorAm Merger or (y) the conduct of the HII/HL&P Merger Surviving Corporation or the NorAm Merger Surviving Corporation after the relevant Effective Time, shall apply to the Alternative Merger and the Alternative Merger Surviving Corporation, respectively, and (ii) shall not require further approval of the stockholders of NorAm or of the shareholders of HII.

     8.5  The Second Alternative Merger.

          (a) The parties hereto acknowledge that in the absence of applicable regulatory constraints under the 1935 Act, it would be preferable for NorAm to merge with and into Merger Sub, with Merger Sub being the surviving corporation, and for the HII/HL&P Merger not to be effected. Accordingly, if, at the time at which all of the conditions to the parties' respective obligations to consummate the Mergers have been satisfied or waived, no such constraints under the 1935 Act shall require the Mergers to occur, then notwithstanding the other provisions of this Agreement, the parties hereto shall effect the Second Alternative Merger in lieu of the Mergers (and in lieu of the Alternative Merger), and other provisions of Sections
     8.5 through 8.8 shall be applicable to NorAm, HII, HL&P and the Second Alternative Merger.

          (b) At the Second Alternative Merger Effective Time (as hereinafter defined), NorAm shall be merged with and into Merger Sub in accordance with the DGCL. As soon as practicable at or after the Closing, a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the Second Alternative Merger (the "Second Alternative Merger Certificate of Merger"), shall be filed with the Secretary of State of the State of Delaware. The Second Alternative Merger Certificate of Merger shall state that the Second Alternative Merger shall become effective immediately upon the filing of the Second Alternative Merger Certificate of Merger with the Secretary of State of the State of Delaware, or, if agreed to by HII and NorAm, at such time thereafter as is provided in the Second Alternative Merger Certificate of Merger. The Second Alternative Merger shall become effective at the time that the Second Alternative Merger Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware or, if a later effective time was provided in the Second Alternative Merger Certificate of Merger, such later time (the "Second Alternative Merger Effective Time").

     8.6  Effects of the Second Alternative Merger.

          (a) At the Second Alternative Merger Effective Time: (i) NorAm shall be merged with and into Merger Sub, the separate existence of NorAm shall cease and Merger Sub shall continue as the surviving corporation (NorAm and Merger Sub are sometimes referred to herein as the "Second Alternative Merger Constituent Corporations" and Merger Sub is sometimes referred to herein as the "Second Alternative Merger Surviving Corporation"); (ii) the Certificate of Incorporation of Merger Sub shall be amended to change the name of Merger Sub to "NorAm Energy Corp.," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Second Alternative Merger Surviving Corporation; and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Second Alternative Merger Effective Time shall be the Bylaws of the Second Alternative Merger Surviving Corporation.

          (b) The directors of Merger Sub at the Second Alternative Merger Effective Time shall, from and after the Second Alternative Merger Effective Time, be the initial directors of the Second Alternative Merger Surviving Corporation and the officers of NorAm at the Second Alternative Merger Effective Time shall, from and after the Second Alternative Merger Effective Time, be the initial officers of the Second Alternative Merger Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Second Alternative Merger Surviving Corporation's Certificate of Incorporation and Bylaws.

          (c) The Second Alternative Merger shall have the effects set forth in this Section 8.6 and the applicable provisions of the DGCL.

     8.7 Effect of the Second Alternative Merger on the Capital Stock of the Second Alternative Merger Constituent Corporations; Exchange of
Certificates. All of the provisions of this Agreement shall apply to the Second Alternative Merger, except that (i) references to the HII/HL&P Merger Effective Time, the NorAm Merger Effective Time and the Effective Time shall be deemed to be references to the Second Alternative Merger Effective Time, (ii) references to the HII/HL&P Merger Surviving Corporation and the NorAm Merger Surviving Corporation shall be deemed to be references to the Second Alternative Merger Surviving Corporation, (iii) references to the HII/HL&P Merger and the NorAm Merger shall be deemed to be references to the Second Alternative Merger and
(iv) references to HL&P Common Stock shall be deemed to be references to HII Common Stock.

     8.8 Amendment to This Agreement. If, pursuant to Section 8.5(a), it is decided that the Second Alternative Merger should be consummated, the parties hereto shall forthwith execute an appropriate amendment to this Agreement, which amendment (i) shall reflect any and all changes required to be made to this Agreement so that the representations, warranties, covenants and agreements of the parties contained herein relating to (x) the HII/HL&P Merger or the NorAm Merger or (y) the conduct of the HII/HL&P Merger Surviving Corporation or the NorAm Merger Surviving Corporation after the relevant Effective Time, shall apply to the Second Alternative Merger and the Second Alternative Merger Surviving Corporation, respectively, and (ii) shall not require further approval of the stockholders of NorAm or of the shareholders of HII.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Mergers shall be consummated, except that the filing fees with respect to the Joint Proxy Statement and the S-4 shall be shared equally by HL&P and NorAm.

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Article II, Sections 5.10 through 5.14 and 7.2 and Articles VIII and IX, the agreements delivered pursuant to Section 5.8 and the representations, covenants and agreements contained in Section 5.18. The Confidentiality Agreements shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered hereunder.

     9.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

          (a) if to HII, HL&P or Merger Sub, to:

              Houston Industries Incorporated
              Houston Industries Plaza
              1111 Louisiana Street
              Houston, Texas 77002-5231
              Attention: Chief Executive Officer
              with copies to:

              Hugh Rice Kelly
              Senior Vice President and General Counsel
              Houston Industries Incorporated
              Houston Industries Plaza
              1111 Louisiana Street
              Houston, Texas 77002-5231

              Stephen A. Massad
              Baker & Botts, L.L.P.
              One Shell Plaza
              910 Louisiana Street
              Houston, Texas 77002-4995

          and (b) if to NorAm, to:

             NorAm Energy Corp.
             1600 Smith Street
             11th Floor
             Houston, Texas 77002
             Attention: Chief Executive Officer

          with copies to:

             Hubert Gentry, Jr.
             Senior Vice President and General Counsel
             NorAm Energy Corp.
             1600 Smith Street
             11th Floor
             Houston, Texas 77002

             Gerry D. Osterland
             Jones, Day, Reavis & Pogue
             555 West Fifth Street
             Suite 4600
             Los Angeles, California 90013-1025

     9.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

     9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreements and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.9 through 5.12, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing or any provision in this Agreement to the contrary, each individual who is an employee or former employee of NorAm or any NorAm Affiliate at the Effective Time shall be a third party beneficiary with respect to the provisions of Sections 5.9 through 5.11 relating to such employee's compensation or benefits with full authority to enforce such provision as if such employee or former employee were a party to this Agreement.

     9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except to the extent the DGCL is required to govern the NorAm Merger, the Alternative Merger or the Second Alternative Merger, as the case may be.

     9.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.7 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed, direct wholly owned Subsidiary of HII, which Subsidiary would then be substituted for Merger Sub for purposes of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                        HOUSTON INDUSTRIES INCORPORATED

                                        By:       /s/  DON D. JORDAN
                                           ------------------------------------
                                                       Don D. Jordan
                                           Chairman and Chief Executive Officer

                                        HOUSTON LIGHTING & POWER COMPANY

                                        By:       /s/  DON D. JORDAN
                                           ------------------------------------
                                                       Don D. Jordan
                                           Chairman and Chief Executive Officer

                                        HI MERGER, INC.

                                        By:       /s/  DON D. JORDAN
                                           ------------------------------------
                                                       Don D. Jordan
                                           Chairman and Chief Executive Officer

                                        NORAM ENERGY CORP.

                                        By:      /s/  T. MILTON HONEA
                                           ------------------------------------
                                                      T. Milton Honea
                                           Chairman of the Board, President and
                                                  Chief Executive Officer

                                                                       EXHIBIT A

                AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                        HOUSTON LIGHTING & POWER COMPANY

     The following amendments to the Restated Articles of Incorporation of HL&P will be made, subject to shareholder approval, at the HII/HL&P Merger Effective Time or the Alternative Merger Effective Time, as the case may be, in order to
(i) change the name of the HII/HL&P Merger Surviving Corporation or the Alternative Merger Surviving Corporation, as the case may be, (ii) change the authorized capital stock of the HII/HL&P Merger Surviving Corporation or the Alternative Merger Surviving Corporation, as the case may be, and (iii) change the terms of the common stock of the HII/HL&P Merger Surviving Corporation or the Alternative Merger Surviving Corporation, as the case may be.

     FIRST: The first amendment alters or changes Article I of the Restated Articles of Incorporation and the full text of such altered article is as follows:

          "The name of this corporation is 'Houston Industries Incorporated.' "

     SECOND: The second amendment alters or changes the first paragraph of
Article VI of the Restated Articles of Incorporation and the full text of such altered paragraph is as follows:

          "The number of shares of the total authorized capital stock of the Company is 410,000,000(1) shares, of which 10,000,000 shares are classified as Preferred Stock, without par value, and the balance of 400,000,000(1) shares are classified as Common Stock, without par value."

     THIRD: The third amendment alters or changes "Division C -- The Common Stock" of Article VI of the Restated Articles of Incorporation and the full text of such altered division is as follows:

          "1. Dividends. Dividends may be paid on the Common Stock out of any assets of the Company available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division C as "stock ranking senior to the Common Stock") have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

          2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Company, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Company available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Company, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Company to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

          3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes."

- ---------------

(1) or such other number as may be permitted by Section 4.2(a)(iii) and Section 4.2(b).

                                                                      APPENDIX B

                                    OPINION

                                       OF

                          CS FIRST BOSTON CORPORATION

                        [LETTERHEAD OF CS FIRST BOSTON]






August 11, 1996

Board of Directors
Houston Industries Incorporated
1111 Louisiana Street
Houston, TX 77002

Members of the Board:

                 You have asked us to advise you with respect to the fairness to Houston Industries Incorporated (the "Acquiror") from a financial point of view of the consideration to be paid to the stockholders of NorAm Energy Corp. (the "Company") pursuant to the terms of the Agreement and Plan of Merger, dated as of August 11, 1996 (the "Merger Agreement"), among the Acquiror, Houston Lighting & Power Company ("HL&P"), a wholly owned subsidiary of the Acquiror, HI Merger, Inc. ("Merger Sub"), a direct wholly owned subsidiary of the Acquiror, and the Company.

                 The Merger Agreement provides for, among other things, the merger of the Acquiror with and into HL&P (the "Acquiror Merger") pursuant to which HL&P will be the surviving corporation, immediately prior to the merger of the Company with and into Merger Sub (the "Company Merger" and, together with the Acquiror Merger, the "Merger") pursuant to which Merger Sub will be the surviving corporation, provided that upon the consummation of the Merger, HL&P would qualify as an exempt "public utility holding company" under Section 3(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Alternatively, if upon consummation of the Merger HL&P would not be an exempt "public utility holding company" under Section 3(a)(2) of the 1935 Act, the Merger Agreement provides for the merger of the Acquiror and the Company with and into HL&P (the "Alternative Merger") pursuant to which HL&P will be the surviving corporation. Further, if no regulatory constraints exist under the 1935 Act requiring either the Merger or the Alternative Merger, the Merger Agreement provides for, among other things, the merger of the Company with and into Merger Sub (the "Second Alternative Merger" and, together with the Merger and the Alternative Merger, the "Transaction") pursuant to which Merger Sub will be the surviving corporation. Pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.625 per share, of the Company (the "Company Common Stock") will be converted into the right to receive (i) (a) in the case of the Merger or the Alternative Merger, HL&P common stock, no par value, or (b) in the case of the Second Alternative Merger, Acquiror common stock, no par value (the HL&P common stock or the Acquiror common stock, as the case may be, hereinafter referred to as the "Acquisition Company Stock"), the number of shares of which will be determined based upon an exchange ratio (the "Exchange Ratio") as described below (the "Stock Consideration"), or (ii) $16.00 in cash (the "Cash Consideration"), in each case as the holder thereof shall elect or be deemed to have elected pursuant to the Merger Agreement and subject to certain proration provisions, all as more fully described in the Merger Agreement (the Stock Consideration and the Cash Consideration hereinafter referred to as the "Merger Consideration").

                 Pursuant to the Exchange Ratio, and subject to applicable proration provisions, each stockholder of the Company who elects Stock Consideration will receive for each share of Company Common Stock (i) the equivalent of $16.00 of Acquisition Company Stock if the average closing price of Acquiror common stock ("Average Price") is greater than $21.25 but less than $26.00 for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the effective time of the Transaction (the "Average Price Period"), (ii) 0.7529 shares of Acquisition Company Stock if the Average Price is $21.25 or lower during the Average Price Period, or (iii)
0.6154 shares of Acquisition Company Stock if the Average Price is $26.00 or greater during the Average Price Period. The number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration in the Transaction shall be equal to 50% of the number of shares of Company Common Stock outstanding. Furthermore, the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration shall be equal to 50% of the number of shares of Company Common Stock outstanding.

                 In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Acquiror and the Company, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the respective managements of the Company and the Acquiror to discuss the businesses and prospects of the Company and the Acquiror. We have evaluated the pro forma financial impact of the Transaction on the Acquiror and have considered and relied upon the views of the respective managements of the Acquiror and the Company concerning certain strategic implications and operational benefits which might result from the Transaction and upon the views of management of, and regulatory counsel for, the Acquiror concerning the anticipated regulatory treatment to be accorded to the Transaction.

                 We have also considered certain financial and stock market data of the Acquiror and the Company, and we have compared the data with similar data for other publicly held companies in businesses similar to those of the Acquiror and the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

                 In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied upon its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of the Acquiror and the Company and the potential synergies and cost savings (including the amount, timing and achievability) expected to result from the Transaction. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Acquiror or the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of the Acquisition Company Stock actually will be when issued to the Company's stockholders pursuant to the Transaction or the prices at which Acquisition Company

Stock will trade subsequent to the Transaction. We have assumed, with your consent, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes. We have assumed, with your consent and based upon the views of management of, and regulatory counsel for, the Acquiror, that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Transaction, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

                 We have acted as financial advisor to the Acquiror in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for rendering this opinion. In the past, we have performed certain investment banking services for the Acquiror and the Company and have received customary fees for such services. In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                 It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its evaluation of the Transaction and is not intended to be and shall not be deemed to constitute a recommendation to any stockholder as to how such stockholder should vote on the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent.

                 Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the stockholders of the Company in the Transaction is fair to the Acquiror from a financial point of view.

Very truly yours,

CS FIRST BOSTON CORPORATION

                                                                      APPENDIX C

                                    OPINION
                                       OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                         [LETTERHEAD OF MERRILL LYNCH]


                                                                 August 11, 1996



Board of Directors
NorAm Energy Corp.
1600 Smith, 11th Floor
Houston, TX 77002

Gentlemen:

         NorAm Energy Corp. (the "Company"), Houston Industries Incorporated (the "Acquiror") and a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an agreement (the "Agreement") pursuant to which the Company will be merged with and into the Acquisition Sub (with the Acquisition Sub as the surviving company) in a transaction (the "Merger") in which holders of the Company's common stock, par value $0.625 per share (a "Share"), will become entitled to elect to receive, subject to proration, $16.00 per share in cash (the "Cash Consideration") or shares of the Acquirors' common stock, no par value per share (the "Acquiror Shares"), in an amount calculated in accordance with the immediately following sentence (the "Stock Consideration" and together with the Cash Consideration, the "Consideration"). With respect to the Stock Consideration, if the average closing price of the Acquiror Shares for the 20 consecutive trading days commencing 25 trading days prior to the closing date of the Merger (the "Average Price") is less than or equal to $21.25, the Stock Consideration shall equal 0.7529 Acquiror Shares; if the Average Price is greater than or equal to $26.00, the Stock Consideration shall equal 0.6154 Acquiror Shares; and if the Average Price is greater than $21.25 but less than $26.00, the Stock Consideration shall equal the ratio determined by dividing $16.00 by such Average Price. The Cash Consideration is limited to 50% of the Consideration. The Agreement also provides alternative means by which the transaction between the Company and the Acquiror may be effected, none of which alter the Consideration to be received by the stockholders of the Company. The Merger is expected to be considered by the respective stockholders of the Company and the Acquiror at special stockholders' meetings and consummated on or after the date of such meetings, subject to receipt of applicable regulatory approvals.

         You have asked us whether, in our opinion, the proposed Consideration to be received by the holders of the Shares other than the Acquiror and its affiliates pursuant to the Merger, taken as a whole, is fair to such stockholders from a financial point of view.

         In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and the Company's Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;

         (2) Reviewed the Acquiror's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995, the Acquiror's Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996, and a draft of the Acquiror's form 10-Q dated August 8, 1996 and the related unaudited financial information for the quarterly period ending June 30, 1996;

         (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror, respectively;

         (4) Conducted discussions with members of senior management of the Company and the Acquiror concerning their respective businesses, assets, properties, liabilities and prospects;

         (5) Reviewed the historical market prices and trading activity for the Shares and the common stock of the Acquiror and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

         (6) Compared the results of operations of the Company and the Acquiror with that of certain companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

         (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

         (8)     Reviewed a draft of the Agreement dated August 8, 1996; and

         (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

         In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and the Acquiror, and we have not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of the Company or the Acquiror, nor were we provided with any such evaluations or appraisals. With respect to the financial forecasts furnished by the Company and the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the Company's or the Acquiror's respective managements as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have also assumed that the final form of the Agreement will not differ in any material respect from the draft of the Agreement reviewed by us. We have further assumed that the Merger qualifies as a reorganization under Internal Revenue Code Section 368(a), that the Stock Consideration will be tax-free to recipients who receive all Stock Consideration and that the accounting treatment of the Merger is purchase accounting.

         In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

         We have, in the past, provided financial advisory and financing services to the Company and have received fees for the rendering of such services. In the ordinary course of our business, we may actively trade the securities of the Company or the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         On the basis of, and subject to the foregoing, we are of the opinion that the proposed Consideration to be received by the holders of the Shares other than the Acquiror and its affiliates pursuant to the Merger, taken as a whole, is fair to such stockholders from a financial point of view.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED



                                        By      /s/  Richard K. Gordon
                                           ------------------------------------
                                                Richard K. Gordon
                                                Vice Chairman
                                                Investment Banking Group

                                                                      APPENDIX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

sec. 262 Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to subsection (g) of sec. 251), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E

             GLOSSARY OF CERTAIN TERMS RELATING TO THE TRANSACTION

             GLOSSARY OF CERTAIN TERMS RELATING TO THE TRANSACTION

     Unless the context otherwise requires, the following terms shall have the following meanings when used in this Joint Proxy Statement/Prospectus.

     "1935 Act" means the Public Utility Holding Company Act of 1935.

     "Affiliates" means all persons who, at the time of the NorAm Special Meeting, may be deemed "affiliates" of NorAm as that term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act.

     "Alternative Mergers" means, collectively, the First Alternative Merger and the Second Alternative Merger.

     "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

     "Average Price" of HI Common Stock means the average of the closing sales prices per share of HI Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive trading days in the period commencing 25 trading days prior to the Closing Date.

     "Basic Mergers" means, collectively, the HI/HL&P Merger and the NorAm
Merger.

     "Cash Consideration" means $16.00, the cash amount per share of NorAm Common Stock, plus any increase thereon caused by the Closing occurring after May 11, 1997.

     "Cash Election" means the election of a record holder of NorAm Common Stock (other than dissenting shares and shares owned directly or indirectly by NorAm or HI) to receive the Cash Consideration in exchange for such holder's shares of NorAm Common Stock.

     "Cash Election Number" means the aggregate number of shares of NorAm Common Stock to be converted into the right to receive Cash Consideration, which shall be equal to (i) 50% of the number of shares of NorAm Common Stock outstanding immediately prior to the Effective Time less (ii) the sum of (A) the number of Dissenting Shares determined as of the Effective Time, (B) the number of shares of NorAm Common Stock owned immediately prior to the Effective Time directly or indirectly by NorAm or HI (which will be canceled) and (C) the number of shares of NorAm Common Stock to be exchanged for cash in lieu of fractional shares.

     "Cash Election Shares" means the aggregate number of shares of NorAm Common Stock with respect to which a Cash Election is made.

     "Certificate" means each certificate representing shares of NorAm Common Stock surrendered to the Exchange Agent prior to the Effective Time.

     "Closing" means the closing of the Transaction.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means Internal Revenue Code of 1986, as amended.

     "CS First Boston" means CS First Boston Corporation.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Dissenting Shares" means shares of NorAm Common Stock as to which appraisal rights have been perfected under Delaware law.

     "Effective Time" means the effective time of the Transaction.

     "Election Deadline" means 5:00 p.m., [Houston] [New York City] time, on the trading day immediately preceding the Closing Date.

     "Election Form" means the form on which a record holder of NorAm Common Stock makes the Cash Election, the Stock Election or the Non-Election.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" means                      .

     "FERC" means the Federal Energy Regulatory Commission.

     "First Alternative Merger" means the merger of NorAm and HI with and into HL&P, with HL&P being the surviving corporation and being renamed "Houston Industries Incorporated," effected in lieu of the Basic Mergers.

     "FTC" means United States Federal Trade Commission.

     "Governmental Entity" means any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     "HI" means Houston Industries Incorporated, a Texas corporation.

     "HI Common Stock" means the common stock, without par value, of HI.

     "HI Energy" means Houston Industries Energy, Inc., a Delaware corporation and wholly owned subsidiary of HI.

     "HI/HL&P Merger" means the merger of HI into HL&P.

     "HI Record Date" means             , 1996.

     "HI Right" means each right associated with each share of HI Common Stock to purchase one two-hundredth of a share of Series A Preference Stock, without par value, of HI.

     "HI Special Meeting" means the meeting of shareholders of HI to be held on
            , 1996 with respect to, among other things, approval by HI's shareholders of the Merger Agreement and the transactions contemplated thereby.

     "HL&P" means Houston Lighting & Power Company, a Texas corporation and wholly owned subsidiary of HI.

     "Houston" means the surviving corporation of the HI/HL&P Merger.

     "Houston Articles of Amendment" means the proposed Amendment to the HL&P Restated Articles of Incorporation attached as Exhibit A to the Merger Agreement, which is attached hereto as Appendix A, which will become effective at the HI/HL&P Merger Effective Time.

     "Houston Articles of Incorporation" means the HL&P Restated Articles of Incorporation, as amended and after giving effect to the Houston Articles of Amendment.

     "Houston Common Stock" means the common stock, without par value, of Houston.

     "Houston Right" means the preferred share purchase right associated with each share of Houston Common Stock.

     "Houston Rights Certificates" means certificates representing Houston
Rights.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Injunction" means any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, any order of any Governmental Entity having jurisdiction over HL&P, HI or NorAm, or any other legal restraint or prohibition preventing or making illegal the consummation of the Transaction.

     "Material Adverse Effect" or "Material Adverse Change" means, in the case of NorAm or HI, as the case may be, any effect or change that is or, as far as can be reasonably determined, may be, materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole.

     "Merger Agreement" means the Agreement and Plan of Merger, dated August 11, 1996, by and among HI, HL&P, Merger Sub and NorAm, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix A.

     "Merger Consideration" means the Cash Consideration or the Stock Consideration, as each NorAm stockholder has elected or deemed to have elected.

     "Merger Sub" means HI Merger, Inc., a Delaware corporation and wholly owned subsidiary of HI.

     "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "NEM" means NorAm Energy Management, Inc., a Delaware corporation, and certain affiliates.

     "NES" means NorAm Energy Services, Inc., a Delaware corporation, and certain affiliates.

     "NFS" means NorAm Field Services Corp., a Delaware corporation, and certain affiliates.

     "Non-Election" means the indication by a record holder of NorAm Common Stock (other than dissenting shares and shares owned directly or indirectly by NorAm or HI) that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration in exchange for such holder's shares of NorAm Common Stock.

     "Non-Election Shares" means the shares of NorAm Common Stock in respect of which a Non-Election is made or shares of NorAm Common Stock to which the holder thereof has tried to avail itself of the appraisal right provisions of Delaware law but has failed to comply properly with such provisions.

     "NorAm" means NorAm Energy Corp., a Delaware corporation.

     "NorAm Common Stock" means the common stock, par value $0.625 per share, of NorAm.

     "NorAm Incentive Plan" means the NorAm 1994 Incentive Equity Plan.

     "NorAm Merger" means the merger of NorAm into Merger Sub.

     "NorAm Record Date" means             , 1996.

     "NorAm Special Meeting" means the meeting of stockholders of NorAm to be
held on             , 1996 with respect to, among other things, approval by
NorAm's stockholders of the Merger Agreement and the transactions contemplated thereby.

     "NRC" means the Nuclear Regulatory Commission.

     "NYSE" means the New York Stock Exchange, Inc.

     "Preference Stock" means the Series A Junior Preferred Stock, without par value, of Houston.

     "Registration Statement" means the registration statement on Form S-4 (together with all amendments, supplements and exhibits thereto) filed by HL&P and HI pursuant to the Securities Act with respect to the Houston Common Stock or, if the Second Alternative Merger is effected in lieu of the Basic Mergers, HI Common Stock to be issued pursuant to the Merger Agreement.

     "Rights Agent" means Texas Commerce Bank National Association.

     "Rights Agreement" means the Rights Agreement dated as of July 11, 1990
between HI and the Rights Agent, as amended by                               .

     "SEC" means the United States Securities and Exchange Commission.

     "Second Alternative Merger" means the merger of NorAm with and into Merger Sub, with Merger Sub being the surviving corporation and being renamed "NorAm Energy Corp.," effected in lieu of the Basic Mergers.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selected Alternative Merger" means one of the Alternative Mergers effected in lieu of the Basic Mergers.

     "Special Meetings" means, collectively, the HI Special Meeting and the NorAm Special Meeting.

     "Stock Consideration" means the amount of stock per share of NorAm Common Stock, as determined at the Effective Time, which will not be less than 0.6154 shares nor more than 0.7529 shares of Houston Common Stock and a corresponding number of Houston Rights (the actual number depending upon the average daily closing prices of HI Common Stock on the NYSE during a 20-trading-day period commencing 25 trading days prior to the Closing Date of the Transaction).

     "Stock Election" means the election of a record holder of NorAm Common Stock (other than dissenting shares and shares owned directly or indirectly by NorAm or HI) to receive the Stock Consideration in exchange for such holder's shares of NorAm Common Stock.

     "Stock Election Number" means the aggregate number of shares of NorAm Common Stock to be converted into the right to receive Stock Consideration, which shall be equal to (i) the number of shares of NorAm Common Stock outstanding immediately prior to the Effective Time less (ii) the sum of the Cash Election Number and the sum of (A) the number of Dissenting Shares determined as of the Effective Time, (B) the number of shares of NorAm Common Stock owned immediately prior to the Effective Time directly or indirectly by NorAm or HI (which will be canceled) and (C) the number of shares of NorAm Common Stock to be exchanged for cash in lieu of fractional shares.

     "Stock Election Shares" means the aggregate number of shares of NorAm Common Stock with respect to which a Stock Election is made.

     "TBCA" means the Texas Business Corporation Act, as amended.

     "Transaction" means the Basic Mergers or one of the Alternative Mergers effected in lieu of the Basic Mergers.

     "Unit" means a unit consisting of one-thousandth of a share of Preference Stock purchasable by the registered holders of Rights at a purchase price of $42.50 per Unit, subject to adjustment.

     "U.S. Holder" means a citizen or resident of the United States or a domestic corporation who holds HI Common Stock and exchanges such stock for Houston Common Stock pursuant to the Transaction.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of HI's Amended and Restated Bylaws (which will by Houston's Bylaws) provide HI with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, HI has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

     Additionally, Article IX of HL&P's Restated Articles of Incorporation (which will be, as amended by the Houston Articles of Amendment, the Articles of Incorporation of Houston) provides that a director of HL&P is not liable to HL&P or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to HL&P and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

     Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     Exhibits not incorporated by reference to a prior filing are designated by a cross (+); all exhibits not so designated are incorporated herein by reference to a prior filing as indicated. Exhibits designated by an asterisk (*) are to be filed by amendment.

     (i) Houston Lighting & Power Company

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 2(a)        Articles of Merger of         Form 10-Q for the quarter       1-3187      2
             Utility Fuels, Inc. with      ended September 30, 1993
             HL&P, effective October 8,
             1993
 2(b)        Agreement and Plan of         Form 8-K dated August 11,       1-3187      2(a)
             Merger dated as of August     1996
             11, 1996 among HL&P, HI,
             Merger Sub and NorAm
 3(a)        Restated Articles of          Form 10-Q for the quarter       1-3187      3
             Incorporation of HL&P dated   ended June 30, 1993
             May 11, 1993
 3(b)+       Articles of Amendment to
             the Articles of
             Incorporation of HL&P dated
             August 9, 1996
 3(c)        Amended and Restated Bylaws   Form 10-Q for the quarter       1-3187      3
             of HL&P (as of June 5,        ended June 30, 1996
             1996)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 4(a)(1)     Mortgage and Deed of Trust    Form S-7 filed on August       2-59748      2(b)
             dated November 1, 1944        25, 1977
             between HL&P and South
             Texas Commercial National
             Bank of Houston (Texas
             Commerce Bank National
             Association, as successor
             trustee), as Trustee, as
             amended and supplemented by
             20 Supplemental Indentures
             thereto
 4(a)(2)     Twenty-First through          Form 10-K for the year          1-3187      4(a)(2)
             Fiftieth Supplemental         ended December 31, 1989
             Indentures to HL&P Mortgage
             and Deed of Trust
 4(a)(3)     Fifty-First Supplemental      Form 10-Q for the quarter       1-3187      4(a)
             Indenture dated March 25,     ended June 30, 1991
             1991 to HL&P Mortgage and
             Deed of Trust
 4(a)(4)     Fifty-Second through Fifty-   Form 10-Q for the quarter       1-3187      4
             Fifth Supplemental            ended March 31, 1992
             Indentures, each dated
             March 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(5)     Fifty-Sixth and               Form 10-Q for the quarter       1-3187      4
             Fifty-Seventh Supplemental    ended September 30, 1992
             Indentures, each dated
             October 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(6)     Fifty-Eighth and              Form 10-Q for the quarter       1-3187      4
             Fifty-Ninth Supplemental      ended March 31, 1993
             Indentures, each dated
             March 1, 1993, to HL&P
             Mortgage and Deed of Trust
 4(a)(7)     Sixtieth Supplemental         Form 10-Q for the quarter       1-3187      4
             Indenture dated as July 1,    ended June 30, 1993
             1993 to HL&P Mortgage and
             Deed of Trust
 4(a)(8)     Sixty-First through           HL&P's Form 10-K for the        1-3187      4(a)(8)
             Sixty-Third Supplemental      year ended December 31,
             Indentures to HL&P Mortgage   1993
             and Deed of Trust
 4(a)(9)     Sixty-Fourth and              HL&P's Form 10-K for the        1-3187      4(a)(9)
             Sixty-Fifth Supplemental      year ended December 31,
             Indentures, each dated as     1995
             of July 1, 1995, to HL&P
             Mortgage and Deed of Trust
 5+*         Opinion of Baker & Botts,
             L.L.P.
 8+*         Opinion of Baker & Botts,
             L.L.P. as to certain tax
             matters

     There have not been filed as exhibits to this Registration Statement on Form S-4 certain long-term debt instruments, including indentures, under which the total amount of securities do not exceed 10 percent of the total assets of HL&P. HL&P hereby agrees to furnish a copy of any such instrument to the SEC upon request.

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(a)        Executive Benefit Plan of     HI's Form 10-Q for the          1-7629      10(a)(1)
             HI and First and Second       quarter ended March 31,                     10(a)(2)
             Amendments thereto            1987                                        and
             (effective as of June 2,                                                  10(a)(3)
             1982, July 1, 1984, May 7,
             1986, respectively)
10(b)(1)     Executive Incentive           HI's Form 10-K for the year     1-7629      10(b)
             Compensation Plan of HI       ended December 31, 1991
             (effective as of January 1,
             1982)
10(b)(2)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(a)
             10(b)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(b)(3)     Second Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(b)(3)
             10(b)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(b)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(b)(4)
             10(b)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(c)(1)     Executive Incentive           HI's Form 10-Q for the          1-7629      10(b)(1)
             Compensation Plan of HI       quarter ended March 31,
             (effective as of January 1,   1987
             1985)
10(c)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(b)(3)
             10(c)(1) (effective as of     ended December 31, 1988
             January 1, 1985)
10(c)(3)     Second Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(c)(3)
             10(c)(1) (effective as of     ended December 31, 1991
             January 1, 1985)
10(c)(4)     Third Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(c)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(c)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(c)(5)
             10(c)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(c)(6)     Fifth Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(c)(6)
             10(c)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(d)        Executive Incentive           HI's Form 10-Q for the          1-7629      10(b)(2)
             Compensation Plan of HL&P     quarter ended March 31,
             (effective as of January 1,   1987
             1985)
10(e)(1)     Executive Incentive           HI's Form 10-Q for the          1-7629      10(b)
             Compensation Plan of HI       quarter ended June 30, 1989
             (effective as of January 1,
             1989)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(e)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(e)(2)
             10(e)(1) (effective as of     ended December 31, 1991
             January 1, 1989)
10(e)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(c)
             10(e)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(e)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(c)(4)
             10(e)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(e)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(e)(5)
             10(e)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(1)     Executive Incentive           HI's Form 10-K for the year     1-7629      10(b)
             Compensation Plan of HI       ended December 31, 1990
             (effective as of January 1,
             1991)
10(f)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(2)
             10(f)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(f)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(d)
             10(f)(1) (effective as of     quarter ended March 31,
             January 1, 1991)              1992
10(f)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(4)
             10(f)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(f)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(f)(5)
             10(f)(1) (effective as of     ended December 31, 1992
             January 1, 1993)
10(f)(6)     Fifth Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(6)
             10(f)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(a)
             10(f)(1)                      quarter ended June 30, 1995
10(f)(8)     Seventh Amendment to          HI's Form 10-Q for the          1-7629      10(a)
             Exhibit 10(f)(1)              quarter ended June 30, 1996
10(g)(1)     Benefit Restoration Plan of   HI's Form 10-Q for the          1-7629      10(c)
             HI (effective as of June 1,   quarter ended March 31,
             1985)                         1987
10(g)(2)     Benefit Restoration Plan of   HI's Form 10-K for the year     1-7629      10(g)(2)
             HI, as amended and restated   ended December 31, 1991
             (effective as of January 1,
             1988)
10(g)(3)     Benefit Restoration Plan of   HI's Form 10-K for the year     1-7629      10(g)(3)
             HI, as amended and restated   ended December 31, 1991
             (effective as of July 1,
             1991)
10(h)(1)     Deferred Compensation Plan    HI's Form 10-Q for the          1-7629      10(d)
             of HI (effective as of        quarter ended March 31,
             September 1, 1985)            1987
10(h)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(d)(2)
             10(h)(1) (effective as of     ended December 31, 1990
             September 1, 1985)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(h)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(e)
             10(h)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(h)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(h)(4)
             10(h)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(h)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(h)(5)
             10(h)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(h)(6)     Fifth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(d)
             10(h)(1)                      quarter ended June 30, 1995
10(h)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(h)(1) (effective as of     quarter ended June 30, 1996
             December 1, 1995)
10(i)(1)     Deferred Compensation Plan    HI's Form 10-Q for the          1-7629      10(a)
             of HI (effective as of        quarter ended June 30, 1989
             January 1, 1989)
10(i)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(e)(3)
             10(i)(1) (effective as of     ended December 31, 1989
             January 1, 1989)
10(i)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(f)
             10(i)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(i)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(i)(4)
             10(i)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(i)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(i)(5)
             10(i)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(i)(6)     Fifth Amendment Exhibit       HI's Form 10-Q for the          1-7629      10(c)
             10(i)(1)                      quarter ended June 30, 1995
10(i)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(c)
             10(i)(1) (effective as of     quarter ended June 30, 1996
             December 1, 1995)
10(j)(1)     Deferred Compensation Plan    HI's Form 10-K for the year     1-7629      10(d)(3)
             of HI (effective as of        ended December 31, 1990
             January 1, 1991)
10(j)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(j)(2)
             10(j)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(j)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(g)
             10(j)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(j)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(j)(4)
             10(j)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(j)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(j)(5)
             10(j)(1) (effective as of     ended December 31, 1993
             December 1, 1993)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(j)(6)     Fifth Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(j)(6)
             10(j)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(j)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(j)(1)                      quarter ended June 30, 1995
10(j)(8)     Seventh Amendment to          HI's Form 10-Q for the          1-7629      10(d)
             Exhibit 10(j)(1) (effective   quarter ended June 30, 1996
             as of December 1, 1995)
10(k)(1)     Long-Term Incentive           HI's Form 10-Q for the          1-7629      10(c)
             Compensation Plan of HI       quarter ended June 30, 1989
             (effective as of January 1,
             1989)
10(k)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(2)
             10(k)(1) (effective as of     ended December 31, 1989
             January 1, 1990)
10(k)(3)     Second Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(k)(3)
             10(k)(1) (effective as of     ended December 31, 1992
             December 22, 1992)
10(l)        Form of stock option          HI's Form 10-Q for the          1-7629      10(h)
             agreement for nonqualified    quarter ended March 31,
             stock options granted under   1992
             HI's 1989 Long-Term
             Incentive Compensation Plan
10(m)        Forms of restricted stock     HI's Form 10-Q for the          1-7629      10(i)
             agreement for restricted      quarter ended March 31,
             stock granted under HI's      1992
             1989 Long-Term Incentive
             Compensation Plan
10(n)(1)     1994 Long-Term Incentive      HI's Form 10-K for the year     1-7629      10(n)(1)
             Compensation Plan of HI       ended December 31, 1993
             (effective as of January 1,
             1994)
10(n)(2)     Form of Stock Option          HI's Form 10-K for the year     1-7629      10(n)(2)
             Agreement for Nonqualified    ended December 31, 1993
             Stock Options Granted under
             HI's 1994 Long-Term
             Incentive Compensation Plan
10(o)(1)     Savings Restoration Plan of   HI's Form 10-K for the year     1-7629      10(f)
             HI (effective as of January   ended December 31, 1990
             1, 1991)
10(o)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(l)(2)
             10(o)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(p)        Director Benefits Plan,       HI's Form 10-K for the year     1-7629      10(m)
             effective as of January 1,    ended December 31, 1991
             1992
10(q)(1)     Executive Life Insurance      HI's Form 10-K for the year     1-7629      10(q)
             Plan of HI (effective as of   ended December 31, 1993
             January 1, 1994)
10(q)(2)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(e)
             10(q)(1)                      quarter ended June 30, 1995

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(r)        Employment and Supplemental   HI's Form 10-Q for the          1-7629      10(f)
             Benefits Agreement between    quarter ended March 31,
             HL&P and Hugh Rice Kelly      1987
10(s)(1)     HI's Master Savings Trust,    HI's Form 10-Q for the          1-7629      10
             as Amended and Restated       quarter ended March 31,
             effective as of January 1,    1994
             1994, between HL&P and
             Texas Commerce Bank
             National Association
10(s)(2)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(a)
             10(s)(1)                      quarter ended March 31,
                                           1995
10(s)(3)     Termination of Houston        HI's Form 10-Q for the          1-7629      10(a)
             Industries Incorporated       quarter ended September 30,
             Savings Plan and Trust        1995
             Agreement as to KBLCOM
             Incorporated Effective as
             of June 30, 1995
10(s)(4)     Houston Industries            HI's Form 10-K for the year     1-7629      10(s)(4)
             Incorporated Savings Trust    ended December 31, 1995
             (As Amended and Restated
             Effective July 1, 1995)
10(s)(5)     ESOP Trust Agreement          HI's Form 10-K for the year     1-7629      10(j)(2)
             between HI and State Street   ended December 31, 1990
             Bank and Trust Company, as
             ESOP Trustee, dated October
             5, 1990
10(s)(6)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(s)(5)                      quarter ended March 31,
                                           1995
10(s)(7)     Note Purchase Agreement       HI's Form 10-K for the year     1-7629      10(j)(3)
             between HI and the ESOP       ended December 31, 1990
             Trustee, dated as of
             October 5, 1990
10(s)(8)     Stock Purchase Agreement      HI's Form 10-K for the year     1-7629      10(j)(4)
             between HI and the ESOP       ended December 31, 1991
             Trustee, dated as of
             October 9, 1990
10(t)        Employment Agreement dated    Form 10-K for the year          1-3187      10(t)
             April 5, 1993 between HL&P    ended December 31, 1994
             and William T. Cottle
10(u)        Form of Severance             Form 10-K for the year          1-3187      10(u)
             Agreements dated December     ended December 31, 1994
             22, 1994 between HI and the
             following executive
             officers: Hugh Rice Kelly,
             R. Steve Letbetter, William
             T. Cottle and David M.
             McClanahan
10(v)        Houston Industries            HI's Form 10-K for the year     1-7629      10(z)
             Incorporated Executive        ended December 31, 1995
             Deferred Compensation
             Trust, effective as of
             December 19, 1995

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(y)        Agreement dated June 14,      HI's Form 10-K for the year     1-7629      10(aa)
             1991 between HI and David     ended December 31, 1995
             M. McClanahan
23(a)+       Consent of Deloitte &
             Touche LLP
23(b)+       Consent of Coopers &
             Lybrand L.L.P.
23(c)+*      Consent of Baker & Botts,
             L.L.P. (Included in
             Exhibits 5 and 8)
24+*         Powers of Attorney
99(a)+       Form of HI Proxy
99(b)+       Form of NorAm Proxy

     (ii) Houston Industries Incorporated

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 2(a)        Articles of Merger of         Form 10-Q for the quarter       1-7629      2
             Houston Industries Finance,   ended June 30, 1993
             Inc. with HI, effective
             June 8, 1993
 2(b)        Agreement and Plan of         Form 8-K dated August 11,       1-7629      2(a)
             Merger dated as of August     1996
             11, 1996 among HL&P, HI,
             Merger Sub and NorAm
 3(a)        Restated Articles of          Form 10-Q for the quarter       1-7629      3
             Incorporation of HI           ended June 30, 1993
             (Restated as of May 1993)
 3(b)        Amended and Restated Bylaws   Form 10-Q for the quarter       1-7629      3
             of HI (as of May 22, 1996)    ended June 30, 1996
 4(a)(1)     Mortgage and Deed of Trust    Form S-7 of HL&P filed on      2-59748      2(b)
             dated November 1, 1944        August 25, 1977
             between HL&P and South
             Texas Commercial National
             Bank of Houston (Texas
             Commerce Bank National
             Association, as successor
             trustee), as Trustee, as
             amended and supplemented by
             20 Supplemental Indentures
             thereto
 4(a)(2)     Twenty-First through          HL&P's Form 10-K for the        1-3187      4(a)(2)
             Fiftieth Supplemental         year ended December 31,
             Indentures to HL&P Mortgage   1989
             and Deed of Trust
 4(a)(3)     Fifty-First Supplemental      HL&P's Form 10-Q for the        1-3187      4(a)
             Indenture dated March 25,     quarter ended June 30, 1991
             1991 to HL&P Mortgage and
             Deed of Trust

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 4(a)(4)     Fifty-Second through Fifty-   HL&P's Form 10-Q for the        1-3187      4
             Fifth Supplemental            quarter ended March 31,
             Indentures, each dated        1992
             March 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(5)     Fifty-Sixth and               HL&P's Form 10-Q for the        1-3187      4
             Fifty-Seventh Supplemental    quarter ended September 30,
             Indentures, each dated        1992
             October 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(6)     Fifty-Eighth and              HL&P's Form 10-Q for the        1-3187      4
             Fifty-Ninth Supplemental      quarter ended March 31,
             Indenture, each dated as of   1993
             March 1, 1993 to HL&P
             Mortgage and Deed of Trust
 4(a)(7)     Sixtieth Supplemental         HL&P's Form 10-Q for the        1-3187      4
             Indenture dated as of July    quarter ended June 30, 1993
             1, 1993 to HL&P Mortgage
             and Deed of Trust
 4(a)(8)     Sixty-First through           HL&P's Form 10-K for the        1-3187      4(a)(8)
             Sixty-Third Supplemental      year ended December 31,
             Indentures to HL&P Mortgage   1993
             and Deed of Trust
 4(a)(9)     Sixty-Fourth and              HL&P's Form 10-K for the        1-3187      4(a)(9)
             Sixty-Fifth Supplemental      year ended December 31,
             Indentures, each dated as     1995
             of July 1, 1995, to HL&P
             Mortgage and Deed of Trust
 4(b)(1)     Rights Agreement dated July   Form 8-K dated July 11,         1-7629      4(a)(1)
             11, 1990 between HI and       1990
             Texas Commerce Bank
             National Association, as
             Rights Agent (Rights
             Agent), which includes form
             of Statement of Resolution
             Establishing Series of
             Shares designated Series A
             Preference Stock and form
             of Rights Certificate
 4(b)(2)     Agreement and Appointment     Form 8-K dated July 11,         1-7629      4(a)(2)
             of Agent dated as of July     1990
             11, 1990 between HI and the
             Rights Agent
 4(c)        Indenture dated as of April   Form 10-Q for the quarter       1-7629      4(b)
             1, 1991 between HI and        ended June 30, 1991
             NationsBank of Texas,
             National Association, as
             Trustee
 4(d)        Agreement and Plan of         Form 8-K dated January 26,      1-7629      2(a)
             Merger dated as of January    1995
             26, 1995 among KBLCOM, HI,
             Time Warner and TW KBLCOM
             Acquisition Corp.

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 5+*         Opinion of Baker & Botts,
             L.L.P.
 8+*         Opinion of Baker & Botts,
             L.L.P. as to certain tax
             matters

     Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, HI has not filed as exhibits to this Registration Statement on Form S-4 certain long-term debt instruments, under which the total amount of securities authorized do not exceed 10 percent of the total assets of HI and its subsidiaries on a consolidated basis. HI hereby agrees to furnish a copy of any such instrument to the SEC upon request.

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(a)        Executive Benefit Plan of     Form 10-Q for the quarter       1-7629      10(a)(1)
             HI and First and Second       ended March 31, 1987                        10(a)(2)
             Amendments thereto                                                        and
             (effective as of June 2,                                                  10(a)(3)
             1982, July 1, 1984, May 7,
             1986, respectively)
10(b)(1)     Executive Incentive Compen-   Form 10-K for the year          1-7629      10(b)
             sation Plan of HI             ended December 31, 1991
             (effective as of January 1,
             1982)
10(b)(2)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(a)
             10(b)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(b)(3)     Second Amendment to Exhibit   Form 10-K for the year          1-7629      10(b)(3)
             10(b)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(b)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(b)(4)
             10(b)(1) (effective as of     ended December 31, 1995
             September 7, 1994)
10(c)(1)     Executive Incentive           Form 10-Q for the quarter       1-7629      10(b)(1)
             Compensation Plan of HI       ended March 31, 1987
             (effective as of January 1,
             1985)
10(c)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(b)(3)
             10(c)(1) (effective as of     ended December 31, 1988
             January 1, 1985)
10(c)(3)     Second Amendment to Exhibit   Form 10-K for the year          1-7629      10(c)(3)
             10(c)(1) (effective as of     ended December 31, 1991
             January 1, 1985)
10(c)(4)     Third Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(c)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(c)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(c)(5)
             10(c)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(c)(6)     Fifth Amendment to Exhibit    Form 10-K for the year          1-7629      10(c)(6)
             10(c)(1) (effective as of     ended December 31, 1994
             September 7, 1994)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(d)        Executive Incentive           Form 10-Q for the quarter       1-7629      10(b)(2)
             Compensation Plan of HL&P     ended March 31, 1987
             (effective as of January 1,
             1985)
10(e)(1)     Executive Incentive           Form 10-Q for the quarter       1-7629      10(b)
             Compensation Plan of HI       ended June 30, 1989
             (effective as of January 1,
             1989)
10(e)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(e)(2)
             10(e)(1) (effective as of     ended December 31, 1991
             January 1, 1989)
10(e)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(c)
             10(e)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(e)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(c)(4)
             10(e)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(e)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(e)(5)
             10(e)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(1)     Executive Incentive           Form 10-K for the year          1-7629      10(b)
             Compensation Plan of HI       ended December 31, 1990
             (effective as of January 1,
             1991)
10(f)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(2)
             10(f)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(f)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(d)
             10(f)(1) (effective as of     ended March 31, 1992
             January 1, 1991)
10(f)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(4)
             10(f)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(f)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(f)(5)
             10(f)(1) (effective as of     ended December 31, 1992
             January 1, 1993)
10(f)(6)     Fifth Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(6)
             10(f)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(a)
             10(f)(1)                      ended June 30, 1995
10(f)(8)     Seventh Amendment to          Form 10-Q for the quarter       1-7629      10(a)
             Exhibit 10(f)(1)              ended June 30, 1996
10(g)(1)     Benefit Restoration Plan of   Form 10-Q for the quarter       1-7629      10(c)
             HI, (effective as of June     ended March 31, 1987
             1, 1985)
10(g)(2)     Benefit Restoration Plan of   Form 10-K for the year          1-7629      10(g)(2)
             HI, as amended and restated   ended December 31, 1991
             (effective as of January 1,
             1988)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(g)(3)     Benefit Restoration Plan of   Form 10-K for the year          1-7629      10(g)(3)
             HI, as amended and restated   ended December 31, 1991
             (effective as of July 1,
             1991)
10(h)(1)     Deferred Compensation Plan    Form 10-Q for the quarter       1-7629      10(d)
             of HI (effective as of        ended March 31, 1987
             September 1, 1985)
10(h)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(d)(2)
             10(h)(1) (effective as of     ended December 31, 1990
             September 1, 1985)
10(h)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(e)
             10(h)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(h)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(h)(4)
             10(h)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(h)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(h)(5)
             10(h)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(h)(6)     Fifth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(d)
             10(h)(1)                      ended June 30, 1995
10(h)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(h)(1) (effective as of     ended June 30, 1996
             December 1, 1995)
10(i)(1)     Deferred Compensation Plan    Form 10-Q for the quarter       1-7629      10(a)
             of HI (effective as of        ended June 30, 1989
             January 1, 1989)
10(i)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(e)(3)
             10(i)(1) (effective as of     ended December 31, 1989
             January 1, 1989)
10(i)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(f)
             10(i)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(i)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(i)(4)
             10(i)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(i)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(i)(5)
             10(i)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(i)(6)     Fifth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(c)
             10(i)(1)                      ended June 30, 1995
10(i)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(c)
             10(i)(1) (effective as of     ended June 30, 1996
             December 1, 1995)
10(j)(1)     Deferred Compensation Plan    Form 10-K for the year          1-7629      10(d)(3)
             of HI (effective as of        ended December 31, 1990
             January 1, 1991)
10(j)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(j)(2)
             10(j)(1) (effective as of     ended December 31, 1991
             January 1, 1991)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(j)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(g)
             10(j)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(j)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(j)(4)
             10(j)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(j)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(j)(5)
             10(j)(1) (effective as of     ended December 31, 1993
             December 1, 1993)
10(j)(6)     Fifth Amendment to Exhibit    Form 10-K for the year          1-7629      10(j)(6)
             10(j)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(j)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(j)(1)                      ended June 30, 1995
10(j)(8)     Seventh Amendment to          Form 10-Q for quarter ended     1-7629      10(d)
             Exhibit 10(j)(1) (effective   June 30, 1996
             as of December 1, 1995)
10(k)(1)     Long-Term Incentive           Form 10-Q for the quarter       1-7629      10(c)
             Compensation Plan of HI       ended June 30, 1989
             (effective as of January 1,
             1989)
10(k)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(2)
             10(k)(1) (effective as of     ended December 31, 1989
             January 1, 1990)
10(k)(3)     Second Amendment to Exhibit   Form 10-K for the year          1-7629      10(k)(3)
             10(k)(1) (effective as of     ended December 31, 1992
             December 22, 1992)
10(l)        Form of stock option          Form 10-Q for the quarter       1-7629      10(h)
             agreement for nonqualified    ended March 31, 1992
             stock options granted under
             HI's 1989 Long-Term
             Incentive Compensation Plan
10(m)        Forms of restricted stock     Form 10-Q for the quarter       1-7629      10(i)
             agreement for restricted      ended March 31, 1992
             stock granted under HI's
             1989 Long-Term Incentive
             Compensation Plan
10(n)(1)     1994 Long-Term Incentive      Form 10-K for the year          1-7629      10(n)(1)
             Compensation Plan of HI       ended December 31, 1993
             (effective as of January 1,
             1994)
10(n)(2)     Form of stock option          Form 10-K for the year          1-7629      10(n)(2)
             agreement for non-qualified   ended December 31, 1993
             stock options granted under
             HI's 1994 Long-Term
             Incentive Compensation Plan
10(o)(1)     Savings Restoration Plan of   Form 10-K for the year          1-7629      10(f)
             HI (effective as of January   ended December 31, 1990
             1, 1991)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(o)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(l)(2)
             10(o)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(p)        Director Benefits Plan        Form 10-K for the year          1-7629      10(m)
             (effective as of January 1,   ended December 31, 1991
             1992)
10(q)(1)     Executive Life Insurance      Form 10-K for the year          1-7629      10(q)
             Plan of HI (effective as of   ended December 31, 1993
             January 1, 1994)
10(q)(2)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10
             10(q)(1)                      ended June 30, 1995
10(r)        Employment and Supplemental   Form 10-Q for the quarter       1-7629      10(f)
             Benefits Agreement between    ended March 31, 1987
             HL&P and Hugh Rice Kelly
10(s)(1)     Houston Industries Master     Form 10-Q for the quarter       1-7629      10
             Savings Trust, as Amended     ended March 31, 1994
             and Restated Effective
             January 1, 1994, between HI
             and Texas Commerce Bank
             National Association
10(s)(2)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(a)
             10(s)(1)                      ended March 31, 1995
10(s)(3)     Termination of Houston        Form 10-Q for the quarter       1-7629      10(a)
             Industries Incorporated       ended September 30, 1995
             Savings Plan and Trust
             Agreement as to KBLCOM
             Incorporated Effective as
             of June 30, 1995
10(s)(4)     Houston Industries            Form 10-K for the year          1-7629      10(s)(4)
             Incorporated Savings Trust    ended December 31, 1995
             (As Amended and Restated
             Effective July 1, 1995)
10(s)(5)     ESOP Trust Agreement          Form 10-K for the year          1-7629      10(j)(2)
             between HI and State Street   ended December 31, 1990
             Bank and Trust Company, as
             ESOP Trustee, dated October
             5, 1990
10(s)(6)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(s)(5)                      ended March 31, 1995
10(s)(7)     Note Purchase Agreement       Form 10-K for the year          1-7629      10(j)(3)
             between HI and the ESOP       ended December 31, 1990
             Trustee, dated as of
             October 5, 1990
10(s)(8)     Stock Purchase Agreement      Form 10-K for the year          1-7629      10(j)(4)
             between HI and the ESOP       ended December 31, 1991
             Trustee, dated as of
             October 5, 1990
10(t)        Agreement dated June 6,       Form 10-Q for the quarter       1-7629      10(a)
             1994 between HI and Don D.    ended June 30, 1994
             Jordan

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(u)        Agreement dated June 6,       Form 10-Q for the quarter       1-7629      10(b)
             1994 between HI and Don D.    ended June 30, 1994
             Sykora
10(v)        Letter Agreement between HI   Form 10-K for the year          1-7629      10(v)
             and Jack Trotter              ended December 31, 1994
10(w)        Form of Severance             Form 10-K for the year          1-7629      10(w)
             Agreements dated December     ended December 31, 1994
             22, 1994 between HI and
             each of the following
             executive officers: Hugh
             Rice Kelly, R. Steve
             Letbetter, David M.
             McClanahan, Lee W. Hogan
             and William T. Cottle
10(x)        Employment Agreement dated    Form 10-K for the year          1-3187      10(t)
             April 5, 1993 between HL&P    ended December 31, 1994
             and William T. Cottle
10(y)(1)     Stockholder's Agreement       Schedule 13-D dated July 6,    5-19351      2
             dated as of July 6, 1995      1995
             between HI and Time Warner
             Inc.
10(y)(2)     Registration Rights           Schedule 13-D dated July 6,    5-19351      3
             Agreement dated as of July    1995
             6, 1995 between HI and Time
             Warner Inc.
10(y)(3)     Certificate of Voting         Schedule 13-D dated July 6,    5-19351      4
             Powers, Designations,         1995
             Preferences and Relative
             Participating, Optional or
             Other Special rights, and
             Qualifications, Limitations
             or Restrictions Thereof of
             Series D. Convertible
             Preferred Stock of Time
             Warner Inc.
10(z)        Houston Industries            Form 10-K for the year          1-7629      10(z)
             Incorporated Executive        ended December 31, 1995
             Deferred Compensation
             Trust, effective as of
             December 19, 1995
10(aa)       Agreement dated June 14,      Form 10-K for the year          1-7629      10(aa)
             1991 between HI and David     ended December 31, 1995
             M. McClanahan
11+*         Computation of Earnings Per
             Common Share and Common
             Equivalent Share
21           Subsidiaries of HI            Form 10-K for the year          1-7629      21
                                           ended December 31, 1995
23(a)+       Consent of Deloitte &
             Touche LLP

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
23(b)+       Consent of Coopers &
             Lybrand L.L.P.
23(c)+*      Consent of Baker & Botts,
             L.L.P. (Included in
             Exhibits 5 and 8)
24+          Powers of Attorney
99(a)+       Form of HI Proxy
99(b)+       Form of NorAm Proxy

     (b) Financial Statement Schedule

          Not Applicable

     (c) Reports, Opinion or Appraisals

          1.1 Opinion of CS First Boston Corporation (attached as Appendix B to the Joint Proxy Statement/Prospectus and incorporated by reference herein).

          1.2 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (attached as Appendix C to the Joint Proxy Statement/Prospectus and incorporated by reference herein).

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period on which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons for the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON AUGUST 30, 1996.

                                          HOUSTON LIGHTING & POWER COMPANY
                                          (Registrant)

                                          By:     /s/  DON D. JORDAN
                                            ------------------------------------
                                                      (Don D. Jordan,
                                                Chairman and Chief Executive
                                                           Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 30, 1996.

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
           /s/  DON D. JORDAN                  Chairman and Chief Executive Officer and
- ---------------------------------------------    Director (Principal Executive Officer and
               (Don D. Jordan)                   Principal Financial Officer)

       /s/  MARY P. RICCIARDELLO               Vice President and Comptroller
- ---------------------------------------------    (Principal Accounting Officer)
           (Mary P. Ricciardello)

         /s/  WILLIAM T. COTTLE                Director
- ---------------------------------------------
             (William T. Cottle)

         /s/  JACK D. GREENWADE                Director
- ---------------------------------------------
             (Jack D. Greenwade)

           /s/  LEE W. HOGAN                   Director
- ---------------------------------------------
               (Lee W. Hogan)

          /s/  HUGH RICE KELLY                 Director
- ---------------------------------------------
              (Hugh Rice Kelly)

        /s/  R. STEVE LETBETTER                Director
- ---------------------------------------------
            (R. Steve Letbetter)

           /s/  R. L. WALDROP                  Director
- ---------------------------------------------
               (R. L. Waldrop)

        /s/  DAVID M. MCCLANAHAN               Director
- ---------------------------------------------
            (David M. McClanahan)

         /s/  STEPHEN W. NAEVE                 Director
- ---------------------------------------------
             (Stephen W. Naeve)

          /s/  S.C. SCHAEFFER                  Director
- ---------------------------------------------
              (S.C. Schaeffer)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON AUGUST 30, 1996.

                                          HOUSTON INDUSTRIES INCORPORATED
                                          (Registrant)

                                          By:       /s/  DON D. JORDAN
                                            ------------------------------------
                                                      (Don D. Jordan,
                                             Chairman, Chief Executive Officer
                                                        and President)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 30, 1996.

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
           /s/  DON D. JORDAN                  Chairman, Chief Executive Officer and
- ---------------------------------------------    President and Director (Principal Executive
               (Don D. Jordan)                   Officer)

         /s/  STEPHEN W. NAEVE                 Senior Vice President and Chief Financial
- ---------------------------------------------    Officer (Principal Financial Officer)
             (Stephen W. Naeve)

       /s/  MARY P. RICCIARDELLO               Vice President and Comptroller
- ---------------------------------------------    (Principal Accounting Officer)
           (Mary P. Ricciardello)

                      *                        Director
- ---------------------------------------------
            (James A. Baker, III)

                      *                        Director
- ---------------------------------------------
           (Richard E. Balzhiser)

                      *                        Director
- ---------------------------------------------
              (Milton Carroll)

                      *                        Director
- ---------------------------------------------
           (Robert J. Cruikshank)

                      *                        Director
- ---------------------------------------------
              (Linnet F. Deily)

           /s/  LEE W. HOGAN                   Director
- ---------------------------------------------
               (Lee W. Hogan)

                      *                        Director
- ---------------------------------------------
              (Howard W. Horne)

        /s/  R. STEVE LETBETTER                Director
- ---------------------------------------------
            (R. Steve Letbetter)

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                      *                        Director
- ---------------------------------------------
              (Jack T. Trotter)

                      *                        Director
- ---------------------------------------------
               (Bertram Wolfe)

* By        HUGH RICE KELLY
    -----------------------------------------
              (Hugh Rice Kelly)
              Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 2(a)        Articles of Merger of         Form 10-Q for the quarter       1-3187      2
             Utility Fuels, Inc. with      ended September 30, 1993
             HL&P, effective October 8,
             1993
 2(b)        Agreement and Plan of         Form 8-K dated August 11,       1-3187      2(a)
             Merger dated as of August     1996
             11, 1996 among HL&P, HI,
             Merger Sub and NorAm
 3(a)        Restated Articles of          Form 10-Q for the quarter       1-3187      3
             Incorporation of HL&P dated   ended June 30, 1993
             May 11, 1993
 3(b)+       Articles of Amendment to
             the Articles of
             Incorporation of HL&P dated
             August 9, 1996
 3(c)        Amended and Restated Bylaws   Form 10-Q for the quarter       1-3187      3
             of HL&P (as of June 5,        ended June 30, 1996
             1996)
 4(a)(1)     Mortgage and Deed of Trust    Form S-7 filed on August       2-59748      2(b)
             dated November 1, 1944        25, 1977
             between HL&P and South
             Texas Commercial National
             Bank of Houston (Texas
             Commerce Bank National
             Association, as successor
             trustee), as Trustee, as
             amended and supplemented by
             20 Supplemental Indentures
             thereto
 4(a)(2)     Twenty-First through          Form 10-K for the year          1-3187      4(a)(2)
             Fiftieth Supplemental         ended December 31, 1989
             Indentures to HL&P Mortgage
             and Deed of Trust
 4(a)(3)     Fifty-First Supplemental      Form 10-Q for the quarter       1-3187      4(a)
             Indenture dated March 25,     ended June 30, 1991
             1991 to HL&P Mortgage and
             Deed of Trust
 4(a)(4)     Fifty-Second through Fifty-   Form 10-Q for the quarter       1-3187      4
             Fifth Supplemental            ended March 31, 1992
             Indentures, each dated
             March 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(5)     Fifty-Sixth and               Form 10-Q for the quarter       1-3187      4
             Fifty-Seventh Supplemental    ended September 30, 1992
             Indentures, each dated
             October 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(6)     Fifty-Eighth and              Form 10-Q for the quarter       1-3187      4
             Fifty-Ninth Supplemental      ended March 31, 1993
             Indentures, each dated
             March 1, 1993, to HL&P
             Mortgage and Deed of Trust

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 4(a)(7)     Sixtieth Supplemental         Form 10-Q for the quarter       1-3187      4
             Indenture dated as July 1,    ended June 30, 1993
             1993 to HL&P Mortgage and
             Deed of Trust
 4(a)(8)     Sixty-First through           HL&P's Form 10-K for the        1-3187      4(a)(8)
             Sixty-Third Supplemental      year ended December 31,
             Indentures to HL&P Mortgage   1993
             and Deed of Trust
 4(a)(9)     Sixty-Fourth and              HL&P's Form 10-K for the        1-3187      4(a)(9)
             Sixty-Fifth Supplemental      year ended December 31,
             Indentures, each dated as     1995
             of July 1, 1995, to HL&P
             Mortgage and Deed of Trust
 5+*         Opinion of Baker & Botts,
             L.L.P.
 8+*         Opinion of Baker & Botts,
             L.L.P. as to certain tax
             matters

     There have not been filed as exhibits to this Registration Statement on Form S-4 certain long-term debt instruments, including indentures, under which the total amount of securities do not exceed 10 percent of the total assets of HL&P. HL&P hereby agrees to furnish a copy of any such instrument to the SEC upon request.

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(a)        Executive Benefit Plan of     HI's Form 10-Q for the          1-7629      10(a)(1)
             HI and First and Second       quarter ended March 31,                     10(a)(2)
             Amendments thereto            1987                                        and
             (effective as of June 2,                                                  10(a)(3)
             1982, July 1, 1984, May 7,
             1986, respectively)
10(b)(1)     Executive Incentive           HI's Form 10-K for the year     1-7629      10(b)
             Compensation Plan of HI       ended December 31, 1991
             (effective as of January 1,
             1982)
10(b)(2)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(a)
             10(b)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(b)(3)     Second Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(b)(3)
             10(b)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(b)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(b)(4)
             10(b)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(c)(1)     Executive Incentive           HI's Form 10-Q for the          1-7629      10(b)(1)
             Compensation Plan of HI       quarter ended March 31,
             (effective as of January 1,   1987
             1985)
10(c)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(b)(3)
             10(c)(1) (effective as of     ended December 31, 1988
             January 1, 1985)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(c)(3)     Second Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(c)(3)
             10(c)(1) (effective as of     ended December 31, 1991
             January 1, 1985)
10(c)(4)     Third Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(c)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(c)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(c)(5)
             10(c)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(c)(6)     Fifth Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(c)(6)
             10(c)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(d)        Executive Incentive           HI's Form 10-Q for the          1-7629      10(b)(2)
             Compensation Plan of HL&P     quarter ended March 31,
             (effective as of January 1,   1987
             1985)
10(e)(1)     Executive Incentive           HI's Form 10-Q for the          1-7629      10(b)
             Compensation Plan of HI       quarter ended June 30, 1989
             (effective as of January 1,
             1989)
10(e)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(e)(2)
             10(e)(1) (effective as of     ended December 31, 1991
             January 1, 1989)
10(e)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(c)
             10(e)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(e)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(c)(4)
             10(e)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(e)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(e)(5)
             10(e)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(1)     Executive Incentive           HI's Form 10-K for the year     1-7629      10(b)
             Compensation Plan of HI       ended December 31, 1990
             (effective as of January 1,
             1991)
10(f)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(2)
             10(f)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(f)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(d)
             10(f)(1) (effective as of     quarter ended March 31,
             January 1, 1991)              1992
10(f)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(4)
             10(f)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(f)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(f)(5)
             10(f)(1) (effective as of     ended December 31, 1992
             January 1, 1993)
10(f)(6)     Fifth Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(6)
             10(f)(1) (effective as of     ended December 31, 1994
             September 7, 1994)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(f)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(a)
             10(f)(1)                      quarter ended June 30, 1995
10(f)(8)     Seventh Amendment to          HI's Form 10-Q for the          1-7629      10(a)
             Exhibit 10(f)(1)              quarter ended June 30, 1996
10(g)(1)     Benefit Restoration Plan of   HI's Form 10-Q for the          1-7629      10(c)
             HI (effective as of June 1,   quarter ended March 31,
             1985)                         1987
10(g)(2)     Benefit Restoration Plan of   HI's Form 10-K for the year     1-7629      10(g)(2)
             HI as amended and restated    ended December 31, 1991
             (effective as of January 1,
             1988)
10(g)(3)     Benefit Restoration Plan of   HI's Form 10-K for the year     1-7629      10(g)(3)
             HI as amended and restated    ended December 31, 1991
             (effective as of July 1,
             1991)
10(h)(1)     Deferred Compensation Plan    HI's Form 10-Q for the          1-7629      10(d)
             of HI (effective as of        quarter ended March 31,
             September 1, 1985)            1987
10(h)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(d)(2)
             10(h)(1) (effective as of     ended December 31, 1990
             September 1, 1985)
10(h)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(e)
             10(h)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(h)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(h)(4)
             10(h)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(h)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(h)(5)
             10(h)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(h)(6)     Fifth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(d)
             10(h)(1)                      quarter ended June 30, 1995
10(h)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(h)(1) (effective as of     quarter ended June 30, 1996
             December 1, 1995)
10(i)(1)     Deferred Compensation Plan    HI's Form 10-Q for the          1-7629      10(a)
             of HI (effective as of        quarter ended June 30, 1989
             January 1, 1989)
10(i)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(e)(3)
             10(i)(1) (effective as of     ended December 31, 1989
             January 1, 1989)
10(i)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(f)
             10(i)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(i)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(i)(4)
             10(i)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(i)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(i)(5)
             10(i)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(i)(6)     Fifth Amendment Exhibit       HI's Form 10-Q for the          1-7629      10(c)
             10(i)(1)                      quarter ended June 30, 1995

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(i)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(c)
             10(i)(1) (effective as of     quarter ended June 30, 1996
             December 1, 1995)
10(j)(1)     Deferred Compensation Plan    HI's Form 10-K for the year     1-7629      10(d)(3)
             of HI (effective as of        ended December 31, 1990
             January 1, 1991)
10(j)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(j)(2)
             10(j)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(j)(3)     Second Amendment to Exhibit   HI's Form 10-Q for the          1-7629      10(g)
             10(j)(1) (effective as of     quarter ended March 31,
             March 30, 1992)               1992
10(j)(4)     Third Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(j)(4)
             10(j)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(j)(5)     Fourth Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(j)(5)
             10(j)(1) (effective as of     ended December 31, 1993
             December 1, 1993)
10(j)(6)     Fifth Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(j)(6)
             10(j)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(j)(7)     Sixth Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(j)(1)                      quarter ended June 30, 1995
10(j)(8)     Seventh Amendment to          HI's Form 10-Q for the          1-7629      10(d)
             Exhibit 10(j)(1) (effective   quarter ended June 30, 1996
             as of December 1, 1995)
10(k)(1)     Long-Term Incentive           HI's Form 10-Q for the          1-7629      10(c)
             Compensation Plan of HI       quarter ended June 30, 1989
             (effective as of January 1,
             1989)
10(k)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(f)(2)
             10(k)(1) (effective as of     ended December 31, 1989
             January 1, 1990)
10(k)(3)     Second Amendment to Exhibit   HI's Form 10-K for the year     1-7629      10(k)(3)
             10(k)(1) (effective as of     ended December 31, 1992
             December 22, 1992)
10(l)        Form of stock option          HI's Form 10-Q for the          1-7629      10(h)
             agreement for nonqualified    quarter ended March 31,
             stock options granted under   1992
             HI's 1989 Long-Term
             Incentive Compensation Plan
10(m)        Forms of restricted stock     HI's Form 10-Q for the          1-7629      10(i)
             agreement for restricted      quarter ended March 31,
             stock granted under HI's      1992
             1989 Long-Term Incentive
             Compensation Plan
10(n)(1)     1994 Long-Term Incentive      HI's Form 10-K for the year     1-7629      10(n)(1)
             Compensation Plan of HI       ended December 31, 1993
             (effective as of January 1,
             1994)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(n)(2)     Form of Stock Option          HI's Form 10-K for the year     1-7629      10(n)(2)
             Agreement for Nonqualified    ended December 31, 1993
             Stock Options Granted under
             HI's 1994 Long-Term
             Incentive Compensation Plan
10(o)(1)     Savings Restoration Plan of   HI's Form 10-K for the year     1-7629      10(f)
             HI (effective as of January   ended December 31, 1990
             1, 1991)
10(o)(2)     First Amendment to Exhibit    HI's Form 10-K for the year     1-7629      10(l)(2)
             10(o)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(p)        Director Benefits Plan,       HI's Form 10-K for the year     1-7629      10(m)
             effective as of January 1,    ended December 31, 1991
             1992
10(q)(1)     Executive Life Insurance      HI's Form 10-K for the year     1-7629      10(q)
             Plan of HI (effective as of   ended December 31, 1993
             January 1, 1994)
10(q)(2)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(e)
             10(q)(1)                      quarter ended June 30, 1995
10(r)        Employment and Supplemental   HI's Form 10-Q for the          1-7629      10(f)
             Benefits Agreement between    quarter ended March 31,
             HL&P and Hugh Rice Kelly      1987
10(s)(1)     HI's Master Savings Trust,    HI's Form 10-Q for the          1-7629      10
             as Amended and Restated       quarter ended March 31,
             effective as of January 1,    1994
             1994, between HL&P and
             Texas Commerce Bank
             National Association
10(s)(2)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(a)
             10(s)(1)                      quarter ended March 31,
                                           1995
10(s)(3)     Termination of Houston        HI's Form 10-Q for the          1-7629      10(a)
             Industries Incorporated       quarter ended September 30,
             Savings Plan and Trust        1995
             Agreement as to KBLCOM
             Incorporated Effective as
             of June 30, 1995
10(s)(4)     Houston Industries            HI's Form 10-K for the year     1-7629      10(s)(4)
             Incorporated Savings Trust    ended December 31, 1995
             (As Amended and Restated
             Effective July 1, 1995)
10(s)(5)     ESOP Trust Agreement          HI's Form 10-K for the year     1-7629      10(j)(2)
             between HI and State Street   ended December 31, 1990
             Bank and Trust Company, as
             ESOP Trustee, dated October
             5, 1990
10(s)(6)     First Amendment to Exhibit    HI's Form 10-Q for the          1-7629      10(b)
             10(s)(5)                      quarter ended March 31,
                                           1995
10(s)(7)     Note Purchase Agreement       HI's Form 10-K for the year     1-7629      10(j)(3)
             between HI and the ESOP       ended December 31, 1990
             Trustee, dated as of
             October 5, 1990

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(s)(8)     Stock Purchase Agreement      HI's Form 10-K for the year     1-7629      10(j)(4)
             between HI and the ESOP       ended December 31, 1991
             Trustee, dated as of
             October 9, 1990
10(t)        Employment Agreement dated    Form 10-K for the year          1-3187      10(t)
             April 5, 1993 between HL&P    ended December 31, 1994
             and William T. Cottle
10(u)        Form of Severance             Form 10-K for the year          1-3187      10(u)
             Agreements dated December     ended December 31, 1994
             22, 1994 between HI and the
             following executive
             officers: Hugh Rice Kelly,
             R. Steve Letbetter, William
             T. Cottle and Jack D.
             Greenwade
23(a)+       Consent of Deloitte &
             Touche LLP
23(b)+       Consent of Coopers &
             Lybrand LLP
23(c)+*      Consent of Baker & Botts,
             L.L.P. (Included in
             Exhibits 5 and 8)
24+          Powers of Attorney
99(a)+       Form of HI Proxy
99(b)+       Form of NorAm Proxy

     (ii) Houston Industries Incorporated

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 2(a)        Articles of Merger of         Form 10-Q for the quarter       1-7629      2
             Houston Industries Finance,   ended June 30, 1993
             Inc. with HI, effective
             June 8, 1993
 2(b)        Agreement and Plan of         Form 8-K dated August 11,       1-7629      2(a)
             Merger dated as of August     1996
             11, 1996 among HL&P, HI,
             Merger Sub and NorAm
 3(a)        Restated Articles of          Form 10-Q for the quarter       1-7629      3
             Incorporation of HI           ended June 30, 1993
             (Restated as of May 1993)
 3(b)        Amended and Restated Bylaws   Form 10-Q for the quarter       1-7629      3
             of HI (as of May 22, 1996)    ended June 30, 1996

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 4(a)(1)     Mortgage and Deed of Trust    Form S-7 of HL&P filed on      2-59748      2(b)
             dated November 1, 1944        August 25, 1977
             between HL&P and South
             Texas Commercial National
             Bank of Houston (Texas
             Commerce Bank National
             Association, as successor
             trustee), as Trustee, as
             amended and supplemented by
             20 Supplemental Indentures
             thereto
 4(a)(2)     Twenty-First through          HL&P's Form 10-K for the        1-3187      4(a)(2)
             Fiftieth Supplemental         year ended December 31,
             Indentures to HL&P Mortgage   1989
             and Deed of Trust
 4(a)(3)     Fifty-First Supplemental      HL&P's Form 10-Q for the        1-3187      4(a)
             Indenture dated March 25,     quarter ended June 30, 1991
             1991 to HL&P Mortgage and
             Deed of Trust
 4(a)(4)     Fifty-Second through Fifty-   HL&P's Form 10-Q for the        1-3187      4
             Fifth Supplemental            quarter ended March 31,
             Indentures, each dated        1992
             March 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(5)     Fifty-Sixth and               HL&P's Form 10-Q for the        1-3187      4
             Fifty-Seventh Supplemental    quarter ended September 30,
             Indentures, each dated        1992
             October 1, 1992, to HL&P
             Mortgage and Deed of Trust
 4(a)(6)     Fifty-Eighth and              HL&P's Form 10-Q for the        1-3187      4
             Fifty-Ninth Supplemental      quarter ended March 31,
             Indenture, each dated as of   1993
             March 1, 1993 to HL&P
             Mortgage and Deed of Trust
 4(a)(7)     Sixtieth Supplemental         HL&P's Form 10-Q for the        1-3187      4
             Indenture dated as July 1,    quarter ended June 30, 1993
             1993 to HL&P Mortgage and
             Deed of Trust
 4(a)(8)     Sixty-First through           HL&P's Form 10-K for the        1-3187      4(a)(8)
             Sixty-Third Supplemental      year ended December 31,
             Indentures to HL&P Mortgage   1993
             and Deed of Trust
 4(a)(9)     Sixty-Fourth and              HL&P's Form 10-K for the        1-3187      4(a)(9)
             Sixty-Fifth Supplemental      year ended December 31,
             Indentures, each dated as     1995
             of July 1, 1995, to HL&P
             Mortgage and Deed of Trust

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
 4(b)(1)     Rights Agreement dated July   Form 8-K dated July 11,         1-7629      4(a)(1)
             11, 1990 between HI and       1990
             Texas Commerce Bank
             National Association, as
             Rights Agent (Rights
             Agent), which includes form
             of Statement of Resolution
             Establishing Series of
             Shares designated Series A
             Preference Stock and form
             of Rights Certificate
 4(b)(2)     Agreement and Appointment     Form 8-K dated July 11,         1-7629      4(a)(2)
             of Agent dated as of July     1990
             11, 1990 between HI and the
             Rights Agent
 4(c)        Indenture dated as of April   Form 10-Q for the quarter       1-7629      4(b)
             1, 1991 between HI and        ended June 30, 1991
             NationsBank of Texas,
             National Association, as
             Trustee
 4(d)        Agreement and Plan of         Form 8-K dated January 26,      1-7629      2(a)
             Merger dated as of January    1995
             26, 1995 among KBLCOM, HI,
             Time Warner and TW KBLCOM
             Acquisition Corp.
 5+*         Opinion of Baker & Botts,
             L.L.P.
 8+*         Opinion of Baker & Botts,
             L.L.P. as to certain tax
             matters

     Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, HI has not filed as exhibits to this Registration Statement on Form S-4 certain long-term debt instruments, under which the total amount of securities authorized do not exceed 10 percent of the total assets of HI and its subsidiaries on a consolidated basis. HI hereby agrees to furnish a copy of any such instrument to the SEC upon request.

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(a)        Executive Benefit Plan of     Form 10-Q for the quarter       1-7629      10(a)(1)
             HI and First and Second       ended March 31, 1987                        10(a)(2)
             Amendments thereto                                                        and
             (effective as of June 2,                                                  10(a)(3)
             1982, July 1, 1984, May 7,
             1986, respectively)
10(b)(1)     Executive Incentive Compen-   Form 10-K for the year          1-7629      10(b)
             sation Plan of HI             ended December 31, 1991
             (effective as of January 1,
             1982)
10(b)(2)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(a)
             10(b)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(b)(3)     Second Amendment to Exhibit   Form 10-K for the year          1-7629      10(b)(3)
             10(b)(1) (effective as of     ended December 31, 1992
             November 4, 1992)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(b)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(b)(4)
             10(b)(1) (effective as of     ended December 31, 1995
             September 7, 1994)
10(c)(1)     Executive Incentive           Form 10-Q for the quarter       1-7629      10(b)(1)
             Compensation Plan of HI       ended March 31, 1987
             (effective as of January 1,
             1985)
10(c)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(b)(3)
             10(c)(1) (effective as of     ended December 31, 1988
             January 1, 1985)
10(c)(3)     Second Amendment to Exhibit   Form 10-K for the year          1-7629      10(c)(3)
             10(c)(1) (effective as of     ended December 31, 1991
             January 1, 1985)
10(c)(4)     Third Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(c)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(c)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(c)(5)
             10(c)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(c)(6)     Fifth Amendment to Exhibit    Form 10-K for the year          1-7629      10(c)(6)
             10(c)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(d)        Executive Incentive           Form 10-Q for the quarter       1-7629      10(b)(2)
             Compensation Plan of HL&P     ended March 31, 1987
             (effective as of January 1,
             1985)
10(e)(1)     Executive Incentive           Form 10-Q for the quarter       1-7629      10(b)
             Compensation Plan of HI       ended June 30, 1989
             (effective as of January 1,
             1989)
10(e)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(e)(2)
             10(e)(1) (effective as of     ended December 31, 1991
             January 1, 1989)
10(e)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(c)
             10(e)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(e)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(c)(4)
             10(e)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(e)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(e)(5)
             10(e)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(1)     Executive Incentive           Form 10-K for the year          1-7629      10(b)
             Compensation Plan of HI       ended December 31, 1990
             (effective as of January 1,
             1991)
10(f)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(2)
             10(f)(1) (effective as of     ended December 31, 1991
             January 1, 1991)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(f)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(d)
             10(f)(1) (effective as of     ended March 31, 1992
             January 1, 1991)
10(f)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(4)
             10(f)(1) (effective as of     ended December 31, 1992
             November 4, 1992)
10(f)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(f)(5)
             10(f)(1) (effective as of     ended December 31, 1992
             January 1, 1993)
10(f)(6)     Fifth Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(6)
             10(f)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(f)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(a)
             10(f)(1)                      ended June 30, 1995
10(f)(8)     Seventh Amendment to          Form 10-Q for the quarter       1-7629      10(a)
             Exhibit 10(f)(1)              ended June 30, 1996
10(g)(1)     Benefit Restoration Plan of   Form 10-Q for the quarter       1-7629      10(c)
             HI (effective as of June 1,   ended March 31, 1987
             1985)
10(g)(2)     Benefit Restoration Plan of   Form 10-K for the year          1-7629      10(g)(2)
             HI as amended and restated    ended December 31, 1991
             (effective as of January 1,
             1988)
10(g)(3)     Benefit Restoration Plan of   Form 10-K for the year          1-7629      10(g)(3)
             HI, as amended and restated   ended December 31, 1991
             (effective as of July 1,
             1991)
10(h)(1)     Deferred Compensation Plan    Form 10-Q for the quarter       1-7629      10(d)
             of HI (effective as of        ended March 31, 1987
             September 1, 1985)
10(h)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(d)(2)
             10(h)(1) (effective as of     ended December 31, 1990
             September 1, 1985)
10(h)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(e)
             10(h)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(h)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(h)(4)
             10(h)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(h)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(h)(5)
             10(h)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(h)(6)     Fifth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(d)
             10(h)(1)                      ended June 30, 1995
10(h)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(h)(1) (effective as of     ended June 30, 1996
             December 1, 1995)
10(i)(1)     Deferred Compensation Plan    Form 10-Q for the quarter       1-7629      10(a)
             of HI (effective as of        ended June 30, 1989
             January 1, 1989)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(i)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(e)(3)
             10(i)(1) (effective as of     ended December 31, 1989
             January 1, 1989)
10(i)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(f)
             10(i)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(i)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(i)(4)
             10(i)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(i)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(i)(5)
             10(i)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(i)(6)     Fifth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(c)
             10(i)(1)                      ended June 30, 1995
10(i)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(c)
             10(i)(1) (effective as of     ended June 30, 1996
             December 1, 1995)
10(j)(1)     Deferred Compensation Plan    Form 10-K for the year          1-7629      10(d)(3)
             of HI (effective as of        ended December 31, 1990
             January 1, 1991)
10(j)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(j)(2)
             10(j)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(j)(3)     Second Amendment to Exhibit   Form 10-Q for the quarter       1-7629      10(g)
             10(j)(1) (effective as of     ended March 31, 1992
             March 30, 1992)
10(j)(4)     Third Amendment to Exhibit    Form 10-K for the year          1-7629      10(j)(4)
             10(j)(1) (effective as of     ended December 31, 1993
             June 2, 1993)
10(j)(5)     Fourth Amendment to Exhibit   Form 10-K for the year          1-7629      10(j)(5)
             10(j)(1) (effective as of     ended December 31, 1993
             December 1, 1993)
10(j)(6)     Fifth Amendment to Exhibit    Form 10-K for the year          1-7629      10(j)(6)
             10(j)(1) (effective as of     ended December 31, 1994
             September 7, 1994)
10(j)(7)     Sixth Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(j)(1)                      ended June 30, 1995
10(j)(8)     Seventh Amendment to          Form 10-Q for quarter ended     1-7629      10(d)
             Exhibit 10(j)(1) (effective   June 30, 1996
             as of December 1, 1995)
10(k)(1)     Long-Term Incentive           Form 10-Q for the quarter       1-7629      10(c)
             Compensation Plan of HI       ended June 30, 1989
             (effective as of January 1,
             1989)
10(k)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(f)(2)
             10(k)(1) (effective as of     ended December 31, 1989
             January 1, 1990)
10(k)(3)     Second Amendment to Exhibit   Form 10-K for the year          1-7629      10(k)(3)
             10(k)(1) (effective as of     ended December 31, 1992
             December 22, 1992)

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(l)        Form of stock option          Form 10-Q for the quarter       1-7629      10(h)
             agreement for nonqualified    ended March 31, 1992
             stock options granted under
             HI's 1989 Long-Term
             Incentive Compensation Plan
10(m)        Forms of restricted stock     Form 10-Q for the quarter       1-7629      10(i)
             agreement for restricted      ended March 31, 1992
             stock granted under HI's
             1989 Long-Term Incentive
             Compensation Plan
10(n)(1)     1994 Long-Term Incentive      Form 10-K for the year          1-7629      10(n)(1)
             Compensation Plan of HI       ended December 31, 1993
             (effective as of January 1,
             1994)
10(n)(2)     Form of stock option          Form 10-K for the year          1-7629      10(n)(2)
             agreement for non-qualified   ended December 31, 1993
             stock options granted under
             HI's 1994 Long-Term
             Incentive Compensation Plan
10(o)(1)     Savings Restoration Plan of   Form 10-K for the year          1-7629      10(f)
             HI (effective as of January   ended December 31, 1990
             1, 1991)
10(o)(2)     First Amendment to Exhibit    Form 10-K for the year          1-7629      10(l)(2)
             10(o)(1) (effective as of     ended December 31, 1991
             January 1, 1991)
10(p)        Director Benefits Plan,       Form 10-K for the year          1-7629      10(m)
             effective as of January 1,    ended December 31, 1991
             1992
10(q)(1)     Executive Life Insurance      Form 10-K for the year          1-7629      10(q)
             Plan of HI (effective as of   ended December 31, 1993
             January 1, 1994)
10(q)(2)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10
             10(q)(1)                      ended June 30, 1995
10(r)        Employment and Supplemental   Form 10-Q for the quarter       1-7629      10(f)
             Benefits Agreement between    ended March 31, 1987
             HL&P and Hugh Rice Kelly
10(s)(1)     Houston Industries Master     Form 10-Q for the quarter       1-7629      10
             Savings Trust, as Amended     ended March 31, 1994
             and Restated Effective
             January 1, 1994, between HI
             and Texas Commerce Bank
             National Association
10(s)(2)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(a)
             10(s)(1)                      ended March 31, 1995
10(s)(3)     Termination of Houston        Form 10-Q for the quarter       1-7629      10(a)
             Industries Incorporated       ended September 30, 1995
             Savings Plan and Trust
             Agreement as to KBLCOM
             Incorporated Effective as
             of June 30, 1995

                                                    REPORT OR           SEC FILE OR
  EXHIBIT                                         REGISTRATION          REGISTRATION     EXHIBIT
  NUMBER             DESCRIPTION                    STATEMENT             NUMBER        REFERENCE
- -----------  ---------------------------   ---------------------------  -----------    -----------
10(s)(4)     Houston Industries            Form 10-K for the year          1-7629      10(s)(4)
             Incorporated Savings Trust    ended December 31, 1995
             (As Amended and Restated
             Effective July 1, 1995)
10(s)(5)     ESOP Trust Agreement          Form 10-K for the year          1-7629      10(j)(2)
             between HI and State Street   ended December 31, 1990
             Bank and Trust Company, as
             ESOP Trustee, dated October
             5, 1990
10(s)(6)     First Amendment to Exhibit    Form 10-Q for the quarter       1-7629      10(b)
             10(s)(5)                      ended March 31, 1995
10(s)(7)     Note Purchase Agreement       Form 10-K for the year          1-7629      10(j)(3)
             between HI and the ESOP       ended December 31, 1990
             Trustee, dated as of
             October 5, 1990
10(s)(8)     Stock Purchase Agreement      Form 10-K for the year          1-7629      10(j)(4)
             between HI and the ESOP       ended December 31, 1991
             Trustee, dated as of
             October 5, 1990
10(t)        Agreement dated June 6,       Form 10-Q for the quarter       1-7629      10(a)
             1994 between HI and Don D.    ended June 30, 1994
             Jordan
10(u)        Agreement dated June 6,       Form 10-Q for the quarter       1-7629      10(b)
             1994 between HI and Don D.    ended June 30, 1994
             Sykora
10(v)        Letter Agreement between HI   Form 10-K for the year          1-7629      10(v)
             and Jack Trotter Jack         ended December 31, 1994
             Trotter
10(w)        Form of Severance             Form 10-K for the year          1-7629      10(w)
             Agreements dated December     ended December 31, 1994
             22, 1994 between HI and
             each of the following
             executive officers: Hugh
             Rice Kelly, R. Steve
             Letbetter and Lee W. Hogan
10(x)(1)     Stockholder's Agreement       Schedule 13-D dated July 6,    5-19351      2
             dated as of July 6, 1995      1995
             between HI and Time Warner
             Inc.
10(x)(2)     Registration Rights           Schedule 13-D dated July 6,    5-19351      3
             Agreement dated as of July    1995
             6, 1995 between HI and Time
             Warner Inc.
10(x)(3)     Certificate of Voting         Schedule 13-D dated July 6,    5-19351      4
             Powers, Designations,         1995
             Preferences and Relative
             Participating, Optional or
             Other Special rights, and
             Qualifications, Limitations
             or Restrictions Thereof of
             Series D. Convertible
             Preferred Stock of Time
             Warner Inc.